As filed with the Securities and Exchange Commission on November 15, 2018

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-4

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Apergy Corporation

*And the Additional Registrants listed below

(Exact name of registrant issuer as specified in its charter)

Delaware	3530	82-3066826
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

2445 Technology Forest Blvd

Building 4, 12th Floor

The Woodlands, Texas 77381

(281) 403-5772

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Julia Wright

Senior Vice President, General Counsel and Secretary

2445 Technology Forest Blvd

Building 4, 12th Floor

The Woodlands, Texas 77381

(281) 403-5772

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Jonathan B. Newton

Michael S. Hamilton

Baker & McKenzie LLP

700 Louisiana St

Suite 3000

Houston, Texas 77002

(713) 427-5000

Approximate date of commencement of proposed sale of securities to the public: As soon as practicable after this Registration Statement is declared effective.

If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box.  ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☐	Smaller reporting company	☐
		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☒

If applicable, place an X in the box to designate the appropriate rule provision relied upon in conducting this transaction:

Exchange Act Rule 13e-4(i) (Cross-Border Issuer Tender Offer)  ☐

Exchange Act Rule 14d-1(d) (Cross-Border Third-Party Tender Offer)  ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price Per Unit	Proposed Maximum Aggregate Offering Price(1)	Amount of Registration Fee
6.375% Senior Notes due 2026	$300,000,000	100%	$300,000,000	$36,360
Guarantees related to the 6.375% Senior Notes due 2026	N/A	N/A	N/A	N/A(2)

(1)	Estimated solely for the purpose of calculating the registration fee under Rule 457(f) of the Securities Act of 1933, as amended (the “Securities Act”).
(2)	Pursuant to Rule 457(n) under the Securities Act, no separate registration fee is payable in respect of the registration of the guarantees.

The registrants hereby amend this Registration Statement on such date or dates as may be necessary to delay its effective date until the registrants shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

TABLE OF ADDITIONAL REGISTRANTS

Name of Additional Registrant*	State or Other Jurisdiction of Incorporation or Formation	Primary Standard Industrial Classification Code Number	I.R.S. Employer Identification Number
Accelerated Process Systems, Inc.	Texas	3533	76-0264303
Apergy (Delaware) Formation, Inc.	Delaware	3530	82-3110663
Apergy Artificial Lift, LLC	Delaware	3533	47-2609671
Apergy BMCS Acquisition Corp.	Delaware	3533	26-2254713
Apergy Energy Automation, LLC	Delaware	3533	46-5648391
Apergy ESP Systems, LLC	Oklahoma	3533	27-3714367
Apergy Funding Corporation	Delaware	3530	82-3110990
Apergy USA, Inc.	Delaware	3533	82-3066935
Harbison-Fischer, Inc.	Delaware	3533	75-0861442
Honetreat Company	California	3533	95-2122549
Norris Rods, Inc.	Delaware	3533	75-2751426
Norriseal-Wellmark, Inc.	Delaware	3491	73-1121398
PCS Ferguson, Inc.	Delaware	3533	13-4137030
Quartzdyne, Inc.	Delaware	3679	74-2861968
Spirit Global Energy Solutions, Inc.	Delaware	3533	26-3199867
Theta Oilfield Services, Inc.	Delaware	3533	20-8725451
UPCO, Inc.	Oklahoma	3533	73-1165601
US Synthetic Corporation	Delaware	3299	87-0342600
Wellmark Holdings, Inc.	Delaware	3530	46-1355894
Windrock, Inc.	Tennessee	3825	62-1422184

*

Addresses and telephone numbers of principal executive offices are the same as those of Apergy Corporation, with the exception of: (i) Apergy BMCS Acquisition Corp., 1320 South 1600 West, Orem, UT 84058, 1 (800) 535-7419; and (ii) US Synthetic Corporation, 1260 South 1600 West, Orem, UT 84058, (801) 235-9001.

The information in this prospectus is not complete and may be changed. We may not complete the exchange offer or sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities, and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED NOVEMBER 15, 2018

PROSPECTUS

Apergy Corporation

Offer to Exchange

$300,000,000 aggregate principal amount of its 6.375% Senior Notes due 2026 (the “exchange notes”), which have been registered under the Securities Act of 1933, as amended (the “Securities Act”), for any and all of its outstanding 6.375% Senior Notes due 2026 (the “outstanding notes” and such transaction, the “exchange offer”)

We are conducting the exchange offer in order to provide you with an opportunity to exchange your unregistered outstanding notes for the exchange notes that have been registered under the Securities Act.

The Exchange Offer

•	We will exchange all unregistered outstanding notes that are validly tendered and not validly withdrawn for an equal principal amount of exchange notes that are registered under the Securities Act.

•	You may withdraw tenders of outstanding notes at any time prior to the expiration of the exchange offer.

•	The exchange offer expires at 11:59 p.m., New York City time, on , , unless extended (the “expiration date”). We do not currently intend to extend the expiration date.

•

The exchange of outstanding notes for exchange notes in the exchange offer will not constitute a taxable exchange or other taxable event for U.S. federal income tax purposes. See the discussion under the caption “Summary of Material United States Federal Income Tax Consequences” for more information. You should consult your own tax advisor as to the particular tax consequences to you of the exchange offer, as well as the tax consequences of the ownership and disposition of outstanding notes or exchange notes.

•

The terms of the exchange notes to be issued in the exchange offer are substantially identical to the outstanding notes, except that the exchange notes will be registered under the Securities Act, do not have any transfer restrictions and do not have registration rights or additional interest provisions.

Results of the Exchange Offer

•	Except as prohibited by applicable law, the exchange notes may be sold in the over-the-counter market, in negotiated transactions or through a combination of such methods.

•	We will not receive any proceeds from the exchange offer.

There is no established trading market for the exchange notes or the outstanding notes and we do not intend to list the exchange notes or the outstanding notes on any securities exchange.

All untendered outstanding notes will remain outstanding and continue to be subject to the restrictions on transfer set forth in the outstanding notes and in the Indenture (as defined herein). In general, the outstanding notes may not be offered or sold, unless registered under the Securities Act, except pursuant to an exemption from, or in a transaction not subject to, the Securities Act and applicable state securities laws. Other than in connection with the exchange offer, we do not currently anticipate that we will register the outstanding notes under the Securities Act.

Each broker-dealer that receives exchange notes for its own account in the exchange offer must acknowledge that it will deliver a prospectus in connection with any resale of those exchange notes. The letter of transmittal states that by so acknowledging and delivering a prospectus, a broker-dealer will not be deemed to admit that it is an “underwriter” within the meaning of the Securities Act. This prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of exchange notes received in exchange for outstanding notes where the broker-dealer acquired such outstanding notes as a result of market-making or other trading activities. We have agreed to keep effective the registration statement of which this prospectus is a part until 180 days after the completion of the exchange offer. See “Plan of Distribution.”

See “Risk Factors” beginning on page 12 for a discussion of certain risks that you should consider before participating in the exchange offer.

Neither the Securities and Exchange Commission (the “SEC”) nor any state securities commission has approved or disapproved these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is                 , 2018.

Unless otherwise indicated or context otherwise requires, all references in this prospectus to “Apergy Corporation,” “Apergy,” “the Company,” “we,” “us,” “our” and “our company” refer (i) prior to the Separation (as defined herein), to the Apergy businesses, consisting of entities, assets and liabilities, conducting the upstream oil and gas business within Dover’s Energy segment and (ii) after the Separation, to Apergy Corporation and its consolidated subsidiaries.

References in this prospectus to “Dover” refer to Dover Corporation, a Delaware corporation and its consolidated subsidiaries (other than Apergy Corporation and its combined subsidiaries), unless the context otherwise requires or as otherwise specified herein.

This prospectus incorporates or references important business and financial information about Apergy that is not included in or delivered with this prospectus. This information is available without charge to any person to whom this prospectus is delivered, upon written or oral request. Written requests should be sent to:

Apergy Corporation

2445 Technology Forest Blvd

Building 4, 12th Floor

The Woodlands, Texas 77381

Attn: David Skipper

Oral requests should be made by telephoning (713) 230-8031.

To ensure timely delivery, you should make your request to us no later than                 ,                , which is five business days prior to the expiration date of the exchange offer.

i

CAUTIONARY STATEMENT CONCERNING FORWARD-LOOKING STATEMENTS

This prospectus contains “forward-looking statements” within the meaning of the safe harbors from liability established by the Private Securities Litigation Reform Act of 1995. Forward-looking statements are usually related to future events and anticipated revenues, earnings, cash flows or other aspects of our operations or operating results. Forward-looking statements are often identified by the words “believe,” “anticipate,” “expect,” “may,” “intend,” “foresee,” “guidance,” “estimate,” “potential,” “outlook,” “plan,” “should,” “will,” “would,” “could,” “target,” “forecast” and similar expressions, including the negative thereof. The absence of these words, however, does not mean that the statements are not forward-looking statements. Forward-looking statements are based on our current expectations, beliefs and assumptions concerning future developments and business conditions and their potential effect on us. While management believes that these forward-looking statements are reasonable as and when made, there can be no assurance that future developments affecting us will be those that we anticipate.

All of our forward-looking statements involve risk, uncertainties (some of which are significant or beyond our control) and assumptions that could cause actual results to materially differ from our historical experience and our present expectations or projections. Known material factors that could cause actual results to materially differ from those contemplated in the forward-looking statements include those set forth in this prospectus under the heading entitled “Risk Factors,” which are summarized as follows:

•	Demand for our products and services, which is affected by changes in the price of, and demand for, crude oil and natural gas in domestic and international markets;

•	Our ability to successfully compete with other companies in our industry;

•	Our ability to develop and implement new technologies and services, as well as our ability to protect and maintain critical intellectual property assets;

•	Cost inflation and availability of raw materials;

•	Changes in federal, state and local legislation and regulations relating to hydraulic fracturing or oil and gas development and the potential for related litigation or restrictions on our customers;

•	Our ability to successfully execute our capital allocation and acquisition programs;

•	Potential liabilities arising out of the installation or use of our products;

•	Continuing consolidation within our customers’ industry;

•	A failure of our information technology infrastructure or any significant breach of security;

•	Changes in environmental and health and safety laws and regulations which may increase our costs, limit the demand for our products and services or restrict our operations;

•	Risks relating to our existing international operations and expansion into new geographical markets;

•	Changes in domestic and foreign governmental public policies, risks associated with entry into emerging markets, changes in statutory tax rates and unanticipated outcomes with respect to tax audits;

•	Failure to attract, retain and develop personnel for key management;

•	The impact of our indebtedness on our financial position and operating flexibility;

•	The impact of tariffs and other trade measures on our business;

•	Credit risks related to our customer base or the loss of significant customers;

•	Deterioration in future expected profitability or cash flows and its effect on our goodwill;

•	Disruptions in the political, regulatory, economic and social conditions of the countries in which we conduct business;

•	Fluctuations in currency markets worldwide; and

•	Increased compliance costs for us and our customers due to changes in climate change legislation and other regulatory initiatives.

We undertake no obligation to publicly update or revise any of our forward-looking statements after the date they are made, whether as a result of new information, future events or otherwise, except to the extent required by law.

WHERE YOU CAN FIND MORE INFORMATION

We are required to file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public on the SEC’s website at http://www.sec.gov.

We have filed with the SEC a registration statement on Form S-4 relating to the securities covered by this prospectus. This prospectus is a part of the registration statement and does not contain all of the information in the registration statement. Whenever a reference is made in this prospectus to a contract or other document of ours, please be aware that the reference is only a summary and that you should refer to the exhibits that are a part of the registration statement for a copy of the contract or other document. You may access a copy of the registration statement through the SEC’s website.

SUMMARY

This summary highlights selected information appearing elsewhere in this prospectus and is, therefore, qualified in its entirety by the more detailed information appearing elsewhere in this prospectus. It may not contain all the information that is important to you. We urge you to read carefully this entire prospectus and the other documents to which it refers to understand fully the terms of the exchange notes and the exchange offer. You should pay special attention to “Risk Factors” and “Cautionary Statement Concerning Forward-Looking Statements.”

Our Business

We are a leading provider of highly engineered equipment and technologies that help companies drill for and produce oil and gas safely and efficiently around the world. Our products provide efficient functioning throughout the lifecycle of a well—from drilling to completion to production. We report our results of operations in the following reporting segments: Production & Automation Technologies; and Drilling Technologies. Our Production & Automation Technologies segment offerings consist of artificial lift equipment and solutions, including rod pumping systems, electric submersible pump systems, progressive cavity pumps and drive systems and plunger lifts, as well as a full automation and digital offering consisting of equipment, software and Industrial Internet of Things solutions for downhole monitoring, wellsite productivity enhancement and asset integrity management. Our Drilling Technologies segment offering provides market leading polycrystalline diamond cutters and bearings that result in cost effective and efficient drilling. See “Our Business and Properties.”

Separation and Distribution

On April 18, 2018, the Dover Corporation (“Dover”) Board of Directors approved the separation of entities conducting its upstream oil and gas energy business within Dover’s Energy segment (the “Separation”) into an independent, publicly traded company named Apergy Corporation. In accordance with the separation and distribution agreement, the two companies were separated by Dover distributing to Dover’s stockholders all 77,339,828 shares of common stock of Apergy on May 9, 2018. Each Dover stockholder received one share of Apergy stock for every two shares of Dover stock held at the close of business on the record date of April 30, 2018. In conjunction with the Separation, Dover received a private letter ruling from the Internal Revenue Service (the “IRS”) to the effect that, based on certain facts, assumptions, representations and undertakings set forth in the ruling, for U.S. federal income tax purposes, the distribution of Apergy common stock was not taxable to Dover or U.S. holders of Dover common stock, except in respect to cash received in lieu of fractional share interests. Following the Separation, Dover retained no ownership interest in Apergy, and each company, as of May 9, 2018, has separate public ownership, boards of directors and management. On May 9, 2018, Apergy common stock began “regular-way” trading on the New York Stock Exchange under the “APY” symbol. See “Certain Relationships and Related Person Transactions.”

Corporate Information

Apergy Corporation was incorporated in Delaware on October 10, 2017, under the name Wellsite Corporation and was renamed Apergy Corporation on February 2, 2018. Apergy was formed for the purpose of holding entities, assets and liabilities used in conducting Dover’s upstream oil and gas business within Dover’s Energy segment prior to the Separation. The address of our principal executive offices is 2445 Technology Forest Blvd, Building 4, 12th Floor, The Woodlands, Texas 77381. Our telephone number is (281) 403-5772.

We also maintain an internet site at www.apergy.com. Our website and the information contained therein or connected thereto shall not be deemed to be incorporated herein, and you should not rely on any such information in deciding whether or not to participate in the exchange offer.

The Exchange Offer

General	In connection with the private offering of the outstanding notes, we entered into a registration rights agreement with the initial purchasers in such offering pursuant to which we agreed, among other things, to deliver this prospectus to you and to use commercially reasonable efforts to complete the exchange offer within one year after the date of original issuance of the outstanding notes. You are entitled to exchange in the exchange offer your outstanding notes for the exchange notes that are identical in all material respects to the outstanding notes except:

•	the exchange notes have been registered under the Securities Act;

•	the exchange notes are not entitled to any registration rights which are applicable to the outstanding notes under the registration rights agreement; and

•	the additional interest provision of the registration rights agreement is not applicable.

The Exchange Offer	We are offering to exchange $300.0 million aggregate principal amount of 6.375% Senior Notes due 2026 that have been registered under the Securities Act for any and all of our existing restricted 6.375% Senior Notes due 2026.

You may only exchange outstanding notes in minimum denominations of $2,000 and integral multiples of $1,000 in excess thereof.

Resale	Based on an interpretation by the staff of the SEC set forth in no-action letters issued to third parties, we believe that the exchange notes issued pursuant to the exchange offer in exchange for the outstanding notes may be offered for resale, resold and otherwise transferred by you (unless you are our “affiliate” within the meaning of Rule 405 under the Securities Act) without compliance with the registration and prospectus delivery provisions of the Securities Act, provided that:

•	you are acquiring the exchange notes in the ordinary course of your business; and

•	you have not engaged in, do not intend to engage in, and have no arrangement or understanding with any person to participate in, a distribution of the exchange notes.

If you are a broker-dealer and receive exchange notes for your own account in exchange for outstanding notes that you acquired as a result of market-making activities or other trading activities, you must acknowledge that you will deliver this prospectus in connection with any resale of the exchange notes and that you are not our affiliate. See “Plan of Distribution.”

Any holder of outstanding notes who:

•	is our affiliate;

•	does not acquire exchange notes in the ordinary course of its business; or

•	tenders its outstanding notes in the exchange offer with the intention to participate, or for the purpose of participating, in a distribution of exchange notes,

cannot rely on the position of the staff of the SEC enunciated in Morgan Stanley & Co. Incorporated (available June 5, 1991) and Exxon Capital Holdings Corporation (available May 13, 1988), as interpreted in Shearman & Sterling (available July 2, 1993), or similar no-action letters and, in the absence of an exemption therefrom, must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale of the exchange notes.

Our belief that the exchange notes may be offered for resale without compliance with the registration or prospectus delivery provisions of the Securities Act is based on interpretations of the SEC for other exchange offers that the SEC expressed in some of its no-action letters to other issuers in exchange offers like ours. We cannot guarantee that the SEC would make a similar decision about our exchange offer. If our belief is wrong, or if you cannot truthfully make the representations mentioned above, and you transfer any exchange note issued to you in the exchange offer without meeting the registration and prospectus delivery requirements of the Securities Act, or without an exemption from such requirements, you could incur liability under the Securities Act. We are not indemnifying you for any such liability.

Expiration Date	The exchange offer will expire at 11:59 p.m., New York City time, on , , unless extended by us. We do not currently intend to extend the expiration date.

Withdrawal	You may withdraw the tender of your outstanding notes at any time prior to the expiration of the exchange offer. We will return to you any of your outstanding notes that are not accepted for any reason for exchange, without expense to you, promptly after the expiration or termination of the exchange offer.

Conditions to the Exchange Offer	The exchange offer is subject to customary conditions. We reserve the right to waive any defects, irregularities or conditions to exchange as to particular outstanding notes. See “The Exchange Offer—Conditions to the Exchange Offer.”

Procedures for Tendering Outstanding Notes	If you wish to participate in the exchange offer, you must either:

•	complete, sign and date the accompanying letter of transmittal, or a facsimile of the letter of transmittal, in accordance with the instructions contained in this prospectus and the letter of transmittal, and mail or deliver such letter of transmittal or facsimile thereof to the exchange agent at the address set forth on the cover page of the letter of transmittal; or

•

if you hold outstanding notes through the Depository Trust Company (“DTC”), comply with DTC’s Automated Tender Offer Program procedures described in this prospectus, by which you will agree to be bound by the letter of transmittal.

By signing, or agreeing to be bound by, the letter of transmittal, you will represent to us that, among other things:

•	you are acquiring the exchange notes in the ordinary course of your business;

•	you have no arrangement or understanding with any person to participate in the distribution of the exchange notes;

•	you are not our “affiliate” within the meaning of Rule 405 under the Securities Act;

•	you are not engaged in, and do not intend to engage in, a distribution of the exchange notes; and

•

if you are a broker-dealer that will receive exchange notes for your own account in exchange for outstanding notes that were acquired as a result of market-making activities, you will deliver a prospectus, as required by law, in connection with any resale of such exchange notes.

Guaranteed Delivery Procedures	None.

Special Procedures for Beneficial Owners	If you are a beneficial owner of outstanding notes that are registered in the name of a broker, dealer, commercial bank, trust company or other nominee, and you wish to tender those outstanding notes in the exchange offer, you should contact the registered holder promptly and instruct the registered holder to tender those outstanding notes on your behalf. If you wish to tender on your own behalf, you must, prior to completing and executing the letter of transmittal and delivering your outstanding notes, either make appropriate arrangements to register ownership of the outstanding notes in your name or obtain a properly completed bond power from the registered holder. The transfer of registered ownership may take considerable time and may not be able to be completed prior to the expiration date.

Effect on Holders of Outstanding Notes

As a result of the making of the exchange offer, and upon acceptance for exchange of all validly tendered outstanding notes pursuant to the terms of the exchange offer, we will have fulfilled a covenant under the registration rights agreement. Accordingly, there will be no increase in the applicable interest rate on the outstanding notes under the circumstances described in the registration rights agreement. If you do not tender your outstanding notes in the exchange offer, you will continue to be entitled to all the rights and limitations applicable to the outstanding notes as set forth in the Indenture, except we will not have any further obligation to you to provide for the exchange and registration of untendered outstanding notes under the registration rights agreement. To the extent that outstanding notes are tendered and accepted in the exchange offer, the trading market for outstanding notes that are not so tendered and accepted could be adversely affected.

Consequences of Failure to Exchange	All untendered outstanding notes will remain outstanding and continue to be subject to the restrictions on transfer set forth in the outstanding notes and in the Indenture. In general, the outstanding notes may not be offered or sold unless registered under the Securities Act, except pursuant to an exemption from, or in a transaction not subject to, the Securities Act and applicable state securities laws. Other than in connection with the exchange offer, we do not currently anticipate that we will register the outstanding notes under the Securities Act.

United States Federal Income Tax Consequences	The exchange of outstanding notes for exchange notes in the exchange offer will not constitute a taxable exchange or other taxable event for U.S. federal income tax purposes. See “Summary of Material United States Federal Income Tax Consequences.” You should consult your own tax advisor as to the particular tax consequences to you of the exchange offer, as well as the tax consequences of the ownership and disposition of outstanding notes or exchange notes.

Use of Proceeds	We will not receive any proceeds from the issuance of the exchange notes in the exchange offer. See “Use of Proceeds.”

Exchange Agent	Wells Fargo Bank, National Association is the exchange agent for the exchange offer. Any questions and requests for assistance, requests for additional copies of this prospectus or of the letter of transmittal should be directed to the exchange agent. The address and telephone number of the exchange agent are set forth in the section captioned “The Exchange Offer—Exchange Agent.”

The Exchange Notes

The terms of the exchange notes and those of the outstanding notes are substantially identical, except that the transfer restrictions and registration rights relating to the outstanding notes do not apply to the exchange notes. For a more detailed description of the terms of the notes and the guarantees, see “Description of the Exchange Notes.” When we use the term “notes” in this prospectus, the term includes the outstanding notes and the exchange notes, as applicable.

Issuer	Apergy Corporation

Securities Offered	$300,000,000 aggregate principal amount of exchange notes.

Maturity Date	May 1, 2026.

Indenture	We will issue the exchange notes under the Indenture, dated as of May 3, 2018, as amended and supplemented (the “Indenture”), between us and Wells Fargo Bank, National Association, as trustee (the “Trustee”).

Interest Rate	6.375% per year.

Interest Payment Dates	May 1 and November 1 of each year.

Guarantees	The exchange notes will be guaranteed, jointly and severally, by all existing and future direct and indirect 100% owned domestic subsidiaries of Apergy that incur or that guarantee any obligations under our senior secured credit facilities (the “Senior Secured Credit Facilities”) (the “Guarantors”) or certain series of capital markets debt securities (other than the notes) of Apergy or any Guarantor. See “Description of the Exchange Notes—Guarantees.”

All of our existing direct and indirect 100% owned domestic subsidiaries (other than certain immaterial subsidiaries) will guarantee the exchange notes. In the future, additional subsidiaries may not guarantee the notes and guarantees provided may be released in certain circumstances. See “Risk Factors—Risks Related to Holding the Exchange Notes—Claims of holders of the notes will be structurally subordinated to all obligations of our existing and future subsidiaries that do not become Guarantors of the notes.” In the event of a bankruptcy, liquidation, reorganization or similar proceeding of any of these non-Guarantor subsidiaries, the non-Guarantor subsidiaries will pay the holders of their debt and their trade creditors before they will be able to distribute any of their assets to Apergy or a Guarantor. As a result, all of the existing and future liabilities of our non-Guarantor subsidiaries, including any claims of trade creditors, will be effectively senior to the notes. The Indenture does not limit the amount of liabilities that are not considered indebtedness that may be incurred by Apergy or its restricted subsidiaries, including the non-Guarantor subsidiaries.

Ranking	The exchange notes and guarantees will constitute senior indebtedness of Apergy and the Guarantors and will rank:

•	pari passu in right of payment with any existing and future senior indebtedness of Apergy and the Guarantors, including under the Senior Secured Credit Facilities;

•	senior in right of payment to any future subordinated indebtedness of Apergy and the Guarantors;

•

effectively subordinated to all of Apergy’s and the Guarantors’ existing and future secured indebtedness, including the Senior Secured Credit Facilities, to the extent of the value of the collateral securing such indebtedness; and

•

structurally subordinated to all existing and future indebtedness and other claims and liabilities, including preferred stock, of Apergy’s subsidiaries that will not guarantee the notes (other than indebtedness and liabilities owed to Apergy or one of the Guarantors).

As of September 30, 2018, the notes and related guarantees were effectively subordinated to approximately $395.0 million (excluding any original issue discount and deferred financing costs) principal amount of senior secured indebtedness, to the extent of the collateral securing such senior secured indebtedness, such indebtedness consisting solely of approximately $395.0 million (excluding any original issue discount and deferred financing costs) of borrowings under term loan B facility (the “Term Loan Facility”) of the Senior Secured Credit Facilities.

As of September 30, 2018, we were able to incur approximately an additional $244.5 million of indebtedness under the senior secured revolving credit facility (the “Revolving Credit Facility”) of the Senior Secured Credit Facilities.

See “Description of the Exchange Notes—Ranking.”

Optional Redemption	Except as described below, Apergy cannot redeem the notes before May 1, 2021. Thereafter, Apergy may redeem some or all of the notes at any time at the redemption prices listed under “Description of the Exchange Notes—Optional Redemption,” plus accrued and unpaid interest up to, but excluding, the redemption date.

At any time and from time to time prior to May 1, 2021, Apergy may redeem some or all of the exchange notes at a price equal to 100% of the aggregate principal amount thereof plus the make-whole premium described under “Description of the Exchange Notes—Optional Redemption,” plus accrued and unpaid interest up to, but excluding, the redemption date.

At any time and from time to time prior to May 1, 2021, Apergy may redeem up to 35% of the aggregate principal amount of the notes at a redemption price of 106.375% of the aggregate principal amount thereof, plus accrued and unpaid interest up to, but excluding, the redemption date, with the net proceeds of certain equity offerings if at least 65% of the aggregate principal amount of notes issued remains outstanding afterward and Apergy redeems the notes within 180 days of completing the equity offering.

Change of Control Offer	If a Change of Control Repurchase Event (as defined under “Description of the Exchange Notes”) occurs, Apergy will be required to make an offer to purchase all of the notes at a price in cash equal to 101% of the aggregate principal amount thereof plus accrued and unpaid interest up to, but excluding, the repurchase date. See “Description of the Exchange Notes—Repurchase at the Option of Holders—Change of control repurchase events.”

Asset Sale Proceeds	If Apergy or any of its restricted subsidiaries engages in certain asset sales, Apergy will be required under certain circumstances to make an offer to purchase the notes at 100% of the principal amount thereof, plus accrued and unpaid interest up to, but excluding, the repurchase date. See “Description of the Exchange Notes—Repurchase at the Option of Holders—Asset sales.”

Covenants	The Indenture limits the ability of Apergy and its restricted subsidiaries to, among other things:

•	pay dividends or distributions, repurchase equity, prepay subordinated indebtedness and make other restricted payments;

•	incur additional indebtedness or issue certain preferred shares;

•	make certain investments;

•	sell or transfer certain assets;

•	incur liens on assets;

•	merge, consolidate or sell all or substantially all of its assets;

•	enter into transactions with affiliates;

•	designate our subsidiaries as unrestricted subsidiaries; and

•	create or cause to exist certain restrictions on the ability of non-Guarantor restricted subsidiaries to pay dividends or make other payments to us.

These covenants are subject to important exceptions and qualifications. Following the first date on which (i) the notes have an investment grade rating, (ii) no default has occurred and is continuing under the Indenture and (iii) Apergy has delivered an officer’s certificate to the Trustee certifying that the conditions set forth in clauses (i) and (ii) above are satisfied, Apergy and its restricted subsidiaries will not be subject to certain of these covenants and the obligation to grant further guarantees will be terminated. See “Description of the Exchange Notes—Certain Covenants.”

No Prior Market	The exchange notes will be new securities for which there is currently no market. We do not intend to apply for a listing of the exchange notes on any securities exchange or to arrange for the inclusion of the exchange notes on any automated dealer quotation system. Accordingly, there can be no assurance as to the development or liquidity of any market for the exchange notes. Accordingly, we cannot assure you that a liquid market for the exchange notes will develop or be maintained.

Risk Factors	You should consider carefully all of the information set forth in this prospectus prior to exchanging your outstanding notes. In particular, we urge you to consider carefully the factors set forth under the heading “Risk Factors.”

RISK FACTORS

You should carefully consider the risk factors set forth below as well as the other information contained in this prospectus. Any of the following risks could materially and adversely affect our business, financial condition, operating results or cash flow; however, these risks are not our only risks. In such a case, the trading price of the notes could decline or we may not be able to make payments of interest and principal on the notes, and you may lose all or part of your original investment.

Risks Related to Apergy’s Business

Trends in oil and natural gas prices may affect the drilling and production activity, profitability and financial stability of Apergy’s customers and therefore the demand for, and profitability of, Apergy’s products and services, which could have a material adverse effect on Apergy’s business, results of operations and financial condition.

The oil and gas industry is cyclical in nature and experiences periodic downturns of varying length and severity. Most recently, the oil and gas industry experienced a significant downturn in 2015 and 2016. Apergy’s ability to manage periodic industry downturns is important to its business, results and prospects. Demand for Apergy’s energy products and services is sensitive to the level of drilling and production activity of, and the corresponding capital spending by, oil and natural gas companies. The level of drilling and production activity is directly affected by trends in oil and natural gas prices, which are influenced by numerous factors affecting the supply and demand for oil and gas, including:

•	worldwide economic activity;

•	the level of exploration and production activity;

•	interest rates and the cost of capital;

•	environmental regulation;

•	federal, state and foreign policies regarding exploration and development of oil and gas;

•	the ability and/or desire of the Organization of the Petroleum Exporting Countries (“OPEC”) and other major producers to set and maintain production levels and pricing;

•	governmental regulations regarding future oil and gas exploration and production;

•	the cost of exploring and producing oil and gas;

•	the pace of adoption and cost of developing alternative energy sources;

•	the availability, expiration date and price of onshore and offshore leases;

•	the discovery rate of new oil and gas reserves in onshore and offshore areas;

•	the success of drilling for oil and gas in unconventional resource plays such as shale formations;

•	alternative opportunities to invest in onshore exploration and production opportunities;

•	domestic and global political and economic uncertainty, socio-political unrest and instability, terrorism or hostilities;

•	technological advances; and

•	weather conditions.

Oil and gas prices and the level of drilling and production activity have been characterized by significant volatility in recent years. In particular, the prices of oil and natural gas were highly volatile in 2014 and 2015 and declined dramatically. Prices of oil began to recover in late 2016, but there can be no assurance that increases will continue. Apergy expects continued volatility in both crude oil and natural gas prices, as well as in the level of drilling and production related activities. Even the perception of longer-term lower oil and natural gas prices can reduce or defer major capital expenditures by Apergy’s customers in the oil and gas industry. A significant downturn in the industry could result in the reduction in demand for Apergy’s products and services, and could have a material adverse effect on Apergy’s business, results of operations, financial condition and cash flows.

Apergy might be unable to compete successfully with other companies in its industry.

The markets in which Apergy operates are highly competitive. The principal competitive factors in Apergy’s markets are customer service, product quality and performance, price, breadth of product offering, market expertise and innovation. In some of Apergy’s product and service offerings, it competes with the oil and natural gas industry’s largest oilfield service providers. These large national and multi-national companies may have longer operating histories, greater financial, technical, and other resources, greater brand recognition, and a stronger presence in geographic markets than Apergy. In addition, Apergy competes with many smaller companies capable of competing effectively on a regional or local basis. Apergy’s competitors may be able to respond more quickly to new or emerging technologies and services, and changes in customer requirements. Many contracts are awarded on a bid basis, which further increases competition based on price. As a result of competition, Apergy may lose market share or be unable to maintain or increase prices for its present services, or to acquire additional business opportunities, which could have a material adverse effect on Apergy’s business, results of operations, financial condition and cash flows.

If Apergy is unable to develop new products and technologies, its competitive position may be impaired, which could materially and adversely affect its sales and market share.

The markets in which Apergy operates are characterized by changing technologies and introductions of new products and services. As a result, Apergy’s success is dependent upon its ability to develop or acquire new services and products on a cost-effective basis, to introduce them into the marketplace in a timely manner and to protect and maintain critical intellectual property assets related to these developments. Difficulties or delays in research, development or production of new products and technologies, or failure to gain market acceptance of new products and technologies, may significantly reduce future revenues and materially and adversely affect Apergy’s competitive position. While Apergy intends to continue committing substantial financial resources and effort to the development of new services and products, Apergy may not be able to successfully differentiate its services and products from those of its competitors. Apergy’s customers may not consider its proposed services and products to be of value to them or may not view them as superior to Apergy’s competitors’ services and products. In addition, competitors or customers may develop new technologies, which address similar or improved solutions to Apergy’s existing technology. Further, Apergy may not be able to adapt to evolving markets and technologies, develop new products, achieve and maintain technological advantages or protect technological advantages through intellectual property rights. If Apergy does not compete successfully, its business, results of operations, financial condition and cash flows could be materially adversely affected.

Apergy could lose customers or generate lower revenue, operating profits and cash flows if there are significant increases in the cost of raw materials or if Apergy is unable to obtain raw materials.

Apergy purchases raw materials, sub-assemblies and components for use in its manufacturing operations, which exposes Apergy to volatility in prices for certain commodities. Significant price increases for these commodities could adversely affect Apergy’s operating profits. While Apergy generally attempts to mitigate the impact of increased raw material prices by endeavoring to make strategic purchasing decisions, broaden its supplier base and pass along increased costs to customers, there may be a time delay between the increased raw material prices and the ability to increase the prices of products, or Apergy may be unable to increase the prices of products due to a competitor’s pricing pressure or other factors. In addition, while raw materials are generally available now, the inability to obtain necessary raw materials could affect Apergy’s ability to meet customer commitments and satisfy market demand for certain products. Certain of Apergy’s product lines depend on a limited number of third-party suppliers and vendors. The ability of these third parties to deliver raw materials may be affected by events beyond Apergy’s control. Consequently, a significant price increase in raw materials, or their unavailability, may result in a loss of customers and adversely impact Apergy’s business, results of operations, financial condition and cash flows.

Federal, state and local legislative and regulatory initiatives relating to hydraulic fracturing and the potential for related litigation could result in increased costs and additional operating restrictions or delays for Apergy’s customers, which could reduce demand for Apergy’s products and negatively impact Apergy’s business, financial condition and results of operations.

Environmental laws and regulations could limit Apergy’s customers’ exploration and production activities. Although Apergy does not directly engage in hydraulic fracturing activities, it provides products and services to hydraulic fracturing operators in the oil and natural gas industry. Hydraulic fracturing is a widely used industry production technique that is used to recover oil and/or natural gas from dense subsurface rock formations. The process involves the injection of water, proppants and chemicals, under pressure, into the formation to fracture the surrounding rock and stimulate production. The hydraulic fracturing process is typically regulated by state or local governmental authorities. However, the practice of hydraulic fracturing has become controversial in some areas and is undergoing increased scrutiny. Several federal agencies, regulatory authorities, and legislative entities are investigating the potential environmental impacts of hydraulic fracturing and whether additional regulation may be necessary. The U.S. Congress has from time to time considered, but has not yet adopted, legislation to provide for federal regulation of hydraulic fracturing and to require disclosure of the chemicals used in the process. The U.S. Environmental Protection Agency (“EPA”) has issued a number of regulations in recent years that may affect hydraulic fracturing; however, the current administration has more generally indicated an interest in scaling back or rescinding regulations that inhibit the development of the U.S. oil and gas industry. It is difficult to predict the extent to which proposed regulations will be implemented or the outcome of any related litigation.

In addition, various state and local governments have implemented, or are considering, increased regulatory oversight of hydraulic fracturing through additional permitting requirements, operational restrictions, disclosure requirements and temporary or permanent bans on hydraulic fracturing in certain areas such as environmentally sensitive watersheds. For example, many states have imposed disclosure requirements on hydraulic fracturing well owners and operators regarding the chemicals used in hydraulic fracturing. Some local governments have adopted and others may seek to adopt ordinances prohibiting or regulating the time, place and manner of drilling activities in general or hydraulic fracturing activities within their jurisdictions. Concerns have been raised that hydraulic fracturing may also contribute to seismic activity and in response to these concerns, regulators in some states, including Texas, are seeking to impose additional requirements. Increased regulation and attention given to induced seismicity could lead to greater opposition to, and litigation concerning, oil and natural gas activities utilizing hydraulic fracturing or injection wells for waste disposal.

The adoption of new laws or regulations at the federal, state, or local levels imposing reporting obligations on, or otherwise limiting or delaying, the hydraulic fracturing process could make it more difficult to complete oil and gas wells, increase Apergy’s customers’ costs of compliance and doing business, and otherwise adversely affect the hydraulic fracturing services they perform, which could negatively impact demand for Apergy’s products and services. In addition, heightened political, regulatory and public scrutiny of hydraulic fracturing practices, including lawsuits, could expose Apergy or its customers to increased legal and regulatory proceedings, which could be time-consuming, costly or result in substantial legal liability or significant reputational harm. Apergy could be directly affected by adverse litigation, or indirectly affected if the cost of compliance or the risks of liability limit the ability or willingness of Apergy’s customers to operate. Such costs and scrutiny could directly or indirectly, through reduced demand for Apergy’s products and services, have a material adverse effect on its business, results of operations, financial condition and cash flows.

Apergy’s growth and results of operations may be adversely affected if it is unsuccessful in its capital allocation and acquisition program.

If Apergy fails to allocate its capital appropriately, in respect of either its acquisition program or organic growth in its operations, it could be overexposed in certain markets and geographies and unable to expand into adjacent products or markets. Apergy expects to pursue a strategy of acquiring value creating, add-on businesses that broaden its existing position and global reach thereby complementing its existing businesses. However, there can be no assurance that Apergy will be able to continue to find suitable businesses to purchase, that Apergy will be able to acquire such businesses on acceptable terms, or that all closing conditions will be satisfied with respect to any pending acquisition. If Apergy is unsuccessful in its acquisition efforts, then its ability to continue to grow could be adversely affected. In addition, Apergy faces the risk that a completed acquisition may underperform relative to expectations. Apergy may not achieve the synergies originally anticipated, may become exposed to unexpected liabilities or may not be able to sufficiently integrate completed acquisitions into its current business and growth model. These factors could potentially have an adverse impact on Apergy’s business, results of operations, financial condition and cash flows.

Apergy’s products are used in operations that are subject to potential hazards inherent in the oil and natural gas industry and, as a result, Apergy is exposed to potential liabilities that may affect its financial condition and reputation.

Apergy’s products are used in potentially hazardous drilling, completion and production applications in the oil and natural gas industry where an accident or a failure of a product can potentially have catastrophic consequences. Risks inherent to these applications, such as equipment malfunctions and failures, equipment misuse and defects, explosions, blowouts and uncontrollable flows of oil, natural gas or well fluids and natural disasters can cause personal injury, loss of life, suspension of operations, damage to formations, damage to facilities, business interruption and damage to or destruction of property, surface water and drinking water resources, equipment and the environment. In addition, Apergy provides certain services that could cause, contribute to or be implicated in these events. If Apergy’s products or services fail to meet specifications or are involved in accidents or failures, Apergy could face warranty, contract or other litigation claims, which could expose Apergy to substantial liability for personal injury, wrongful death, property damage, loss of oil and natural gas production, and pollution and other environmental damages. Apergy may agree to indemnify its customers against specific risks and liabilities. While Apergy currently maintains insurance protection against some of these risks, and seeks to obtain indemnity agreements from its customers requiring them to hold Apergy harmless from some of these risks, Apergy’s current insurance and contractual indemnity protection may not be sufficient or effective enough to protect it under all circumstances or against all risks. The defense of these lawsuits may require significant expenses and divert management’s attention, and Apergy may be required to pay damages that could adversely affect its business, results of operations, financial condition and cash flows. In addition, the frequency and severity of such incidents could affect insurability and relationships with customers, employees and regulators. In particular, Apergy’s customers may elect not to purchase its products or services if they view its safety record as unacceptable, which could cause Apergy to lose customers and substantial revenues.

Apergy’s customers’ industries are undergoing continuing consolidation that may impact Apergy’s results of operations.

The oil and gas industry is rapidly consolidating and, as a result, some of Apergy’s largest customers have consolidated and are using their size and purchasing power to seek economies of scale and pricing concessions. This consolidation may result in reduced capital spending by some of Apergy’s customers or the acquisition of one or more of Apergy’s primary customers, which may lead to decreased demand for Apergy’s products and services. Apergy cannot assure you that it will be able to maintain its level of sales to a customer that has consolidated or replace that revenue with increased business activity with other customers. As a result, the acquisition of one or more of Apergy’s primary customers may have a significant negative impact on Apergy’s business, results of operations, financial condition or cash flows. Apergy is unable to predict what effect consolidations in the industry may have on price, capital spending by its customers, its selling strategies, its competitive position, its ability to retain customers or its ability to negotiate favorable agreements with its customers.

Apergy is subject to information technology, cybersecurity and privacy risks.

Apergy depends on various information technologies throughout its company to store and process information and support its business activities. Apergy also manufactures and sells hardware and software to provide monitoring, controls and optimization of customer critical assets in oil and gas production and distribution. Apergy also provides services to maintain these systems and to enable higher return through their business and technical domain knowledge. Additionally, Apergy’s operations rely upon partners, vendors and other third-party providers of information technology software and services. If these technologies, systems, products or services are damaged, cease to function properly, are breached due to employee error, malfeasance, system errors, or other vulnerabilities, or are subject to cybersecurity attacks, such as those involving unauthorized access, malicious software and/or other intrusions, including by criminals, nation states or insiders, Apergy or its partners, vendors or other third parties could experience production downtimes, operational delays, other detrimental impacts on its operations or ability to provide products and services to its customers, the compromising of confidential, proprietary or otherwise protected information, including personal and customer data, destruction, corruption, or theft of data, security breaches, other manipulation, disruption, misappropriation or improper use of its systems or networks, financial losses from remedial actions, loss of business or potential liability, adverse media coverage, legal claims or legal proceedings, including regulatory investigations and actions, and/or damage to its reputation. While Apergy attempts to mitigate these risks by employing a number of measures, including employee training, technical security controls and maintenance of backup and protective systems, Apergy’s and its partners’, vendors’ and other third-parties’ systems, networks, products and services remain potentially vulnerable to known or unknown cybersecurity attacks and other threats, any of which could have a material adverse effect on Apergy’s business, results of operations, financial condition and cash flows.

Apergy and its customers are subject to extensive environmental and health and safety laws and regulations that may increase Apergy’s costs, limit the demand for Apergy’s products and services or restrict Apergy’s operations. In addition, future regulations, or more stringent enforcement of existing regulations, could increase those costs and liabilities, which could adversely affect Apergy’s results of operations.

Apergy’s operations and the operations of its customers are subject to numerous and complex federal, state, local and foreign laws and regulations relating to the protection of human health, safety and the environment. These laws and regulations affect Apergy’s customers by limiting or curtailing their exploration, drilling and production activities, the products and services Apergy designs, markets and sells and the facilities where Apergy manufactures its products. For example, Apergy’s operations and the operations of its customers are subject to numerous and complex laws and regulations that, among other things: may regulate the management and disposal of hazardous and non-hazardous wastes; may require acquisition of environmental permits related to its operations; may restrict the types, quantities and concentrations of various materials that can be released into the environment; may limit or prohibit operation activities in certain ecologically sensitive and other protected areas; may regulate specific health and safety criteria addressing worker protection; may require compliance with operational and equipment standards; may impose testing, reporting and record-keeping requirements; and may require remedial measures to mitigate pollution from former and ongoing operations. Sanctions for noncompliance with such laws and regulations may include revocation of permits, corrective action orders, administrative or civil penalties, criminal prosecution and the imposition of injunctions to prohibit certain activities or force future compliance.

Some environmental laws and regulations provide for joint and several strict liability for remediation of spills and releases of hazardous substances. In addition, Apergy or its customers may be subject to claims alleging personal injury or property damage as a result of alleged exposure to hazardous substances, as well as damage to natural resources. These laws and regulations may expose Apergy or its customers to liability for the conduct of or conditions caused by others, or for Apergy’s acts or for the acts of Apergy’s customers that were in compliance with all applicable laws and regulations at the time such acts were performed. Any of these laws and regulations could result in claims, fines or expenditures that could be material to Apergy’s business, results of operations, financial condition and cash flows.

Environmental laws and regulations, and the interpretation and enforcement thereof, change frequently, and have tended to become more stringent over time. New laws and regulations may have a material adverse effect on Apergy’s customers by limiting or curtailing their exploration, drilling and production activities, which may adversely affect Apergy’s operations by limiting demand for Apergy’s products and services. Additionally, the implementation of new laws and regulations may have a material adverse effect on Apergy’s operating results by requiring Apergy to modify its operations or products or shut down some or all of its facilities.

Apergy is subject to risks relating to existing international operations and expansion into new geographical markets.

Approximately 24%, 26% and 25% of Apergy’s revenues for 2017, 2016 and 2015, respectively, were derived outside the U.S. Apergy continues to focus on penetrating global markets as part of its overall growth strategy and expects sales from outside the U.S. to continue to represent a significant portion of its revenues. Apergy’s international operations and its global expansion strategy are subject to general risks related to such operations, including:

•	political, social and economic instability and disruptions;

•	government export controls, economic sanctions, embargoes or trade restrictions;

•	the imposition of duties and tariffs and other trade barriers;

•	limitations on ownership and on repatriation or dividend of earnings;

•	transportation delays and interruptions;

•	labor unrest and current and changing regulatory environments;

•	increased compliance costs, including costs associated with disclosure requirements and related due diligence;

•	difficulties in staffing and managing multi-national operations;

•	limitations on Apergy’s ability to enforce legal rights and remedies; and

•	access to or control of networks and confidential information due to local government controls and vulnerability of local networks to cyber risks.

If Apergy is unable to successfully manage the risks associated with expanding its global business or adequately manage operational risks of its existing international operations, the risks could have a material adverse effect on Apergy’s growth strategy involving expansion into new geographical markets, its reputation, its business, results of operations, financial condition and cash flows.

New tariffs and other trade measures could adversely affect our consolidated results of operations, financial position and cash flows.

Recently, the U.S. government imposed tariffs on steel and aluminum and a broad range of other products imported into the U.S. In response to the tariffs imposed by the U.S. government, the European Union, Canada, Mexico and China have announced tariffs on U.S. goods and services. The new tariffs have increased our manufacturing and material costs and any further trade restrictions, retaliatory trade measures and additional tariffs implemented could result in higher input costs to our products. We may not be able to fully mitigate the impact of these increased costs or pass price increases on to our customers. While tariffs and other retaliatory trade measures imposed by other countries on U.S. goods have not yet had a significant impact on our business or results of operations, we cannot predict further developments, and such existing or future tariffs could have a material adverse effect on our consolidated results of operations, financial position and cash flows.

Apergy’s business, profitability and reputation could be adversely affected by domestic and foreign governmental and public policy changes, risks associated with emerging markets, changes in statutory tax rates and laws, including recently enacted U.S. tax reform legislation, and unanticipated outcomes with respect to tax audits.

Apergy’s domestic and international sales and operations are subject to risks associated with changes in laws, regulations and policies (including environmental and employment regulations, export/import laws, tax policies such as export subsidy programs and research and experimentation credits, carbon emission regulations and other similar programs). Failure to comply with any of the foregoing could result in civil and criminal, monetary and non-monetary penalties, as well as damage to Apergy’s reputation. In addition, Apergy cannot provide assurance that its costs of complying with new and evolving regulatory reporting requirements and current or future laws, including environmental protection, employment, data security, data privacy and health and safety laws, will not exceed Apergy’s estimates. In addition, Apergy has made investments in certain countries, including Argentina, Australia, Bahrain, Colombia, Oman and Kenya, and may in the future invest in other countries, any of which may carry high levels of currency, political, compliance, or economic risk. While these risks or the impact of these risks are difficult to predict, any one or more of them could adversely affect Apergy’s business, profitability and reputation.

Apergy is subject to taxation in a number of jurisdictions. Accordingly, Apergy’s effective tax rate is impacted by changes in the mix among earnings in countries with differing statutory tax rates, changes in the valuation allowance of deferred tax assets, disagreements with taxing authorities with respect to the interpretation of tax laws and changes in tax laws. The amount of income taxes and other taxes paid could be adversely impacted by changes in statutory tax rates and laws (which have been and may in the future be under active consideration in various jurisdictions) and are subject to ongoing audits by domestic and international authorities. For example, the U.S. bill commonly referred to as the Tax Cuts and Jobs Act (“Tax Reform Act”), which was enacted on December 22, 2017, significantly changes U.S. tax law by, among other things, imposing a repatriation tax on deemed repatriated earnings of foreign subsidiaries and imposing limitations on the ability to deduct interest expense. If changes in statutory tax rates or laws or audits result in assessments different from amounts estimated, then Apergy’s business, results of operations, financial condition and cash flows may be adversely affected. In addition, changes in tax laws could have an adverse effect on our customers, resulting in lower demand for our products and services.

Failure to attract, retain and develop personnel for key management could have an adverse effect on Apergy’s results of operations, financial condition and cash flows.

Apergy’s growth, profitability and effectiveness in conducting its operations and executing its strategic plans depend in part on its ability to attract, retain and develop qualified personnel, align them with appropriate opportunities for key management positions and support for strategic initiatives. Additionally, during periods of increased investment in the oil and gas industry, competition to hire may increase and the availability of qualified personnel may be reduced. If Apergy is unsuccessful in its efforts to attract and retain qualified personnel, its business, results of operations, financial condition and cash flows could be adversely affected, its market share and competitive position could be adversely affected and/or Apergy could miss opportunities for growth and efficiencies.

The credit risks of Apergy’s customer base could result in losses.

Many of Apergy’s customers are oil and gas companies that have faced or may in the future face liquidity constraints during adverse commodity price environments like the recent industry downturn. These customers impact Apergy’s overall exposure to credit risk as they are also affected by prolonged changes in economic and industry conditions. If a significant number of Apergy’s customers experience a prolonged business decline or disruptions, Apergy may incur increased exposure to credit risk and bad debts.

Apergy’s revenue, operating profits and cash flows could be adversely affected if it is unable to protect or obtain patent and other intellectual property rights.

Apergy owns patents, trademarks, licenses and other forms of intellectual property related to its products and continuously invests in research and development that may result in innovations and general intellectual property rights. Apergy employs various measures to develop, maintain and protect its intellectual property rights. These measures may not be effective in capturing intellectual property rights, and they may not prevent Apergy’s intellectual property from being challenged, invalidated, or circumvented, particularly in countries where intellectual property rights are not highly developed or protected. Unauthorized use of Apergy’s intellectual property rights could adversely impact its competitive position and have a negative impact on its business, results of operations, financial condition and cash flows.

Climate change legislation and regulatory initiatives could result in increased compliance costs for Apergy and its customers.

Numerous proposals have been made and are likely to continue to be made at various levels of government to monitor and limit emissions of greenhouse gases (“GHG”). Past sessions of the U.S. Congress considered, but did not enact, legislation to address climate change. The EPA and other federal agencies under the previous administration issued regulations that aim to reduce GHG emissions; however, the current administration has more generally indicated an interest in scaling back or rescinding regulations addressing GHG emissions, including those affecting the U.S. oil and gas industry. It is difficult to predict the extent to which such policies will be implemented or the outcome of any related litigation. Any regulation of GHG emissions could result in increased compliance costs or additional operating restrictions for Apergy or its customers and limit or curtail exploration, drilling and production activities of Apergy’s customers, which could directly or indirectly, through reduced demand for Apergy’s products and services, adversely affect Apergy’s business, results of operations, financial condition and cash flows.

The loss of a significant customer could have an adverse impact on Apergy’s financial results.

Apergy’s customers represent some of the largest operators in the oil and gas drilling and production markets, including major integrated, large independent and foreign national oil and gas companies, as well as oil field equipment and service providers. In 2017, Apergy’s top 10 customers represented approximately 34% of total revenues, and no single customer accounted for more than 10% of Apergy’s revenues. While Apergy is not dependent on any one customer or group of customers, the loss of one or more of Apergy’s significant customers could have an adverse effect on its business, results of operations, financial condition and cash flows.

Apergy’s results may be impacted by current domestic and international economic conditions and uncertainties.

Apergy may be adversely affected by disruptions in the financial markets or declines in economic activity both domestically and internationally in those countries in which it operates. These circumstances will also impact Apergy’s suppliers and customers in various ways which could have an impact on Apergy’s business operations, particularly if global credit markets are not operating efficiently and effectively to support industrial commerce.

Apergy is subject to risk due to the volatility of global energy prices and regulations that impact drilling and production, with overall demand for Apergy’s products and services impacted by depletion rates, global economic conditions and related energy demands.

Negative changes in worldwide economic and capital market conditions are beyond Apergy’s control, are highly unpredictable and can have an adverse effect on Apergy’s business, results of operations, financial condition, cash flows and cost of capital.

A significant decline in the future economic outlook of Apergy’s business and expected future cash flows could result in goodwill or intangible asset impairment charges, which would negatively impact its results of operations.

Apergy has significant goodwill and intangible assets. The valuation and classification of these assets and the assignment of useful lives involve significant judgments and the use of estimates. The testing of goodwill and intangibles for impairment requires significant use of judgment and assumptions, particularly as it relates to the determination of fair market value. A decrease in the long-term economic outlook and future cash flows of Apergy’s business could significantly impact asset values and potentially result in the impairment of intangible assets, including goodwill. Although fair values currently exceed carrying values for each reporting unit, the value of Apergy’s business was unfavorably impacted by the steep declines in revenue and order rates during 2015 and 2016 as drilling and production activity fell due to unfavorable oil prices and lower U.S. rig counts. Future economic declines could result in charges relating to impairments that could have a material adverse effect on Apergy’s results of operations in future periods.

Apergy’s reputation, ability to do business and results of operations may be impaired by improper conduct by any of its employees, agents or business partners.

While Apergy strives to maintain high standards, Apergy cannot provide assurance that its internal controls and compliance systems will always protect it from acts committed by its employees, agents or business partners that would violate U.S. and/or non-U.S. laws or fail to protect Apergy’s confidential information, including the laws governing payments to government officials, bribery, fraud, anti-kickback and false claims, competition, export and import compliance, money laundering and data privacy, as well as the improper use of proprietary information or social media. Any such violations of law or improper actions could subject Apergy to civil or criminal investigations in the U.S. and in other jurisdictions, could lead to substantial civil or criminal, monetary and non-monetary penalties and related stockholder lawsuits, could lead to increased costs of compliance and could damage Apergy’s reputation, its business, results of operations, financial condition and cash flows.

Apergy’s exposure to exchange rate fluctuations on cross-border transactions and the translation of local currency results into U.S. dollars could negatively impact its results of operations.

A portion of our business is transacted and/or denominated in foreign currencies, and fluctuations in currency exchange rates could have a significant impact on our reported results of operations, financial condition and cash flows, which are presented in U.S. dollars. Cross-border transactions, both with external parties and intercompany relationships, result in increased exposure to foreign exchange effects. Although the impact of foreign currency fluctuations on our results of operations has historically not been material, significant changes in currency exchange rates, principally the Canadian Dollar, Australian Dollar and Colombian Peso, could cause fluctuations in the reported results of Apergy’s business that could negatively affect its results of operations. Additionally, the strengthening of the U.S. dollar potentially exposes Apergy to competitive threats from lower cost producers in other countries and could result in unfavorable translation effects as the results of foreign locations are translated into U.S. dollars for reporting purposes.

Customer requirements and new regulations may increase Apergy’s expenses and impact the availability of certain raw materials, which could adversely affect its revenue and operating profits.

Apergy’s business uses parts or materials that are impacted by the Dodd-Frank Wall Street Reform and Consumer Protection Act (the “Dodd-Frank Act”) requirement for disclosure of the use of “conflict minerals” mined in the Democratic Republic of the Congo and adjoining countries. It is possible that some of Apergy’s customers will require “conflict free” metals in products purchased from Apergy. Apergy is in the process of determining the country of origin of certain metals used by its business, as required by the Dodd-Frank Act. The supply chain due diligence and verification of sources may require several years to complete based on the current availability of smelter origin information and the number of vendors. Apergy may not be able to complete the process in the time frame required because of the complexity of its supply chain. Other governmental social responsibility regulations also may impact Apergy’s suppliers, manufacturing operations and operating profits.

The need to find alternative sources for certain raw materials or products because of customer requirements and regulations may impact Apergy’s ability to secure adequate supplies of raw materials or parts, lead to supply shortages, or adversely impact the prices at which its business can procure compliant goods.

Adverse and unusual weather conditions could have an adverse impact on Apergy’s business.

Apergy’s business could be materially and adversely affected by severe weather conditions. Hurricanes, tropical storms, flash floods, blizzards, cold weather and other severe weather conditions could result in evacuation of personnel, curtailment of services, damage to equipment and facilities, interruption in transportation of products and materials, and loss of productivity. For example, certain of Apergy’s manufactured products and components are manufactured at a single facility, and disruptions in operations or damage to any such facilities could reduce Apergy’s ability to produce products and satisfy customer demand. If Apergy’s customers are unable to operate or are required to reduce operations due to severe weather conditions, and as a result curtail purchases of Apergy’s products and services, Apergy’s business could be adversely affected.

Risks Related to the Separation

Apergy may not achieve some or all of the expected benefits of the Separation, and the Separation may adversely affect Apergy’s business.

Apergy may not be able to achieve the full strategic and financial benefits expected to result from the Separation, or such benefits may be delayed or not occur at all. The Separation is expected to provide the following benefits, among others:

•

The Separation will allow Apergy to more effectively pursue its own distinct operating priorities and strategies, and will enable the management of Apergy to pursue separate opportunities for long-term growth and profitability and to recruit, retain and motivate employees pursuant to compensation policies which are appropriate for their respective lines of business.

•

The Separation will permit Apergy to concentrate its financial resources solely on its own operations, providing greater flexibility to invest capital in its business in a time and manner appropriate for its distinct strategy and business needs.

•	The Separation will enable investors to evaluate the merits, performance and future prospects of Apergy’s businesses and to invest in Apergy separately based on these distinct characteristics.

•

The Separation created an independent equity structure that will afford Apergy direct access to capital markets and will facilitate the ability to capitalize on its unique growth opportunities and effect future acquisitions utilizing, among other types of consideration, shares of its common stock.

Apergy may not achieve these and other anticipated benefits for a variety of reasons, including, among others: (a) the Separation requires significant amounts of management’s time and effort, which may divert management’s attention from operating and growing Apergy’s business; (b) Apergy’s stock price may be more susceptible to market fluctuations and other events particular to one or more of Apergy’s products than if it were still a part of Dover; and (c) Apergy’s business is less diversified than Dover’s business prior to the Separation. If Apergy fails to achieve some or all of the benefits expected to result from the Separation, or if such benefits are delayed, the business, results of operations, financial condition and cash flows of Apergy could be adversely affected.

Prior to the Separation, Apergy had no history operating as an independent publicly traded company, and Apergy’s historical financial information is not necessarily representative of the results that it would have achieved as a separate, publicly traded company and therefore may not be a reliable indicator of its future results.

Apergy was spun-off from Dover, its former parent company, on May 9, 2018 and had no operating history as a separate publicly traded company prior to the Separation. The historical information about Apergy for periods prior to the Separation refer to Apergy’s business as part of Dover. Apergy’s historical financial information for such periods is derived from the financial statements and accounting records of Dover and, accordingly, does not necessarily reflect the financial condition, results of operations or cash flows that Apergy would have achieved as a separate, publicly traded company during such periods presented or those that Apergy will achieve in the future primarily as a result of the factors described below:

•

Apergy will need to make significant investments to replicate or outsource certain systems, infrastructure and functional expertise. These initiatives to develop Apergy’s independent ability to operate without access to Dover’s existing operational and administrative infrastructure will be costly to implement. Apergy may not be able to operate its business efficiently or at comparable costs, and its profitability may decline; and

•

Prior to the Separation, Apergy relied upon Dover for working capital requirements and other cash requirements. Subsequent to the Separation, Dover does not provide Apergy with funds to finance Apergy’s working capital or other cash requirements. In addition, Apergy’s access to and cost of debt financing may be different from the historical access to and cost of debt financing under Dover. Differences in access to and cost of debt financing may result in differences in the interest rate charged to Apergy on financings, as well as the amounts of indebtedness, types of financing structures and debt markets that may be available to Apergy, which could have an adverse effect on Apergy’s business, financial condition, results of operations and cash flows.

For additional information about the past financial performance of Apergy’s business prior to the Separation and the basis of presentation of the historical combined financial statements, see the sections entitled “Selected Historical Financial Data,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and the historical financial statements and accompanying notes included elsewhere in this prospectus.

Dover may fail to perform under various transaction agreements executed as part of the Separation or Apergy may fail to have necessary systems and services in place when certain of the transaction agreements expire.

Apergy and Dover entered into certain agreements, such as the separation and distribution agreement, a transition services agreement and those other agreements discussed in greater detail in the section entitled “Certain Relationships and Related Person Transactions—Agreements with Dover,” which provide for the performance of services by each company for the benefit of the other for a period of time after the Separation. Apergy relies on Dover to satisfy its performance and payment obligations under these agreements. If Dover is unable to satisfy its obligations under these agreements, including its indemnification obligations, Apergy could incur operational difficulties or losses.

If Apergy does not have in place its own systems and services, does not have agreements with other providers of these services when the transitional or long-term agreements terminate, or if Apergy does not implement the new systems or replace Dover’s services successfully, Apergy may not be able to operate its business effectively, which could disrupt its business and have a material adverse effect on its business, results of operations, financial condition and cash flows. These systems and services may also be more expensive to install, implement and operate, or less efficient than the systems and services Dover is expected to provide during the transition period.

Potential indemnification liabilities to Dover pursuant to the separation and distribution agreement could materially and adversely affect Apergy’s business, financial condition, results of operations and cash flows.

The separation and distribution agreement, among other things, provides for indemnification obligations designed to make Apergy financially responsible for substantially all liabilities that may exist relating to its business activities, whether incurred prior to or after the Separation. If Apergy is required to indemnify Dover under the circumstances set forth in the separation and distribution agreement, Apergy may be subject to substantial liabilities.

In connection with Apergy’s separation from Dover, Dover agreed to indemnify Apergy for certain liabilities. However, there can be no assurance that the indemnity will be sufficient to insure Apergy against the full amount of such liabilities, or that Dover’s ability to satisfy its indemnification obligation will not be impaired in the future.

Pursuant to the separation and distribution agreement and certain other agreements with Dover, Dover agreed to indemnify Apergy for certain liabilities as discussed further in “Certain Relationships and Related Person Transactions—Agreements with Dover.” However, third parties could also seek to hold Apergy responsible for any of the liabilities that Dover has agreed to retain, and there can be no assurance that the indemnity from Dover will be sufficient to protect Apergy against the full amount of such liabilities, or that Dover will be able to fully satisfy its indemnification obligations. In addition, Dover’s insurers may attempt to deny coverage to Apergy for liabilities associated with certain occurrences of indemnified liabilities prior to the Separation. Moreover, even if Apergy ultimately succeeds in recovering from Dover or such insurance providers any amounts for which Apergy is held liable, Apergy may be temporarily required to bear these losses. Each of these risks could negatively affect Apergy’s business, results of operations, financial condition and cash flows.

Apergy is subject to continuing contingent liabilities of Dover following the Separation.

There are several significant areas where the liabilities of Dover may become Apergy’s obligations. For example, under the U.S. Internal Revenue Code of 1986, as amended (the “Code”) and the related rules and regulations, each corporation that was a member of the Dover U.S. consolidated group during a taxable period or portion of a taxable period ending on or before the effective time of the distribution is jointly and severally liable for the U.S. federal income tax liability of the entire Dover U.S. consolidated group for that taxable period. Consequently, Apergy could be required to pay the entire amount of Dover’s consolidated U.S. federal income tax liability for a prior period, which could be substantial and in excess of the amount allocated to Apergy under the tax matters agreement between it and Dover. For a discussion of the tax matters agreement, see the section entitled “Certain Relationships and Related Person Transactions—Agreements with Dover—Tax Matters Agreement.” Other provisions of federal law establish similar liability for other matters, including laws governing tax-qualified pension plans as well as other contingent liabilities.

If the distribution, together with certain related transactions, does not qualify as a transaction that is generally tax-free for U.S. federal income tax purposes, Dover could be subject to significant tax liability and, in certain circumstances, Apergy could be required to indemnify Dover for material taxes pursuant to indemnification obligations under the tax matters agreement.

A condition to the Separation was the receipt by Dover of (i) a private letter ruling from the IRS (the “IRS Ruling”) together with an opinion of McDermott Will & Emery LLP, tax counsel to Dover, substantially to the effect that, among other things, the contribution and the distribution, taken together, would qualify as a tax-free reorganization for U.S. federal income tax purposes under Section 368(a)(1)(D) of the Code, and the distribution would qualify as a tax-free distribution to Dover’s stockholders under Section 355 of the Code or (ii) an opinion of McDermott Will & Emery LLP, tax counsel to Dover, substantially to the effect that, among other things, the contribution and the distribution, taken together, would qualify as a tax-free reorganization for U.S. federal income tax purposes under Section 368(a)(1)(D) of the Code and the distribution would qualify as a tax-free distribution to Dover’s stockholders under Section 355 of the Code. Prior to the distribution, Dover received the IRS Ruling. The IRS Ruling relies on, and the opinion of tax counsel relies on, certain facts and assumptions, and certain representations and undertakings from Dover and Apergy, including those regarding the past and future conduct of the companies’ respective businesses and other matters. If any of these facts, assumptions, representations or undertakings are incorrect or not satisfied, Dover and its stockholders may not be able to rely on the IRS Ruling or the opinion, and could be subject to significant tax liabilities. Notwithstanding the IRS Ruling and the opinion of tax counsel, the IRS could determine on audit that the distribution is taxable if it determines that any of these facts, assumptions, representations or undertakings are not correct or have been violated or if it disagrees with the conclusions in the opinion. In addition, Dover and Apergy intend for certain related transactions to qualify for tax-free treatment under U.S. federal, state and local tax law and/or foreign tax law.

If the distribution is determined to be taxable for U.S. federal income tax purposes, Dover and its stockholders that are subject to U.S. federal income tax could incur significant U.S. federal income tax liabilities. For example, if the distribution fails to qualify for tax-free treatment, Dover would for U.S. federal income tax purposes be treated as if it had sold the Apergy common stock in a taxable sale for its fair market value, and Dover’s stockholders who are subject to U.S. federal income tax would be treated as receiving a taxable distribution in an amount equal to the fair market value of the Apergy common stock received in the distribution. In addition, if certain related transactions fail to qualify for tax-free treatment under U.S. federal, state and local tax law and/or foreign tax law, Dover (and, under the tax matters agreement described below, Apergy) could incur significant tax liabilities under U.S. federal, state, local and/or foreign tax law, respectively.

Under the tax matters agreement between Dover and Apergy, Apergy would generally be required to indemnify Dover for taxes incurred by Dover that arise as a result of Apergy’s taking or failing to take, as the case may be, certain actions or any breach of any representations made by Apergy that, in either case, result in the distribution failing to meet the requirements of a tax-free distribution under Section 355 of the Code or of such related transactions failing to qualify for tax-free treatment. Also, under the tax matters agreement, Apergy would generally be required to indemnify Dover for one-half of taxes and other liabilities incurred by Dover if the distribution fails to meet the requirements of a tax-free distribution under Section 355 of the Code for reasons other than an act or failure to act on the part of Apergy or Dover, and therefore Apergy might be required to indemnify Dover for such taxes and liabilities due to circumstances and events not within the control of Apergy. Under the tax matters agreement, Apergy is also required to indemnify Dover for one-half of certain taxes incurred as a result of the restructuring activities undertaken to effectuate the distribution, whether payable upon filing tax returns related to the restructuring and distribution or upon a subsequent audit of those returns. Apergy’s indemnification obligations to Dover under the tax matters agreement are not limited by a maximum amount. If Apergy is required to indemnify Dover under the circumstances set forth in the tax matters agreement, Apergy may be subject to substantial liabilities, which could materially adversely affect its business, results of operations, financial condition and cash flows.

Under the tax matters agreement between Dover and Apergy, Dover may, in its sole discretion, make protective elections under Section 336(e) of the Code for Apergy and some or all of its domestic subsidiaries with respect to the distribution. If, notwithstanding the IRS Ruling and the opinion of tax counsel, the distribution fails to qualify as tax-free under Section 355 of the Code, the Section 336(e) elections would generally cause deemed sales of the assets of Apergy and its electing subsidiaries, causing the Dover group to recognize a gain to the extent the fair market value of the assets exceeded the basis of Apergy and its electing subsidiaries in such assets. In such case, to the extent that Dover is responsible for the resulting transaction taxes, Apergy generally would be required under the tax matters agreement to make periodic payments to Dover equal to the tax savings arising from a “step up” in the tax basis of Apergy’s assets.

Apergy may not be able to engage in certain corporate transactions as a result of the Separation.

To preserve the tax-free treatment to Dover and its stockholders of the contribution and the distribution and certain related transactions, under the tax matters agreement that Apergy entered into with Dover, Apergy is restricted from taking any action following the distribution that prevents the distribution and related transactions from being tax-free for U.S. federal income tax purposes. Under the tax matters agreement, for the two-year period following the distribution, Apergy may be prohibited, except in certain circumstances, from:

•	entering into any transaction resulting, when combined with prior transactions, in the acquisition of 40% or more of its stock or substantially all of its assets, whether by merger or otherwise;

•	merging, consolidating or liquidating;

•	issuing equity securities representing 40% or more of its stock, subject to certain exceptions and adjustments;

•	repurchasing its capital stock in excess of specified amounts;

•	ceasing to actively conduct its business or disposing of more than 25% of the assets used in its actively conducted business; and

•	engaging in certain internal transactions.

These restrictions may limit Apergy’s ability to pursue certain strategic transactions or other transactions that it may believe to be in the best interests of its stockholders or that might increase the value of its business. In addition, under the tax matters agreement, Apergy may be required to indemnify Dover against all or a portion of such tax liabilities as a result of the acquisition of Apergy’s stock or assets, even if it did not participate in or otherwise facilitate the acquisition. For more information, see the section entitled “Certain Relationships and Related Person Transactions—Agreements with Dover—Tax Matters Agreement.”

The spin-off and related internal restructuring transactions may expose Apergy to potential liabilities arising out of state and federal fraudulent conveyance laws and legal dividend requirements.

If Dover files for bankruptcy or is otherwise determined or deemed to be insolvent under federal bankruptcy laws, a court could deem the spin-off or certain internal restructuring transactions undertaken by Dover in connection with the Separation to be a fraudulent conveyance or transfer. Fraudulent conveyances or transfers are defined to include transfers made or obligations incurred with the actual intent to hinder, delay or defraud current or future creditors or transfers made or obligations incurred for less than reasonably equivalent value when the debtor was insolvent, or that rendered the debtor insolvent, inadequately capitalized or unable to pay its debts as they become due. A court could void the transactions or impose substantial liabilities upon Apergy, which could adversely affect Apergy’s financial condition and its results of operations. Among other things, the court could require Apergy’s stockholders to return to Dover some or all of the shares of its common stock issued in the spin-off, or require Apergy to fund liabilities of other companies involved in the restructuring transactions for the benefit of creditors.

The distribution of Apergy’s common stock is also subject to review under state corporate distribution statutes. Under the Delaware General Corporation Law, a corporation may only pay dividends to its stockholders either (i) out of its surplus (net assets minus capital) or (ii) if there is no such surplus, out of its net profits for the fiscal year in which the dividend is declared and/or the preceding fiscal year. Although Dover made the distribution of Apergy’s common stock entirely out of surplus, Apergy cannot assure you that a court will not later determine that some or all of the distribution to Dover stockholders was unlawful.

Certain of Apergy’s executive officers and directors may have actual or potential conflicts of interest because of their previous positions at Dover.

Because of their former positions with Dover, certain of Apergy’s executive officers and directors own equity interests in Dover. Even though Apergy’s Board of Directors consists of a majority of directors who are independent, and Apergy’s executive officers who were formerly employees of Dover ceased to be employees of Dover upon the Separation, some of Apergy’s executive officers and directors will continue to have a financial interest in shares of Dover’s common stock. Continuing ownership of shares of Dover’s common stock and equity awards could create, or appear to create, potential conflicts of interest if Apergy and Dover pursue the same corporate opportunities or face decisions that could have different implications for Dover and Apergy.

Apergy may have received better terms from unaffiliated third parties than the terms it received in its agreements with Dover.

The agreements Apergy entered into with Dover in connection with the Separation, including the separation and distribution agreement, transition services agreement, tax matters agreement and employee matters agreement, which were prepared in the context of Apergy’s separation from Dover while Apergy was still a wholly owned subsidiary of Dover. Accordingly, during the period in which the terms of those agreements were prepared, Apergy did not have an independent board of directors or a management team that was independent of Dover. As a result, the terms of those agreements may not reflect terms that would have resulted from arm’s-length negotiations between unaffiliated third parties. Arm’s-length negotiations between Dover and an unaffiliated third party in another form of transaction, such as a buyer in a sale of a business transaction, may have resulted in more favorable terms to the unaffiliated third party. For more information, see the section entitled “Certain Relationships and Related Person Transactions—Agreements with Dover.”

Apergy’s accounting and other management systems and resources may not be adequately prepared to meet the financial reporting and other requirements to which it is subject following the Separation.

Prior to the Separation, Apergy’s financial results were included within the consolidated results of Dover, and Apergy believes that its financial reporting and internal controls were appropriate for a subsidiary of a public company. However, Apergy is now directly subject to the reporting and other requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). In addition, the Indenture requires that we file annual, quarterly and current reports with respect to our business and financial condition. Beginning with our Annual Report on Form 10-K for the year ending December 31, 2019, Apergy will be required to comply with Section 404 of the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”), which will require annual management assessments of the effectiveness of Apergy’s internal control over financial reporting. Apergy’s independent registered public accounting firm is not required to express an opinion as to the effectiveness of its internal control over financial reporting until after Apergy is no longer an “emerging growth company,” as defined in the Jumpstart Our Business Startups Act (“JOBS Act”). These reporting and other obligations may place significant demands on its management, administrative and operational resources, including accounting systems and resources.

The Exchange Act requires that Apergy file annual, quarterly and current reports with respect to its business and financial condition. Under the Sarbanes-Oxley Act, Apergy is required to maintain effective disclosure controls and procedures and internal control over financial reporting. To comply with these requirements, Apergy may need to upgrade its systems, implement additional financial and management controls, reporting systems and procedures and/or hire additional accounting and finance staff. Apergy expects to incur additional annual expenses for the purpose of addressing these requirements, and those expenses may be significant. If Apergy is unable to upgrade its financial and management controls, reporting systems, information technology systems and procedures in a timely and effective fashion, Apergy’s ability to comply with its financial reporting requirements and other rules that apply to reporting companies under the Exchange Act could be impaired. Any failure to achieve and maintain effective internal controls could have a material adverse effect on Apergy’s business, results of operations, financial condition or cash flows.

Apergy is an emerging growth company, and any decision on its part to comply with certain reduced reporting and disclosure requirements applicable to emerging growth companies could make its securities less attractive to investors.

Apergy is an emerging growth company, and, for as long as it continues to be an emerging growth company, Apergy currently intends to take advantage of exemptions from various reporting requirements applicable to public companies other than “emerging growth companies,” including, but not limited to, not being required to have its independent registered public accounting firm audit its internal control over financial reporting under Section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in its registration statements, periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and stockholder approval of any golden parachute payments not previously approved. Apergy could be an emerging growth company for up to five years following the completion of the spin-off. Apergy will cease to be an emerging growth company upon the earliest of: (1) the end of the fiscal year following the fifth anniversary of the spin-off; (2) the first fiscal year after its annual gross revenues are $1.07 billion or more; (3) the date on which Apergy has, during the previous three-year period, issued more than $1.0 billion in non-convertible debt securities; or (4) the date on which Apergy is deemed to be a “large accelerated filer” under the Exchange Act. Apergy cannot predict if investors will find its securities less attractive if Apergy chooses to rely on these exemptions. If some investors find its securities less attractive as a result of any choices to reduce future disclosure, there may be a less active trading market for its securities and the price of its securities may be more volatile.

Under the JOBS Act, emerging growth companies can also delay adopting new or revised accounting standards until such time as those standards apply to private companies. Apergy has irrevocably elected not to avail itself of this accommodation allowing for delayed adoption of new or revised accounting standards, and, therefore, Apergy will be subject to the same new or revised accounting standards as other public companies that are not emerging growth companies.

Risks Related to the Exchange Offer

There may be adverse consequences if you do not exchange your outstanding notes.

If you do not exchange your outstanding notes for exchange notes in the exchange offer, you will continue to be subject to restrictions on transfer of your outstanding notes as set forth in the offering memorandum distributed in connection with the May 2018 private offering of the outstanding notes. In general, the outstanding notes may not be offered or sold unless they are registered or exempt from registration under the Securities Act and applicable state securities laws. Except as required by the registration rights agreement, we do not intend to register resales of the outstanding notes under the Securities Act. You should refer to “Summary—The Exchange Offer” and “The Exchange Offer” for information about how to tender your outstanding notes.

The tender of outstanding notes under the exchange offer will reduce the outstanding amount of the outstanding notes, which may have an adverse effect upon, and increase the volatility of, the market prices of the outstanding notes due to a reduction in liquidity.

Your ability to transfer the exchange notes may be limited if there is no active trading market, and there is no assurance that any active trading market will develop for the exchange notes.

We are offering the exchange notes to the holders of the outstanding notes. We do not intend to list the notes on any securities exchange. There is currently no established market for the exchange notes, and we cannot assure you as to the liquidity of markets that may develop for the exchange notes, your ability to sell the exchange notes or the price at which you would be able to sell the exchange notes. If such markets were to exist, the exchange notes could trade at prices that may be lower than their principal amount or purchase price depending on many factors, including prevailing interest rates, the market for similar notes, our financial and operating performance and other factors. We cannot assure you that an active market for the exchange notes will develop or, if developed, that it will continue. If no active trading market develops, you may not be able to resell the notes at their fair market value or at all.

Certain persons who participate in the exchange offer must deliver a prospectus in connection with resales of the exchange notes.

We have not requested, and do not intend to request, an interpretation by the staff of the SEC as to whether the exchange notes issued pursuant to our exchange offer in exchange for the outstanding notes may be offered for resale, resold or otherwise transferred by any holder without compliance with the registration and prospectus delivery provisions of the Securities Act. Instead, based on interpretations of the staff of the SEC contained in Exxon Capital Holdings Corp., SEC no-action letter (April 13, 1988), Morgan Stanley & Co. Inc., SEC no-action letter (June 5, 1991) and Shearman & Sterling, SEC no-action letter (July 2, 1983), we believe that you may offer for resale, resell or otherwise transfer the exchange notes without compliance with the registration and prospectus delivery requirements of the Securities Act. We cannot guarantee that the SEC would make a similar decision about our exchange offer. If our belief is wrong, or if you cannot truthfully make the representations mentioned above, and you transfer any exchange note issued to you in the exchange offer without meeting the registration and prospectus delivery requirements of the Securities Act, or without an exemption from such requirements, you could incur liability under the Securities Act. Additionally, in some instances described in this prospectus under “Plan of Distribution,” certain holders of exchange notes will remain obligated to comply with the registration and prospectus delivery requirements of the Securities Act to transfer the exchange notes. If such a holder transfers any exchange notes without delivering a prospectus meeting the requirements of the Securities Act or without an applicable exemption from registration under the Securities Act, such a holder may incur liability under the Securities Act. We do not and will not assume, or indemnify such a holder against, this liability.

Risks related to Holding the Exchange Notes

Our indebtedness could adversely affect our financial condition and operating flexibility and prevent us from fulfilling our obligations under the notes.

In connection with the Separation, we incurred a significant amount of indebtedness. Subject to the limits contained in the credit agreement governing the Senior Secured Credit Facilities and the Indenture, we may be able to incur substantial additional indebtedness from time to time to finance working capital, capital expenditures, investments or acquisitions, or for other purposes. If we do so, the risks related to our level of indebtedness could intensify.

Specifically, our level of indebtedness could have important consequences, including:

•	making it more difficult for us to satisfy our obligations with respect to the notes and our other indebtedness;

•	limiting our ability to obtain additional financing to fund our business operations;

•	requiring a substantial portion of our cash flows to be dedicated to debt service payments;

•	increasing our vulnerability to general adverse economic and industry conditions;

•	exposing us to the risk of increased interest rates as certain of our borrowings, including borrowings under the Senior Secured Credit Facilities, are at variable rates of interest;

•	limiting our flexibility in planning for and reacting to changes in the industry in which we compete;

•	placing us at a disadvantage compared to other, less leveraged competitors; and

•	increasing our cost of borrowing.

In addition, the credit agreement governing the Senior Secured Credit Facilities and the Indenture contain restrictive covenants that limit our ability to engage in activities that may be in our long-term interests. Our failure to comply with these covenants could result in an event of default which, if not cured or waived, could result in the acceleration of all our indebtedness.

Our ability to make payments on and to refinance our indebtedness as well as any future indebtedness that we may incur depends upon the level of cash flows generated by our operations, our ability to sell assets, availability under the Revolving Credit Facility and our ability to access the capital markets and/or other sources of financing. Our ability to generate cash is subject to general economic, industry, financial, competitive, legislative, regulatory and other factors that are beyond our control. If we are not able to repay or refinance our indebtedness as it becomes due, we may be forced to sell assets or take other disadvantageous actions, including (i) reducing financing in the future for working capital, capital expenditures, acquisitions and general corporate purposes or (ii) dedicating an unsustainable level of our cash flow from operations to the payment of principal and interest on our indebtedness. In addition, our ability to withstand competitive pressures and to react to changes in the oil and gas industry could be impaired.

Despite our current level of indebtedness and restrictive covenants, we and our subsidiaries may still be able to incur substantially more indebtedness or make certain restricted payments, which could further exacerbate the risks to our financial condition described above.

We and our subsidiaries may be able to incur significant additional indebtedness, including additional secured indebtedness, in the future. Although the credit agreement governing the Senior Secured Credit Facilities and the Indenture contain restrictions on the incurrence of additional indebtedness and liens, these restrictions are subject to a number of qualifications and exceptions, and the additional indebtedness and liens incurred in compliance with these restrictions could be substantial. As of September 30, 2018, the Revolving Credit Facility had unused commitments of up to approximately $250 million (less the amount of any outstanding letters of credit issued thereunder). All of those borrowings would be secured and therefore would be effectively senior to the notes and the guarantees by the Guarantors to the extent of the assets securing such indebtedness.

The Indenture permits us to incur certain additional indebtedness, including secured indebtedness, and will allow our non-Guarantor subsidiaries to incur additional indebtedness that would be structurally senior to the notes, and the Indenture does not prevent us from incurring other liabilities that do not constitute indebtedness as defined in the Indenture. If we incur any additional indebtedness that ranks equally with the notes, including any additional notes, the holders of that indebtedness will be entitled to share ratably with you in any proceeds distributed in connection with any insolvency, liquidation, reorganization, dissolution or other winding up of our company. This may have the effect of reducing the amount of proceeds paid to you.

We are permitted under certain circumstances to designate some of our restricted subsidiaries under the Indenture as unrestricted subsidiaries. Those unrestricted subsidiaries will not be subject to many of the restrictive covenants in the Indenture and therefore will be able to incur indebtedness beyond the limitations specified in the Indenture and engage in other activities in which restricted subsidiaries may not engage.

We may also pursue investments in joint ventures or acquisitions, which may increase our indebtedness. Moreover, although the credit agreement governing the Senior Secured Credit Facilities and the Indenture contains restrictions on our ability to make restricted payments, including the declaration and payment of dividends, we will be able to make substantial restricted payments under certain circumstances. If new indebtedness is added to our current indebtedness levels, the related risks that we and the Guarantors now face could intensify.

The terms of the credit agreement governing the Senior Secured Credit Facilities and the Indenture restrict, and the documents governing other indebtedness that we may incur in the future may restrict, our current and future operations, particularly our ability to respond to changes or to take certain actions.

The credit agreement governing the Senior Secured Credit Facilities and the Indenture contain, and the documents governing other indebtedness that we may incur in the future may contain, a number of restrictive covenants that impose significant operating and financial restrictions on us and may limit our ability to engage in acts that may be in our long-term best interests, including restrictions on our ability to:

•	incur additional indebtedness and guarantee indebtedness;

•	create or incur liens;

•	engage in mergers or consolidations or sell all or substantially all of our assets;

•	sell, transfer or otherwise dispose of assets;

•	make investments, acquisitions, loans or advances or other restricted payments;

•	pay dividends or distributions, repurchase our capital stock or make certain other restricted payments;

•	prepay, redeem, or repurchase any subordinated indebtedness;

•	designate our subsidiaries as unrestricted subsidiaries;

•	enter into agreements which limit the ability of our non-Guarantor subsidiaries to pay dividends or make other payments to us; and

•	enter into certain transactions with our affiliates.

You should read the discussions under the headings “Description of the Exchange Notes—Certain Covenants” and See in Note 8—“Debt” accompanying the Interim Financial Statements (as defined herein) for further information about these covenants.

In addition, the restrictive covenants in the credit agreement governing the Senior Secured Credit Facilities require us to maintain specified financial ratios and satisfy other financial condition tests to the extent subject to certain financial covenant conditions. Our ability to meet those financial ratios and tests can be affected by events beyond our control. We may not meet those ratios and tests.

A breach of the covenants or restrictions under the Indenture or under the credit agreement governing the Senior Secured Credit Facilities could result in an event of default under the applicable indebtedness. Such a default may allow the creditors under such facility to accelerate the related indebtedness, which may result in the acceleration of any other indebtedness to which a cross-acceleration or cross-default provision applies. In addition, an event of default under the credit agreement governing the Senior Secured Credit Facilities would permit the lenders under our Revolving Credit Facility to terminate all commitments to extend further credit under that facility. Furthermore, if we were unable to repay the amounts due and payable under the Senior Secured Credit Facilities, those lenders could proceed against the collateral granted to them to secure that indebtedness. We will pledge substantially all of our assets as collateral under the Senior Secured Credit Facilities. In the event our lenders or holders of the notes accelerate the repayment of our borrowings, we may not have sufficient assets to repay that indebtedness or be able to borrow sufficient funds to refinance it. Even if we are able to obtain new financing, it may not be on commercially reasonable terms or on terms acceptable to us. As a result of these restrictions, we may be:

•	limited in how we conduct our business;

•	unable to raise additional indebtedness or equity financing to operate during general economic or business downturns; or

•	unable to compete effectively or to take advantage of new business opportunities.

These restrictions, along with restrictions that may be contained in agreements evidencing or governing other future indebtedness, may affect our ability to grow in accordance with our growth strategy.

If we default on our obligations to pay our other indebtedness, we may not be able to make payments on the notes.

Any default under the agreements governing our indebtedness, including a default under the credit agreement governing the Senior Secured Credit Facilities, that is not waived by the required lenders, and the remedies sought by the holders of such indebtedness could make us unable to pay principal, premium, if any, and interest on the notes and substantially decrease the market value of the notes. If we are unable to generate sufficient cash flow and are otherwise unable to obtain funds necessary to meet required payments of principal, premium, if any, and interest on our indebtedness, or if we otherwise fail to comply with the various covenants, including financial and operating covenants, in the instruments governing our indebtedness (including the credit agreement governing the Senior Secured Credit Facilities), we could be in default under the terms of the agreements governing such indebtedness.

In the event of such default, the holders of such indebtedness could elect to declare all the funds borrowed thereunder to be due and payable, together with accrued and unpaid interest, the lenders of our Revolving Credit Facility could elect to terminate their commitments and cease making further loans and the holders of such indebtedness could institute foreclosure proceedings against our assets, and we could be forced into bankruptcy or liquidation. Upon any bankruptcy filing, we would be stayed from making any ongoing payments on the notes (and any Guarantor that had also filed for bankruptcy would also be stayed from making any ongoing payments on the applicable guarantee), and the holders of the notes would not be legally entitled to receive post-petition interest or applicable fees, costs or charges, or any “adequate protection” under Title 11 of the United States Code (the “Bankruptcy Code”). Furthermore, if a bankruptcy case were to be commenced under the Bankruptcy Code, any payments made by us or a Guarantor within 90 days prior to commencement of such a case, could be subject to claims that we or such Guarantor were insolvent at the time any such payments were made and that all or a portion of such payments, which could include repayments of amounts due under the notes or a guarantee, might be deemed to constitute a preference under the Bankruptcy Code, and that such payments should be voided by the bankruptcy court and recovered from the recipients for the benefit of the entire bankruptcy estate. Also, in the event that we were to become a debtor in a bankruptcy case seeking reorganization or other relief under the Bankruptcy Code, a delay and/or substantial reduction in payments under the notes may otherwise occur. In addition, if our operating performance declines, or if we breach our covenants under our indebtedness, we may in the future need to seek waivers from the holders of such indebtedness and the required lenders under the Senior Secured Credit Facilities to avoid being in default. In such a case, we may not be able to obtain a waiver from the holders of such indebtedness and the required lenders on terms acceptable to us, or at all. If this occurs, we could be forced into bankruptcy or liquidation, and we may not be able to make payments on the notes.

Our variable rate indebtedness subjects us to interest rate risk, which could cause our debt service obligations to increase significantly.

Borrowings under our Senior Secured Credit Facilities are at variable rates of interest and expose us to interest rate risk. If interest rates increase, our debt service obligations on the variable rate indebtedness could increase even though the amount borrowed remains the same, and our net income and cash flows, including cash available for servicing our indebtedness, would correspondingly decrease. As of September 30, 2018, approximately $395.0 million of our indebtedness (net of original issue discount and deferred financing costs) was variable rate debt. In the future, we may enter into interest rate swaps that involve the exchange of floating for fixed rate interest payments in order to reduce interest rate volatility. However, we may not maintain interest rate swaps with respect to all of our variable rate indebtedness, and any swaps we enter into may not fully mitigate our interest rate risk.

Repayment of our debt, including the notes, is dependent on cash flow generated by Apergy’s subsidiaries.

Apergy is a holding company and all of our tangible assets are owned by Apergy’s subsidiaries. As such, repayment of our indebtedness is dependent on the generation of cash flow by our subsidiaries and their ability to make such cash available to Apergy, directly or indirectly, by dividend, loan, debt repayment or otherwise. Unless they are Guarantors of the notes, Apergy’s subsidiaries do not have any obligation to pay amounts due on the notes or to make funds available for that purpose. Apergy’s subsidiaries may not be able to, or be permitted to, make distributions or other payments to enable Apergy to make payments in respect of the notes. Each of Apergy’s subsidiaries is a distinct legal entity and, under certain circumstances, legal and contractual restrictions may limit Apergy’s ability to obtain cash from its subsidiaries. While the terms of the Indenture and the credit agreement governing the Senior Secured Credit Facilities will limit the ability of Apergy’s subsidiaries to incur consensual restrictions on their ability to pay dividends or make other intercompany payments, these limitations are subject to waiver and to important qualifications and exceptions. In the event that Apergy does not receive distributions or other payments from its subsidiaries, Apergy may be unable to make required payments on the notes.

Your right to receive payments on the notes is effectively junior to the right of lenders who have a security interest in our assets to the extent of the value of those assets.

Our obligations under the notes and our Guarantors’ obligations under their guarantees of the notes are unsecured, but our obligations under the Senior Secured Credit Facilities and each Guarantor’s obligations under its guarantee of the Senior Secured Credit Facilities are secured by a security interest in substantially all of our domestic tangible and intangible assets, including the stock of substantially all of our 100% owned domestic subsidiaries. If we are declared bankrupt or insolvent, or if we default under the Senior Secured Credit Facilities, the lenders could declare all of the funds borrowed thereunder, together with accrued interest, immediately due and payable. If we were unable to repay such indebtedness, the lenders could foreclose on the pledged assets to the exclusion of holders of the notes, even if an event of default exists under the Indenture at such time. Furthermore, if the lenders foreclose and sell the pledged equity interests in any Guarantor under the notes, then that Guarantor will be released from its guarantee of the notes automatically and immediately upon such sale. In any such event, because the notes will not be secured by any of our assets or the equity interests in the Guarantors, it is possible that there would be no assets remaining from which your claims could be satisfied or, if any assets remained, they might be insufficient to satisfy your claims in full.

Claims of holders of the notes will be structurally subordinated to all obligations of our existing and future subsidiaries that do not become Guarantors of the notes.

The notes will be guaranteed, jointly and severally, by all existing and future direct and indirect 100% owned domestic subsidiaries of Apergy that incur or that guarantee any obligations under the Senior Secured Credit Facilities or certain series of capital markets debt securities (other than the notes) of Apergy or any Guarantor. Our subsidiaries that do not guarantee the notes, including any foreign subsidiaries and any subsidiaries that we designate as unrestricted, will have no obligation, contingent or otherwise, to pay amounts due under the notes or to make any funds available to pay those amounts, whether by dividend, distribution, loan or other payment. Claims of holders of the notes will be structurally subordinated to all indebtedness and other obligations and liabilities of any non-Guarantor subsidiary such that in the event of insolvency, liquidation, reorganization, dissolution or other winding up of any subsidiary that is not a Guarantor, all of that subsidiary’s creditors (including trade creditors) would be entitled to payment in full out of that subsidiary’s assets before we would be entitled to any payment.

In addition, any dividend or other distribution made by a non-100% owned non-Guarantor subsidiary, such as a joint venture, would need to be made ratably to other equity holders and us. These non-100% owned subsidiaries may also be subject to restrictions on their ability to distribute cash to Apergy or a Guarantor in their financing or other agreements and, as a result, we may not be able to access their cash flow to service our debt obligations, including in respect of the notes.

The Indenture, subject to some limitations, permits our subsidiaries that do not guarantee the notes to incur additional indebtedness and does not contain any limitation on the amount of other liabilities, such as trade payables, that may be incurred by these subsidiaries.

As of the date hereof, we have 20 non-U.S. subsidiaries that do not guarantee the notes (including Apergy Middle East Services LLC (f/k/a Norris Production Solutions Middle East LLC), a subsidiary company in the Sultanate of Oman in which we own a 60% equity interest (“AMES”)).

In addition, our subsidiaries that provide, or will provide, guarantees of the notes will be automatically released from those guarantees upon the occurrence of certain events, including the following:

•	the designation of that subsidiary Guarantor as an unrestricted subsidiary;

•	the release or discharge of any guarantee or indebtedness that resulted in the creation of the guarantee of the notes by such subsidiary Guarantor; or

•	the sale or other disposition, including the sale of substantially all the assets, of that subsidiary Guarantor.

If any subsidiary guarantee is released, no holder of the notes will have a claim as a creditor against that subsidiary, and the indebtedness and other liabilities, including trade payables and preferred stock, if any, whether secured or unsecured, of that subsidiary will be effectively senior to the claim of any holders of the notes. See “Description of the Exchange Notes—Guarantees.”

The Indenture also permits us to designate certain of our subsidiaries as unrestricted subsidiaries, which subsidiaries would not be subject to the restrictive covenants in the Indenture. This means that these entities would be able to engage in many of the activities the Indenture restricts for Apergy and its restricted subsidiaries, such as incurring substantial additional indebtedness (secured or unsecured), making investments, selling, encumbering or disposing of substantial assets, entering into transactions with affiliates and entering into mergers or other business combinations. These actions could be detrimental to our ability to make payments when due and to comply with our other obligations under the notes, and could reduce the amount of our assets that would be available to satisfy your claims should we default on the notes. In addition, the initiation of bankruptcy or insolvency proceedings or the entering of a judgment against these entities, or their default under their other credit arrangements, will not result in a default under the notes.

The lenders under the Senior Secured Credit Facilities will have the discretion to release any Guarantors under those facilities in a variety of circumstances, which will cause those Guarantors to be released from their guarantees of the notes.

While any obligations under the Senior Secured Credit Facilities remain outstanding, any guarantee of the notes may be released without action by, or consent of, any holder of the notes or the Trustee, at the discretion of lenders under the Senior Secured Credit Facilities, if the related Guarantor is no longer a Guarantor of obligations under the Senior Secured Credit Facilities or certain other indebtedness. The lenders under the Senior Secured Credit Facilities will have the discretion to release the guarantees under the Senior Secured Credit Facilities in a variety of circumstances. Any of our subsidiaries that are released as a Guarantor of the Senior Secured Credit Facilities will automatically be released as a Guarantor of the notes. You will not have a claim as a creditor against any subsidiary that is no longer a Guarantor of the notes, and the indebtedness and other liabilities, including trade payables, whether secured or unsecured, of those subsidiaries will effectively be senior to claims of notes.

Because each Guarantor’s liability under its guarantees may be reduced to zero, voided or released under certain circumstances, holders of notes may not receive any payments from some or all of the Guarantors.

Holders of notes have the benefit of the guarantees of the Guarantors. However, by their terms, the guarantees by the Guarantors are limited to the maximum amount that the Guarantors are permitted to guarantee under applicable law. Further, under the circumstances discussed more fully below, a court under federal and state fraudulent conveyance and transfer statutes could void or reduce the obligations under a guarantee or further subordinate it to all other obligations of the Guarantor. See “—Federal and state statutes allow courts, under specific circumstances, to void the notes and the guarantee of the notes by certain of our subsidiaries and to require holders of notes to return payments received from us, and if that occurs, you may not receive any payments on the notes.” As a result, a Guarantor’s liability under its guarantee could be reduced to zero or to another amount that would significantly reduce the value of the guarantee, depending upon, among other things, the amount of other obligations of such Guarantor. In addition, you will lose the benefit of a particular guarantee if it is released under certain circumstances described under “Description of the Exchange Notes—Guarantees.”

We may not be able to repurchase the notes upon a change of control.

Upon the occurrence of specific kinds of change of control events, we will be required to make an offer to purchase all of the notes at 101% of the aggregate principal amount thereof plus accrued and unpaid interest, if any, up to but excluding the date of repurchase. Additionally, under the credit agreement governing the Senior Secured Credit Facilities, a change of control (as defined therein) will constitute an event of default that permits the lenders to accelerate the maturity of borrowings under the credit agreement and terminate their commitments to lend. The source of funds for any purchase of the notes and repayment of borrowings under the Senior Secured Credit Facilities would be our available cash or cash generated from our subsidiaries’ operations or other sources, including borrowings, sales of assets or sales of equity. We may not be able to repurchase the notes upon a change of control because we may not have sufficient financial resources to purchase all of the debt securities that are tendered upon a change of control and repay our other indebtedness that will become due. If we fail to repurchase the notes in that circumstance, we will be in default under the indenture that will govern the notes. We may require additional financing from third parties to fund any such purchases, and we may be unable to obtain financing on satisfactory terms, or at all. Further, our ability to repurchase the notes may be limited by law. In order to avoid the obligations to repurchase the notes and events of default and potential breaches of the credit agreement governing the Senior Secured Credit Facilities, we may have to avoid certain change of control transactions that would otherwise be beneficial to us.

In addition, some important corporate events, such as leveraged recapitalizations, may not, under the Indenture, constitute a “change of control” that would require us to repurchase the notes, even though those corporate events could increase the level of our indebtedness or otherwise adversely affect our capital structure, credit ratings or the value of the notes. In addition, the occurrence of certain events that might otherwise constitute a “change of control” under the Indenture will not be deemed to be a “change of control repurchase event” if the notes have an investment grade rating from both Moody’s Investors Service, Inc. (together with any successor to its rating agency business, “Moody’s”) and Standard & Poor’s Ratings Services (together with any successor to its rating agency business, “S&P”) during the period (the “Trigger Period”) commencing 60 days prior to the first public announcement by Apergy of any “change of control” (or pending “change of control”) and ending 60 days following consummation of such “change of control” (which Trigger Period will be extended following consummation of a “change of control” for up to an additional 60 days for so long as any of Moody’s or S&P has publicly announced that it is considering a possible ratings change). See “Description of the Exchange Notes—Repurchase at the Option of Holders—Change of control repurchase event.”

Holders of the notes may not be able to determine when a change of control giving rise to their right to have the notes repurchased has occurred following a sale of “substantially all” of our assets.

The definition of change of control in the Indenture includes a phrase relating to the sale of “all or substantially all” of our assets. There is no precise established definition of the phrase “substantially all” under applicable law. Accordingly, the ability of a holder of the notes to require us to repurchase its notes as a result of a sale of less than all our assets to another person may be uncertain.

Federal and state statutes allow courts, under specific circumstances, to void the notes and the guarantee of the notes by certain of our subsidiaries and to require holders of notes to return payments received from us, and if that occurs, you may not receive any payments on the notes.

Our issuance of the notes and the guarantee of the notes by certain of our subsidiaries may be subject to review under federal bankruptcy law and comparable provisions of state fraudulent transfer or fraudulent conveyance laws. While the relevant laws may vary from state to state, under such laws, the issuance of the notes or a guarantee could be voided, or claims in respect of the notes or a guarantee could be subordinated to all other debts of Apergy or of a Guarantor, as applicable, if, among other things, Apergy or the applicable Guarantor, at the time it incurred the indebtedness:

•	intended to hinder, delay or defraud any present or future creditor;

•	received less than reasonably equivalent value or fair consideration for the incurrence of such indebtedness and if Apergy or the applicable Guarantor:

•	was insolvent or rendered insolvent by reason of such incurrence;

•	was engaged in a business or transaction for which its remaining assets constituted unreasonably small capital; or

•	intended to incur, or believed that it would incur, debts beyond its ability to pay such debts as they mature.

A court might also void the notes or a guarantee without regard to the above factors, if the court found that we or the applicable Guarantor issued the notes or entered into its guarantee with the actual intent to hinder, delay or defraud its creditors.

In addition, any payment by us or that Guarantor pursuant to the notes or a guarantee, as applicable, could be voided and required to be returned to us or the Guarantor, as applicable, or to a fund for the benefit of our creditors or the creditors of the Guarantor. If the notes or guarantees were voided or limited under fraudulent transfer or other laws, any claim you may make against Apergy or the Guarantors for amounts payable on the notes would be unenforceable to the extent of such voidance or limitation. Moreover, the court could order you to return any payments previously made by Apergy or the Guarantors.

The measures of insolvency for purposes of these laws will vary depending upon the law applied in any proceeding to determine whether a voidable transfer has occurred, such that we cannot assure you as to what standard a court would apply in making these determinations or, regardless of the standard that a court uses, that any payments to the holders of the notes or under the guarantees did not constitute preferences, fraudulent transfers or conveyances on other grounds. Generally, however, our company or a Guarantor would be considered insolvent if:

•	the sum of its debts, including contingent liabilities, was greater than the fair value of all of its assets;

•

the present fair saleable value of its assets was less than the amount that would be required to pay its probable liability on its existing debts, including contingent liabilities, as they become absolute and mature; or

•	it could not pay its debts as they become due.

On the basis of historical financial information, recent operating history and other factors, we believe that Apergy and each Guarantor is solvent, does not have unreasonably small capital for the business in which it is engaged and has not incurred debts beyond its ability to pay such debts as they mature. We cannot assure you, however, that a court would agree with our conclusions in this regard.

If a court were to find that the issuance of the notes or the incurrence of a guarantee was a fraudulent transfer or conveyance, the court could void the payment obligations under the notes or such guarantee or subordinate the notes or such guarantee to presently existing and future indebtedness of ours or of the related Guarantor, or require the holders of the notes to repay any amounts received with respect to the notes or such guarantee. In the event of a finding that a fraudulent transfer or conveyance occurred, you may not receive any repayment on the notes. Sufficient funds to repay the notes may not be available from other sources, including any remaining Guarantor, if any. Further, the voidance of the notes could result in an event of default with respect to our and our subsidiaries’ other indebtedness that could result in acceleration of such indebtedness.

As a general matter, value is given for a transfer or an obligation if, in exchange for the transfer or obligation, property is transferred or a valid antecedent debt is satisfied. A court may find that we or a Guarantor did not receive reasonably equivalent value or fair consideration for the notes or such guarantee if we or such Guarantor did not substantially benefit directly or indirectly from the issuance of the notes or such guarantee. Specifically, if the guarantees were legally challenged, any guarantee could also be subject to the claim that, since the guarantee was incurred for Apergy’s benefit, and only indirectly for the benefit of the applicable Guarantor, the obligations of the applicable Guarantor were incurred for less than fair consideration. A court could thus void the obligations under the guarantees, subordinate them to the applicable Guarantor’s other indebtedness or take other action detrimental to you as a holder of the notes.

Although each guarantee entered into by a subsidiary will contain a provision intended to limit that Guarantor’s liability to the maximum amount that it could incur without causing the incurrence of obligations under its guarantee to be a fraudulent transfer, this provision may not be effective (as a legal matter or otherwise) to protect those guarantees from being voided under fraudulent transfer law, or may reduce that Guarantor’s obligation to an amount that effectively makes its guarantee worthless.

In addition, any payment by us pursuant to the notes made at a time we were found to be insolvent could be voided and required to be returned to us or to a fund for the benefit of our creditors if such payment is made to an insider within a one-year period prior to a bankruptcy filing or within 90 days for any non-insider party if such payment would give such insider or non-insider party more than such creditor would have received in a distribution under Chapter 7 of the Bankruptcy Code, and certain applicable statutory defenses did not apply.

Finally, as a court of equity, the bankruptcy court may subordinate the claims in respect of the notes to other claims against us under the principle of equitable subordination, if the court determines that: (i) the holder of notes engaged in some type of inequitable conduct; (ii) such inequitable conduct resulted in injury to our other creditors or conferred an unfair advantage upon the holder of notes; and (iii) equitable subordination is not inconsistent with the provisions of the bankruptcy code.

We may redeem your notes at our option, which may adversely affect your return.

As described under “Description of the Exchange Notes—Optional Redemption,” we have the right to redeem the notes in whole or in part beginning on May 1, 2021, at the redemption prices specified under “Description of the Exchange Notes—Optional Redemption.” At any time and from time to time prior to May 1, 2021, we may redeem some or all of the notes at a price equal to 100% of the aggregate principal amount thereof plus the make-whole premium described under “Description of the Exchange Notes—Optional Redemption,” plus accrued and unpaid interest up to, but excluding, the redemption date. At any time and from time to time prior to May 1, 2021, we may redeem up to 35% of the aggregate principal amount of the notes at a redemption price of 106.375% of the aggregate principal amount thereof, plus accrued and unpaid interest up to, but excluding, the redemption date, with the net proceeds of certain equity offerings if at least 65% of the aggregate principal amount of notes issued remains outstanding afterward and we redeem the notes within 180 days of completing the equity offering. We may choose to exercise this redemption right when prevailing interest rates are relatively low. As a result, you may not be able to reinvest the redemption proceeds in a comparable security at an effective interest rate as high as that of the notes.

A lowering or withdrawal of the ratings assigned to our debt securities by rating agencies could cause the liquidity or market value of the notes to decline and may increase our future borrowing costs and reduce our access to capital.

Our indebtedness currently has a non-investment grade rating, and any rating assigned could be lowered or withdrawn entirely by a rating agency if, in that rating agency’s judgment, future circumstances relating to the basis of the rating, such as adverse changes, so warrant. Real or anticipated changes in our credit ratings will generally affect the market value of the notes. Credit ratings are not recommendations to purchase, hold or sell the notes. Additionally, credit ratings may not reflect the potential effect of risks relating to the structure or marketing of the notes.

Any future lowering of our ratings likely would make it more difficult or more expensive for us to obtain additional debt financing. If any credit rating initially assigned to the notes is subsequently lowered or withdrawn for any reason, you may not be able to resell your notes without a substantial discount.

If the notes are rated investment grade at any time by both Moody’s and S&P’s, most of the restrictive covenants and corresponding events of default contained in the Indenture will be terminated.

If, at any time, the credit rating on the notes, as determined by both Moody’s and S&P’s Rating Services equals or exceeds Baa3 or BBB-, respectively, or any equivalent replacement ratings, we will no longer be subject to most of the restrictive covenants and corresponding events of default contained in the Indenture. If these restrictive covenants are terminated, the obligation to grant further guarantees of the notes will be terminated, and we may incur other indebtedness, make restricted payments and take other actions that would have been prohibited if these covenants had been in effect. Accordingly, if these covenants and corresponding events of default are terminated, holders of the notes will have less credit protection than at the time the notes were issued.

USE OF PROCEEDS

We will not receive any cash proceeds from the issuance of the exchange notes pursuant to the exchange offer. In consideration for issuing the exchange notes as contemplated in this prospectus, we will receive in exchange a like principal amount of outstanding notes, the terms of which are identical in all material respects to the exchange notes, except that the exchange notes will not contain terms with respect to transfer restrictions, registration rights and additional interest for failure to observe certain obligations in the registration rights agreement. The outstanding notes surrendered in exchange for the exchange notes will be retired and cancelled and cannot be reissued. Accordingly, the issuance of the exchange notes will not result in any change in our capitalization.

SELECTED HISTORICAL FINANCIAL DATA

The following selected financial data reflects the combined and consolidated operations of Apergy. The selected combined income statement data for the years ended December 31, 2017, 2016, and 2015, and the selected combined balance sheet data as of December 31, 2017 and 2016, were derived from Apergy’s audited combined financial statements and accompanying notes (collectively, the “Audited Combined Financial Statements”) included elsewhere in this prospectus. The selected historical combined balance sheet data as of December 31, 2015, was derived from Apergy’s audited combined financial statements, which are not included in this prospectus. The selected historical combined financial data as of and for the years ended December 31, 2014 and 2013, and as of September 30, 2017, were derived from Apergy’s underlying financial records, which were derived from the financial records of Dover Corporation, and which are not included in this prospectus. In Apergy’s management opinion, the unaudited combined financial statements for these periods have been prepared on the same basis as the audited combined financial statements and include all adjustments, consisting only of normal recurring adjustments and allocations, necessary for a fair statement of the information for the periods presented.

The selected consolidated balance sheet data as of September 30, 2018, and the selected consolidated income statement data for the nine months ended September 30, 2018 and 2017, were derived from Apergy’s unaudited condensed consolidated financial statements and accompanying notes (collectively, the “Interim Financial Statements”), included elsewhere in this prospectus.

The selected historical financial data should be read in conjunction with the discussion in “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” the Audited Combined Financial Statements and the Interim Financial Statements.

	Nine Months Ended September 30,		Years Ended December 31,
(in thousands)	2018	2017	2017	2016	2015	2014(1)	2013(1)
Statement of income data:
Revenue	$906,318	$745,093	$1,009,591	$751,337	$1,076,680	$1,530,631	$1,357,713
Gross profit(2)	311,713	244,764	318,467	195,328	334,639	621,091	576,084
Provision for (benefit from) income taxes	24,324	22,973	(22,284)	(8,043)	24,131	110,323	103,159
Net income (loss)	72,284	51,304	111,568	(10,791)	53,134	223,496	217,026
Net income (loss) attributable to Apergy	71,989	50,444	110,638	(12,642)	51,698	222,707	216,525

Balance sheet data:
Cash and cash equivalents	$18,014	$23,447	$23,712	$26,027	$10,417	$24,355	$14,475
Property, plant and equipment, net	236,067	210,478	211,832	201,747	232,886	250,482	196,966
Total assets	1,983,356	1,921,331	1,904,775	1,850,895	1,983,379	2,218,752	1,489,750
Long-term debt, less current portion(2)	687,543	3,708	3,742	1,919	3,282	3,516	1,294
Total Apergy stockholders’ equity	962,547	—	—	—	—	—	—
Total Parent Company equity	—	1,586,377	1,635,285	1,546,322	1,639,865	1,793,176	1,192,600

Statement of cash flows data:
Net cash provided by operating activities	$92,806	$41,205	$76,917	$129,709	$215,671	$280,990	$238,181
Net cash used in investing activities(2)	(44,809)	(26,829)	(46,506)	(28,028)	(34,101)	(660,177)	(82,000)
Net cash provided by (used in) financing activities	(53,620)	(20,432)	(33,003)	(85,981)	(194,977)	389,149	(153,030)

(1)

During 2014, Apergy acquired Timberline Manufacturing Company, WellMark Holdings, Inc., and Accelerated Companies LLC in three separate transactions for net cash consideration of $627.0 million reflected in Net cash used in investing activities in the Statement of Cash Flows. During 2013, Apergy acquired SPIRIT Global Energy Solutions for net cash consideration of $47.4 million reflected in Net cash used in investing activities in the Statement of Cash Flows. The businesses were acquired to complement and expand upon existing operations within the Production & Automation Technologies segment. Our results of operations, financial position and cash flows reflect these businesses since the date of acquisition.

(2)	Prior-year amounts have been reclassified to conform to the current year presentation.

OUR BUSINESS AND PROPERTIES

Overview

Apergy is a leading provider of highly engineered technologies that help companies drill for and produce oil and gas safely and efficiently around the world. Our products include a full range of equipment and technologies that enable efficient drilling and safe and efficient production throughout the lifecycle of a well. Our principal products consist of artificial lift equipment and solutions, including electric submersible pump systems (“ESP”), rod pumping systems (“Rod Lift”), gas lift systems, progressive cavity pump systems (“PCP”) and plunger lift systems, as well as polycrystalline diamond cutters (“PDCs”) for drilling. We also provide a comprehensive digital product offering consisting of equipment, software and Industrial Internet of Things (“IIoT”) solutions for downhole monitoring, wellsite productivity enhancement and asset integrity management. Our expansive digital product offering includes quartz pressure transducers and hybrid electronics, artificial lift controllers and optimization software, monitoring and predictive diagnostic instruments, and software for reciprocating machinery. Our products and technologies enhance our customers’ drilling and production economics.

Apergy’s products are used by a broad spectrum of customers in the global oil and gas industry, including national oil and gas companies, large integrated and independent oil and gas companies, all of the major oilfield equipment and services providers, and pipeline companies. We compete across major oil and gas markets globally with a particular strength in the North American onshore market. Our products are particularly well suited for unconventional/shale oil and gas markets. While our products are used in both the oil and gas markets, over 75% of our revenues come from oil markets.

The quality, innovative technology and performance of our technologies drive improved cost-effectiveness, productivity, efficiency and safety for our customers. We believe our strong market share in our core markets and our long-term customer relationships are due to our focus on technological advancement, product reliability and our commitment to superior customer service across the organization. Our long-term customer relationships and the consumable nature of many of our products also enable us to benefit from recurring revenues throughout the lifecycle of a producing well. We believe we are also differentiated from competitors through our proven business model focused on high customer intimacy, innovative technology and application engineering.

History and Development

Apergy was formerly a part of the Energy segment within Dover, a global, diversified industrial manufacturer. Apergy has a long history of innovation across these businesses and our heritage in the oil field equipment industry extends over 60 years. During this time, Apergy has expanded through a series of strategic acquisitions of well-known businesses and brands as well as internal growth initiatives. Key acquisitions that built our artificial lift platform include Harbison-Fischer, Accelerated, Wellmark, PCS Ferguson (f/k/a Production Controls Services, Inc.) and Oil Lift Technology. Our leading PDC business was created through the acquisition of US Synthetic. Over this time, Apergy has developed experience as an effective operator as well as a successful integrator of businesses.

Our Industry

We principally operate in the oil and gas drilling and production industry and provide a broad range of technologies and products that enhance oilfield efficiency, improve productivity, maximize reserve recovery and increase asset value. Demand for our products is impacted by overall global demand for oil and gas, which is expected to benefit from a variety of long-term fundamental trends.

According to the U.S. Energy Information Administration’s (the “EIA”) International Energy Outlook 2017 (the “EIA International Energy Outlook”), global economic expansion, coupled with a growing population, will help drive up global energy consumption by about 41% by the year 2050. The majority of this growth is forecasted to come from China, India and other Asian nations. Increasing urbanization and a significant expansion of the middle class globally are expected to contribute to higher personal and commercial transportation needs, rising electricity in homes and greater industrial energy demand. For these reasons, the EIA International Energy Outlook projects that demand for petroleum and other liquid fuels will grow by 28% from 2015 through 2050, while demand for natural gas will increase by 69% and natural gas will overtake coal as the world’s second largest fuel source during this period.

As new technology has unlocked resources previously considered too costly to produce, unconventional oil and natural gas reservoirs, particularly in the U.S., have become a larger part of the global energy supply landscape. Technological developments in horizontal drilling and hydraulic fracturing have enabled exploration and production (“E&P”) companies to access the vast hydrocarbon reserves contained in the unconventional oil and natural gas reservoirs of the U.S. In addition, North America is expected to become the largest liquefied natural gas (“LNG”) exporter due to growing demand for LNG from Asia and Europe. As a result, the U.S., an oil importer for decades, is on pace to become a net exporter of oil in the near-term.

The oil and gas industry has traditionally been volatile and is influenced by long-term, short-term and cyclical trends, including oil and gas supply and demand, current and projected oil and gas prices, and the level of upstream spending by E&P companies. As a result, demand for our technologies and products depends primarily upon the level of expenditures by our customers in the oil and natural gas industry, particularly those within the U.S. A rapid increase in supply over a seven year period from 2008 to 2015 contributed to a decline in oil and gas prices and reduced customer spending levels from year-end 2014 through 2016. Oil prices rebounded meaningfully in 2017 and have been relatively stable year to date in 2018, resulting in an increase in our customers’ spending and demand for Apergy’s technologies and products in both 2017 and year to date 2018. Although there remains a risk that oil prices and activity levels could deteriorate from current levels, we believe that the outlook for our businesses over the long-term is favorable. Increasing global demand for oil and gas as well as continued depletion of existing reservoirs will drive continued investment in the drilling and completion of new wells. In addition, productivity and efficiency are becoming increasingly important in the oil and gas industry as operators focus on improving per-well economics, driven by a flattening of the West Texas Intermediate crude oil (“WTI”) forward price curve, and the North American onshore oil and gas industry moving from an exploration phase into a more mature production phase.

Technology has become increasingly critical to oil and natural gas producers as a result of the maturity of the world’s oil and natural gas reservoirs, the acceleration of production decline, the focus on complex well designs and the oil and gas industry’s aging workforce. While the aggregate number of wells drilled per year has fluctuated relative to market conditions, E&P companies, on a proportional basis, have increased expenditures on technology in an effort to improve reservoir performance, increase oil and gas recovery and lower the cost per barrel produced over the life of a well. Our customers continue to seek, test and use production-enabling technologies at an increasing rate. We have invested substantially in building our technology offerings, which help us to provide more efficient tools and solutions to produce oil and natural gas. Apergy’s portfolio of data collection, controllers, and remote monitoring solutions are intended to improve reliability and drive down costs. We believe our efficiency enhancing products contribute to a reduction in the breakeven cost of unconventional development for our E&P customers. We believe our business will benefit as operators increasingly focus on optimizing production and improving per-well economics.

Business Segments

Our business is organized into two reportable segments: Production & Automation Technologies; and Drilling Technologies.

Production & Automation Technologies

Our Production & Automation Technologies segment generated revenues of $781.9 million in 2017, representing 77% of our total 2017 revenues. Production & Automation Technologies facilitates the efficient, safe and cost effective extraction of oil and gas. We design, manufacture, market and service a full range of artificial lift equipment, end-to-end automation and digital solutions, as well as other production equipment. A portion of Production & Automation Technologies revenue is derived from activity-based consumable products, as customers routinely replace items such as sucker rods, plunger lifts and pump parts. We believe that the combination of our artificial lift equipment and our end-to-end proprietary automation solutions helps oil and gas operators lower production costs and optimize well efficiency by enabling oil and gas operators to monitor, predict and optimize performance. Our products are sold under a collection of premier brands, which we believe are recognized by customers as leaders in their market spaces, including Harbison-Fischer, Norris, Alberta Oil Tool, Oil Lift Technology, PCS Ferguson, Pro-Rod, Upco, Accelerated, Norriseal-Wellmark, Quartzdyne, Spirit, Theta, Timberline and Windrock.

Within our Production & Automation Technologies segment, we offer artificial lift products, digital products and other production equipment.

Artificial Lift

We believe artificial lift equipment is mission-critical to oil and gas operators as a means to increase pressure within the reservoir and improve oil and gas production. Artificial lift is a key technology for increasing oil and gas production throughout the lifecycle of a producing well and is therefore directly linked to operator economics. Apergy offers a full suite of artificial lift solutions to meet the varying needs of operators as oil production volume levels decline over the lifecycle of a producing well, as demonstrated in the figure below. Apergy’s comprehensive offering provides our customers with cost effective solutions tailored to a well’s specific characteristics and production volumes. Apergy is particularly strong within key U.S. basins where artificial lift technologies are prevalent. According to Spears, the U.S. is the world’s largest lift market, followed by Canada, and artificial lift technologies are used in approximately 95% of all producing wells in North America. We believe that our offerings also have significant international potential, as production rates continue to decline in existing wells in regions such as the Middle East, South America and Eastern Europe. Our artificial lift products represented approximately 77% of our Production & Automation Technologies segment revenues in 2017.

Key artificial lift products include:

•

ESP: Our ESPs are fully integrated and customizable ESP systems that are used during the earlier stages of production when barrels per day volume is at its highest level. Apergy’s ESP products include centrifugal pumps, gas handling devices, motors, controls and digital solutions to monitor and optimize ESP performance.

•

Gas Lift: Gas lift is a method of artificial lift that involves injecting high pressure gas to lift oil from the wells. Gas lift is a preferred artificial lift for deviated wells and wells characterized by large amounts of sand or solid materials. Apergy has been delivering innovative and flexible gas lift solutions to our customers for more than 30 years. Our software takes into account the well complexity and production characteristics of the well to deliver the best gas lift solution for each well.

•

Rod Lift: As well production extends beyond the initial years, operators typically begin to employ a Rod Lift extraction solution. Apergy’s Rod Lift solutions include standard and fit-for-purpose sucker rods and accessories as well as a full range of downhole pumps that address all rod pumping applications. We believe Rod Lift is one of the more prevalent lift solutions employed in wells in the U.S. and globally. Our Rod Lift business provides for significant recurring revenue as sucker rods, pumps and accessories are replaced with use.

•

PCP (Progressive Cavity Pump), Plunger, Hydraulic and Jet Lift Systems: Apergy also offers a full range of PCP solutions including top drives, high performance pumps, drive rods and controls; a broad range of plunger lift systems including surface, downhole equipment and controllers; and a full range of hydraulic and jet lift systems including jet pumps, hydraulic reciprocating pumps, surface multiplex pumps and automation controllers. These solutions are typically used in wells that have been producing for multiple years and are essential for increasing productivity at lower production volumes.

Digital

Our proprietary digital products are aimed at creating an end-to-end production optimization platform that enables oil and gas operators to monitor, predict and optimize well performance and drive improved return on investment during the production process. Apergy is a leading provider of productivity tools and performance management software for artificial lift and asset integrity management. Our software has modular architecture that enables specific solutions to be tailored to meet exact customer needs. Real-time data is used by our customers to drive decisions, enhance well servicing and obtain an accurate picture of the well’s functioning over time, resulting in a more connected, digital wellsite that not only operates more efficiently but is also safer and more secure. Our digital products represented approximately 10% of our Production & Automation Technologies segment revenues in 2017.

Digital solutions touch multiple parts of the wellsite and allow an operator centralized monitoring and control. Smart instrumentation and hardware at the wellsite have sensing capabilities that allow the capture of data. Once captured, that data is communicated to a cloud based IIoT infrastructure platform where it can be analyzed and used to drive insights for customers. We believe that the combination of Apergy’s digital products and its strong artificial lift presence enables Apergy to drive the continued adoption of digital solutions by its customers. Apergy sees digital adoption as a key secular trend in the oil and gas industry, particularly in the current lower oil price environment where operators are focused on lowering the cost per barrel produced over the lifecycle of a well.

Digital solutions bring together multiple layers of equipment, sensors and software. A site may employ a full-scale solution (e.g., a fully connected wellsite using Apergy equipment and software) or a more application specific solution (e.g., a controller used for diagnostics on an ESP lift). Technologies included in Apergy’s digital products offering include:

•

Controllers and Software Solutions: Controllers and software solutions, including proprietary cloud-based software, to monitor and optimize artificial lift and production. Software is sold on a subscription based model and can be tailored to the breadth of solution the customer is seeking.

•	Downhole Monitoring, Logging and Management: Quartz pressure transducers and smart downhole tools for measuring, monitoring and logging downhole well conditions to improve well productivity.

•

Asset Integrity Management Solutions: End-to-End digital IIoT Solutions and portable analyzers to monitor, predict, and optimize health and performance of reciprocating compressors and engines used in wellsites, pipelines, refineries and chemical plants.

Other Production Equipment

Apergy also offers other production equipment including chemical injection systems, flow control valves, oil and water separation, gas conditioning, process heating and pressure vessel products. These products are complementary to our artificial lift and automation technologies offerings and are used by customers in the production of oil and gas. Apergy’s other production equipment allows Apergy to build its share of customers’ wallets and enhances our ability to cross-sell products across the production equipment portfolio. Our other production equipment offerings represented approximately 13% of our Production & Automation Technologies segment revenues in 2017.

As of December 31, 2017, our Production & Automation Technologies segment operated 18 manufacturing facilities in North America, Australia, Colombia and Oman, as well as 105 sales and service facilities in North America.

Drilling Technologies

Our Drilling Technologies segment generated revenues of $227.7 million in 2017, representing 23% of our total 2017 revenues. In operation for over 30 years, Drilling Technologies provides highly specialized products used in drilling oil and gas wells. We design, manufacture and market PDCs for use in oil and gas drill bits under the US Synthetic brand. Our proprietary PDCs are based on years of innovation and intellectual property development in material science applications including the production of highly stable synthetic diamonds, known as “polycrystalline diamonds.” US Synthetic has historically filed new patents at a rate of over 50 patents per year and has previously received the prestigious Shingo Prize for operational excellence. We believe our highly engineered PDCs are distinguished by their quality, rate of penetration and longevity. PDCs are a relatively small cost to the oil and gas operator in the context of overall drilling costs, but are critical to successful drilling. As a result, we believe our customers value the quality and performance of US Synthetic PDCs over less expensive alternatives because a lower quality PDC can cause unnecessary and expensive drilling delays. Over 95% of our PDCs are custom designed to meet unique customer requirements and are finished to exact customer specification to ensure optimal performance. PDCs are utilized in both vertical and horizontal drilling and need to be replaced as they wear out during the drilling process.

Key products of our Drilling Technologies segment include:

•	PDC Drill Bit Inserts: Custom designed and manufactured drill bit inserts that fit within a customer’s drill.

•

Other Drilling Equipment: Apergy also offers long-lasting diamond bearings for process-fluid lubricated applications, including underwater applications, downhole drilling tools and industrial pumps, as well as diamond roof bolt mining tools for underground mining.

As of December 31, 2017, our Drilling Technologies segment operated two facilities, which are located in North America.

The following graphic illustrates where the key products of our Production & Automation Technologies and Drilling Technologies segments are used at a wellsite.

Apergy’s Strengths

We believe that the following strengths position us well to achieve our primary business objective of creating value for all of our stakeholders, including our customers, employees and stockholders:

Attractive businesses benefiting from favorable industry trends in oil and gas.

We believe that increasing global demand for oil and gas and steady depletion of existing reservoirs will continue to drive investment in the drilling and completion of new wells, despite the current oversupply. The EIA International Energy Outlook forecasts that global tight gas, shale gas and coalbed methane production will grow by 3.6% per annum through 2050, driven primarily by demand in the U.S. Additionally, the EIA International Energy Outlook projects that global tight oil production will more than double between 2015 and 2040, growing from 5.0 Mmb/d in 2015 to 10.3 Mmb/d in 2040. At the same time, we believe the current oil price environment supports increased investment to maximize productivity from existing oil fields and increase the efficiency of oilfield operations. We believe operators’ continued focus on improving per-well economics, driven by a flattening of the WTI forward price curve, and the North American onshore oil and gas industry moving from an exploration phase into a more mature production phase, will increase demand for our artificial lift and wellsite automation solutions.

Substantial presence in growing basins, segments and regions.

For the year ended December 31, 2017, 84% of our revenue was generated in North America, where the onshore rig activity was the highest growth region in the oil and gas industry in 2017, achieving a 70% year-over-year increase. Onshore unconventional oil and gas production is expected to continue to grow in North America through 2050, according to the EIA Annual Outlook. Apergy has established positions in key

North American unconventional basins, such as the Permian, Eagle Ford and Bakken basins, that are expected to experience continued growth in the coming years. We have also been expanding our presence in key international markets, including the Middle East, Latin America and Australia.

Significant recurring revenue enhances the stability of our results.

Historically, approximately 40% of our revenue is recurring. This includes replacement hardware, such as rod pumps and sucker rods, which replace previously deployed equipment in established producing wells. It also includes equipment service revenue, as well as ongoing revenue connected with our automation offering, particularly subscription-based revenue for automated well monitoring and management. We believe this recurring revenue enhances the predictability and stability of our revenue and cash flow, and helps to mitigate the impact of down market cycles.

Proven business model driving strong relative performance across market cycles.

We have built our business through differentiated technology and application engineering, high customer intimacy and superior customer service, continuous new product innovation and a culture of continuous improvement. We have also focused on delivering products and solutions that are non-commoditized and that we believe are critical to an oil or gas producer’s efficiency and profitability. Through this consistent approach, we have achieved strong relative operating results across market cycles, especially during down cycles, demonstrating the resilience of our business model. Despite the recent oil and gas market downturn, we achieved significant net cash provided by operating activities during 2015 and 2016, in part through proactive working capital management.

Industry leadership with strong brand portfolio and reputation for quality, performance and service.

Our products are sold under a collection of premier brands with strong reputations for quality, performance and service in the industry. These brands include Norris, Harbison-Fischer, Accelerated, PCS Ferguson, Oil Lift Technology, Norriseal-Wellmark, Spirit, Quartzdyne, Theta, Windrock and US Synthetic. Our heritage in the oil field equipment industry extends over 60 years. We believe the quality of our brands has enabled us to achieve a strong Net Promoter Score, which we believe is among the highest in the artificial lift market.

Comprehensive artificial lift portfolio in an attractive market segment.

Artificial lift is one of the fastest growing segments in oilfield equipment, as spending for artificial lift per well has outpaced other areas of growth. According to Spears, the global artificial lift market was approximately $8.3 billion in 2016 and grew approximately 6% in 2017. During the previous oil and gas upcycle from 2009 to 2014, the artificial lift market grew at an average annual rate of approximately 19%, according to Spears. Additionally, according to Spears, artificial lift spending per active rig has grown at an average annual rate of almost 8% between 2006 and 2017. We believe we are well positioned to benefit from this favorable trend with a broad portfolio of artificial lift solutions to drive productivity throughout the lifecycle of the well, including ESP, Rod Lift, PCP, plunger lift, hydraulic and jet lift systems.

Our automation business is well positioned to capitalize on increasing adoption of digital applications by our customers.

As our customers increasingly focus on maximizing the productivity and efficiency of existing wells, we believe they will continue to adopt automation technologies at the wellsite and that our business is well positioned to capitalize on this trend. We believe technology has become increasingly important to the oil and natural gas marketplace as a result of the maturity of the world’s oil and natural gas reservoirs, the acceleration of production decline, the focus on complex well designs and the oil and gas industry’s aging workforce. In the current lower oil price environment, our customers are focused on lowering the cost per barrel produced over the lifecycle of a well and have begun to seek, test and use production-enabling technologies at an increasing rate. We believe that our strong domain expertise, customer access and innovative hardware and proprietary optimization software offer advantages in this regard.

We are an award-winning global leader in PDCs for oil and gas drilling and an important partner to customers in achieving drilling productivity.

Our US Synthetic business has over thirty years of experience in the development and production of PDCs and has achieved a strong leadership position in the industry primarily due to our expertise in diamond science technology and our ongoing commitment to innovation, quality and superior customer service. We custom design PDCs to the specific characteristics of the unique geological formations in which our customers are drilling. We are able to analyze the needs of our customers and deliver customized solutions in a reliable and timely manner, enabling our customers to operate more efficiently and reduce their total drilling costs. US Synthetic is a recognized leader in lean manufacturing and engineering. Currently, US Synthetic remains the only upstream oilfield equipment company to receive the Shingo Prize for operational excellence.

Strong operating system that delivers sustainable performance.

We utilize an operating system that we believe distinguishes us from our peers. Our operating system is built on a foundation of a strong continuous improvement program that drives relentless focus on business process improvements and eliminating waste. Key focus areas of our operating system include strategic planning, organic growth, pricing, productivity, strategic sourcing and talent management. Our operating system has enabled us to deliver attractive margin and cash flow performance. We also believe this operating system allows us to integrate new businesses effectively and deliver value.

Executive management team with proven track record of success.

Our senior management team is led by Sivasankaran (“Soma”) Somasundaram, who serves as our President and Chief Executive Officer. Other members of Apergy’s senior management team include Jay A. Nutt, Senior Vice President and Chief Financial Officer, Paul E. Mahoney, President, Production and Automation Technologies, Robert K. Galloway, President, Drilling Technologies, Syed (“Ali”) Raza, Senior Vice President and Chief Digital Officer and Shankar Annamalai, Senior Vice President Operations. Our senior management team consists of proven industry operators, with an average of 24 years of relevant experience. We believe our senior leadership team has the extensive operational, financial and managerial experience needed to effectively navigate the key opportunities and challenges facing our business today and have been responsible for developing and executing our success to date. For more information regarding the executive officers of Apergy, see “Directors, Executive Officers and Corporate Governance—Executive Officers.”

Apergy’s Strategies

Our goal is to continue to create value and to become the leader at the wellsite, driving customer productivity and efficiency. We intend to achieve this goal by executing the following strategies:

Expand market coverage and increase market share in growing unconventional basins.

Onshore unconventional oil and gas production is expected to continue to grow in North America. The EIA International Energy Outlook projects global tight gas, shale gas and coalbed methane production to grow by 3.6% per annum through 2050, driven primarily by the U.S. According to the EIA Annual Outlook, shale output in the U.S. is expected to increase by approximately 130% over this period, while U.S. tight oil output will grow by approximately 74%. As a result, North America is projected to become a major exporter of natural gas during this period. Apergy has established positions with customers that operate in key North American unconventional basins, such as the Permian, Eagle Ford and Bakken basins, that are expected to experience continued growth in the coming years. We intend to expand our market coverage and increase our share in these markets by leveraging our existing customer relationships, sales and service infrastructure and new product initiatives. Key elements of the strategy will include expanding sales coverage, key account management to drive cross selling, targeted product launches to capture market share, data analytics to drive increased customer penetration opportunities and educational programs to drive awareness of our technology differentiation.

Capitalize on increasing customer adoption of automation solutions to drive wellsite productivity.

We believe our customers will increasingly adopt automation solutions to drive productivity and efficiency in the coming years. Technology has become increasingly critical to the oil and natural gas marketplace as a result of the maturity of the world’s oil and natural gas reservoirs, the acceleration of production decline, the focus on complex well designs and the oil and gas industry’s aging workforce. While the aggregate number of wells being drilled per year has fluctuated relative to market conditions, E&P companies have increased expenditures on technology in an effort to improve reservoir performance, increase oil and gas recovery and to lower the cost per barrel produced over the life of a well. Customers continue to seek, test and use production-enabling technologies at an increasing rate. We have invested a substantial amount of our time and resources into building our technology offerings, which help us to provide our customers with more efficient tools to produce oil and natural gas. Apergy’s proprietary automation solutions improve reliability and drive down costs. We offer a full range of automation solutions consisting of equipment, software and full end-to-end IIoT solutions to meet specific customer needs. We believe our automation solutions contribute to a reduction in the breakeven cost of unconventional development, improving the efficient use of capital and operating budgets of our E&P customers. We believe our business will benefit as operators increasingly focus on optimizing production and improving per-well economics. We intend to leverage our extensive customer access and deep domain expertise in these applications to capitalize on this growth trend.

Continue to innovate and expand our product offerings.

We intend to continue our strong track record of developing and launching new and innovative products that drive improved cost-effectiveness, productivity, efficiency and safety for our customers. We operate in a market that is characterized by rapidly changing technology and frequent new product introductions. As a result, we maintain an active research, development and engineering program with a focus on solving customer challenges and developing innovative technologies to improve customer efficiency and profitability. We believe maintaining a robust innovation pipeline will allow us to continue to win market share and increase our penetration in key markets and with key customers. In the near-term, we expect to launch several new products that will help our customers gain efficiency, reduce operating costs and improve safety. Key focus areas for innovation and new product launches include increasing the performance of our artificial lift systems, developing new digital platforms for our production management and asset integrity management solutions, increasing the drilling productivity of our PDC cutters and developing diamond bearings for new applications.

Continue to expand our global reach.

As producing wells in the Middle East continue to age and deplete and shale-based production continues to expand in areas like South America, our globally recognized brands, market ready products and application knowledge offer the opportunity for international market penetration and growth. We believe there will be a substantial opportunity in the coming years to leverage our technologies currently used in unconventional oil and gas production in North America in targeted international markets. To capitalize on these opportunities, we are focused on expanding our operations and capabilities in targeted global markets such as the Middle East, Latin America and Australia, regions which we believe have aging wells and significant unconventional resource development potential. For example, we recently completed an acquisition in Argentina that will give us access to the market and enable us to capitalize on shale developments in that country. We have begun to win tenders in these markets, and we expect to continue to build on these successes in the future, especially as these international markets move towards adopting artificial lift and automation technologies.

Continue to drive margin expansion and cash from operations through operational excellence.

We remain focused on driving margin expansion and cash from operations as the oil and gas markets continue to recover. We have a demonstrated track record of strong relative performance through market cycles, including maintaining cash from operations positive throughout the recent oil and gas downturn. We are committed to continuing operational excellence and driving strong performance by utilizing our differentiated operating system. We plan to achieve this through a rigorous focus on improving productivity in our facilities, reducing material costs by strategic sourcing in best value countries, reducing working capital through effective inventory, receivables and payables management and eliminating waste in our processes through lean and continuous improvement principles.

Expand our technology and product portfolio through selective acquisitions.

In addition to our organic growth initiatives, we may choose to pursue select strategic acquisition opportunities as part of our growth strategy. We benefit from a track record of successfully growing our earnings and technology offering through selective acquisitions. For example, over the last cycle, we expanded our comprehensive artificial lift platform through several acquisitions, including Harbison-Fischer, Oil Lift Technology, PCS Ferguson, and Accelerated. Most recently, we completed the acquisition of an Argentina-based supplier of progressive cavity pump products and services in October of 2017. We have historically employed a disciplined approach to acquisitions focused on opportunities where we believe we can achieve an attractive return on our investment. These have included opportunities that (i) increased our exposure to the most important growth trends in the industry, (ii) added key products and technologies, (iii) enhanced our market position, (iv) expanded our geographic scope and/or (v) provided the opportunity to realize synergies while strengthening our capabilities. To the extent we choose to pursue acquisition opportunities, as part of our disciplined approach, we intend to focus on those that we believe will be accretive to earnings while consistent with our goal to maintain a strong and flexible balance sheet and healthy credit profile. In order to preserve the tax-free nature of the spin-off, we must execute any such transactions in compliance with the tax matters agreement. As a result, the ability of Apergy to engage in, among other things, certain mergers and equity transactions could be limited or restricted for a two-year period following the spin-off. See “Risk Factors—Risks Related to the Separation—Apergy may not be able to engage in certain corporate transactions as a result of the Separation.”

Competition

The markets in which we operate are highly competitive. The principal bases of competition in our markets are customer service, product quality and performance, price, breadth of product offering, market expertise and innovation. We believe we differentiate ourselves from our competitors through our model of high customer intimacy, differentiated technology, innovation and a high level of customer service.

We face competition from other manufacturers and suppliers of oil and gas production and drilling equipment. Key competitors include Weatherford International plc, Baker Hughes, a GE Company, Halliburton, BORETS, Tenaris, Novomet and Emerson in Production and Automation Technologies; as well as DeBeers (Element 6), Schlumberger Ltd. (Mega Diamond) and various Chinese suppliers in Drilling Technologies.

Customers, Sales and Distribution

We have built our business through high customer intimacy and superior customer service, and we view intense customer focus as being central to our goal of creating value for all of our stakeholders. Drawing on our deep industry and application engineering expertise, we strive to develop close, collaborative relationships with our customers. We work closely with our customers’ engineering teams to develop technologies and applications that help improve efficiency and productivity.

We have established deep and long-standing customer relationships with some of the largest operators in the oil and gas drilling and production markets. Our customers include national oil and gas companies, large and integrated independent oil and gas companies, all of the major oil field equipment and service providers, and pipeline companies.

We market and sell our products and technologies through a combination of sales representatives, technical seminars, trade shows and print advertising. We sell directly to customers through our direct sales force and indirectly through independent distributors and sales representatives. Our direct sales force is composed of highly trained industry experts who can advise our customers on the advantages of our technology and product offering. We have also developed an extensive network of 108 sales and service locations throughout key regions and basins in North America to better serve our customers. We also host forums and training sessions, such as our Artificial Lift Academy, where our customers can share their experiences and we can educate and train our customers in the use of our new technologies. Nearly all of our Drilling Technologies sales and over 70% of our Production & Automation Technologies sales in 2017 were sold directly to the end-use customer.

In addition to our direct sales force, we support a global network of distributors and representatives. We provide our distributors with sales and product literature, advertising and sales promotions, and technical assistance and training with our products. Many of our distributors also stock our products.

Our customer base is diverse and no single customer accounted for more than 10% of total revenue for the year ended December 31, 2017.

Intellectual Property

Apergy owns many patents, trademarks, licenses and other forms of intellectual property, which have been acquired over a number of years and, to the extent relevant, expire at various times over a number of years. A large portion of Apergy’s intellectual property consists of patents, unpatented technology and proprietary information constituting trade secrets that Apergy seeks to protect in various ways, including confidentiality agreements with employees and suppliers where appropriate. While Apergy’s intellectual property is important to its success, the loss or expiration of any of these rights, or any group of related rights, is not likely to materially affect Apergy’s results on a combined basis. Apergy believes that its commitment to continuous engineering improvements, new product development and improved manufacturing techniques, as well as strong sales, marketing and service efforts, are significant to its general leadership positions in the niche markets that it serves.

Research and Development and Engineering

Apergy operates in markets that are characterized by changing technology and frequent new product introductions. As a result, Apergy’s success is dependent on its ability to develop and introduce new technologies and products for its customers. Apergy maintains an active research, development and engineering program with a focus on developing innovative products and solutions as well as upgrading and improving existing offerings to satisfy the changing needs of its customers, expand revenue opportunities domestically and internationally, maintain or extend competitive advantages, improve product reliability and reduce production costs. Apergy believes maintaining a robust innovation pipeline will allow it to continue to win market share and increase its penetration in key markets and with key customers.

Raw Materials

Apergy uses a wide variety of raw materials, primarily metals and semi-processed or finished components. We have not historically experienced material impacts to our financial results due to shortages or the loss of any single supplier. Although the required raw materials are generally available, commodity pricing for metals, such as nickel, chrome, molybdenum, vanadium, manganese and steel scrap, fluctuate with the market. Although cost increases in commodities may be recovered through increased prices to customers, Apergy’s operating results are exposed to such fluctuations. Apergy attempts to control such costs through short-duration fixed-price contracts with suppliers and various other programs, such as Apergy’s global supply chain activities. In addition, Apergy sources material globally. This global supply chain is intended to provide Apergy with a cost-effective solution for raw materials. Our supply chain could be exposed to logistical disruptions. Apergy maintains domestic suppliers in most cases to provide temporary contingencies. Despite contingencies and back-up processes, sustained inflation and unpredictable disruptions to supply could have an adverse impact on our business.

Regulation and Environmental and Occupational Health and Safety Matters

Apergy’s operations are subject to a variety of international, national, state and local laws and regulations, including those relating to the discharge of materials into the environment, health and worker safety, or otherwise relating to human health and environmental protection. Failure to comply with these laws or regulations may result in the assessment of administrative, civil and criminal penalties, imposition of remedial or corrective action requirements, and the imposition of injunctions to prohibit certain activities or force future compliance.

In addition, Apergy depends on the demand for its products and services from the oil and gas industry and, therefore, is affected by changing taxes, price controls, tariffs and trade restrictions and other laws and regulations relating to the oil and gas industry in general, including those specifically directed to hydraulic fracturing and onshore products. The adoption of laws and regulations curtailing exploration, drilling or production in the oil and gas industry, or the imposition of more stringent enforcement of existing regulations, could adversely affect Apergy’s operations by limiting demand for Apergy’s products and services or restricting Apergy’s or its customers operations. For more information, see “Risk Factors—Risks Related to Apergy’s Business—Federal, state and local legislative and regulatory initiatives relating to hydraulic fracturing and the potential for related litigation could result in increased costs and additional operating restrictions or delays for Apergy’s customers, which could reduce demand for Apergy’s products and negatively impact Apergy’s business, financial condition and results of operations,” “—Apergy and its customers are subject to extensive environmental and health and safety laws and regulations that may increase Apergy’s costs, limit the demand for Apergy’s products and services or restrict Apergy’s operations. In addition, future regulations, or more stringent enforcement of existing regulations, could increase those costs and liabilities, which could adversely affect Apergy’s results of operations” and “—Climate change legislation and regulatory initiatives could result in increased compliance costs for Apergy and its customers.”

Apergy utilizes behavioral-based safety practices to promote a safe working environment for all its employees. On a consistent and regular basis, safety is discussed, measured and promoted in all levels of the organization. Additionally, Apergy’s operations are subject to a number of federal and state laws and regulations relating to workplace safety and worker health, such as the Occupational Safety and Health Act and regulations promulgated thereunder.

Apergy has incurred and will continue to incur operating and capital expenditures to comply with environmental, health and safety laws and regulations. Historically, there have been no material effects upon Apergy’s earnings and competitive position resulting from Apergy’s compliance with such laws or regulations; however, there can be no assurance that such costs will not be material in the future or that such future compliance will not have a material adverse effect on our business or operational costs.

Employees

Apergy employed approximately 3,200 persons in nine countries as of September 30, 2018. Approximately 100 of Apergy’s employees in the U.S. are subject to a collective bargaining agreement. Outside the U.S., some of Apergy’s employees are represented by unions or works councils. Apergy believes that it has good relations with its employees.

Properties

Apergy’s corporate headquarters is located in The Woodlands, Texas. Apergy maintains technical customer support offices and operating facilities in North America, the Middle East, Latin America and Australia.

The number, type, location and size of the properties used by Apergy’s continuing operations as of December 31, 2017 are shown in the following charts, by segment:

	Number and Nature of Facilities				Square Footage (in 000s)
	Manufacturing	Warehouse	Sales / Service / Other	Total	Owned	Leased(1)
Production & Automation Technologies	18	72	36	126	1,362	1,997
Drilling Technologies	1	—	1	2	173	11

	Locations
	North America	Australia	Other	Total
Production & Automation Technologies	107	7	12	126
Drilling Technologies	2	—	—	2

(1)	Expiration dates on leased facilities range from 1 to 15 years.

Apergy believes that its owned and leased facilities are well-maintained and suitable for its operations.

LEGAL PROCEEDINGS

Apergy and certain of its subsidiaries are parties to a number of legal proceedings incidental to their businesses. These proceedings primarily involve claims by private parties alleging injury arising out of use of Apergy’s products, intellectual property infringement, employment matters and commercial disputes. Management and legal counsel, at least quarterly, review the probable outcome of such proceedings, the costs and expenses reasonably expected to be incurred and currently accrued to-date. Apergy has reserves for legal matters that are probable and estimable, and at September 30, 2018 and December 31, 2017, 2016 and 2015, respectively, these reserves were not significant. While it is not possible at this time to predict the outcome of these legal actions, in the opinion of management, based on the aforementioned reviews, Apergy is not currently involved in any legal proceedings which, individually or in the aggregate, could have a material effect on its financial position, results of operations, or cash flows.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF

FINANCIAL CONDITION AND RESULTS OF OPERATIONS

Management’s Discussion and Analysis of Financial Condition and Results of Operations (“MD&A”) is our analysis of our financial performance, financial condition and significant trends that may affect our future performance. It should be read in conjunction with the Audited Combined Financial Statements and Interim Financial Statements, each included elsewhere in this prospectus. It contains forward-looking statements including, without limitation, statements relating to Apergy’s plans, strategies, objectives, expectations and intentions that are made pursuant to the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are often identified by the words “believe,” “anticipate,” “expect,” “may,” “intend,” “foresee,” “guidance,” “estimate,” “potential,” “outlook,” “plan,” “should,” “will,” “would,” “could,” “target,” “forecast” and similar expressions, including the negative thereof. We do not undertake to update, revise or correct any of the forward-looking information unless required to do so under the federal securities laws. Readers are cautioned that such forward-looking statements should be read in conjunction with the disclosures under the heading: “Cautionary Statement Concerning Forward-Looking Statements.”

Executive Overview and Business Outlook

Apergy is a leading provider of highly engineered equipment and technologies that help companies drill for and produce oil and gas safely and efficiently around the world. Our products provide efficient functioning throughout the lifecycle of a well—from drilling to completion to production.

Separation and Distribution

On April 18, 2018, the Dover Board of Directors approved the separation of entities conducting its upstream oil and gas energy business within the Dover Energy segment into an independent, publicly traded company named Apergy Corporation. In accordance with the separation and distribution agreement, the two companies were separated by Dover distributing to its stockholders all 77,339,828 shares of Apergy common stock on May 9, 2018. Each Dover stockholder received one share of Apergy common stock for every two shares of Dover common stock held at the close of business on the record date of April 30, 2018. In conjunction with the Separation, Dover received a private letter ruling from the IRS to the effect that, based on certain facts, assumptions, representations and undertakings set forth in the ruling, for U.S. federal income tax purposes, the distribution of Apergy common stock was not taxable to Dover or U.S. holders of Dover common stock, except in respect to cash received in lieu of fractional share interests. Following the Separation, Dover retained no ownership interest in Apergy, and each company now has separate public ownership, boards of directors and management. On May 9, 2018, Apergy common stock began “regular-way” trading on the New York Stock Exchange under the “APY” symbol.

Basis of Presentation

See Note 1—“Basis of Presentation” in the Audited Combined Financial Statements and Note 1—“Basis of Presentation and Separation” in the Interim Financial Statements for information on the basis of presentation of the Audited Combined Financial Statements and Interim Financial Statements included in this prospectus.

Business Environment

Our business provides a broad range of technologies and products for the oil and gas drilling and production industry and, as a result, is substantially dependent upon activity levels in the oil and gas industry. Demand for our products is impacted by overall global demand for oil and gas, ongoing depletion rates of existing wells which produce oil and gas, and our customers’ willingness to invest in the development and production of oil and gas resources. Our customers determine their operating and capital budgets based primarily on current and future crude oil and natural gas prices, U.S. and worldwide rig count and U.S. well completions. Crude oil and natural gas prices are impacted by geopolitical, macroeconomic and local events and have historically been subject to substantial volatility and cyclicality. Future higher oil and gas prices typically translate into higher exploration and production budgets. Rig count, footage drilled and exploration and production investment by oil and gas operators have often been used as leading indicators for the level of drilling and development activity in the oil and gas sector.

Market Conditions and Outlook

Oil supply markets tightened in the back half of 2017 and throughout the first half of 2018, driving 2018 average WTI crude prices higher. Although certain OPEC and non-OPEC producers announced their intention to increase production beginning in the third quarter of 2018, the crude oil price outlook remained relatively stable driven by expectations that these announced production increases would not offset falling production levels in Venezuela and Iran, given the anticipated declines in Iranian production as a result of the reinstatement of U.S. sanctions during late 2018. U.S., Canadian and worldwide rig counts increased sequentially in the third quarter of 2018. We expect continued growth in rig count, as well as footage drilled, as the demand for oil and gas continues to grow and commodity prices remain constructive. We expect that U.S. rig count growth will be more modest through the end of 2018 due to takeaway capacity constraints in the Permian basin and as oil and gas operators experience budgeting pressures as year-end approaches.

Recently announced tariffs by the U.S. government, and retaliatory tariffs and other trade restrictions by others, introduce uncertainty to our business since some of our products are impacted by the tariffs. We expect these products to experience higher input costs; however, we expect to be able to mitigate some of the impacts of higher costs through various measures, including price increases, supplier concessions and productivity improvement initiatives. In addition, we remain ready to respond to any changes in our customers’ plans based on the recent takeaway capacity issues in the Permian basin. Although we have not experienced any material impact to our business to date from slower Permian activity, we believe U.S. producers will redirect their capital to other basins which we currently serve.

Although risk remains that oil prices and activity levels could deteriorate from current levels, we believe the long-term outlook for our businesses is favorable. Increasing global demand for oil and gas, in combination with ongoing depletion of existing reservoirs, is expected to drive continued investment in the drilling and completion of new wells. In addition, productivity and efficiency are becoming increasingly important in the oil and gas industry as operators focus on improving per-well economics.

Average oil and gas prices, rig counts and well completions are summarized below:

	2017					2018
	Q1	Q2	Q3	Q4	FY	Q1	Q2	Q3	YTD
Average Price WTI Crude (per bbl)(a)	$51.62	$48.10	$48.18	$55.27	$50.80	$62.91	$68.07	$69.69	$66.89
Average Price Brent Crude (per bbl)(a)	53.59	49.55	52.10	61.40	54.12	66.86	74.53	75.08	72.16
Average Price Henry Hub Natural Gas (per mmBtu)(a)	3.02	3.08	2.95	2.91	2.99	3.16	2.85	2.93	2.98
U.S. Rig Count(b)	742	895	946	921	876	966	1,039	1,051	1,019
Canada Rig Count(b)	295	117	208	204	206	269	108	209	195
International Rig Count(b)	939	958	947	949	948	970	968	1,003	980

Worldwide Rig Count	1,976	1,970	2,101	2,074	2,030	2,205	2,115	2,263	2,194
U.S. Well Completions(a)	786	954	1,043	1,043	957	1,054	1,198	1,270	1,175

(a)	Source: EIA, as of October 1, 2018.
(b)	Source: Baker Hughes Rig Count, as of October 5, 2018.

Components of our Results of Operations

Revenues—Our revenues are generated substantially from product sales, which approximated 89% and 91% of our revenues for the nine months ended September 30, 2018 and 2017, respectively, and 91%, 90% and 92% of our revenues for the years ended December 31, 2017, 2016 and 2015, respectively. The remaining revenue is derived from services and leases, which represented less than 8% and 5%, respectively, in all such periods. Product revenues are derived from the sale of drilling and production equipment. Service revenues are earned as we provide technical advisory assistance and field services related to our products. Lease revenue is derived from rental income of leased production equipment. Most of our operations are in the U.S. with approximately 79% and 76% of our sales derived domestically in the nine months ended September 30, 2018 and 2017, respectively, and 76%, 74% and 75% of our sales derived domestically in the years ended December 31, 2017, 2016 and 2015, respectively. International operations are spread across Canada, Europe, Australia, the Middle East, Asia-Pacific and South America. Foreign sales approximated 21% and 24% of our total revenues in the nine months ended September 30, 2018 and 2017, respectively, and 24%, 26% and 25% of our total revenues in the years ended December 31, 2017, 2016 and 2015, respectively.

Cost of goods and services—The principal elements of cost of goods and services are labor, raw materials and manufacturing overhead. Cost of goods and services as a percentage of revenues is influenced by the product mix sold in any particular period, the over or under absorption of manufacturing overhead and market conditions. Our costs related to our foreign operations do not significantly differ from our domestic costs.

Selling, general and administrative expense—Selling, general and administrative expense includes the costs associated with sales and marketing, general corporate overhead, business development expenses, compensation expense, stock-based compensation expense, legal expenses and expenses from other related administrative functions. Selling, general and administrative expense also includes allocations of costs that were incurred by Dover for functions such as corporate executive management, human resources, information technology, facilities, tax, shared services, finance and legal, including the costs of salaries, benefits and other related costs. These expenses have been allocated to Apergy based on direct usage or benefit where identifiable, with the remainder allocated on the basis of revenues, headcount, or other measures.

Other expense, net—Other expense, net primarily includes royalty expense and foreign currency gains and losses. Royalty expense is payable to Dover for our use of patents and intangible assets owned by Dover. The royalty is charged based upon Apergy revenues. Patents and intangibles owned by Dover related to Apergy transferred to Apergy upon the Separation. Following the Separation, no further royalty charges are expected to be incurred by Apergy from Dover. Foreign currency gains and losses includes re-measurement and settlement of foreign currency denominated balances and foreign currency hedging activities.

(Benefit from) provision for income taxes—We are subject to income taxes in the U.S. and numerous foreign jurisdictions. Significant judgment is required in determining the provision for income taxes and income tax assets and liabilities, including evaluating uncertainties in the application of accounting principles and complex tax laws. In our Audited Combined Financial Statements, (benefit from) provision for income taxes and deferred income tax balances have been calculated on a stand-alone basis, although our operations have historically been included in the tax returns filed by Dover. As a stand-alone entity, we file tax returns on our own behalf and our deferred taxes and effective tax rate may differ from those in historical periods prior to the Separation. The Tax Reform Act, which was enacted on December 22, 2017, significantly changed U.S. tax law by, among other things, lowering corporate income tax rates, implementing a territorial tax system and imposing a repatriation tax on deemed repatriated earnings of foreign subsidiaries. Effective in 2018, the U.S. statutory rate decreased from 35% to 21%. In addition, our overall effective income tax rate can be lower or higher than the U.S. statutory rate due to U.S. state and local income taxes and the tax effect on foreign operations.

Key Performance Indicators

Throughout this MD&A, we refer to measures used by management to evaluate performance, including a number of financial and operational measures. We believe that both of these operational measures provide us and our investors an indication of our performance and outlook. These measures include:

Bookings—Bookings represent the dollar value of customer orders for a particular period.

Book-to-bill ratio—The book-to-bill ratio is used as an indicator of demand versus current period revenue, and it compares the total dollar amount of orders received relative to revenues for the corresponding period. A ratio above 1.0 implies that more orders were received than filled, indicating strong customer demand, while a ratio below 1.0 implies weaker customer demand.

Results of Operations

Three Months Ended September 30, 2018 and 2017

	Three Months Ended September 30,		Change
(dollars in thousands)	2018	2017	$	%
Revenue	$316,468	$258,654	57,814	22.4
Cost of goods and services	202,734	173,880	28,854	16.6

Gross profit	113,734	84,774	28,960	34.2
Selling, general and administrative expense	69,022	54,828	14,194	25.9
Interest expense, net	10,584	79	10,505	*
Other expense, net	910	2,941	(2,031)	*

Income before income taxes	33,218	26,926	6,292	23.4
Provision for income taxes	7,723	8,241	(518)	(6.3)

Net income	25,495	18,685	6,810	36.4
Net income attributable to noncontrolling interest	232	264	(32)	*

Net income attributable to Apergy	$25,263	$18,421	6,842	37.1

Gross profit margin	35.9%	32.8%		3.1	pts.
Selling, general and administrative expense, percent of revenue	21.8%	21.2%		0.6	pts.
Effective tax rate	23.2%	30.6%		(7.4	) pts.

*	Not meaningful

Revenue

Revenue for the third quarter of 2018 increased $57.8 million, or 22.4%, year-over-year driven by broad-based volume growth in our Production & Automation Technologies’ artificial lift and digital offerings due to improving oil and gas markets, particularly U.S. rig count and well completion activity. In addition, revenue increased in our Drilling Technologies segment year-over-year due to increased volumes driven by increased worldwide rig counts and footage drilled, combined with continued customer adoption of our diamond bearings technology.

Gross Profit

Gross profit for the third quarter of 2018 increased $29.0 million, or 34.2%, year-over-year, reflecting benefits of increased sales volumes in both our Production & Automation Technologies and Drilling Technologies segments, combined with the realization of productivity initiatives.

Selling, General and Administrative Expense

Selling, general and administrative expense in the third quarter of 2018 increased $14.2 million, or 25.9%, year-over-year, primarily due to increased headcount in support of our growth initiatives, higher bonus accruals, and $4.4 million in professional fees and other related charges associated with the Separation.

Interest Expense, Net

Interest expense, net in the third quarter of 2018 increased $10.5 million year-over-year due to issuances of our Term Loan Facility and the outstanding notes during the second quarter of 2018.

Provision for Income Taxes

The effective tax rates for the third quarter of 2018 and 2017 were 23.2% and 30.6%, respectively. The year-over-year decrease in the effective tax rate was primarily due to the Tax Reform Act, which was enacted on December 22, 2017, and which reduced the U.S. corporate income tax rate from a maximum of 35% to 21%, effective January 1, 2018.

Nine Months Ended September 30, 2018 and 2017

	Nine Months Ended September 30,		Change
(dollars in thousands)	2018	2017	$	%
Revenue	$906,318	$745,093	161,225	21.6
Cost of goods and services	594,605	500,329	94,276	18.8

Gross profit	311,713	244,764	66,949	27.4
Selling, general and administrative expense	194,568	162,359	32,209	19.8
Interest expense, net	16,813	199	16,614	*
Other expense, net	3,724	7,929	(4,205)	*

Income before income taxes	96,608	74,277	22,331	30.1
Provision for income taxes	24,324	22,973	1,351	5.9

Net income	72,284	51,304	20,980	40.9
Net income attributable to noncontrolling interest	295	860	(565)	*

Net income attributable to Apergy	$71,989	$50,444	21,545	42.7

Gross profit margin	34.4%	32.9%		1.5	pts.
Selling, general and administrative expense, percent of revenue	21.5%	21.8%		(0.3	) pts.
Effective tax rate	25.2%	30.9%		(5.7	) pts.

*	Not meaningful

Revenue

Revenue for the first nine months of 2018 increased $161.2 million, or 21.6%, year-over-year driven by broad-based volume growth in our Production & Automation Technologies’ artificial lift and digital offerings due to improving oil and gas markets, particularly U.S. rig count and well completion activity. In addition, revenue increased in our Drilling Technologies segment year-over-year due to increased volumes driven by increased U.S. rig counts and market share gains.

Gross Profit

Gross profit for the first nine months of 2018 increased $66.9 million, or 27.4%, year-over year, reflecting benefits of increased sales volumes in both our Production & Automation Technologies and Drilling Technologies segments, combined with realization of productivity initiatives.

Selling, General and Administrative Expense

Selling, general and administrative expense for the first nine months of 2018 increased $32.2 million, or 19.8%, year-over-year, primarily due to increased headcount in support of our growth initiatives, higher bonus accruals and $9.5 million in professional fees and other related charges associated with the Separation.

Interest Expense, Net

Interest expense, net in the first nine months of 2018 increased $16.6 million year-over-year due to issuances of our Term Loan Facility and the outstanding notes during the second quarter of 2018.

Provision for Income Taxes

The effective tax rates for the first nine months of 2018 and 2017 were 25.2% and 30.9%, respectively. The year-over-year decrease in the effective tax rate was primarily due to the Tax Reform Act, which was enacted on December 22, 2017, and which reduced the U.S. corporate income tax rate from a maximum of 35% to 21%, effective January 1, 2018. This benefit was partially offset by tax on capital gains related to certain reorganizations of our subsidiaries as a result of the Separation.

Years Ended December 31, 2017, 2016 and 2015

	Years Ended December 31,			% / Point Change
(dollars in thousands)	2017	2016	2015	2017 vs. 2016	2016 vs. 2015
Revenue	$1,009,591	$751,337	$1,076,680	34.4%	(30.2)%
Cost of goods and services	691,124	556,009	742,041	24.3%	(25.1)%

Gross profit	318,467	195,328	334,639	63.0%	(41.6)%
Gross profit margin	31.5%	26.0%	31.1%	5.5%	(5.1)%
Selling, general and administrative expense	219,517	205,409	245,723	6.8%	(16.4)%
Selling, general and administrative expense as a percent of revenue	21.7%	27.3%	22.8%	(5.6)	4.5
Other expense, net	9,666	8,753	11,651	10.4%	(24.9)%
Income (loss) before income taxes	89,284	(18,834)	77,265	(574.1)%	(124.4)%
Provision for (benefit from) income taxes	(22,284)	(8,043)	24,131	177.1%	(133.3)%
Effective tax rate	(25.0)%	42.7%	31.2%	(67.7)	11.5
Net income (loss)	111,568	(10,791)	53,134	(1,133.9)%	(120.3)%
Less: Net income attributable to noncontrolling interest	930	1,851	1,436	(49.8)%	28.9%
Net income (loss) attributable to Apergy	110,638	(12,642)	51,698	(975.2)%	(124.5)%

Revenue

For the year ended December 31, 2017, revenue increased $258.3 million, or 34.4%, to $1.0 billion compared with 2016, driven by significant growth in U.S. and Canada rig counts and increased well completion activity during the year. Customer pricing did not have a significant impact to revenue in 2017.

For the year ended December 31, 2017, U.S. revenue increased 37.7% compared with 2016, primarily due to a 72.1% increase in U.S. rig count from 509 rigs in 2016 to 876 rigs in 2017. Non-U.S. revenue increased 24.8% for the year ended December 31, 2017 compared with 2016 largely due to the increase in Canada rig count of 58% from 130 in 2016 to 206 in 2017.

For the year ended December 31, 2016, revenue decreased $325.3 million, or 30.2%, to $751.3 million compared with 2015, driven by significant declines in market fundamentals, especially with regard to U.S. rig count and end-customer capital spending. These reductions broadly impacted our segments. Customer pricing unfavorably impacted revenue by approximately 1.9% in 2016.

For the year ended December 31, 2016, U.S. revenue declined 30.8% compared with 2015, primarily as a result of a U.S. rig count decline of 48.0%, from 978 rigs in 2015 to 509 rigs in 2016. Non-U.S. revenue declined 28.4% for the year ended December 31, 2016 compared with 2015 largely due to the decline in oil and gas prices leading to decreased exploration and production activities outside of the U.S.

Gross Profit

For the year ended December 31, 2017, our gross profit increased $123.1 million, or 63.0%, to $318.5 million compared with 2016, primarily due to a significant increase in organic sales volume due to an improving oil and gas market compared to the prior year. Gross profit margin increased 550 basis points primarily due to the increase in sales volume, increased leverage on operating costs, the benefits of prior year restructuring actions and lower restructuring cost.

For the year ended December 31, 2016, our gross profit decreased $139.3 million, or 41.6%, to $195.3 million compared with 2015, primarily due to the significant decline in organic sales volumes related to the decline in the oil and gas market, which also led to decreased leverage on operating costs. This decline was partially offset by supply chain cost containment initiatives, cost savings realized from restructuring programs, net of costs, and a decrease in depreciation and amortization costs of $6.9 million. Gross profit margin declined 510 basis points primarily due to significant decline in sales volume combined with pricing weakness.

Selling, General and Administrative Expense

For the year ended December 31, 2017, selling, general and administrative expense increased $14.1 million, or 6.8%, to $219.5 million compared with 2016, primarily reflecting an increase in employee incentive compensation and corporate allocations as a result of a significant increase in revenues and earnings and an increase in the number of employees, partially offset by the benefits of prior restructuring actions and lower restructuring costs. As a percentage of revenue, selling, general and administrative expense decreased 560 basis points in 2017 to 21.7%, reflecting increased leverage of operating costs on a higher revenue base, partially offset by the aforementioned increase in expenses.

For the year ended December 31, 2016, selling, general and administrative expense decreased $40.3 million, or 16.4%, to $205.4 million compared with 2015, reflecting the impact of cost savings realized from restructuring programs and reduced discretionary spending, as well as a decrease in restructuring charges of $6.4 million. As a percentage of revenue, selling, general and administrative expense increased 450 basis points in 2016 to 27.3%, as we were unable to reduce costs as rapidly as sales were declining due to overall market weakness.

Other Expense, Net

For the years ended December 31, 2017, 2016 and 2015, other expense, net of $9.7 million, $8.8 million and $11.7 million, respectively, included royalty expenses paid to Dover of $9.8 million, $7.4 million and $10.4 million, respectively, for the use of patents and intangible assets owned by Dover. Patents and intangibles owned by Dover related to Apergy transferred to Apergy upon separation. Following the Separation, no further royalty charges are expected to be incurred by Apergy from Dover. Other expense, net also included $0.3 million of net foreign exchange gains for 2017 and $0.7 million of net foreign exchange losses for both 2016 and 2015 resulting from the re-measurement and settlement of foreign currency denominated balances including gains and losses on hedging activities.

Provision for (Benefit from) Income Taxes

Our businesses operate globally, as such, we generate income and losses in many different jurisdictions. For the years ended December 31, 2017, 2016 and 2015, pre-tax earnings generated in foreign jurisdictions was $22.4 million, $7.1 million and $15.6 million, respectively. As a percentage of our total pre-tax earnings (loss), foreign pre-tax earnings was 25.1%, (37.7)% and 20.2%, respectively. With regard to 2016, the rate of (37.7)% reflects foreign pre-tax earnings of $7.1 million as a percentage of our total pre-tax loss of $18.8 million. Foreign earnings are generally subject to local country tax rates that are below the 35.0% U.S. statutory tax rate as of December 31, 2017. As a result, our historical effective non-U.S. tax rate has typically been significantly lower than the U.S. statutory tax rate. Effective January 1, 2018, the U.S. statutory rate was permanently decreased to 21.0%, due to the Tax Reform Act.

For the year ended December 31, 2017, our effective tax rate was (25.0)%, driven predominantly by a provisional net tax benefit of $49.3 million due to the Tax Reform Act. The net tax benefit was primarily related to a $53.2 million impact from the re-measurement of deferred tax liabilities arising from a lower U.S. corporate income tax rate. The Tax Reform Act also imposed a tax for a one-time deemed repatriation of post-1986 unremitted foreign earnings and profits through the year ended December 31, 2017. As a result, we also recorded a provisional tax expense related to the deemed repatriation of $3.9 million. The final impact may differ from these provisional amounts, and such differences may be material, due to, among other things, issuance of additional regulatory guidance, changes in interpretations and assumptions we made, and actions we may take as a result of the Tax Reform Act.

For the year ended December 31, 2016, our effective tax rate was 42.7% compared to 31.2% for the year ended December 31, 2015. The 2016 tax rate increased from 2015 primarily due to the impact of foreign operations and domestic manufacturing deductions.

The Company has not recorded a liability for uncertain tax positions at December 31, 2017 and 2016.

See Note 11—“Income Taxes” in the Audited Combined Financial Statements included elsewhere in this prospectus for additional details.

Net Income (Loss) Attributable to Apergy

For the year ended December 31, 2017, net income (loss) attributable to Apergy increased $123.3 million, or 975.2%, to net income of $110.6 million, compared with a net loss of $12.6 million for the year ended December 31, 2016. This increase was primarily driven by increased sales volume due to significant growth in U.S. and Canada rig counts, increased well completion activity during the year and the favorable impact in 2017 of the Tax Reform Act of $49.3 million.

For the year ended December 31, 2016, net (loss) income attributable to Apergy decreased $64.3 million, or 124.5%, to a $12.6 million net loss, compared with income of $51.7 million, for the year ended December 31, 2015. This decrease is primarily driven by significantly lower volume attributable to deteriorating oil and gas related market conditions, partially offset by savings from restructuring actions of approximately $60 million and decreases in restructuring charges of $6.1 million and depreciation and amortization of $7.9 million.

Restructuring Activities

The restructuring charges of $6.9 million incurred in 2017 related to restructuring programs designed to continue to optimize our operations within our Production & Automation Technologies segment through facility consolidations, exiting from certain non-strategic product lines and work force reductions. The Drilling Technologies segment did not incur any restructuring charges in 2017.

In 2016 and 2015, we incurred restructuring charges totaling $15.2 million and $21.2 million, respectively, relating to targeted facility consolidations at certain businesses, headcount reductions and other actions taken to optimize our cost structure. See Note 9—“Restructuring Activities” in the Audited Combined Financial Statements included elsewhere in this prospectus for additional details regarding our recent restructuring activities.

The cost savings realized as a result of restructuring programs and other cost management actions previously initiated were approximately $18 million, $60 million and $45 million during 2017, 2016 and 2015, respectively. The cost savings associated with these actions are reflected in cost of goods and services and selling, general and administrative expense in the combined statements of income.

Segment Results of Operations

Prior to the Separation, Apergy was part of the Dover Energy operating segment. As Apergy transitioned into a stand-alone company, its Chief Executive Officer, in his capacity as Chief Operating Decision Maker (“CODM”), evaluated how to view and measure the business performance. Based upon such evaluation, and effective during the fourth quarter of 2017, Apergy determined it is organized into two operating segments, which are also its reportable segments based on how the CODM analyzes performance, allocates capital and makes strategic and operational decisions. The CODM allocates resources to and evaluates the financial performance of each operating segment primarily based on revenues and segment operating profit. Segment results for the periods covered by the Audited Combined Financial Statements and the Interim Financial Statements are presented in accordance with this structure.

The summary that follows provides a discussion of the results of operations of both reportable segments: Production & Automation Technologies and Drilling Technologies. See Note 16—“Segment Information” in the Audited Combined Financial Statements for the years ended December 31, 2017, 2016 and 2015 and Note 17—“Segment Information” in the Interim Financial Statements for the three and nine month periods ended September 30, 2018 and 2017, each included elsewhere in this prospectus, for a reconciliation of segment revenue and segment operating profit to our results for the applicable periods.

Production & Automation Technologies

Three Months Ended September 30, 2018 and 2017

	Three Months Ended September 30,		Change
(dollars in thousands)	2018	2017	$	%
Revenue	$241,214	$199,454	41,760	20.9
Operating profit	24,257	8,403	15,854	188.7
Operating profit margin	10.1%	4.2%		5.9	pts.

Depreciation and amortization	$27,305	$25,690	1,615	6.3
Royalty expense	—	2,473	(2,473)	*
Restructuring and other related charges	(39)	8	(47)	*

Other measures:
Bookings	$241,729	$209,615	32,114	15.3
Book-to-bill ratio	1.00	1.05

*	Not meaningful

Revenue

Production & Automation Technologies revenue increased $41.8 million, or 20.9%, year-over-year, driven by broad-based volume growth in our artificial lift offering, particularly from further penetration in the U.S. onshore electrical submersible pump market. Additionally, we realized higher revenue from our digital offerings due to increased customer adoption.

Operating Profit

Production & Automation Technologies operating profit increased $15.9 million year-over-year. The increase was primarily driven by growth in sales volume associated with improving oil and gas markets, particularly U.S. rig count and well completion activity. In addition, the increase in operating profit was due to productivity savings, partially offset by higher material costs related to aluminum and steel. Operating profit during the third quarter of 2018 benefitted from the absence of the royalty charge from Dover.

Bookings and Book-to-Bill

Bookings for the third quarter of 2018 increased $32.1 million, or 15.3%, year-over-year, reflecting ongoing market improvement. Our book-to-bill ratio was 1.00 in the third quarter of 2018, reflecting strong customer demand. The decline in our book-to-bill ratio year-over-year was due to a large customer order in the third quarter of 2017.

Nine Months Ended September 30, 2018 and 2017

	Nine Months Ended September 30,		Change
(dollars in thousands)	2018	2017	$	%
Revenue	$696,591	$578,429	118,162	20.4
Operating profit	57,957	26,247	31,710	120.8
Operating profit margin	8.3%	4.5%		3.8	pts.

Depreciation and amortization	$83,006	$73,475	9,531	13.0
Royalty expense	2,277	7,406	(5,129)	(69.3)
Restructuring and other related charges	2,473	21	2,452	*

Other measures:
Bookings	$708,124	$596,296	111,828	18.8
Book-to-bill ratio	1.02	1.03

*	Not meaningful

Revenue

Production & Automation Technologies revenue for the first nine months of 2018 increased $118.2 million, or 20.4%, year-over-year, driven by broad-based volume growth in our artificial lift offering, particularly from further penetration in the U.S. onshore electrical submersible pump market. Additionally, we realized higher revenue from our digital offerings due to increased customer adoption.

Operating Profit

Production & Automation Technologies operating profit increased $31.7 million year-over-year. The increase was primarily driven by growth in sales volume associated with improving oil and gas markets, particularly U.S. rig count and well completion activity. In addition, the increase in operating profit was due to productivity savings, partially offset by higher material costs related to aluminum and steel. Operating profit during the first nine months of 2018 benefitted from lower royalty charges from Dover which ended on April 1, 2018; however, this benefit was partially offset by restructuring charges incurred during the first nine months of 2018.

Bookings and Book-to-Bill

Bookings for the first nine months of 2018 increased $111.8 million, or 18.8%, year-over-year, reflecting ongoing market improvement. Our book-to-bill ratio was 1.02 in the first nine months of 2018, reflecting strong customer demand.

Years Ended December 31, 2017, 2016 and 2015

	Years Ended December 31,			% Change
(dollars in thousands)	2017	2016	2015	2017 vs. 2016	2016 vs. 2015
Revenue	$781,938	$638,017	$912,383	22.6%	(30.1)%
Segment operating profit (loss)	$24,889	$(21,687)	$58,446	214.8%	(137.1)%
Depreciation and amortization(1)	$99,929	$99,607	$103,612	0.3%	(3.9)%
Restructuring charges(2)	$6,921	$12,757	$18,750	(45.7)%	(32.0)%

Other measures:
Bookings	$792,817	$625,149	$869,947	26.8%	(28.1)%
Book-to-bill	1.01	0.98	0.95	3.1%	3.2%

(1)

Depreciation and amortization expense reported in: a) cost of goods and services was $52.4 million, $49.6 million and $52.1 million for the years ended December 31, 2017, 2016 and 2015, respectively; and b) selling, general and administrative expense was $47.5 million, $50.0 million and $51.5 million for the years ended December 31, 2017, 2016 and 2015, respectively. Depreciation and amortization expense includes acquisition-related depreciation and amortization of $57.4 million, $60.0 million and $63.2 million for the years ended December 31, 2017, 2016 and 2015, respectively.

(2)

Restructuring charges reported in: a) cost of goods and services were $6.3 million, $7.8 million and $6.9 million for the years ended December 31, 2017, 2016 and 2015, respectively; and b) selling, general and administrative expense was $0.6 million, $5.0 million and $11.9 million for the years ended December 31, 2017, 2016 and 2015, respectively.

2017 Versus 2016

Production & Automation Technologies segment revenue increased for the year ended December 31, 2017, by $143.9 million, or 22.6%, compared to the prior year, driven by higher demand from our customers as a result of the increase of active drilling rigs and well completion activity in the U.S. and abroad. Customer pricing favorably impacted revenue by 0.4% for the year ended December 31, 2017.

Production & Automation Technologies segment operating profit for the year ended December 31, 2017 compared to prior year segment operating loss increased by $46.6 million, or 214.8%, primarily driven by an increase in sales volume due to improving oil and gas markets. The increase in operating profit included cost savings realized from restructuring programs of approximately $14.7 million as well as a reduction in restructuring charges of $5.8 million.

Bookings for the year ended December 31, 2017 increased $167.7 million, or 26.8%, compared to the prior year, reflecting market improvement. Segment book-to-bill was 1.01 in 2017, an increase of 3.1% compared to the prior year.

2016 Versus 2015

Production & Automation Technologies segment revenue decreased for the year ended December 31, 2016, by $274.4 million, or 30.1%, compared to the prior year, driven by lower demand from our customers as a result of the dramatic decrease in the price of oil and a decline of active drilling rigs and well completion activity in the U.S. and abroad due to global supply of oil and gas exceeding demand. Customer pricing unfavorably impacted revenue by approximately 1.9% in 2016.

Production & Automation Technologies segment operating loss for the year ended December 31, 2016 compared to prior year segment operating profit decreased by $80.1 million, or 137.1%, primarily driven by a decline in sales volume due to deteriorating oil and gas markets. The decline was partially offset by the impact of cost savings realized from restructuring programs of approximately $47 million as well as a reduction in depreciation and amortization expense of $4.0 million and restructuring charges of $6.0 million.

Bookings for the year ended December 31, 2016 decreased $244.8 million, or 28.1%, compared to the prior year, reflecting ongoing market weakness. Segment book-to-bill was 0.98 in 2016, an increase of 3.2% compared to the prior year.

Drilling Technologies

Three Months Ended September 30, 2018 and 2017

	Three Months Ended September 30,		Change
(dollars in thousands)	2018	2017	$	%
Revenue	$75,254	$59,200	16,054	27.1
Operating profit	26,209	20,420	5,789	28.3
Operating profit margin	34.8%	34.5%		0.3	pts.

Depreciation and amortization	$2,717	$3,001	(284)	(9.5)
Restructuring and other related charges	—	—	—

Other measures:
Bookings	$75,834	$56,142	19,692	35.1
Book-to-bill ratio	1.01	0.95

Revenue

Drilling Technologies revenue increased $16.1 million, or 27.1%, year-over-year due to increased volumes driven by increased worldwide rig counts and continued customer adoption of our diamond bearings technology.

Operating Profit

Drilling Technologies operating profit increased $5.8 million year-over-year due to higher volumes driven by increased rig counts and overall operational productivity gains.

Bookings and Book-to-Bill

Bookings for the third quarter of 2018 increased $19.7 million, or 35.1%, year-over-year, reflecting improved market conditions. Our book-to-bill ratio was 1.01 in the third quarter of 2018, reflecting strong customer demand.

Nine Months Ended September 30, 2018 and 2017

	Nine Months Ended September 30,		Change
(dollars in thousands)	2018	2017	$	%
Revenue	$209,727	$166,664	43,063	25.8
Operating profit	71,738	55,067	16,671	30.3
Operating profit margin	34.2%	33.0%		1.2	pts.

Depreciation and amortization	$8,379	$8,948	(569)	(6.4)
Restructuring and other related charges	—	—	—

Other measures:
Bookings	$215,468	$170,786	44,682	26.2
Book-to-bill ratio	1.03	1.02

Revenue

Drilling Technologies revenue increased $43.1 million, or 25.8%, year-over-year due to increased volumes driven by increased worldwide rig counts and footage drilled, market share gains and continued customer adoption of our diamond bearings technology.

Operating Profit

Drilling Technologies operating profit increased $16.7 million year-over-year due to higher volumes driven by increased U.S. rig counts and overall operational productivity gains.

Bookings and Book-to-Bill

Bookings for the first nine months of 2018 increased $44.7 million, or 26.2%, year-over-year, reflecting improved market conditions. Our book-to-bill ratio was 1.03 in 2018, reflecting strong customer demand.

Years Ended December 31, 2017, 2016 and 2015

	Years Ended December 31,			% Change
(dollars in thousands)	2017	2016	2015	2017 vs. 2016	2016 vs. 2015
Revenue	$227,653	$113,320	$164,297	100.9%	(31.0)%
Segment operating profit	$74,317	$8,397	$26,819	785.0%	(68.7)%
Depreciation and amortization(1)	$11,950	$12,448	$16,380	(4.0)%	(24.0)%
Restructuring charges(2)	$—	$2,405	$2,480	(100.0)%	(3.0)%

Other measures:
Bookings	$232,796	$118,433	$160,756	96.6%	(26.3)%
Book-to-bill	1.02	1.05	0.98	(3)%	7.1%

(1)

Depreciation and amortization expense reported in: a) cost of goods and services was $11.5 million, $11.9 million and $13.0 million for the years ended December 31, 2017, 2016 and 2015, respectively; and b) selling, general and administrative expense was $0.4 million, $0.6 million and $3.4 million for the years ended December 31, 2017, 2016 and 2015, respectively. Depreciation and amortization expense includes acquisition-related depreciation and amortization of $0.1 million and $3.0 million for the years ended December 31, 2016 and 2015, respectively. Acquisition-related depreciation and amortization was not significant for the year ended December 31, 2017.

(2)

Restructuring charges reported in: a) cost of goods and services were $1.7 million and $2.2 million for the years ended December 31, 2016 and 2015, respectively; and b) selling, general and administrative expense was $0.7 million and $0.3 million for the years ended December 31, 2016 and 2015, respectively. There were no restructuring charges related to the Drilling Technologies segment for the year ended December 31, 2017.

2017 Versus 2016

Drilling Technologies segment revenue for the year ended December 31, 2017 increased $114.3 million, or 100.9%, compared to the prior year, driven by higher demand from our customers as a result of the increase in active drilling rigs in the U.S. and Canada. Customer pricing unfavorably impacted revenue by approximately 2.6% for the year ended December 31, 2017.

Drilling Technologies segment operating profit for the year ended December 31, 2017 increased $65.9 million, or 785.0%, compared to the prior year primarily driven by increased sales volume and from the benefit of approximately $2.9 million in restructuring savings, partially offset by unfavorable pricing.

Bookings for the year ended December 31, 2017 increased $114.4 million, or 96.6%, compared to the prior year, due to market improvement. Segment book-to-bill was 1.02 in 2017, a decrease of 2.9% compared to the prior year.

2016 Versus 2015

Drilling Technologies segment revenue for the year ended December 31, 2016 decreased $51.0 million, or 31.0%, compared to the prior year, driven by lower demand from our customers as a result of the dramatic decrease in the price of oil and a decline in active drilling rigs in the U.S. and abroad. Customer pricing did not have a significant impact to revenue for the year ended December 31, 2016.

Drilling Technologies segment operating profit for the year ended December 31, 2016 decreased $18.4 million, or 68.7%, compared to the prior year primarily driven by declining sales volume. The decline was partially offset by the impact of cost savings realized from restructuring actions of approximately $13 million as well as a reduction in depreciation and amortization expense of $3.9 million.

Bookings for the year ended December 31 2016, decreased $42.3 million, or 26.3%, compared to the prior year, due to ongoing market weakness. Segment book-to-bill was 1.05 in 2016, an increase of 7.1% compared to the prior year.

Capital Resources and Liquidity

Historically, Apergy has generated and expects to continue to generate positive cash flow from operations. In response to the unprecedented market conditions beginning in the second half of 2014 and continuing through 2016, we pursued a comprehensive contingency plan that aimed at managing short-term financial performance and preserving long-term competitive advantage. As part of this plan, we identified and preserved the core capabilities that will position us well for the recovery. We implemented aggressive restructuring actions aimed at facility and cost structure rationalization, including headcount reductions. Enterprise wide working capital reduction efforts were deployed specifically targeting inventory reductions and increases in supplier payment terms. Additionally, our global sourcing teams secured incremental material savings to lower product costs, while our operations teams drove incremental productivity gains within our factories. In parallel, we worked diligently to preserve key technology investments and customer relationships, as well as retention of key talent during this period. As a result of our efforts, we continued to generate positive cash from operating activities in 2015 and 2016. As the market began to stabilize in 2017, we saw a significant increase in U.S. rig count and customer spending. In response, we have utilized more cash to increase production and invest in working capital needs while still maintaining positive cash from operating activities.

Subsequent to the Separation, we no longer participate in cash management and funding arrangements with Dover. Historically, we have utilized these arrangements to fund significant expenditures, such as manufacturing capacity expansion and acquisitions. Our ability to fund our operations and capital needs will depend on our ongoing ability to generate cash from operations and access capital markets. We believe that our future cash from operations and access to capital markets will provide adequate resources to fund working capital needs, make capital expenditures and strategic investments and pay dividends (if any).

Our ability to make payments on and to refinance our indebtedness, including the indebtedness incurred in conjunction with the Separation, as well as any indebtedness that we may incur in the future, will depend on our future ability to generate cash from operations, as well as financings or asset sales. Our cash and cash equivalents totaled $23.7 million and $26.0 million at December 31, 2017 and 2016, respectively, which was held by our non-pooling, non-U.S. operations. As a result of the Tax Reform Act, during 2018, we plan to make cash distributions to the U.S. from non-U.S. subsidiaries of up to an estimated $6.0 million, which is not anticipated to result in any withholding tax expense.

Prior to the Separation, our U.S. cash was pooled to Dover through intercompany advances and is not reflected on our combined balance sheets. AMES, where Apergy is the majority owner at 60% and has the controlling financial interest, held $9.5 million and $11.3 million of Apergy’s total cash and cash equivalents at December 31, 2017 and 2016, respectively. The funds are not formally segregated or legally restricted. Distributions are determined based upon simple majority vote and subject to customary statutory requirements. Apergy is entitled to 60% of any approved distributions.

Cash Flow Summary

The following tables are derived from our combined or consolidated statements of cash flows, as applicable:

	Years Ended December 31,
Cash Flows from Continuing Operations (in thousands)	2017	2016	2015
Net cash flows provided by (used in):
Operating activities	$76,917	$129,709	$215,671
Investing activities	(46,506)	(28,028)	(34,101)
Financing activities	(33,003)	(85,981)	(194,977)

	Nine Months Ended September 30,
(in thousands)	2018	2017
Cash provided by operating activities	$92,806	$41,205
Cash required by investing activities	(44,809)	(26,829)
Cash required by financing activities	(53,620)	(20,432)
Effect of exchange rate changes on cash and cash equivalents	(75)	3,476

Net increase (decrease) in cash and cash equivalents	$(5,698)	$(2,580)

Operating Activities

Nine Months Ended September 30, 2018 and 2017

We generated cash from operating activities for the nine months ended September 30, 2018 and 2017, of $92.8 million and $41.2 million, respectively. The increase in cash provided by operating activities was primarily driven by higher cash income generated from operations. Both our Production & Automation Technologies and Drilling Technologies segments reported increased earnings year-over-year. The increase was partially offset by cash required for working capital needs.

Years Ended December 31, 2017, 2016 and 2015

Cash provided by operating activities for the year ended December 31, 2017 decreased $52.8 million compared to 2016. This decrease was primarily a result of higher investments in working capital driven by sales volume increases. For the year ended December 31, 2017, cash used to invest in working capital was $71.3 million, whereas for the year ended December 31, 2016, cash provided by working capital was $46.2 million, resulting in an overall decrease in cash of $117.5 million. The decrease in cash was partially offset by higher net income of $73.8 million, excluding non-cash activity from depreciation and amortization and the impact of the Tax Reform Act.

Cash provided by operating activities for the year ended December 31, 2016 decreased $86.0 million compared to 2015. This decrease was driven primarily by lower income of $80.3 million, excluding depreciation and amortization, due to lower sales volumes from the deteriorating oil and gas related market conditions. The decrease was also driven by lower cash inflows from working capital of $5.6 million primarily due to the aforementioned lower sales levels.

Investing Activities

Nine Months Ended September 30, 2018 and 2017

For the nine months ended September 30, 2018 and 2017, we used cash from investing activities of $44.8 million and $26.8 million, respectively. The increase in cash used by investing activities was primarily due to investments to support increased sales and investments in assets available to customers on a rental basis.

Years Ended December 31, 2017, 2016 and 2015

Cash used in investing activities resulted primarily from cash outflows for capital expenditures, acquisition of a business and the additions of intangible assets, partially offset by proceeds from the sale of property, plant and equipment. The majority of the activity in investing activities comprised the following:

Capital spending: Capital expenditures, primarily to support productivity, new product launches and investments in assets available to customers on a rental basis, were $41.2 million in 2017, $26.9 million in 2016 and $32.0 million in 2015 or 4.1%, 3.6% and 3.0%, respectively, as a percentage of revenue. Our capital expenditures increased $1.0 million for the year ended December 31, 2017 as compared to 2016, primarily within the Production & Automation Technologies segment, to invest in facility expansion to accommodate reorganization and consolidation elsewhere in the business.

Acquisition: In 2017, we deployed $8.8 million to acquire PCP Oil Tools, within the Production & Automation Technologies segment. See Note 4—“Acquisitions” in the Audited Combined Financial Statements included elsewhere in this prospectus for additional details.

Additions to intangible assets: During the years ended December 31, 2016 and 2015, we acquired patents for $3.7 million and $10.0 million, respectively, from Dover. We capitalized the patent costs in the combined balance sheets and are amortizing them to the combined statements of income based upon their estimated useful lives. There were no such additions in 2017.

Financing Activities

Nine Months Ended September 30, 2018 and 2017

Cash used in financing activities of $53.6 million for the nine months ended September 30, 2018, was the result of (i) net transfers to Dover of $728.9 million, primarily comprised of our $700 million payment to Dover related to the Separation, (ii) $20.0 million of debt repayment on our Term Loan Facility and (iii) $2.7 million of distributions to our noncontrolling interest holder in AMES. These payments were partially offset by issuances of long-term debt, net of debt issuance costs, of $698.0 million. Cash used in financing activities for the nine months ended September 30, 2017, primarily resulted from net transfers to Dover.

Years Ended December 31, 2017, 2016 and 2015

Cash used in financing activities prior to the Separation results primarily from using cash for net transfers to parent and the distribution to non-controlling interest. Transfers of cash to and from Dover are reflected as a component of Parent Company investment in Apergy in the combined balance sheets for periods prior to the Separation. During the years ended December 31, 2017 and 2016, we also made distributions to our noncontrolling interest holder in AMES of approximately $1.2 million and $1.7 million, respectively, with no similar activity during the year ended December 31, 2015.

Debt

Senior Notes

On May 3, 2018, and in connection with the Separation, we completed the private placement of $300 million in aggregate principal amount of the outstanding notes. Interest on the outstanding notes is payable semi-annually in arrears on May 1 and November 1 of each year. Net proceeds of $293.8 million from the offering were utilized to partially fund the cash payment to Dover and to pay fees and expenses incurred in connection with the Separation.

Senior Secured Credit Facilities

On May 9, 2018, Apergy entered into a credit agreement governing the terms of its the Senior Secured Credit Facilities, consisting of (i) a seven-year senior secured term loan B facility (which is referred to in this prospectus as the Term Loan Facility) and (ii) a five-year senior secured revolving credit facility (which is referred to in this prospectus as the Revolving Credit Facility), with JPMorgan Chase Bank, N.A. as administrative agent. The net proceeds of the Senior Secured Credit Facilities were used (i) to pay fees and expenses in connection with the Separation, (ii) partially fund the cash payment to Dover and (iii) provide for working capital and other general corporate purposes.

Term Loan Facility. The Term Loan Facility had an initial commitment of $415.0 million. The full amount of the Term Loan Facility was funded on May 9, 2018. Amounts borrowed under the Term Loan Facility that are repaid or prepaid may not be re-borrowed. The Term Loan Facility matures in May 2025. Net proceeds of $408.7 million from the Term Loan Facility were utilized to partially fund the cash payment to Dover at the Separation and to pay fees and expenses incurred in connection with the Separation.

Revolving Credit Facility. The Revolving Credit Facility consists of a five-year senior secured facility with aggregate commitments in an amount equal to $250.0 million, of which up to $50.0 million is available for the issuance of letters of credit. Amounts repaid under the Revolving Credit Facility may be re-borrowed. The Revolving Credit Facility matures in May 2023.

A summary of our Revolving Credit Facility at September 30, 2018 was as follows:

(in millions) Description	Amount	Debt Outstanding	Letters of Credit	Unused Capacity	Maturity
Revolving Credit Facility	$250.0	—	$5.5	$244.5	May 2023

As of September 30, 2018, we were in compliance with all restrictive covenants under our Senior Secured Credit Facilities. See Note 8—“Debt” to the Interim Financial Statements included elsewhere in this prospectus for additional information.

Outlook

As a result of the Separation, we no longer participate in cash management and funding arrangements with Dover. Prior to the Separation, we utilized these arrangements to fund both daily operating activities and significant business expenditures, such as manufacturing capacity expansion and acquisitions.

We expect to generate our liquidity and capital resources through operations and, when needed, through our Revolving Credit Facility. We have $244.5 million of capacity available under our Revolving Credit Facility that we expect to utilize if working capital needs temporarily increase. The volatility in credit, equity and commodity markets creates some uncertainty for our businesses. However, management believes, based on our current financial condition and current expectations of future market conditions, that we will meet our short- and long-term needs with a combination of cash on hand, cash generated from operations, our use of our revolving credit facility and access to capital markets.

Over the next year, we expect to fund our organic capital expenditure needs and reduce our leverage through earnings growth and debt reduction. We continue to focus on improving our customer collection efforts and overall working capital turnover to improve our cash flow position. In 2018, we project spending approximately 3% of revenue for infrastructure related capital expenditures and an additional $25 million to $30 million for capital investments directed at expanding our portfolio of electrical submersible pump leased assets. During the fourth quarter of 2018, we expect to pay $7.7 million to Dover related to tax liabilities incurred as a result of the Separation.

Off-Balance Sheet Arrangements and Contractual Obligations

As of September 30, 2018, December 31, 2017 and December 31, 2016, we had approximately $5.5 million, $8.1 million and $16.0 million, respectively, outstanding in letters of credit with financial institutions, which expire at various dates between 2018 and 2020. These letters of credit are primarily maintained as security for insurance, warranty and other performance obligations. In general, we would only be liable for the amount of these guarantees in the event of default in the performance of our obligations, the probability of which we believe is remote.

A summary of our combined contractual obligations and commitments as of December 31, 2017 and the years when these obligations are expected to be due is as follows:

		Payments Due by Period(1)
(in thousands)	Total	Less than 1 Year	1-3 Years	3-5 Years	More than 5 Years
Rental commitments(2)	$44,992	$11,668	$18,285	9,934	$5,105
Purchase obligations(2)	27,803	27,457	346	—	—
Capital leases	4,109	2,232	1,877	—	—
Supplemental and post-retirement benefits(3)	12,178	1,658	3,026	2,622	4,872

Total obligations	$89,082	$43,015	$23,534	$12,556	$9,977

(1)	Historical amounts do not give effect to payments required under new indebtedness that we entered into in connection with the Separation, as described under “—Capital Resources and Liquidity—Debt.”
(2)	Represents off-balance sheet commitments and obligations for rental commitments related to operating leases and purchase obligations related to open purchase orders with our vendors.
(3)

Amounts represent estimated benefit payments under our unfunded defined benefit plans. See Note 14—“Employee Benefit Plans and Non-Qualified Plans” to the Audited Combined Financial Statements included elsewhere in this prospectus for additional information.

One-time deemed repatriation obligations of unremitted earnings of foreign subsidiaries arising from the Tax Reform Act have been excluded from the above table as such obligations are those of Dover.

Risk Management

See “Quantitative and Qualitative Disclosures About Market Risk.”

Critical Accounting Policies

Critical Accounting Policies and Estimates

Our financial statements and related public financial information are based on the application of GAAP. GAAP requires the use of estimates, assumptions, judgments and subjective interpretations of accounting principles that have an impact on the assets, liabilities, revenue and expense amounts we report. These estimates can also affect supplemental information contained in our public disclosures, including information regarding contingencies, risk and our financial condition. The significant accounting policies used in the preparation of our financial statements are discussed in Note 2—“Summary of Significant Accounting Policies” in the Audited Combined Financial Statements included elsewhere in this prospectus. The accounting assumptions and estimates discussed in the section below are those that we consider most critical to an understanding of our financial statements because they inherently involve significant judgments and estimates. We believe our use of estimates and underlying accounting assumptions conforms to GAAP and is consistently applied.

Revenue Recognition—Beginning January 1, 2018, and in connection with the adoption of Accounting Standards Codification Topic 606, revenue is recognized to depict the transfer of control of the related goods and services. Prior to January 1, 2018, revenue was recognized when all of the following conditions were satisfied: (a) persuasive evidence of an arrangement exists; (b) price is fixed or determinable; (c) collectability is reasonably assured; and (d) delivery has occurred or services have been rendered. The majority of the Company’s revenue is generated through the manufacture and sale of a broad range of specialized products and components, with revenue recognized upon transfer of title and risk of loss, which is generally upon shipment. The Company derives product revenue from the sale of software standalone products and software-enabled tangible products. Software product revenue is recorded when the software product is shipped to the customer or over the term of the contract. Service revenue is recognized as the services are performed. Lease revenue is recognized ratably over the lease term and the leased asset is included in property, plant and equipment and depreciated to its estimated residual value over the lease term.

In limited cases, our revenue arrangements with customers require delivery, installation, testing or other acceptance provisions to be satisfied before revenue is recognized. We include shipping costs billed to customers in revenue and the related shipping costs in cost of goods and services.

Inventories—Inventories for the majority of our subsidiaries, including all international subsidiaries, are stated at the lower of net realizable value, determined on the first-in, first-out (FIFO) basis, or cost. Certain domestic inventories are stated at cost, determined on the last-in, first-out (LIFO) basis, which is less than market value. Under certain market conditions, estimates and judgments regarding the valuation of inventories are employed by us to properly value inventories.

Goodwill and Other Intangible Assets—We have significant goodwill and intangible assets on our balance sheet as a result of past acquisitions. The valuation and classification of these assets and the assignment of useful lives involve significant judgments and the use of estimates. In addition, the testing of goodwill and intangibles for impairment requires significant use of judgment and assumptions, particularly as it relates to the determination of fair market value. Our indefinite-lived intangible assets and reporting units are tested and reviewed for impairment on an annual basis during the fourth quarter, or more frequently when indicators of impairment exist.

Prior to the Separation, the Company was part of the Dover Energy operating segment. We performed the annual goodwill impairment test for the Audited Combined Financial Statements using our two historical reporting units within Dover Energy: (i) Drilling and Production, excluding a business component that was retained by Dover (“D&P”); and (ii) Dover Energy Automation (“DEA”) as of October 1, 2017 and 2016. Beginning in the fourth quarter of 2017, we also performed the annual goodwill impairment testing based upon the new segment structure discussed in “—Segment Results of Operations”. We performed goodwill impairment testing as of October 1, 2017 on our two new reporting units: (i) Production & Automation Technologies; and (ii) Drilling Technologies. When performing an impairment test, we estimate fair value using the income approach. Under the income approach, fair value is determined based on the present value of estimated future cash flows, discounted at an appropriate risk-adjusted rate. We use our internal forecasts to estimate future cash flows and include an estimate of long-term future growth rate based on our most recent views of the long-term outlook for each reporting unit. Actual results may differ from these estimates. The discount rates used in these analyses vary by reporting unit and are based on a capital asset pricing model and published relevant industry rates. We use discount rates commensurate with the risks and uncertainties inherent to each reporting unit and in our internally developed forecasts. Discount rates used in our 2017 and 2016 valuations were 10.0% and 10.5%, respectively.

Based on the impairment tests performed, the fair value of our reporting units exceeded their carrying value. As such, no goodwill impairment was recognized. As of October 1, 2017, the goodwill balances for the D&P and DEA reporting units were $733.6 million and $172.5 million, respectively. The D&P and DEA reporting units had fair values in excess of their carrying values of 90% and 233%, respectively. Under the new segment structure, as of October 1, 2017, the goodwill balances for the Production & Automation Technologies and Drilling Technologies reporting units were $805.0 million and $101.1 million, respectively. The Production & Automation Technologies and Drilling Technologies reporting units had fair values in excess of their carrying values of 69% and 464%, respectively. While we believe the assumptions used in the impairment analyses are reasonable and representative of expected results, if market conditions worsen or persist for an extended period of time, an impairment of goodwill or assets may occur. We will continue to monitor the long-term outlook and forecasts, including estimated future cash flows, for these businesses and the impact on the carrying value of goodwill and assets.

Employee Benefit Plans—Dover provides a defined benefit pension plan for its eligible U.S. employees and retirees. This plan was closed to new participants effective December 31, 2013. All pension-eligible employees as of December 31, 2013 continue to earn a pension benefit through December 31, 2023 as long as they remain employed by an operating company participating in the plan. As of the Plan Separation Date (as defined herein), Apergy participants in this plan (other than Norris USW Participants (as defined herein)) fully vested in their benefits, and all participants ceased accruing benefits. As such, the portion of our liability associated with this U.S. plan is not reflected in our consolidated balance sheets as this obligation will be maintained and serviced by Dover. Norris USW Participants were moved to a new pension plan, and continue to accrue benefits at Apergy following the Separation.

Dover also provides a defined benefit pension plan for its eligible salaried non-U.S. employees and retirees in Canada. As this obligation is being maintained and serviced by Dover, the portion of our liability associated with this non-U.S. plan is not reflected in our combined balance sheet as of December 31, 2017. This plan, including all assets and liabilities, was transferred to Apergy at the distribution date and was recorded at that point. Shortly before the Plan Separation Date, all non-Apergy participants in this plan ceased accruing benefits. The non-Apergy participants may elect a lump sum cash payment post-separation that will be the responsibility of Apergy, will be funded out of the plan assets, and could result in a non-cash settlement charge to earnings.

Dover also provides to certain U.S. management employees, through non-qualified plans, supplemental retirement benefits in excess of qualified plan limits imposed by federal tax law. Generally as of the Plan Separation Date, Apergy participants in these non-qualified plans no longer accrue benefits or are permitted to make contributions, as applicable. The benefit obligation attributable to our employees for these non-qualified plans are reflected in our consolidated balance sheet as of the distribution date.

The Company also provides a defined benefit plan for certain hourly non-U.S. employees and retirees in Canada. The plan is closed to new participants; however, all active participants in this plan continue to accrue benefits. The plan is considered a direct obligation of the Company and is recorded within the Audited Combined Financial Statements and the Interim Financial Statements, respectively.

The Company sponsors a non-qualified plan covering certain U.S. employees and retirees of the Company. The plan provides supplemental retirement benefits in excess of qualified plan limits imposed by federal tax law. The plan is closed to new hires and all benefits under the plan are frozen. The plan is considered a direct obligation of the Company and is recorded within the Audited Combined Financial Statements and the Interim Financial Statements, respectively.

The valuation of our pension and other post-retirement plans requires the use of assumptions and estimates that are used to develop actuarial valuations of expenses and assets/liabilities. Inherent in these valuations are key assumptions, including discount rates, investment returns, projected salary increases and benefits and mortality rates. Annually, we review the actuarial assumptions used in our pension reporting and compare them with external benchmarks to ensure that they accurately account for our future pension obligations. Changes in assumptions and future investment returns could potentially have a material impact on our pension expense and related funding requirements. Our expected long-term rate of return on plan assets is reviewed annually based on actual returns, economic trends and portfolio allocation. Our discount rate assumption is determined by developing a yield curve based on high quality corporate bonds with maturities matching the plans’ expected benefit payment streams. The plans’ expected cash flows are then discounted by the resulting year-by-year spot rates. As disclosed in Note 14—“Employee Benefit Plans and Non-Qualified Plans” to the Audited Combined Financial Statements included elsewhere in this prospectus, the 2017 weighted-average discount rate used to measure our qualified defined benefit was 3.50%, a decrease from the 2016 discount rate of 3.75%. The lower 2017 discount rate is reflective of decreased market interest rates over this period. A 25 basis point decrease in the discount rate used for this plan would not have a material impact to the post retirement benefit obligations from the amount recorded in the financial statements at December 31, 2017. Our pension expense is also sensitive to changes in the expected long-term rate of return on plan assets.

Income Taxes—For purposes of the Audited Combined Financial Statements and the Interim Financial Statements prior to the Separation, respectively, the Company’s income tax expense and deferred tax balances have been estimated as if we had filed income tax returns on a stand-alone basis separate from Dover. Income taxes payable at each balance sheet date computed under the stand-alone return basis are classified within Parent Company investment in Apergy since Dover is legally liable for the tax. Accordingly, changes in income taxes payable are recorded as a component of financing activities in the combined statements of cash flows prior to the Separation. As a stand-alone entity, our deferred taxes and effective tax rate may differ from those of Dover in the historical periods prior to the Separation.

We record a provision (benefit) for income taxes for the anticipated tax consequences of the reported results of operations using the asset and liability method. Under this method, we recognize deferred tax assets and liabilities for the expected future tax consequences of temporary differences between the financial reporting and tax bases of assets and liabilities, as well as for operating loss and tax credit carryforwards. Deferred tax assets and liabilities are measured using the tax rates that are expected to apply to taxable income for the years in which those tax assets and liabilities are expected to be realized or settled. A valuation allowance is recorded to reduce deferred tax assets to the net amount that is more likely than not to be realized.

We review deferred tax assets for recoverability at each reporting period. These assets are evaluated by using estimates of future taxable income streams and the impact of tax planning strategies. The need for reserves are evaluated, using more likely than not criteria, for ongoing audits regarding federal, state and international issues that are currently unresolved. We routinely monitor the potential impact of these situations and there are no reserves recorded for uncertain tax positions for Apergy. Reserves related to tax accruals and valuations related to deferred tax assets can be impacted by changes in tax codes and rulings, changes in statutory tax rates and our future taxable income levels. The provision for uncertain tax positions provides a recognition threshold and measurement attribute for financial statement tax benefits taken or expected to be taken in a tax return and disclosure requirements regarding uncertainties in income tax positions. The tax position is measured at the largest amount of benefit that is greater than 50% likely of being realized upon ultimate settlement. It is our policy to record interest and penalties related to unrecognized tax benefits as a component of our provision for income taxes.

The Tax Reform Act, which was enacted on December 22, 2017, significantly changed U.S. tax law by, among other things, lowering corporate income tax rates, implementing a territorial tax system and imposing a repatriation tax on deemed repatriated earnings of foreign subsidiaries. The Tax Reform Act permanently reduced the U.S. corporate income tax rate from a maximum of 35% to a flat 21% rate, effective January 1, 2018. The Tax Reform Act also provided for a one-time deemed repatriation of post-1986 undistributed foreign subsidiary earnings and profits through the year ended December 31, 2017. The Global Intangible Low-Taxed Income (“GILTI”) provisions of the Tax Reform Act also require the Company to include in its U.S. income tax return foreign subsidiary earnings in excess of an allowable return on the foreign subsidiary’s tangible assets. The Company expects that it will be subject to incremental U.S. tax on GILTI income beginning in 2018, due to expense allocations required by the U.S. foreign tax credit rules. The Company has elected to account for GILTI tax in the period in which it is incurred, and therefore has not provided any deferred tax impacts of GILTI in its Audited Combined Financial Statements for the year ended December 31, 2017.

On December 22, 2017, the SEC staff issued Staff Accounting Bulletin No. 118 (“SAB 118”) to address the application of U.S. GAAP in situations when a registrant does not have the necessary information available, prepared, or analyzed (including computations) in reasonable detail to complete the accounting for certain income tax effects of the Tax Reform Act. We have recognized the provisional tax impacts related to deemed repatriated earnings and the benefit for the revaluation of deferred tax assets and liabilities, and included these amounts in its Audited Combined Financial Statements for the year ended December 31, 2017. The final impact may differ from these provisional amounts, possibly materially, due to, among other things, additional analysis, changes in interpretations and assumptions we made, additional regulatory guidance that may be issued, and actions we may take as a result of the Tax Reform Act. In accordance with SAB 118 the financial reporting impact of the Tax Reform Act will be completed in the fourth quarter of 2018.

Contingencies—We have established liabilities for environmental and legal contingencies at both the business and corporate levels. A significant amount of judgment and the use of estimates are required to quantify our ultimate exposure in these matters. The liability balances are adjusted to account for changes in circumstances for ongoing issues and the establishment of additional liabilities for emerging issues. While we believe that the amount accrued to-date is adequate, future changes in circumstances could impact these determinations.

Restructuring—We establish liabilities for restructuring activities at an operation when management has committed to an exit or reorganization plan and when termination benefits are probable and can be reasonably estimated based on circumstances at the time the restructuring plan is approved by management or when termination benefits are communicated. Exit costs include future minimum lease payments on vacated facilities and other contractual terminations. In addition, asset impairments may be recorded as a result of an approved restructuring plan. The accrual of both severance and exit costs requires the use of estimates. Though we believe that these estimates accurately reflect the anticipated costs, actual results may be different than the estimated amounts.

Stock-Based Compensation—Prior to the Separation, our employees participated in Dover’s stock-based compensation plans. Stock-based compensation has been allocated to Apergy based on the awards and terms previously granted to our employees. The cost of awards is measured at the grant date based on the fair value of the award. The value of the portion of the award that is expected to ultimately vest is recognized as expense on a straight-line basis, generally over the explicit service period of three years (except for retirement-eligible employees and retirees) and is included in selling, general and administrative expense in the consolidated statements of income. Expense for awards granted to retirement-eligible employees is recorded over the period from the date of grant through the date the employee first becomes eligible to retire and is no longer required to provide service.

For awards granted prior to the Separation, we used the Black-Scholes valuation model to estimate the fair value of stock settled appreciation rights (“SARs”) and stock options granted to employees. The model requires that we estimate the expected life of the SAR or option, expected forfeitures and the volatility of Dover’s stock using historical data. After the Separation, we use the Monte Carlo valuation model to estimate the fair value of performance units granted to employees. The model simulates stock prices for companies using a volatility assumption based on a historical period equal to the remaining term of the performance period. See Note 12—“Equity and Cash Incentive Program” to the Audited Combined Financial Statements for additional information related to our stock-based compensation.

Recent Accounting Pronouncements—See Note 2—“New Accounting Standards” to our to Interim Financial Statements included elsewhere in this prospectus for a discussion of recent accounting pronouncements and recently adopted accounting standards.

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS

ON ACCOUNTING AND FINANCIAL DISCLOSURE

None.

QUANTITATIVE AND QUALITATIVE DISCLOSURES ABOUT MARKET RISK

We are exposed to certain market risks, including fluctuations in commodity prices, foreign currency exchange rates and interest rates. After the Separation from Dover, we have not utilized derivative financial instruments to manage or mitigate our exposure to these risks. Also, we do not use derivative financial instruments where the objective is to generate profits solely from trading activities.

Commodity Price Risk

We use a wide variety of raw materials, primarily metals and semi-processed or finished components, that are generally available from a number of sources. While generally available, commodity pricing for metals, such as nickel, chrome, molybdenum, vanadium, manganese and steel scrap, fluctuate with the market. As a result, our operating results are exposed to market price fluctuations. Although some cost increases may be recovered through increased prices to customers if commodity prices trend upward, we attempt to control such costs through fixed-price contracts with suppliers and various other programs, such as our global supply chain activities.

Foreign Currency Risk

We conduct operations around the world in a number of different currencies. Many of our foreign subsidiaries have designated the local currency as their functional currency. Our earnings are therefore subject to change due to fluctuations in foreign currency exchange rates when the earnings in foreign currencies are translated into U.S. dollars. We do not hedge this translation impact on earnings. A 10% increase or decrease in the average exchange rates of all foreign currencies would have changed our revenue and income before income taxes by approximately 1.4% for the nine months ended September 30, 2018.

When transactions are denominated in currencies other than our subsidiaries’ respective functional currencies, both with external parties and intercompany relationships, these transactions result in increased exposure to foreign currency exchange effects. Currently, we do not manage these exposures through the use of derivative instruments. Consequently, significant changes in foreign currency exchange rates, particularly the Canadian Dollar, the Australian Dollar and the Colombian Peso, could have negative impacts in our reported results of operations.

Interest Rate Risk

Our use of fixed- or variable-rate debt directly exposes us to interest rate risk. Fixed-rate debt, such as the notes, exposes us to changes in the fair value of our debt due to changes in market interest rates. Fixed-rate debt also exposes us to the risk that we may need to refinance maturing debt with new debt at higher rates, or that we may be obligated to pay rates higher than the current market rate. Variable-rate debt, such as our term loan or borrowings under our Revolving Credit Facility, exposes us to short-term changes in market rates that impact our interest expense.

At September 30, 2018, we had unhedged variable rate debt of $395.0 million with an interest rate of 4.75%. Using sensitivity analysis to measure the impact of a change in the interest rate, a 10% adverse movement in the interest rate, or 48 basis points, would result in an increase to interest expense of $1.9 million on an annualized basis.

DIRECTORS, EXECUTIVE OFFICERS AND CORPORATE GOVERNANCE

Executive Officers

The following table sets forth information regarding the individuals who serve as Apergy’s executive officers. None of Apergy’s executive officers serve as employees or executive officers of Dover.

Name	Age	Position
Sivasankaran Somasundaram	53	President and Chief Executive Officer
Jay A. Nutt	55	Senior Vice President and Chief Financial Officer
Paul E. Mahoney	54	President, Production & Automation Technologies
Robert K. Galloway	52	President, Drilling Technologies
Syed Raza	52	Senior Vice President and Chief Digital Officer
Julia Wright	43	Senior Vice President, General Counsel and Secretary
Amy Thompson Broussard	42	Senior Vice President and Chief Human Resources Officer
Shankar Annamalai	37	Senior Vice President Operations

Sivasankaran (“Soma”) Somasundaram serves as Apergy’s President and Chief Executive Officer, and is a member of its Board of Directors. Mr. Somasundaram previously served as a Vice President of Dover Corporation and as President and Chief Executive Officer of Dover Energy, in which capacity he acted from August 2013 until the Separation. Previously, Mr. Somasundaram served as Executive Vice President (from November 2011 to August 2013) of Dover Energy, Executive Vice President (from January 2010 to November 2011) of Dover Fluid Management, President (from January 2008 to December 2009) of Dover’s Fluid Solutions Platform, President (from June 2006 to December 2007) of Dover’s Gas Equipment Group, and President (from March 2004 to May 2006) of Dover’s RPA Process Technologies. Prior to joining Dover, Mr. Somasundaram served in various global leadership roles at GL&V Inc. and Baker Hughes Inc. Mr. Somasundaram received a B.S. in Mechanical Engineering from Anna University and a M.S. in Industrial Engineering from University of Oklahoma.

Jay A. Nutt serves as Apergy’s Senior Vice President and Chief Financial Officer, a position that he held with Dover Energy from March 2018 until the Separation. Prior to joining Dover Energy, Mr. Nutt served as Senior Vice President and Controller of TechnipFMC plc, a life cycle services company for the energy industry, upon completion of the merger of FMC Technologies, Inc. and Technip S.A. in January 2017, Vice President, Controller and Treasurer of FMC Technologies, Inc., an oil service equipment manufacturer for the energy industry (from October 2015 to January 2017), and Vice President and Controller of FMC Technologies, Inc. (from August 2009 through October 2015). Mr. Nutt became Corporate Controller in July 2008 and prior to that held multiple positions in FMC Corporation and FMC Technologies leading the financial operations of multiple business units. Mr. Nutt received his undergraduate degree in accounting from Michigan State University and an MBA from Loyola University of Chicago.

Paul E. Mahoney serves as Apergy’s President, Production & Automation Technologies. Mr. Mahoney previously served as President of Dover Artificial Lift, part of Dover Energy, in which capacity he acted from January 2014 until the Separation. Previously, Mr. Mahoney served as Chief Operations Officer as well as Senior Vice President of Global Sales and Operations for Dover Artificial Lift (from January 2012 to December 2013). Prior to joining Dover Energy, Mr. Mahoney served in various sales and management roles at Emerson Electric Company a manufacturer of products and provider of engineering services for industrial, commercial and consumer markets including VP General Manager, Analyzers Group (from 2010 to 2012) within Emerson Process Management, VP Global Sales and Operations for the Analytical Group (from 2006 to 2010), and Director of Sales for the Process Automation Group (from 2002 to 2006). Mr. Mahoney received a B.S. in Electrical Engineering and Physics from the University of Buffalo and an MBA from Seattle University.

Robert K. Galloway serves as Apergy’s President, Drilling Technologies. Mr. Galloway previously served as President of US Synthetic, part of Dover Energy, in which capacity he acted from January 2010 until the

Separation. Previously, Mr. Galloway served as Chief Operating Officer of US Synthetic, a developer and manufacturer of polycrystalline diamond wafers for oil and gas exploration (from November 2008 to December 2009) and Vice President of Operations of US Synthetic (from September 2005 to November 2008). Prior to joining Dover Energy, Mr. Galloway served in various engineering roles for Baker Hughes, Hughes Christensen (1995 – 1997). Mr. Galloway received a B.S. in Mechanical Engineering from the University of Utah.

Syed (“Ali”) Raza serves as Apergy’s Senior Vice President and Chief Digital Officer. Mr. Raza previously served as President of Dover Energy Automation, part of Dover Energy, in which capacity he acted from July 2016 until the Separation. Prior to joining Dover Energy, Mr. Raza was employed by Honeywell Process Solutions, an industrial process services company, as Vice President and General Manager—Advanced Solutions (from June 2014 to July 2016), General Manager Advanced Solutions—Europe, Middle East & Africa (from November 2013 to June 2014), General Manager—Americas (from February 2012 to November 2013) and Director, Global Business Development (from July 2006 to April 2012). Mr. Raza received a B.E. in Computer Systems Engineering from NED University of Engineering and Technology and a MSc in Computer Engineering from Wayne State University.

Julia Wright served as Apergy’s Senior Vice President, General Counsel and Secretary, a position she held with Dover Energy from February 2018 until the Separation. Prior to joining Dover Energy, Ms. Wright served as Vice President and General Counsel at Nabors Industries Ltd., an oil, natural gas and geothermal drilling contractor, from October 2016 to February 2018. Ms. Wright served in various capacities in the Nabors law department during her tenure from 2011 to 2016 and 2005 to 2009, including as Interim General Counsel (from August 2016 to October 2016), Assistant General Counsel (from April 2013 to August 2016) and Senior Counsel (from September 2011 to April 2013). Ms. Wright also served in senior legal roles at Tesco Corporation during her tenure from 2009 to 2011. She began her legal career as a corporate attorney at the international law firms Baker & McKenzie LLP and Vinson & Elkins L.L.P. Ms. Wright received a B.A. in Liberal Arts from Southern Methodist University, an M.A. in International Affairs from Columbia University and a J.D. from Fordham Law School.

Amy Thompson Broussard serves as Apergy’s Senior Vice President and Chief Human Resources Officer. Ms. Broussard previously served as Vice President, Human Resources, a position she held with Dover Energy from August 2016 until the Separation. Previously, Ms. Broussard served as the Vice President of Human Resources for Dover Artificial Lift (from October 2014 to August 2016). Prior to joining Dover Energy, Ms. Broussard was employed by Baker Hughes Inc., an oil and gas services company, in various human resources roles from 1998 to 2005 and 2006 to 2014), most recently serving as the Director of Human Resources for the Western Hemisphere HR Service Centers (from July 2013 to October 2014), as the Director of Human Resources for the US Land Region (from February 2012 to June 2013), and Director of Human Resources for the Middle East Region (from February 2010 to February 2012). Ms. Broussard received a B.S. in Human Resource Management from Louisiana State University and an MBA from the University of Dallas.

Shankar Annamalai serves as Apergy’s Senior Vice President Operations, a position he held with Dover Energy from May 2017 until the Separation. Prior to joining Dover Energy, Mr. Annamalai was employed by Pentair plc, a multinational diversified industrial company, and served as Global Vice President of Operations and Supply of Pentair Technical Solutions (from March 2015 to April 2017), Senior Director of Operations of Pentair Valves & Controls (from March 2013 to March 2015), and Director of Operations of Pentair Water (from June 2006 to March 2013). Mr. Annamalai received a B.S. in Mechanical Engineering and an MBA from Texas A&M University.

Board of Directors

The following table sets forth information with respect to those persons who serve on Apergy’s Board of Directors and is followed by biographies of each such individual (except that Mr. Somasundaram’s biographical information is set forth above under “—Executive Officers”).

Name	Age	Title
Daniel W. Rabun	64	Chairman of the Board of Directors
Sivasankaran Somasundaram	53	Director, President & Chief Executive Officer
Stephen M. Todd	70	Director
Stephen K. Wagner	71	Director
Gary P. Luquette	62	Director
Kenneth M. Fisher	56	Director
Mamatha Chamarthi	49	Director

Daniel W. Rabun

Age: 64

Chairman of the Board of Directors since 2018

Committees: Governance and Nominating; Compensation

Other Public Company Boards: 2

Experience: From 2007 to his retirement in May 2015, Mr. Rabun served as the Chairman of Ensco plc, an offshore drilling services company, based in London. He retired as President and Chief Executive Officer of Ensco in June 2014, having held the office of Chief Executive Officer for more than seven years and President for more than eight years.

From 1986 through 2005, prior to joining Ensco, Mr. Rabun was a partner with the international law firm of Baker & McKenzie LLP, where he provided legal advice to oil and gas companies.

Mr. Rabun has served on the Board of Directors and as a member of the Audit Committee of Golar LNG Ltd. since February 2015 and served as the non-executive Chairman from September 2015 to September 2017. He has also served on the Board of Directors of Apache Corporation since May 2015, where he is currently a member of the Management Development and Compensation Committee. During 2012, he served as Chairman of the International Association of Drilling Contractors. Mr. Rabun has also been a certified public accountant since 1976.

Skills and Qualifications: Mr. Rabun brings a variety of experiences to the Board, including service as Chairman of the Board, President, and Chief Executive Officer of Ensco. During Mr. Rabun’s term at Ensco, Ensco drilled some of the most complex wells for super majors, national oil companies, and independent operators in nearly every strategic oil and gas area in the world.

Mr. Rabun’s legal expertise gathered over many years at Baker & McKenzie LLP, accounting knowledge gained from having been a certified public accountant since 1976, along with his board committee experience as both an Audit Committee and Management Development and Compensation Committee member, provides substantial value to the Board.

Mr. Rabun’s international experience, global perspective, experience with strategic acquisitions, and financial acumen from having served a total of more than eight years as the business head of a public company, assist the Board in the assessment and management of risks faced by oil and gas companies.

Sivasankaran Somasundaram

Age: 53

Director since 2018

Committees: None

Other Public Company Boards: None

Skills and Qualifications: Mr. Somasundaram’s strong international business background, having lived and worked in India, Germany, Singapore and Australia, deep operational insights and financial acumen from having served more than four years as President and Chief Executive Officer of Dover Energy, a segment of Dover, a public company, and years of experience in the energy industry makes him a valuable resource for the Board. Mr. Somasundaram’s technical experience developed during his time in a number of positions in businesses that serve the energy, chemical, mining, sanitary and other process industries, including RPA Process Technologies and Baker Hughes, along with his degrees in both Industrial and Mechanical Engineering, provide him with unique insights into the highly engineered technologies that Apergy provides to its customers.

Stephen M. Todd

Age: 70

Director since 2018

Committees: Audit

Other Public Company Boards: 2

Experience: Mr. Todd is a former Global Vice Chairman (from 2003 to 2010) of Assurance Professional Practice of Ernst & Young Global Limited, London, UK, an assurance, tax, transaction and advisory services firm; and prior thereto, various served in positions with Ernst & Young (since 1971). Mr. Todd is a member of the Board of Trustees and Chairman of the Audit Committee of PNC Funds and PNC Advantage Funds (registered management investment companies). Mr. Todd is also a member of the Board of Directors and Audit Committee of Dover.

Skills and Qualifications: Mr. Todd’s experience in the accounting profession makes him a valuable resource for the Board. Mr. Todd brings to the Board significant financial experience in both domestic and international business following a 40-year career at Ernst & Young where he specialized in assurance and audit. Mr. Todd developed and directed Ernst & Young’s Global Capital Markets Centers, which provide accounting, regulatory, internal control and financial reporting services to multinational companies in connection with cross-border debt and equity securities transactions and acquisitions, making him well suited to advise the Board on capital allocation decisions, financing alternatives, and acquisition activities. His experience, especially his years as Global Vice Chairman of Ernst & Young Global Limited’s Assurance Professional Practice and as audit partner for several multinational companies, gives him unique insights into accounting and financial issues relevant to multinational companies like Apergy, and he brings the perspective of an outside auditor to the Board.

Stephen K. Wagner

Age: 71

Director since 2018

Committees: Audit; Governance and Nominating (Chair)

Other Public Company Boards: 1

Experience: Mr. Wagner is a former Senior Advisor, Center for Corporate Governance, of Deloitte & Touche LLP, an audit, financial advisory, tax and consulting firm (from 2009 to 2011); Managing Partner, Center for Corporate Governance, of Deloitte (from 2005 to 2009); Deputy Managing Partner, Innovation, Audit and Enterprise Risk, United States, of Deloitte (from 2002 to 2007); and Co-Leader, Sarbanes-Oxley Services, of Deloitte (from 2002 to 2005). Mr. Wagner is a member of the Board of Directors, Audit Committee and Chairman of the Governance and Nominating Committee of Dover.

Skills and Qualifications: Mr. Wagner’s over 30 years of experience in accounting make him a valuable resource for the Board. His work with the Sarbanes-Oxley Act and other corporate governance regulations, including his years as Managing Partner at Deloitte & Touche’s Center for Corporate Governance, makes him well suited to advise the Board on financial, auditing and finance-related corporate governance matters as well as risk management. Mr. Wagner is an expert in risk oversight and co-authored a book on risk management entitled Surviving and Thriving in Uncertainty: Creating the Risk Intelligent Enterprise . He brings to the Board an outside auditor’s perspective on matters involving audit committee procedures, internal control and accounting and financial reporting matters.

Gary P. Luquette

Age: 62

Director since 2018

Committees: Governance and Nominating; Compensation (Chair)

Other Public Company Boards: 2

Experience: Mr. Luquette previously served as President and Chief Executive Officer of Frank’s International N.V., a global provider of engineered tubular services to the oil and gas industry, from January 2015 to November 2016, following which he served as a special advisor to Frank’s until his retirement in December 2016. Mr. Luquette also served as a member of Frank’s Supervisory Board from November 2013 to May 2017. From 2006 to September 2013, Mr. Luquette served as President of Chevron North America Exploration and Production, a unit of Chevron Corporation. Mr. Luquette began his career with Chevron in 1978 and, prior to serving as President, held several other key exploration and production positions in Europe, California, Indonesia and Louisiana. Mr. Luquette has served as the non-executive Chairman of the Board of Directors of McDermott International, Inc., a global offshore engineering and procurement company, since May 2014, where he is currently a member of the Compensation Committee. He has also served on the Board of Directors of Southwestern Energy Company since 2017, where he is currently a member of the Health, Safety, Environment and Corporate Responsibility Committee.

Skills and Qualifications: Mr. Luquette brings a depth of business, industry and strategic planning experience to the Board, including his two years as President and Chief Executive Officer at Frank’s International N.V., his seven years as President of Chevron North America Exploration and Production, along with his holding several key exploration and production positions at Chevron. Mr. Luquette’s international experience also adds a valuable global perspective to the Board.

Mr. Luquette’s extensive board committee participation, including his membership on the Compensation Committee at McDermott International, Inc. and Health, Safety, Environment and Corporate Responsibility Committee at Southwestern Energy Company, makes him well suited to advise the Board on various corporate governance matters.

Kenneth M. Fisher

Age: 56

Director since 2018

Committees: Audit (Chair)

Other Public Company Boards: 1

Experience: Executive Vice President and Chief Financial Officer (from April 2014 to present) and Senior Vice President and Chief Financial Officer (from November 2009 to April 2014) of Noble Energy Inc., an oil and natural gas exploration and production company. Before joining Noble Energy, Mr. Fisher served in a number of senior leadership roles at Shell from 2002 to 2009, including as Executive Vice President of Finance for Upstream Americas, Director of Strategy & Business Development for Royal Dutch Shell plc in The Hague, Executive Vice President of Strategy and Portfolio for Global Downstream in London and Chief Financial Officer of Shell Oil Products U.S. responsible for U.S. downstream finance operations including Shell Pipeline Company. Prior to joining Shell in 2002, Mr. Fisher held senior finance positions within business units of General Electric Company. Mr. Fisher has served as the Chairman of the Board of Directors of the general partner of Noble Midstream Partners LP since October 2015. He also served on the Board of Directors of the general partner of CONE Midstream Partners LP from May 2014 to December 2017.

Skills and Qualifications: Mr. Fisher’s 33 years of business, strategy, mergers and acquisitions, and extensive financial management experience, along with his significant experience in the oil and gas industry, make him a valuable resource for the Board. His six senior finance leadership roles with Noble Energy, Shell and GE, including his years as the Chief Financial Officer of Noble Energy, make him well suited to advise the Board on financial, auditing and finance-related corporate governance matters.

Mamatha Chamarthi

Age: 49

Director since 2018

Committees: Compensation

Other Public Company Boards: None

Experience: Ms. Chamarthi is the Senior Vice President and Chief Digital Officer of ZF Friedrichshafen AG, a German supplier of driveline and chassis technology (from August 2016 to present). She has also served as Senior Vice President, Chief Digital Officer and Chief Information Officer of ZF TRW Automotive Holdings Corporation (from April 2014 to August 2016), Vice President and Chief Information Officer of CMS Energy Corporation (from May 2010 to December 2013) and Senior IT Executive of Daimler Financial Services (from August 2007 to May 2010).

Skills and Qualifications: Ms. Chamarthi’s 20 years of domestic and global technology experience in the energy, financial services and automotive industries makes her a valuable resource for the Board. Ms. Chamarthi brings to the Board significant experience collaborating with boards of directors, including technology and audit committees, as an officer of ZF Friedrichshafen AG, ZF TRW Automotive Holdings, CMS Energy and Daimler Financial. Her innovative technology and transformation experience provide her with unique insights into the highly engineered technologies that Apergy provides to its customers.

Apergy’s Board of Directors is divided into three approximately equal classes. The directors designated as Class I directors have terms expiring at the first annual meeting of stockholders following the distribution, which Apergy expects to hold in 2019. The directors designated as Class II directors have terms expiring at the second annual meeting of stockholders following the distribution, which Apergy expects to hold in 2020, and the directors designated as Class III directors have terms expiring at the third annual meeting of stockholders following the distribution, which Apergy expects to hold in 2021. Class I consists of Messr. Todd and Ms. Chamarthi; Class II consists of Messrs. Rabun and Luquette; and Class III consists of Messrs. Somasundaram, Fisher and Wagner. Commencing with the first annual meeting of stockholders following the Separation, directors elected to succeed those directors whose terms then expire will be elected for a term of office to expire at the 2022 annual meeting. Beginning at the 2022 annual meeting, all of Apergy’s directors will stand for election each year for annual terms, and Apergy’s Board of Directors will therefore no longer be divided into three classes. Members of Apergy’s Board of Directors will be elected by a plurality of the votes cast at each annual meeting of stockholders.

Director Independence

Apergy’s Board of Directors expects to make a determination that each current non-management director is independent under the standards established by the Sarbanes-Oxley Act and the applicable rules of the SEC and the NYSE. In the future, Apergy expects to make a determination of the independence of each nominee for director prior to his or her nomination for (re)election. No director may be deemed independent unless the board determines that he or she has no material relationship with Apergy, directly or as an officer, stockholder or partner of an organization that has a material relationship with Apergy.

Compensation Committee Interlocks and Insider Participation

During Apergy’s fiscal year ended 2017, Apergy was not an independent company and did not have a compensation committee or any other committee serving a similar function. Decisions as to Mr. Somasundaram’s compensation in 2017 were made by the Compensation Committee of Dover’s Board of Directors (the “Dover Compensation Committee”).

EXECUTIVE COMPENSATION

For the fiscal year ended December 31, 2017 and December 31, 2016, Apergy was a 100% owned subsidiary of Dover and Dover’s senior management and the Dover Compensation Committee determined Apergy’s executive compensation. Since the Separation, the Apergy Compensation Committee and Board of Directors determine Apergy’s executive compensation.

This Executive Compensation section presents historical compensation information for Sivasankaran Somasundaram, who now serves as the Chief Executive Officer of Apergy and who is a named executive officer (“NEO”) of Apergy. The other NEOs at Apergy are Paul E. Mahoney and Syed Raza.

Summary Compensation Table

The Summary Compensation Table and notes show all remuneration paid to (i) Mr. Somasundaram by Dover for the fiscal years ended December 31, 2017 and December 31, 2016 and (ii) each of Mr. Mahoney and Mr. Raza by Dover for the fiscal year ended December 31, 2017.

Name and Principal Position	Year	Salary ($)	Stock Awards ($)(1)	Option Awards ($)(2)	Non-Equity Incentive Plan Compensation ($)(3)	All Other Compensation ($)(4)	Total ($)
Sivasankaran Somasundaram	2017	535,000	549,965	350,394	970,000	21,903	2,427,262
President and Chief Executive Officer	2016	502,000	550,001	355,313	355,000	13,832	1,776,146

Paul E. Mahoney	2017	386,250	79,994	76,462	240,000	16,963	799,669
President, Production and Automation Technologies

Syed Raza	2017	288,750	140,008	38,231	240,820	6,657	714,466
Senior Vice President and Chief Digital Officer

(1)

The amounts generally represent (a) the aggregate grant date fair value of performance shares granted by Dover during the year indicated, calculated in accordance with Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) Topic 718 and (b) the aggregate grant date fair value of Dover restricted stock unit awards granted during the year, calculated in accordance with FASB ASC Topic 718. Under FASB ASC Topic 718, the 2016 and 2017 awards were considered performance and service conditioned. The grant date fair value for the 2016 Dover performance share awards was $57.25, and the grant date fair value for the 2017 Dover performance share awards was $79.28, determined in accordance with FASB ASC Topic 718 using the closing price of Dover’s common stock on the date of grant.

The amounts represent the aggregate grant date fair value of Dover awards granted during the year indicated, calculated in accordance with FASB ASC Topic 718 and do not correspond to the actual value that might be realized by the NEOs. The grant date fair value of Dover restricted stock unit awards was calculated in accordance with FASB ASC Topic 718 using the assumptions set forth in the footnotes to the Combined Financial Statements included elsewhere in this prospectus. All Dover restricted stock unit grants were eligible for dividend equivalent payments which are paid upon vesting. For a discussion of the assumptions relating to calculation of the cost of equity awards, see Note 12—“Equity and Cash Incentive Program” to the Audited Combined Financial Statements contained elsewhere in this prospectus.

(2)

The amounts represent the aggregate grant date fair value of Dover Stock Settled Appreciation Rights (“SSARs”) awards granted during the year indicated, calculated in accordance with FASB ASC Topic 718, and do not correspond to the actual value that may be realized by the NEOs. For a discussion of the assumptions relating to the calculation of the cost of the SSARs, see Note 12—“Equity and Cash Incentive Program” to the Audited Combined Financial Statements contained elsewhere in this prospectus.

(3)

Amounts generally represent (i) the payouts earned under cash performance awards granted under the Dover Corporation 2012 Equity and Cash Incentive Plan (the “Dover LTIP”) for the three-year performance period ended December 31 of the year indicated and (ii) payments under Dover’s Annual Incentive Plan (the “Dover AIP”) for the year indicated, for which payments were made in the first quarter of the following year. As no payouts were earned under the Dover LTIP by any of the NEOs in any of the years indicated, the full amounts shown in each year were earned under the Dover AIP. Mr. Mahoney was granted cash performance units for the performance period ending December 31, 2017; however, the operations did not achieve the EBITDA growth and free cash flow required under iTSR (as defined below) to earn a payment. Mr. Raza was not granted cash performance units for the performance period ending December 31, 2017. Please see the Performance Shares, Cash Performance Units & iTSR section for a further explanation of iTSR.

(4)

The amount in 2017 for Mr. Somasundaram represents $9,450 in 401(k) matching contributions, $2,000 in health club membership reimbursement, as well as dividends received in respect of Dover restricted stock units. The amount in 2017 for Mr. Mahoney represents $9,450 in 401(k) matching contributions, as well as dividends received in respect of Dover restricted stock units. The amount in 2017 for Mr. Raza represents $6,657 in 401(k) matching contributions.

Narrative Disclosure to Summary Compensation Table

Executive Employment Arrangements

None of our NEOs has an individual employment agreement with us or with Dover.

2017 Dover Annual Incentive Plan

Each of our NEOs participated in the Dover AIP in 2017. An annual bonus may be earned each year under the Dover AIP based on an individual’s performance against both financial and individual strategic goals.

For 2017, 60% of Mr. Somasundaram’s annual bonus was based on the achievement of financial performance criteria. Financial targets for each of Mr. Mahoney and Mr. Raza were also set at 60% of the bonus target; however, 50% is based on operating company results and 10% is based on the same segment results as Mr. Somasundaram. The other 40% of the annual bonus was based on the achievement of individual strategic objectives designed to create long-term value for Dover stockholders.

Under the Dover AIP, executives can achieve anywhere between 0% and 200% of their target bonus. However, above-target payout is only earned for performance that is significantly above the targeted performance.

2017 Dover AIP Target Performance and Payout

Overall, Dover and its Apergy businesses performed above Dover and Apergy’s respective financial targets in 2017 and made progress on Dover and Apergy’s respective strategic objectives, including key acquisitions and divestures. Actual compensation varies widely based on the individual’s business unit and performance against specific strategic objectives.

2017 Dover AIP Funding

The Dover AIP is designed to reward executives, including our NEOs, for the achievement of financial and strategic objectives that are linked to Dover’s longer term goals. The Dover AIP was funded for Section 162(m) of the Code purposes by the achievement of an earnings per share (“EPS”) goal, as determined under the plan. Achievement of Dover’s EPS target allows maximum bonuses to be paid, subject to the negative discretion of the Dover Compensation Committee in determining the final bonuses. Achievement below the target reduces the bonus pool by 1% for every 1% below target; achievement above target does not increase the bonus pool. Taking into account the impact of businesses acquired during 2017, Dover’s 2017 EPS target was $3.50. Dover achieved adjusted EPS of $4.03, so bonuses were available to be paid at the maximum level.

2017 Dover AIP Financial Results Performance

Targets under the Dover AIP were set at the segment level for Dover’s segment NEOs such as Mr. Somasundaram. The financial targets listed below was utilized to determine the 60% of Mr. Somasundaram’s bonus tied to financial results. Financial targets for each of Mr. Mahoney and Mr. Raza were also set at 60% of the bonus target; however, 50% is based on operating company results and 10% is based on the same segment results as Mr. Somasundaram.

	2017 Targets(1)		2017 Results(1)
In $ millions
	Sales	EDITDA(2)	Sales	EDITDA(2)
Dover Energy—Sivasankaran Somasundaram Dover Artificial Lift—Paul E. Mahoney Dover Energy Automation—Syed Raza	1,270 575 137	276 119 32	1,406 605 153	327 115 38

(1)	Financial targets and results include both operating company and segment targets and results for Messrs. Mahoney and Raza.
(2)	EBITDA refers to earnings before interest, taxes, depreciation and amortization. The EBITDA results exclude unplanned fourth quarter 2017 restructuring charges.

2017 Dover AIP Individual Strategic Objective Performance

For 2017, each of Dover’s NEOs, including Mr. Somasundaram, had unique strategic objectives that were utilized to determine 40% of their annual incentive. Dover’s Chief Executive Officer developed strategic goals for his direct reports, including Mr. Somasundaram, which focused on measurable accomplishments in their individual areas of responsibility that would also benefit Dover’s stockholders over the long term.

Mr. Somasundaram (President & Chief Executive Officer of Apergy) led the preparation of Apergy to become a separate publicly traded company. In addition, he effectively managed the energy market rebound exceeding his organic growth, productivity and working capital targets. The safety record of the business did not improve as much as had been expected.

Mr. Mahoney (President, Production and Automation Technologies of Apergy) achieved productivity and organic growth targets, but did not meet the safety or working capital targets set for Dover Artificial Lift.

Mr. Raza (President, Senior Vice President and Chief Digital Officer of Apergy) achieved productivity and organic growth targets, as well as working capital improvements and a successful platform launch, but did not meet the safety targets set for Dover Energy Automation.

2017 AIP Payouts

Based on the performance of Mr. Somasundaram’s business unit and his performance against specific strategic objectives, his 2017 Dover AIP payout was $970,000, which was 181% of his 2017 Dover AIP target. Based on the performance of Mr. Mahoney’s business unit and his performance against specific strategic objectives, his 2017 Dover AIP payout was $240,000, which was 124% of his 2017 Dover AIP target. Based on the performance of Mr. Raza’s business unit and his performance against specific strategic objectives, his 2017 Dover AIP payout was $240,820, which was 167% of his 2017 Dover AIP target.

Going forward: Apergy has adopted the Apergy Corporation Executive Officer Annual Incentive Plan (“Apergy AIP”) for Apergy’s executives. The Apergy Compensation Committee will determine the executives who participate in the Apergy AIP, determine the target bonus amounts for each participant, set the specific performance targets for the Apergy AIP bonuses and determine the final Apergy AIP bonus amounts to be paid to participants.

2017 Long-Term Incentive Compensation

The following table summarizes the components of Dover’s 2017 long-term incentive plan (“LTIP”) and the related performance criteria for awards granted in 2017 to Dover’s NEOs, including Mr. Somasundaram. All components of Dover’s 2017 LTIP awards are paid in stock to Dover’s NEOs and stock and cash performance units to all other participants.

LTIP COMPONENT	PERFORMANCE CRITERIA	VESTING OR EXERCISE PERIOD
Stock Settled Appreciation Rights	Market price of Dover’s common stock	SSARs are not exercisable until three years after grant; they remain exercisable for another seven years

Restricted Stock Units	Market price of Dover’s common stock	Awards vest ratably over three years

Performance Shares	iTSR (EBITDA growth and cash flow generation)	Awards vest at the end of three calendar years

Cash Performance Units	iTSR (EBITDA growth and cash flow generation)	Awards vest at the end of three calendar years

In 2017, Mr. Somasundaram’s LTIP award was comprised 50% of SSARs, 30% of performance shares and 20% of restricted stock units. In 2017, Mr. Mahoney’s and Mr. Raza’s LTIP awards were each comprised 30% of SSARs, 50% of cash performance units and 20% of restricted stock units.

Going forward: Dover adopted the Apergy Corporation 2018 Equity and Cash Incentive Plan (the “Apergy 2018 LTIP”), which provides equity-based awards to Apergy employees, including the Apergy NEOs, and Apergy directors. See “—New Apergy Plans—Long-Term Incentive Plan.” In connection with the Separation, the outstanding Dover performance shares and cash performance units held by Apergy NEOs were cancelled.

Performance Shares, Cash Performance Units & iTSR

Definition of iTSR. iTSR measures the change in enterprise value over a three-year period. EBITDA is assigned a multiple based on prevailing market multiples among industrial companies. iTSR tracks the change in that EBITDA-based value, along with operational free cash flow (defined as operating cash flow less capital spending, less cash used for acquisitions, plus cash received from divestitures) generated during the three-year performance period. The two together work similarly to an external TSR measure: the EBITDA-based value becomes a proxy for share price, and operational free cash flow becomes a proxy for dividends.

iTSR Targets, Threshold and Cap Levels. Awards are earned three years after the grant, provided iTSR exceeds a threshold level. No payouts will be made unless iTSR equals or exceeds 6%. The payout to any individual may not exceed 500,000 shares.

Chart 1

Payouts of cash performance units are made on a sliding scale using the following formula:

Chart 2

Payouts of performance shares are made on a sliding scale using the following formula:

2017 Performance Share and Cash Performance Unit Payouts

For the performance period ended December 31, 2017, payouts of cash performance units were determined based on the sliding scale set forth in Chart 1 above and payouts of performance shares were determined based on the sliding scale set forth in Chart 2 above. Based on the sliding scale set forth in Chart 2 above and the performance of Mr. Somasundaram’s business unit, the payout of his performance shares relating to the performance period ended December 31, 2017 was 0 shares, due to an iTSR performance of (15.61)%. Based on the sliding scale set forth in Chart 1 above and the performance of Mr. Mahoney’s business unit, the payout of his cash performance units relating to the performance period ended December 31, 2017 was $0, due to an iTSR performance of (18.43)%. Mr. Raza did not receive a grant of cash performance units for the performance period ended December 31, 2017.

Stock Settled Appreciation Rights

SSARs vest on the third anniversary of the grant date. Once SSARs vest, an NEO may exercise them any time prior to the expiration date, which is the tenth anniversary of the grant date. The proceeds from the exercise are paid to the NEO in the form of shares of Dover common stock.

Illustration of SSARs Exercise:

Base Price/Exercise Price:	$60
Fair Market Value (“FMV”) on date of exercise:	$80
Number of SSARs Granted:	100

EXERCISE STEP	Gain in Value	Total Value after Exercise	Total Shares Awarded post Exercise(1)
Calculation Formula	FMV—Exercise Price	Gain in Value x Number of SSARs	Total Value ÷ FMV
Result	$80 – $60 = $20	$20 x 100 = $2,000	$2,000 ÷ $80 = 25
($20 per SSAR)

(1)	Subject to tax withholding.

Restricted Stock Units

Restricted stock unit grants vest ratably over three years. Executives do not actually own the shares underlying the units, nor enjoy the benefits of ownership, such as dividends and voting, until the vesting conditions are satisfied. Once vested, the NEO receives shares of Dover stock equivalent in number to the vested units and receives a cash amount equal to accrued dividends during the vesting period, net of withholding taxes.

Treatment of outstanding Dover equity awards: Effective as of the Separation, the Dover SSAR and restricted stock unit awards previously granted to Apergy’s NEOs were converted to corresponding Apergy equity awards under the new Apergy 2018 LTIP. In general, each award is subject to the same terms and conditions as were in effect prior to the Separation. The outstanding performance shares and cash performance units held by Apergy’s NEOs were cancelled as of the Separation. In addition, Apergy’s NEOs received new Apergy equity-based awards.

Outstanding Equity Awards at Fiscal Year-End 2017

Dover awards listed below with grant dates beginning in 2013 were made under the Dover LTIP. Awards listed below with grant dates between 2006 through 2012 were made under the Dover Corporation 2005 Equity and Cash Incentive Plan (the “2005 Dover Plan”). All equity awards outstanding as of February 28, 2014 were adjusted as a result of the spin-off of Knowles Corporation to preserve the value of the awards in accordance with the Employee Matters Agreement, dated February 28, 2014, between Dover and Knowles Corporation.

Name	Number of Securities Underlying Unexercised Options (#) Exercisable		Number of Securities Underlying Unexercised Options (#) Unexercisable		Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
Somasundaram, Sivasankaran			27,750	(1)	79.28	2/10/2027
			38,428	(2)	57.25	2/11/2026
			30,022	(3)	73.28	2/12/2025
	24,239	(4)			82.51	3/10/2024
	14,211	(5)			63.33	2/14/2023
	15,620	(6)			57.62	2/9/2022
	15,336	(7)			58.69	2/10/2021
	23,816	(8)			37.79	2/11/2020
							2,775(9)	280,247(12)	16,648(13)	1,681,281(16)
							2,562(10)	258,736(12)	23,056(14)	2,328,425(16)
							1,001(11)	101,091(12)	— (15)	1,819,032(16)
Mahoney, Paul E.			6,054	(1)	79.28	2/10/2027
			8,384	(2)	57.25	2/11/2026
			6,550	(3)	73.28	2/12/2025
	5,090	(4)			82.51	3/10/2024
	5,052	(5)			63.33	2/14/2023
	4,165	(6)			57.62	2/9/2022
							336(9)	33,933(12)
							2,213(10)	223,491(12)
							364(11)	36,760(12)
Raza, Syed			3,027	(1)	79.28	2/10/2027	1,766(9)	178,348(12)

(1)	SSARs granted on February 10, 2017 that are not exercisable until February 10, 2020.
(2)	SSARs granted on February 11, 2016 that are not exercisable until February 11, 2019.
(3)	SSARs granted on February 12, 2015 that become exercisable on February 12, 2018.
(4)	SSARs granted on March 10, 2014 that became exercisable on March 10, 2017.
(5)	SSARs granted on February 14, 2013 that became exercisable on February 14, 2016.
(6)	SSARs granted on February 9, 2012 that became exercisable on February 9, 2015.
(7)	SSARs granted on February 10, 2011 that became exercisable on February 10, 2014.
(8)	SSARs granted on February 11, 2010 that became exercisable on February 11, 2013.
(9)	Unvested portion of Dover restricted stock units granted on February 10, 2017. The units vest in three equal annual installments beginning on March 15, 2018.
(10)	Unvested portion of Dover restricted stock units granted on February 11, 2016. The units vest in three equal annual installments beginning on March 15, 2017.
(11)	Unvested portion of Dover restricted stock units granted on February 12, 2015. The units vest in three equal annual installments beginning on February 12, 2016.
(12)	The amount reflects the number of unvested Dover restricted stock units multiplied by $100.99, the closing price of Dover’s common stock on December 29, 2017.

(13)

Dover performance shares granted on February 10, 2017 become payable after December 31, 2019 subject to the achievement of the applicable performance goal. The amount reflected in the table represents the number of shares payable based on the achievement of the maximum level of performance, 400%.

(14)

Dover performance shares granted on February 11, 2016 become payable after December 31, 2018 subject to the achievement of the applicable performance goal. The amount reflected in the table represents the number of shares payable based on achievement of the maximum level of performance, 400%.

(15)

Dover performance shares granted on February 12, 2015 become payable after December 31, 2017 subject to the achievement of the applicable performance goal. The performance goals were not met and no amounts were paid with respect to the performance shares granted on February 12, 2015.

(16)

The amount reflects the number of performance shares payable based on achievement of the maximum level of performance multiplied by $100.99, the closing price of Dover’s common stock on December 29, 2017.

Executive Severance Policies

Dover has an executive severance plan (the “Dover Severance Plan”) and a senior executive Change in Control (“CIC”) Severance Plan (the “Dover CIC Severance Plan”) in which all of Dover’s executives, including, prior to the Separation, our NEOs, were eligible to participate.

The Dover CIC Severance Plan likewise establishes a consistent policy regarding double-trigger CIC severance payments based on current market practices. The Dover CIC Severance Plan applies to all executives who are subject to Dover’s senior executive shareholding guidelines on the date of a CIC (as defined in such plan), including, prior to the Separation, Mr. Somasundaram. Each of the Dover Severance Plan and the Dover CIC Severance Plan gives Dover the right to recover amounts paid to an executive under the plan as required under any clawback policy of Dover as in effect from time to time or under applicable law. The Dover 2005 Plan, the Dover LTIP and Dover’s other benefit plans each has its own provisions relating to rights and obligations under the plan upon termination.

No Dover executive may receive severance benefits under more than one plan or arrangement. If Dover determines that (i) any payment or distribution to an executive in connection with CIC, whether under the Dover CIC Severance Plan or otherwise, would be subject to excise tax as an excess parachute payment under the Code and (ii) the executive would receive a greater net-after-tax amount by reducing the amount of the severance payment, Dover will reduce the severance payments made under the Dover CIC Severance Plan to the maximum amount that might be paid (but not less than zero) without the executive becoming subject to the excise tax. The Dover CIC Severance Plan does not provide any gross-up for excise taxes.

Under the Dover Severance Plan, each of our NEOs would have been entitled to the following payments in the event of non-CIC involuntary termination without “cause”, as defined in the plan:

•

Twelve (12) months’ salary continuation plus an amount equal to the pro rata portion of the annual bonus paid for the prior year, subject to the Dover Compensation Committee’s discretion to reduce the payment amount; and

•

A monthly amount equal to the then cost of COBRA health continuation coverage based on the level of health care coverage in effect on the termination date, if any, for the lesser of 12 months or the period that the executive receives COBRA benefits.

Under the Dover CIC Severance Plan, Mr. Somasundaram would have been entitled to receive the following severance payments if, within 18 months after a CIC, either his employment was terminated by Dover without “cause” or he terminated employment for “good reason,” as such terms are defined in the plan:

•

A lump sum payment equal to 2.0 multiplied by the sum of (i) his annual salary on the termination date or the CIC date, whichever is higher, and (ii) his target annual incentive bonus for the year in which the termination or the date of the CIC occurs, whichever is higher; and

•	A lump sum payment equal to the then cost of COBRA health continuation coverage, based on the level of health care coverage in effect on the termination date, if any, for one year.

Under the Dover LTIP, upon a CIC of Dover (as defined in the Dover LTIP) and if, within 18 months following the date of the CIC, the participant’s employment is either involuntarily terminated other than for cause, death or disability, such that the participant is no longer employed by a Dover company or an event or condition that constitutes “good reason” under the LTIP occurs, and the participant subsequently resigns for good reason within applicable time limits and other applicable requirements under the LTIP:

•	All Dover options and Dover SSARs immediately vest upon the date of termination and become exercisable in accordance with the terms of the applicable award agreement;

•

All Dover cash performance and performance share awards will be deemed to have been earned “at target” as if the performance target had been achieved and such awards will immediately vest and become immediately due and payable on the date of termination; and

•

All outstanding restrictions, including any performance targets, on Dover restricted stock or Dover restricted stock unit awards will immediately vest or expire on the date of termination and be deemed to have been satisfied or earned “at target” as if the performance targets, if any, have been achieved, and the award will become immediately due and payable on the date of termination.

In the event of a CIC in which a participant’s outstanding awards are impaired in value or rights as determined solely in the discretion of Dover’s “continuing directors” (as defined in the LTIP), are not assumed by a successor corporation or an affiliate thereof, or are not replaced with an award or grant that, solely in the discretion of Dover’s continuing directors, will preserve the existing value of the outstanding awards at the time of the CIC:

•	All outstanding Dover options and Dover SSARs will immediately vest on the date of the CIC and become exercisable in accordance with the terms of the applicable award agreement;

•

All outstanding Dover performance share awards and cash performance awards will immediately vest and become due and payable on the date of the CIC as follows: the performance period of each such award will terminate on the last day of the month prior to the month in which the CIC occurs; the participant will be entitled to a cash or stock payment, the amount of which will be determined in accordance with the LTIP and the applicable award agreement prorated based on the number of months in the performance period which have passed prior to the CIC as compared to the total number of months in the original performance period; and

•

All outstanding restrictions, including any performance targets with respect to any Dover options, Dover SSARs, Dover restricted stock or Dover restricted stock unit awards will immediately vest or expire on the date of the CIC and be deemed to have been satisfied or earned at “target” as if the performance targets, if any, have been achieved and such awards will become immediately due and payable on the date of the CIC.

Each person granted an award under the Dover 2005 Plan or Dover LTIP is deemed to agree that, upon a tender or exchange offer, proxy solicitation or other action seeking to effect a CIC of Dover, he or she will not voluntarily terminate employment with Dover or any of its companies and, unless terminated by Dover, will continue to render services to Dover until the person seeking to effect a CIC of Dover has abandoned, terminated or succeeded in such person’s efforts to effect the CIC.

Under the Dover PRP, upon a CIC, each participant will become entitled to receive the actuarial value of the participant’s benefit accrued through the date of the CIC. Under the Dover Deferred Compensation Plan, amounts deferred under the plan will continue to accrue any earnings and will be payable in accordance with the elections made by the executive officer.

Going forward: Apergy has adopted the Apergy Corporation Executive Severance Plan (the “Apergy Severance Plan”) and the Apergy Corporation Senior Executive Change-in-Control Severance Plan (the “Apergy CIC Plan”), which offer executive severance and CIC benefits, as applicable, to certain Apergy employees

(including Apergy’s NEOs) that are substantially similar to those provided to eligible Dover employees pursuant to the Dover Severance Plan and the Dover CIC Severance Plan, respectively. See “—New Apergy Plans—Apergy Severance Plan and Apergy CIC Plan.”

Employee Benefit Plans

401(k), Pension Plan and Health & Wellness Plans

Each of our NEOs were able to participate in retirement and benefit plans generally available to Dover’s employees on the same terms as other employees. Our NEOs do not receive enhanced health and wellness benefits.

Non-Qualified Retirement Plans

Dover offers two non-qualified plans with participation generally limited to individuals whose annual salary and bonus earnings exceed the IRS limits applicable to its qualified plans: the Dover PRP and the Dover Deferred Compensation Plan.

Mr. Somasundaram and Mr. Mahoney participated in the Dover PRP. After December 31, 2009, benefits under the Dover PRP before offsets are determined using the benefit calculation and eligibility criteria as under the pension plan, except that IRS limits on compensation and benefits do not apply. Prior to December 31, 2009, the participants in the Dover PRP accrued benefits greater than those offered in the Dover pension plan. Effective January 1, 2010, Dover modified this plan so that executives subject to IRS compensation limits will accrue future benefits that are substantially the same as benefits under the Dover pension plan. Individuals who participated in the Dover PRP prior to January 1, 2010 will receive benefits calculated under the prior benefit formula through December 31, 2009 and benefits calculated under the lower Dover PRP benefit formula on and after January 1, 2010. Amounts receivable by the executives under the Dover PRP are reduced by any amounts receivable by them under the Dover pension plan, any qualifying profit sharing plan, Dover-paid portion of social security benefits, and the amounts of the Dover match in its 401(k) plan.

Dover offers a deferred compensation plan to allow participants to elect to defer their receipt of some or all of their salary, bonuses and any payout of a cash performance award. Messrs. Somasundaram, Mahoney and Syed were eligible to participate in this plan. The plan permits Dover executive officers to defer receipt of part of their compensation to later periods and facilitates tax planning for the participants. Effective January 1, 2014, the Dover Deferred Compensation Plan was amended to provide for certain matching and additional contributions for participants who do not also participate in the Dover PRP. PRP Participants are not eligible for matching or additional contributions under the Dover Deferred Compensation Plan. Participants are not guaranteed any particular return on deferrals. As of the Plan Separation Date (as defined herein), Apergy participants, including Messrs. Somasundaram, Mahoney and Syed ceased deferring compensation under the Dover Deferred Compensation Plan. See the section entitled “Certain Relationships and Related Person Transactions—Agreements with Dover—Employee Matters Agreement—Non-Qualified Deferred Compensation Plans.”

Going forward: Apergy executive officers participate in retirement and benefits plans generally available to other Apergy employees on the same terms as other employees. Apergy has adopted the Apergy Executive Deferred Compensation Plan. See “—New Apergy Plans—Apergy Executive Deferred Compensation Plan.” Apergy adopted 401(k) and health and wellness benefits plans for Apergy employees effective January 1, 2018. See “—New Apergy Plans—Apergy 401(k) Plan.”

New Apergy Plans

Long-Term Incentive Plan

In connection with the distribution, Dover adopted the Apergy 2018 LTIP. The form of the Apergy 2018 LTIP has been incorporated by reference as an exhibit to the registration statement of which this prospectus is a part. The material features of the Apergy 2018 LTIP are summarized below, but this summary is qualified in its entirety by reference to the full text of the Apergy 2018 LTIP.

The Apergy Compensation Committee intends grants and awards under the Apergy 2018 LTIP to foster behavior that will produce the greatest increase in value for stockholders, reinforce key company goals and objectives that help drive stockholder value, and attract, motivate and retain officers, key employees and directors. The Apergy Compensation Committee intends to grant incentive awards for Apergy’s NEOs under the Apergy 2018 LTIP.

Duration and Amendment. The Apergy 2018 LTIP has a predetermined term of 10 years and will terminate in 2028. The Apergy Compensation Committee may make grants and awards at any time or from time to time before the Apergy 2018 LTIP terminates.

The Apergy Board of Directors may amend or terminate the Apergy 2018 LTIP as it deems advisable, except as provided for in the Apergy 2018 LTIP. In addition, without stockholder approval, the Apergy Board of Directors cannot approve either the (i) cancellation of outstanding options or SSARs and grants in substitution therefor of new awards having a lower exercise price or base price, as applicable, or (ii) amendment of outstanding options and SSARs to reduce the exercise price or base price thereof, as applicable (including cash buyouts).

Administration. The Apergy Compensation Committee will administer the Apergy 2018 LTIP. The Apergy Compensation Committee consists of independent members of the Apergy Board of Directors each of whom is also a “non-employee director” for purposes of the rules under the Exchange Act.

The Apergy Compensation Committee will select employees who shall receive awards, determine the number of shares covered thereby, and establish the terms, conditions and other provisions of the awards. The Apergy Board of Directors will determine the form and amount of directors’ compensation to be paid to directors from time to time, subject to the limits of the Apergy 2018 LTIP. The Apergy Compensation Committee will determine the procedures and terms under which a director may elect to defer receipt of his or her directors’ shares. The Apergy Compensation Committee may interpret the Apergy 2018 LTIP and establish, amend and rescind any rules relating to the Apergy 2018 LTIP. The Apergy Compensation Committee may delegate all or part of its responsibilities under the Apergy 2018 LTIP to the Chief Executive Officer to the extent permitted by Delaware law, except for granting awards to individuals subject to Section 16 of the Exchange Act. Only the Apergy Board of Directors may determine awards to members of the Apergy Board of Directors.

Eligibility. Officers and other key employees of Apergy and its subsidiaries, as selected by the Apergy Compensation Committee, and non-employee directors of Apergy will be eligible to participate in the Apergy 2018 LTIP.

Shares Reserved for Issuance; Share Counting. A total of 6,500,000 shares of Apergy common stock are reserved for issuance under the Apergy 2018 LTIP. The maximum number of shares issuable under the Apergy 2018 LTIP is subject to adjustments resulting from stock dividends, stock splits, recapitalizations, reorganizations and other similar changes.

Shares subject to stock options and SSARs will reduce the shares available for awards under the Apergy 2018 LTIP by one share for every one share issued. Performance share awards, restricted stock, restricted stock units that are settled in shares of Apergy common stock, directors’ shares and deferred stock units will reduce the shares available for awards under the Apergy 2018 LTIP by three shares for every one share awarded. Cash performance awards do not count against the pool of available shares. The number of shares earned when an award is exercised, vests or is paid out will count against the pool of available shares, including shares withheld to pay taxes or an option’s exercise price. Shares subject to an award under the Apergy 2018 LTIP that is cancelled, terminated, or forfeited or that expires will be available for reissuance under the Apergy 2018 LTIP.

Award Limits. No non-employee director may be granted more than 20,000 shares of Apergy common stock in any fiscal year. No more than 5% of the aggregate share reserve may be awarded as restricted stock awards or restricted stock unit awards having a vesting period more rapid than annual pro rata vesting over a period of three years.

Types of Awards. The Apergy 2018 LTIP provides for stock options and SSAR grants, restricted stock awards, restricted stock units, performance share awards, cash performance awards, directors’ shares and deferred stock units. The Apergy 2018 LTIP also permits the issuance of awards to Apergy employees in substitution for such employees’ outstanding Dover awards (see the section entitled “—2017 Long-Term Incentive Compensation—Treatment of outstanding Dover equity awards”).

Stock Options and Stock-Settled Appreciation Rights. The Apergy Compensation Committee may grant options and SSARs under the Apergy 2018 LTIP. Grants of options under the Apergy 2018 LTIP permit the participant to acquire shares of Apergy common stock at an exercise price fixed on the date of grant during the life of the award. SSARs granted under the plan are “freestanding,” meaning they are granted separately from options and the exercise of SSARs is not linked in any way to the exercise of options. An SSAR allows the Apergy 2018 LTIP participant to receive the increase, if any, in the fair market value of the number of shares of Apergy common stock underlying the award during the life of the award over a base price set on the date of grant. The amount payable upon the exercise of the SSAR will be paid to the Apergy 2018 LTIP participant in shares of Apergy common stock. The Apergy Compensation Committee determines the exercise price for options and the base price of SSARs, which may not be less than the fair market value of the Apergy common stock on the date of grant. The Apergy Compensation Committee may provide for SSARs to be settled in cash to the extent the Apergy Compensation Committee determines to be advisable under foreign laws or customs.

The Apergy Compensation Committee determines any conditions to the exercisability of options and SSARs, including requirements of a period of continuous service by the participant (time vesting) or performance or other criteria. Options and SSARs may not generally be exercised prior to the third anniversary of the date of grant. The Apergy Compensation Committee also determines the term of each award, provided that the maximum term of any option or SSAR is ten years from the date of grant.

Restricted Stock and Restricted Stock Units. The Apergy Compensation Committee may award restricted stock or restricted stock units to participants under the Apergy 2018 LTIP. Restricted stock is registered in the name of a participant on the date of grant subject to vesting requirements and restricted stock units are rights credited to a bookkeeping account that will be settled by the delivery of shares if certain vesting conditions are satisfied. The Apergy Compensation Committee determines the vesting period, of not less than one year or more than five years, with respect to a restricted stock or restricted stock unit award and whether other restrictions, including the satisfaction of any performance targets, are applicable to the awards. A holder of unvested restricted stock may not exercise voting rights during the restriction period. No dividends or dividend equivalents will be paid on unvested restricted stock or restricted stock unit awards during the restriction period, but in the discretion of the Apergy Compensation Committee, dividend equivalents may be credited to an account for distribution to a participant after vesting.

Performance Share Awards. The Apergy Compensation Committee may grant performance share awards to employees that will become payable in shares of Apergy common stock upon the achievement of objective pre-established performance targets based on specified performance criteria over a performance period of not less than three full fiscal years. Awards may set a specific number of performance shares that may be earned, or a range of performance shares that may be earned depending on the degree of achievement of the pre-established performance targets. Shares of Apergy common stock in payment of performance shares will be issued only if the Apergy Compensation Committee has certified after the end of the performance period that the required performance targets have been met and the amount of the award.

Cash Performance Awards. The Apergy Compensation Committee may grant a participant the opportunity to earn a cash performance award conditional upon the satisfaction, over a performance period of not less than three full fiscal years, of certain pre-established objective performance targets based on specified performance criteria. The Apergy Compensation Committee will establish a percentage of the value created at the relevant business unit (or Apergy as a whole) during the performance period that the maximum total payout for that business unit (or Apergy as a whole) may not exceed. Cash in payment of cash performance awards will be issued only if the Apergy Compensation Committee has certified after the end of the performance period that the required performance targets have been met and the amount of the award.

Directors’ Shares and Deferred Stock Units. The Apergy Board of Directors may designate a percentage of a non-employee director’s compensation to be paid in directors’ shares or may in its discretion determine to pay a specified dollar amount or number of shares as part of the non-employee director’s annual compensation. Subject to procedures the Apergy Compensation Committee may establish from time to time, a non-employee director may elect to defer receipt of directors’ shares. Should a director elect to defer receipt of directors’ shares, deferred stock units will be credited to a bookkeeping account on the basis of one deferred stock unit for each directors’ share deferred, which deferred stock units will be settled by the delivery of Apergy common stock upon the termination of the director’s service as a director or, if earlier, upon a date specified by the director at the time of the deferral election. Dividend equivalents will be credited on deferred stock units and distributed at the same time the shares are delivered upon settlement of the deferred stock units.

Performance Criteria. Cash performance awards and performance share awards will be, and other awards may be, made subject to performance criteria. The Apergy Compensation Committee establishes performance targets based on the Apergy 2018 LTIP’s performance criteria that include objective formulas or standards for determining the amount of the performance award that may be payable to a participant when the targets are satisfied. The performance targets do not need to be the same for all participants.

The performance objectives under the Apergy 2018 LTIP will be based on one or more of the following performance criteria: (i) the attainment of certain target levels of, or a specified percentage increase in, revenues, income before income taxes and extraordinary items, income or net income, earnings before income tax, earnings before interest, taxes, depreciation and amortization, or a combination of any or all of the foregoing; (ii) the attainment of certain target levels of, or a percentage increase in, after-tax or pre-tax profits including, without limitation, those attributable to continuing and/or other operations; (iii) the attainment of certain target levels of, or a specified increase in, operational cash flow; (iv) the achievement of a certain level of, reduction of, or other specified objectives with regard to limiting the level of increase in, all or a portion of Apergy’s or an affiliate’s bank debt or other long-term or short-term public or private debt or other similar financial obligations of Apergy or affiliate, which may be calculated net of such cash balances and/or other offsets and adjustments as may be established by the Apergy Compensation Committee; (v) the attainment of a specified percentage increase in earnings per share or earnings per share from continuing operations; (vi) the attainment of certain target levels of, or a specified increase in, return on capital employed or return on invested capital or operating revenue or return on invested cash; (vii) the attainment of certain target levels of, or a percentage increase in, after-tax or pre-tax return on stockholders’ equity; (viii) the attainment of certain target levels of, or a specified increase in, economic value added targets based on a cash flow return on investment formula; (ix) the attainment of certain target levels in the fair market value of the shares of Apergy common stock; (x) market segment share; (xi) product release schedules; (xii) new product innovation; (xiii) product or other cost reductions; (xiv) brand recognition or acceptance; (xv) product ship targets; (xvi) customer satisfaction; (xvii) total stockholder return; (xviii) return on assets or net assets; (xix) assets, operating margin or profit margin; (xx) the growth in the value of an investment in Apergy common stock assuming the reinvestment of dividends; and (xxi) such other business or other performance criteria determined appropriate by the Apergy Compensation Committee.

Effect of Termination, Death, Disability or Change in Control on Awards. If a participant’s employment is voluntarily or involuntarily terminated other than for cause, vested stock options and SSARs will expire three months after the termination of the participant’s employment or the expiration of the original term, whichever is earlier. If a participant dies or becomes disabled while employed by Apergy, outstanding stock options and SSARs will fully vest and may be exercised by the participant or the participant’s estate, as applicable, for the balance of the original term or 60 months, whichever is shorter. If a participant retires at or after age 65, a participant may exercise options and SSARs that are, or within 60 months of the date of retirement become, exercisable, but not beyond the balance of the original term.

Subject to certain exceptions, cash performance awards, restricted stock, restricted stock units, and performance shares will be forfeited if such awards are not vested when a participant’s employment terminates. If a participant dies, becomes disabled while employed by Apergy, or in the event of any special circumstances as determined by the Apergy Compensation Committee, any purely temporal restrictions remaining with respect to restricted stock and restricted stock units will lapse, and, if any performance targets are applicable, the restricted stock and restricted stock units will continue to vest subject to attainment of applicable performance targets. If a participant retires at or after age 65, (i) the participant’s restricted stock and restricted stock units will continue to vest until the earlier of 60 months from the date of termination or such time as the remaining temporal restrictions lapse, subject to compliance with certain non-competition restrictions, and (ii) if the participant holds one or more performance-based restricted stock or restricted stock unit awards, such awards will be cancelled and will terminate, except that (a) the oldest performance-based restricted stock or restricted stock unit award will remain outstanding and entitle the participant to receive on the regular payment date the same number of shares of Apergy common stock that the participant would have earned had such participant been an employee of Apergy as of such payment date, subject to attainment of applicable performance targets, and (b) the Apergy Compensation Committee (or the Chief Executive Officer as its delegate, as applicable) will determine whether the participant is eligible to receive any shares of Apergy common stock with respect to any other performance-based restricted stock or restricted stock unit awards, and if so, the amount thereof, and any such payment will be subject to attainment of applicable performance targets.

In the case of cash performance awards and performance shares, if a participant dies or becomes disabled while employed by Apergy, a participant or the participant’s estate, as applicable, is entitled to a pro rata award for the period of service during the performance period, subject to attainment of applicable performance targets.

If the participant retires at or after age 65, a participant’s cash performance awards and performance shares will be cancelled and will terminate, except that (i) the oldest cash performance award and performance shares will remain outstanding and entitle the participant to receive on the regular payment date the same payment or number of shares of Apergy common stock, as applicable, that the participant would have earned had such participant been an employee of Apergy as of such payment date, subject to attainment of applicable performance targets, and (ii) the Apergy Compensation Committee (or the Chief Executive Officer as its delegate, as applicable) will determine whether the participant is eligible to receive any payment or shares of Apergy common stock, as applicable, with respect to any other cash performance awards or performance shares and, if so, the amount thereof, and any such payment or shares shall be subject to attainment of applicable performance targets.

The enhanced post-employment benefits for retirement at or after age 65 are conditioned upon a participant’s complying with certain non-competition restrictions that correspond to the period during which enhanced post-employment benefits are provided.

Vesting of outstanding awards to employees under the Apergy 2018 LTIP accelerates upon the consummation of a change in control (as defined in the Apergy 2018 LTIP) (including deemed satisfaction of applicable performance criteria “at target” as if such performance criteria had been achieved) and one of the following double-trigger vesting requirements: (i) involuntary termination other than for cause, death or disability within 18 months following the change in control, (ii) a resignation for good reason within 18 months following the change in control, or (iii) outstanding awards are not replaced by a successor with awards that preserve existing value, the awards are not assumed by a successor, or the awards are impaired in value or rights. In addition, the Apergy Compensation Committee has the right to take such other action with respect to awards in connection with a change in control as it determines to be appropriate. In the case of a change in the ownership of effective control of Apergy or in the ownership of a substantial portion of the assets of Apergy, any deferred stock units will settle on the date of such change in control or change in ownership by delivery of shares of Apergy common stock.

Apergy Severance Plan and Apergy CIC Plan

In connection with the distribution, Apergy adopted the Apergy Severance Plan and the Apergy CIC Plan, which offers executive severance and CIC benefits, as applicable, to certain Apergy employees (including Apergy’s NEOs) that are substantially similar to those provided to eligible Dover employees pursuant to the Dover Severance Plan and the Dover CIC Severance Plan, respectively.

Apergy Executive Deferred Compensation Plan

In connection with the distribution, Apergy adopted the Apergy Executive Deferred Compensation Plan to administer the deferred compensation liabilities with respect to certain Apergy employees under the Dover Deferred Compensation Plan and the Dover PRP which Apergy assumed pursuant to the employee matters agreement. For additional information, see “Certain Relationships and Related Person Transactions—Agreements with Dover—Employee Matters Agreement—Non-Qualified Deferred Compensation Plans.”

Apergy 401(k) Plan

As of the Plan Separation Date, Apergy established the Apergy USA, Inc. 401(k) Savings Plan, with Apergy participants’ accounts under the Dover 401(k) plan and the assets and liabilities allocable to such accounts transferring to the Apergy 401(k) Plan as of the Plan Separation Date or as soon as practicable thereafter. Apergy provides a matching contribution denominated as a percentage of the amount of salary deferred into the plan by a participant (including Apergy NEOs) during the course of the year.

DIRECTOR COMPENSATION

Apergy’s non-employee directors receive annual compensation in an amount Apergy’s Board of Directors will set from time to time. The compensation is payable partly in cash and partly in Apergy common stock, in an allocation Apergy’s Board of Directors may adjust from time to time. Apergy directors initially receive an annual retainer of $225,000, payable $112,500 in cash and $112,500 in Apergy common stock. Apergy’s Board Chairman receives an additional annual retainer of $75,000, payable in cash. The chair of Apergy’s Audit Committee receives an additional annual retainer of $15,000, payable in cash. The chairs of Apergy’s Compensation Committee and Governance and Nominating Committee each receive an additional annual retainer of $10,000, payable in cash. If a director serves for less than a full calendar year, the compensation to be paid to that director may be prorated as deemed appropriate by Apergy’s Compensation Committee. For their service in 2018, the compensation paid to Apergy’s non-employee directors who were elected to Apergy’s Board of Directors effective on May 9, 2018 will be prorated based on the number of days from and including May 9, 2018 to and including December 31, 2018.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following tables sets forth, as of October 30, 2018 (except as otherwise noted), information with respect to the beneficial ownership of Apergy’s common stock by (1) each person Apergy believes is a beneficial owner of 5% or more of Apergy’s outstanding common stock, (2) each director and NEO of Apergy and (3) all of Apergy’s directors and executive officers as a group. Except as otherwise noted in the footnotes below, each person or entity identified below has sole voting and investment power with respect to such securities. The number of shares beneficially owned by each stockholder, director or executive officer is determined according to the rules of the SEC and the information is not necessarily indicative of beneficial ownership for any other purpose.

Holdings of Major Stockholders

The following table sets forth information regarding each stockholder who Apergy believes owns more than 5% of Apergy’s common stock, as of June 30, 2018.

Name of Beneficial Owner	Shares of Apergy’s Common Stock Beneficially Owned		% of Class
BlackRock, Inc.	7,219,753	(1)	9.33%
The Vanguard Group Inc.	7,011,451	(2)	9.07%
Boston Partners.	6,247,942	(3)	8.08%
FMR LLC	3,933,192	(4)	5.09%

(1)

Based on information contained in a Form 13F report for the quarter ended June 30, 2018, filed with the SEC by BlackRock, Inc. BlackRock, Inc.’s offices are located at 55 East 52nd Street, New York, NY 10022. BlackRock, Inc. has sole investment power over all 7,219,753 shares and sole voting power over 6,800,366 shares.

(2)

Based on information contained in a Form 13F report for the quarter ended June 30, 2018, filed with the SEC by Vanguard Group Inc. Vanguard Group Inc.’s offices are located at 100 Vanguard Blvd., Malvern, PA 19355. The Vanguard Group Inc. has sole investment power over 6,976,124 shares, shared investment power over 25,327 shares, sole voting power over 30,060 shares and shared voting power over 5,300 shares.

(3)

Based on information contained in a Form 13F report for the quarter ended June 30, 2018, filed with the SEC by Boston Partners. Boston Partners’ offices are located at One Beacon Street—30th Floor, Boston, MA 02108. Boston Partners has shared investment power over all 6,247,942 shares, sole voting power over 5,059,532 shares and shared voting power over 5,598 shares.

(5)

Based on information contained in a Form 13F report for the quarter ended June 30, 2018, filed with the SEC by FMR LLC. FMR LLC’s offices are located at 245 Summer Street, Boston, MA 02210. FMR LLC has shared investment power over all 3,933,192 and sole voting power over 565,363 shares.

Holdings of Directors and Executive Officers

The following table sets forth the number of shares of Apergy’s common stock beneficially owned by (1) each director and NEO of Apergy and (2) all of Apergy’s directors and executive officers as a group. The address of each person shown in the table below is c/o Apergy Corporation, 2445 Technology Forest Blvd., Building 4, 12th Floor, The Woodlands, Texas 77381.

Name and Address of Beneficial Owner	Shares of Apergy’s Common Stock Beneficially Owned		% of Class
Daniel W. Rabun	2,525			*
Sivasankaran Somasundaram	165,523	(1)		*
Gary P. Luquette	—			*
Stephen M. Todd	3,989			*
Stephen K. Wagner	1,989			*
Kenneth M. Fisher	3,000			*
Mamatha Chamarthi	—			*
Paul E. Mahoney	33,555	(2)		*
Syed Raza	18,043	(3)		*
Directors and executive officers as a group (14 persons)	325,040	(4)		*

*	Less than 1% of Apergy’s outstanding common stock.
(1)	Includes 12,967 shares held in a limited partnership of which Mr. Somasundaram is a partner and 894 shares held in Apergy’s 401(k) plan.
(2)	Includes 398 shares held in Apergy’s 401(k) plan.
(3)	Includes 58 shares held in Apergy’s 401(k) plan.
(4)	Includes 1,527 shares held in Apergy’s 401(k) plan.

CERTAIN RELATIONSHIPS AND RELATED PERSON TRANSACTIONS

Procedures for Approval of Related Person Transactions

Apergy generally does not engage in transactions in which Apergy’s senior executive officers or directors, any of their immediate family members or any of Apergy’s stockholders owning 5% or more of Apergy’s outstanding shares of common stock have a material interest. Should a proposed transaction or series of similar transactions involve any such persons in an amount that exceeds $120,000, it will be subject to review and approval by the Governance and Nominating Committee in accordance with a written policy and the procedures adopted by Apergy’s Board of Directors, which is available with the governance materials on Apergy’s website at www.apergy.com.

Management will determine whether a proposed transaction requires review under the policy and, if so, will present the transaction to the Governance and Nominating Committee. The Governance and Nominating Committee will review the relevant facts and circumstances of the transaction and approve or reject the transaction. If the proposed transaction is immaterial or it is impractical or undesirable to defer the proposed transaction until the next committee meeting, the chair of the committee will decide whether to (i) approve the transaction and report the transaction at the next meeting or (ii) call a special meeting of the committee to review and approve the transaction. Should the proposed transaction involve the Chief Executive Officer or enough members of the Governance and Nominating Committee to prevent a quorum, the disinterested members of the committee will review the transaction and make a recommendation to Apergy’s Board of Directors, and disinterested members of the Board will then approve or reject the transaction. No director may participate in the review of any transaction in which he or she is a related person.

The Distribution by Dover

Dover distributed all of its shares of Apergy’s common stock to holders of Dover’s common stock entitled to such distribution, as described under “Summary—Separation and Distribution” elsewhere in this prospectus.

Agreements with Dover

Apergy and Dover operate separately, each as an independent public company. Prior to the Separation and distribution, Apergy and Dover entered into a separation and distribution agreement and several other agreements to effect the Separation and provide a framework for Apergy’s relationship with Dover after the Separation. These agreements govern the relationships between Dover and Apergy following the Separation and distribution and provide for the allocation between Apergy and Dover of Dover’s and Apergy’s assets, employees, liabilities and obligations (including investments, property and employee benefits and tax-related assets and liabilities) attributable to periods prior to, at and after Apergy’s Separation from Dover. In addition to the separation and distribution agreement (which contains many of the key provisions related to Apergy’s separation from Dover and the distribution of Apergy’s shares of common stock to Dover stockholders), these agreements include:

•	the transition services agreement;

•	the tax matters agreement; and

•	the employee matters agreement.

The material agreements described below have been incorporated by reference as exhibits to the registration statement of which this prospectus forms a part, and the summaries below set forth material terms of such agreements. The summaries of the material agreements are qualified in their entireties by reference to the full text of the applicable agreements, which are incorporated by reference into this prospectus.

The Separation and Distribution Agreement

The separation and distribution agreement sets forth Apergy’s agreement with Dover regarding the principal transactions necessary to separate Apergy from Dover. It also sets forth other agreements that govern certain aspects of Apergy’s relationship with Dover after the completion of the separation plan. The parties entered into the separation and distribution agreement immediately before the distribution of Apergy’s common stock to Dover stockholders.

Releases and Indemnification. Except as otherwise provided in the separation and distribution agreement or any ancillary agreement, each party released and forever discharged the other party and its subsidiaries, affiliates and other related parties from all liabilities existing or arising from any acts or events occurring or failing to occur or alleged to have occurred or to have failed to occur or any conditions existing or alleged to have existed on or before the distribution. The releases do not extend to obligations or liabilities under any agreements between the parties that remain in effect following the Separation pursuant to the separation and distribution agreement or any ancillary agreement. In addition, the separation and distribution agreement provided for cross-indemnities that, except as otherwise provided in the separation and distribution agreement, are principally designed to place financial responsibility for the obligations and liabilities of Apergy’s business with Apergy and financial responsibility for the obligations and liabilities of Dover’s business with Dover. Specifically, each party will, and will cause, its subsidiaries and affiliates to, indemnify, defend and hold harmless the other party, its affiliates and subsidiaries and each of its officers, directors, employees and agents for any losses arising out of or otherwise in connection with:

•	the liabilities each such party assumed or retained pursuant to the separation and distribution agreement; and

•	any breach by such party of the separation and distribution agreement or any ancillary agreement.

Indemnification with respect to taxes is governed solely by the tax matters agreement.

Legal Matters. Except as otherwise set forth in the separation and distribution agreement (or as further described below), each party to the separation and distribution agreement has assumed the liability for, and control of, all pending, threatened and future legal matters related to its own business or assumed or retained liabilities and has agreed to indemnify the other party for any liability arising out of or resulting from such assumed legal matters. With respect to any third party claims that implicate both Dover and Apergy (or their respective subsidiaries) the applicable parties will use commercially reasonable efforts to cooperate in defending any such claims. Subject to certain conditions, Dover may elect to have exclusive control of any actions pending at the time of the distribution that relate to the business, assets or liabilities of Apergy and also relate to the business, assets or liabilities of Dover and Dover or its subsidiaries are named as a target or defendant thereunder.

Insurance. Apergy is responsible for obtaining and maintaining at its sole cost and expense Apergy’s own insurance coverage and is no longer an insured party under Dover’s insurance policies following the Separation, except that, to the extent reasonably possible, Apergy continues to have coverage under existing shared policies with Dover for claims arising out of insured events that occurred prior to the distribution. Apergy has procured and will maintain at its own cost, for a period of at least five years following the Separation, general liability insurance with annual limits of at least $104.0 million.

Other Matters. Other matters governed by the separation and distribution agreement include access to financial and other information, intellectual property, confidentiality, access to and provision of records and treatment of outstanding guarantees and similar credit support.

Transition Services Agreement

Prior to the Separation, Apergy entered into a transition services agreement with Dover to provide for an orderly transition to being an independent company. Under the transition services agreement, Dover agreed to provide Apergy with various services, including information technology services, and Apergy agreed to provide Dover with various services. Apergy does not currently provide or expect to provide any services to Dover pursuant to the transition services agreement. However, subject to certain limitations, Dover has the right to request that Apergy provide services to Dover.

Apergy pays a fee to Dover for any services utilized under the transition services agreement at an agreed amount as set forth in the agreement, which fee is generally intended to allow Dover to recover all of its direct and indirect costs, generally without profit. The transition services agreement was prepared in the context of a parent-subsidiary relationship and in the context of the separation of Dover into two companies. All services currently or to be provided under the transition services agreement are or will be provided for a specified period of time. Except as provided otherwise in the transition services agreement, or with respect to specific services with other specified terms, the initial term of the transition services agreement will end on January 31, 2019, and the term may then be extended until the one-year anniversary of execution of the transition services agreement or such other period set forth on the schedules thereto. Any service provided under the transition services agreement may be terminated under certain circumstances (including due to a material uncured breach, at the election of the party receiving such service at any time subject to certain conditions or at the election of the provider in the event such provider no longer employs the individuals needed to perform the services). The transition services agreement will terminate on the earliest to occur of (a) a date mutually agreed by the parties, (b) the latest date on which any service is to be provided under the transition services agreement, and (c) the date on which the provision of all services has been terminated by the parties. In addition, if either party materially breaches its obligations under the transition services agreement, such breach is not cured within 30 days after notice and there is no good faith dispute between the parties as to whether a material breach has occurred, the nonbreaching party may terminate the transition services agreement in its entirety or may choose to terminate the individual service as to which the uncured breach relates. After the expiration of the arrangements contained in the transition services agreement, Apergy may not be able to replace these services in a timely manner or on terms and conditions, including cost, as favorable as those Apergy has received from Dover. Apergy is working to increase its own internal capabilities in the future to reduce its reliance on Dover for these services. Apergy will have the right to receive reasonable information with respect to the charges to it by Dover and other service providers for transition services provided by them.

Tax Matters Agreement

Dover and Apergy entered into a tax matters agreement prior to the distribution which generally governs the respective rights, responsibilities and obligations of Dover and Apergy after the distribution with respect to tax liabilities and benefits, tax attributes, the preparation and filing of tax returns, the control of audits and other tax proceedings and other matters regarding taxes.

Allocation of taxes. In general, under the agreement:

•

Dover and Apergy are each liable for all pre-distribution U.S. federal income taxes, foreign income taxes and non-income taxes imposed on them or any of their subsidiaries (determined following the distribution);

•

Dover and Apergy are each liable for 50% of certain taxes that are incurred as a result of the restructuring activities undertaken to effectuate the distribution or as a result of the application of certain rules relating to consolidated federal income tax returns;

•

Apergy will be liable for taxes incurred by Dover that may arise if Apergy takes, or fails to take, as the case may be, certain actions that may result in the distribution failing to meet the requirements of a tax-free distribution under Section 355 of the Code;

•

Dover and Apergy are each liable for 50% of taxes incurred by Dover upon the distribution failing to meet the requirements for a tax-free distribution under Section 355 of the Code, where such failure was the result of an act or failure to act on the part of both Dover and Apergy or neither Dover or Apergy; and

•

Dover and Apergy are each liable for any transition tax under Section 965 of the Code resulting from the deferred foreign income of any of their non-U.S. subsidiaries (determined following the distribution).

Neither party’s obligations under the agreement are limited in amount or subject to any cap.

Administrative matters. The agreement also assigns responsibilities for administrative matters, such as the filing of returns, payment of taxes due, retention of records and conduct of audits, examinations or similar proceedings. In addition, the agreement provides for cooperation and information sharing with respect to tax matters. Apergy is solely responsible for preparing and filing any tax return with respect to Apergy or its subsidiaries (determined following the distribution) for time periods beginning after the distribution. Dover is generally responsible for preparing and filing all other tax returns. Apergy generally has full responsibility and discretion to control tax contests with respect to tax returns that (i) include only Apergy and/or any of its subsidiaries (determined following the distribution) and (ii) are not relevant to taxes incurred as a result of the restructuring. Dover generally has full responsibility and discretion to control all other tax contests.

Preservation of the tax-free status of certain aspects of the Separation. Apergy and Dover intend the Separation and the distribution to qualify as a reorganization pursuant to which no gain or loss is recognized by Dover or its stockholders for U.S. federal income tax purposes under Sections 355, 368(a)(1)(D) and related provisions of the Code. In addition, Apergy and Dover intend for certain aspects of the Separation, the distribution and certain related transactions to qualify for tax-free treatment under U.S. federal, state and local tax law and/or foreign tax law.

Dover received an opinion from McDermott Will & Emery LLP that the distribution qualified as a transaction that is tax-free for U.S. federal income tax purposes under Section 355 and 368(a)(1)(D) of the Code, which opinion was confirmed on the distribution date. In addition, Dover received other opinions from McDermott Will & Emery LLP regarding the tax-free status of certain other aspects of the Separation. In connection with the receipt of tax opinions, Apergy and Dover made certain representations regarding the past and future conduct of their respective businesses and certain other matters.

Apergy also agreed to certain covenants that contain restrictions intended to preserve the tax-free status of the Separation, the distribution and certain related transactions. Apergy and certain of its subsidiaries were barred from taking any action, or failing to take any action, where such action or failure to act may be expected to result in any increased tax liability or reduced tax attribute of Dover or any of its subsidiaries (determined following the distribution). In addition, during the time period ending two years after the date of the distribution, these covenants include specific restrictions on the ability of Apergy and certain of its subsidiaries to:

•	issue or sell stock or other securities (including securities convertible into Apergy stock but excluding certain compensatory arrangements);

•	cease to actively conduct its business or dispose of assets outside the ordinary course of business; and

•	enter into certain other corporate transactions which would cause Apergy to undergo a 40% or greater change in its stock ownership.

Apergy generally agreed to indemnify Dover and its affiliates against any and all tax-related liabilities incurred by them relating to the Separation, the distribution and/or certain related transactions to the extent caused by an acquisition of Apergy stock or assets or by any other action or failure to act undertaken by Apergy or its affiliates. This indemnification provision will apply even if Apergy is permitted to take an action that would otherwise have been prohibited under the tax-related covenants described above. The term of this agreement is indefinite and it may only be terminated with the prior written consent of Dover and Apergy.

Employee Matters Agreement

Prior to the Separation, Apergy also entered into an employee matters agreement (the “EMA”) with Dover. The EMA allocated assets, liabilities and responsibilities relating to employee compensation and benefit plans and programs and other related matters in connection with the Separation, including the treatment of outstanding incentive awards and certain retirement and welfare benefit obligations, both inside and outside of the U.S. To the extent that any provisions of the EMA conflict with the provisions of a local transfer agreement or, in respect of jurisdictions outside of the U.S., with the terms of a contract entered into with an employee, the terms of such local transfer agreement or contract will govern in the applicable jurisdiction.

Employment and Benefit Plans Generally. As of January 1, 2018 (the “Plan Separation Date”), Apergy established its own defined contribution plan and health and welfare benefit plans, and as of the distribution date, Apergy established its own non-qualified deferred compensation plan, each of which generally corresponds to the applicable Dover benefit plan. Effective immediately prior to the distribution date, Apergy and Dover continued the employment of Apergy employees and Dover employees, respectively. Apergy assumed severance liabilities (i) where severance relates to or results from a failure by Apergy to continue the employment of any Apergy employee, to continue employment on such terms and conditions that would preclude severance, or to comply with the EMA and (ii) in the event that severance is required to be paid to Apergy employees under applicable law without regard to such terms and conditions of employment or such continuation of employment.

Credited Service. Apergy provided for its employee benefit plans to credit service by Apergy employees with Dover prior to the applicable plan effective date for purposes of determining eligibility to participate, vesting and entitlement to benefits.

Defined Benefit Pension Plan. Apergy participants in the Dover U.S. defined benefit pension plan (the “Dover Pension Plan”) ceased accruing additional benefits following the distribution date. Effective as of the distribution date, Apergy participants are 100% vested in all benefits under the Dover Pension Plan, other than Apergy participants who accrued benefits under the Dover Pension Plan as a result of participating therein pursuant to a collective bargaining agreement with the United Steelworkers of America covering employees of Dover’s Norris division (such participants, “Norris USW Participants,” and such accrued benefits of Norris USW Participants, the “Norris Benefits”). Prior to the distribution date, Apergy established its own U.S. defined benefit pension plan for Norris USW Participants who participated in the Dover Pension Plan as of immediately prior to the distribution date (the “Apergy Pension Plan”). Effective as of the distribution date, the Apergy Pension Plan assumed all liabilities under the Dover Pension Plan related to the Norris Benefits and Dover retained and is solely responsible for all other liabilities with respect to Apergy participants under the Dover Pension Plan. Assets related to the Norris Benefits were transferred to the Apergy Pension Plan partly at and partly shortly after the distribution date.

Defined Contribution Plan. As of the Plan Separation Date, Apergy established its own 401(k) plan, with Apergy participants’ accounts under the Dover 401(k) plan and the assets and liabilities allocable to such accounts transferring to such Apergy 401(k) plan as of the Plan Separation Date.

Non-Qualified Deferred Compensation Plans. Generally, as of the Plan Separation Date, Apergy participants ceased deferring compensation under the Dover Deferred Compensation Plan. As of immediately prior to the distribution date, Apergy participants who were actively accruing benefits under the Dover Pension Replacement Plan ceased accruing additional benefits under such plan, and the benefit accrual of each such Apergy participant were converted into an account balance (subject to adjustment for applicable taxes). Prior to the distribution date, Apergy adopted its own non-qualified deferred compensation plan, which serves as the plan document for the Dover Deferred Compensation Plan and Dover Pension Replacement Plan liabilities assumed by Apergy as of the distribution date with respect Apergy participants in such plans who were Apergy employees as of such time. As of and following the distribution date, Apergy retained all liabilities and the administration of the Harbison-Fischer Manufacturing Company Restoration of Income Plan and the Harbison-Fischer Manufacturing Company Deferred Compensation Agreement.

Health and Welfare Plans. As of the Plan Separation Date, Apergy employees who participated in the Dover health and welfare plans ceased participation in such plans and commenced participation in the newly-established Apergy health and welfare plans. Dover will generally retain and be solely responsible for all liabilities relating to, arising out of or resulting from health and welfare coverage or claims incurred by Apergy participants under the Dover health and welfare plans prior to the Plan Separation Date.

Treatment of Cash Incentives. At the regularly scheduled payment date, Apergy will pay to each Apergy employee (and Dover will pay to each Dover employee) the annual cash incentive for 2018 based on actual performance. Each Dover long-term cash incentive award that is held by an Apergy employee with a performance period that extends beyond the distribution date was cancelled and forfeited as of the distribution date.

Treatment of Equity Awards. Other than with respect to Dover performance shares, the outstanding Dover equity awards held by Apergy employees were converted to Apergy equity awards and the outstanding Dover equity awards held by Dover employees were equitably adjusted, in each case, as of the distribution date (see the section entitled “Executive Compensation—2017 Long-Term Incentive Compensation—Treatment of outstanding Dover equity awards”). Generally, each Apergy equity award is subject to the same terms and conditions as were in effect prior to the distribution date. For purposes of the conversion into Apergy equity awards, a ratio was used equal to the average five-day pre-distribution price of Dover common stock over the average five-day post-distribution price of Apergy common stock. For purposes of the adjustment of Dover equity awards, a ratio was used equal to the average five-day pre-distribution price of Dover common stock over the average five-day post-distribution price of Dover common stock. Immediately prior to the distribution date, with respect to outstanding Dover performance shares held by Apergy employees, (i) each ongoing performance period was terminated and (ii) each such Dover performance share that relates to a performance period ending after the distribution date was cancelled.

Termination of the EMA. The EMA may not be terminated except by an agreement in writing signed by each of the parties.

THE EXCHANGE OFFER

Purpose and Effect of the Exchange Offer

The outstanding notes were sold to the initial purchasers on May 3, 2018 pursuant to a purchase agreement. The initial purchasers subsequently sold the outstanding notes to qualified institutional buyers (as defined in Rule 144A under the Securities Act) in reliance on Rule 144A, and to persons in offshore transactions in reliance on Regulation S under the Securities Act.

We entered into a registration rights agreement with J.P. Morgan Securities LLC, as representative of the initial purchasers, on the issue date of the outstanding notes. In that agreement, we agreed for the benefit of the holders of the outstanding notes that we will use our commercially reasonable efforts to file with the SEC and cause to become effective a registration statement relating to a registered offer to exchange the outstanding notes for an issue of SEC-registered notes with terms identical in all material respects to the notes (except that the exchange notes will not be subject to restrictions on transfer or any increase in annual interest rate as described below).

After the SEC declares the exchange offer registration statement effective, we will use commercially reasonable efforts to commence promptly the registered offer to exchange the outstanding notes (and the related note guarantees) in return for the exchange notes (and the related note guarantees). The exchange offer will remain open for at least 20 business days (or longer if required by applicable law) after the date we send notice of the exchange offer to noteholders. For each outstanding note surrendered to us under the exchange offer, the noteholder will receive an exchange note of equal principal amount. Interest on each exchange note will accrue (1) from the last interest payment date on which interest was paid on the outstanding notes or (2), if no interest has been paid on the outstanding notes, from the issue date of the outstanding notes. A holder of outstanding notes that participates in the exchange offer will be required to make certain representations to us (as described in the registration rights agreement). Under existing interpretations of the SEC contained in several no action letters to third parties (as discussed in more detail below), the exchange notes (and the related note guarantees) will generally be freely transferable after the exchange offer without further registration under the Securities Act, except that any broker-dealer that participates in the exchange must deliver a prospectus meeting the requirements of the Securities Act when it resells the exchange notes.

In the event that (i) the exchange offer registration described above is not available or may not be completed because it would violate any applicable law or SEC interpretations, (ii) the exchange offer is not for any other reason completed on or prior to the date that is 365 days after the issue date of the outstanding notes or (iii) upon receipt of a written request from any initial purchaser representing that it holds “registrable securities” (as defined in the registration rights agreement) that are or were ineligible to be exchanged in the exchange offer, we will use our commercially reasonable efforts to file and to have become effective a shelf registration statement relating to resales of the notes and to keep that shelf registration statement effective until the earlier of (x) date that the notes cease to be registrable securities, including when all the outstanding notes covered by the shelf registration statement have been sold pursuant to the shelf registration statement, and (y) the second anniversary after the issue date of the outstanding notes.

We will, in the event of such a shelf registration, provide to each participating holder of outstanding notes copies of a prospectus, notify each participating holder of outstanding notes when the shelf registration statement has become effective and take certain other actions to permit resales of the outstanding notes. A holder of outstanding notes that sells outstanding notes under the shelf registration statement will generally be required to make certain representations to us (as described in the registration rights agreement) to be named as a selling security holder in the related prospectus, and will be subject to certain of the civil liability provisions under the Securities Act in connection with those sales and will be bound by the provisions of the registration rights agreement that are applicable to such a holder of outstanding notes (including certain indemnification obligations). Holders of outstanding notes will also be required to suspend their use of the prospectus included in the shelf registration statement under specified circumstances upon receipt of notice from us. Under applicable interpretations of the staff of the SEC, our affiliates will not be permitted to exchange their outstanding notes for exchange notes in the exchange offer.

If (i) the exchange offer is not completed on or prior to the date that is 365 days after the issue date of the notes, (ii) a shelf registration statement is required and the shelf registration statement is not declared effective on or prior to the later of the 365th day after the issue date and the 120th day after our obligation to file the shelf registration statement arises, (iii) if applicable, a shelf registration statement covering resales of the outstanding notes has been declared effective and such shelf registration statement ceases to be effective or the prospectus contained therein ceases to be usable for resales of the outstanding notes at any time during the required effectiveness period, and such failure to remain effective or be usable exists for more than 90 days (whether or not consecutive) in any 12-month period, or (iv) if applicable, a shelf registration statement covering resales of the outstanding notes has been declared effective and such shelf registration statement ceases to be effective or the prospectus contained therein ceases to be usable for resales of the outstanding notes on more than two occasions in any 12-month period (any such event, a “Registration Default”), the annual interest rate borne by the outstanding notes will be increased (i) 0.25% per annum for the first 90-day period immediately following the occurrence of such Registration Default and (ii) an additional 0.25% per annum with respect to each subsequent 90-day period, in each case until such Registration Default is cured or the outstanding notes cease to be registrable securities, up to a maximum of 1.00% per annum of additional interest (it being understood that in no event will we be required to pay additional interest for more than one Registration Default at any given time). A Registration Default is cured with respect to the outstanding notes, and additional interest ceases to accrue on such outstanding notes that are registrable securities, when the exchange offer is completed or the registration statement is declared effective. Any amounts of additional interest due will be payable in cash on the same original interest payment dates as interest on the outstanding notes is payable. The exchange notes will vote and consent together with the outstanding notes on all matters on which holders of outstanding notes or exchange notes are entitled to vote and consent. The exchange notes will be accepted for clearance through DTC.

We will agree to make available, during the period required by the Securities Act, a prospectus meeting the requirements of the Securities Act for use by participating broker-dealers and other persons, if any, with similar prospectus delivery requirements for use in connection with any resale of exchange notes. Any notes not tendered in the exchange offer shall continue to bear interest at the rate set forth on the cover of the offering memorandum distributed in connection with the May 2018 private offering of the outstanding notes and be subject to all the terms and conditions specified in the Indenture, including transfer restrictions, but will not retain any rights under the registration rights agreement (including with respect to increases in annual interest rate described above) after the consummation of the exchange offer.

Notwithstanding the foregoing, we will be entitled to suspend the occurrence of a Registration Default in the case of a shelf registration statement covering resales of the notes that has been declared effective in the event such shelf registration statement ceases to be effective, if the board of directors of the Company determines that there is a valid business purpose for such suspension and such shelf registration statement is suspended for not longer than 60 consecutive days or more than two times during any calendar year.

Each broker-dealer that receives exchange notes for its own account in exchange for outstanding notes, where the broker-dealer acquired the outstanding notes as a result of market-making activities or other trading activities, must acknowledge that it will deliver a prospectus in connection with any resale of such exchange notes and that it did not purchase its outstanding notes from us or any of our affiliates. See “Plan of Distribution.”

Resale of Exchange Notes

Based on interpretations by the SEC set forth in no-action letters issued to third parties, we believe that you may resell or otherwise transfer exchange notes issued in the exchange offer without complying with the registration and prospectus delivery provisions of the Securities Act if:

•	you are acquiring the exchange notes in the ordinary course of your business;

•	you do not have an arrangement or understanding with any person to participate in a distribution of the exchange notes;

•	you are not our affiliate within the meaning of Rule 405 under the Securities Act; and

•	you are not engaged in, and do not intend to engage in, a distribution of the exchange notes.

If you are our affiliate, or are engaging in, or intend to engage in, or have any arrangement or understanding with any person to participate in, a distribution of the exchange notes, or are not acquiring the exchange notes in the ordinary course of your business:

•

you cannot rely on the position of the SEC set forth in Morgan Stanley & Co. Incorporated (available June 5, 1991) and Exxon Capital Holdings Corporation (available May 13, 1988), as interpreted in the SEC’s letter to Shearman & Sterling, dated July 2, 1993, or similar no-action letters; and

•

in the absence of an exception from the position stated immediately above, you must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale of the exchange notes.

This prospectus may be used for an offer to resell, resale or other transfer of exchange notes only as specifically set forth in this prospectus. With regard to broker-dealers, only broker-dealers that acquired the outstanding notes as a result of market-making activities or other trading activities may participate in the exchange offer. Each broker-dealer that receives exchange notes for its own account in exchange for outstanding notes, where such outstanding notes were acquired by such broker-dealer as a result of market-making activities or other trading activities, must acknowledge that it will deliver a prospectus in connection with any resale of the exchange notes. Read “Plan of Distribution” for more details regarding the transfer of exchange notes.

Our belief that the exchange notes may be offered for resale without compliance with the registration or prospectus delivery provisions of the Securities Act is based on interpretations of the SEC for other exchange offers that the SEC expressed in some of its no-action letters to other issuers in exchange offers like ours. We cannot guarantee that the SEC would make a similar decision about our exchange offer. If our belief is wrong, or if you cannot truthfully make the representations mentioned above, and you transfer any exchange note issued to you in the exchange offer without meeting the registration and prospectus delivery requirements of the Securities Act, or without an exemption from such requirements, you could incur liability under the Securities Act. We are not indemnifying you for any such liability.

Terms of the Exchange Offer

On the terms and subject to the conditions set forth in this prospectus and in the accompanying letter of transmittal, we will accept for exchange in the exchange offer any outstanding notes that are validly tendered and not validly withdrawn prior to the expiration date. Outstanding notes may only be tendered in minimum denominations of $2,000 and integral multiples of $1,000 in excess thereof. We will issue exchange notes in principal amount identical to outstanding notes surrendered in the exchange offer.

The form and terms of the exchange notes will be identical in all material respects to the form and terms of the outstanding notes except the exchange notes will be registered under the Securities Act, will not bear legends restricting their transfer and will not provide for any additional interest upon our failure to fulfill our obligations under the registration rights agreement to complete the exchange offer, or file, and cause to be effective, a shelf registration statement, if required thereby, within the specified time period. The exchange notes will evidence the same indebtedness as the outstanding notes. The exchange notes will be issued under and entitled to the benefits of the Indenture. For a description of the Indenture, see “Description of the Exchange Notes.”

The exchange offer is not conditioned upon any minimum aggregate principal amount of outstanding notes being tendered for exchange.

This prospectus and the letter of transmittal are being sent to all registered holders of outstanding notes. There will be no fixed record date for determining registered holders of outstanding notes entitled to participate in the exchange offer. We intend to conduct the exchange offer in accordance with the provisions of the registration rights agreement, the applicable requirements of the Securities Act and the Exchange Act, and the rules and regulations of the SEC. Outstanding notes that are not tendered for exchange in the exchange offer will remain outstanding and continue to accrue interest and will be entitled to the rights and benefits such holders have under the Indenture relating to such holders’ outstanding notes, except we will not have any further obligation to you to provide for the registration of the outstanding notes under the registration rights agreement.

We will be deemed to have accepted for exchange properly tendered outstanding notes when we have given written notice of the acceptance to the exchange agent. The exchange agent will act as agent for the tendering holders for the purposes of receiving the exchange notes from us and delivering exchange notes to holders. Subject to the terms of the registration rights agreement, we expressly reserve the right to amend or terminate the exchange offer and to refuse to accept the occurrence of any of the conditions specified below under “—Conditions to the Exchange Offer.”

If you tender your outstanding notes in the exchange offer, you will not be required to pay brokerage commissions or fees. We will pay all charges and expenses, other than certain applicable taxes described below in connection with the exchange offer. It is important that you read “—Fees and Expenses” below for more details regarding fees and expenses incurred in the exchange offer.

If you are a broker-dealer and receive exchange notes for your own account in exchange for outstanding notes that you acquired as a result of market-making activities or other trading activities, you must acknowledge that you will deliver this prospectus in connection with any resale of the exchange notes and that you did not purchase your outstanding notes from us or any of our affiliates. Read “Plan of Distribution” for more details regarding the transfer of exchange notes.

We make no recommendation to you as to whether you should tender or refrain from tendering all or any portion of your outstanding notes into the exchange offer. In addition, no one has been authorized to make this recommendation. You must make your own decision whether to tender into the exchange offer and, if so, the aggregate amount of outstanding notes to tender after reading this prospectus and the letter of transmittal and consulting with your advisors, if any, based on your financial position and requirements.

Expiration Date, Extensions and Amendments

The exchange offer expires at 11:59 p.m., New York City time, on                ,                , which we refer to as the “expiration date”. However, if we, in our sole discretion, extend the period of time for which the exchange offer is open, the term “expiration date” will mean the latest date to which we shall have extended the expiration of the exchange offer.

To extend the period of time during which the exchange offer is open, we will notify the exchange agent of any extension by written notice, followed by notification by press release or other public announcement to the registered holders of the outstanding notes no later than 9:00 a.m., New York City time, on the next business day after the previously scheduled expiration date.

We reserve the right, in our sole discretion:

•	to delay accepting for exchange any outstanding notes (only in the case that we amend or extend the exchange offer);

•

to extend the expiration date and retain all outstanding notes tendered in the exchange offer, subject to your right to withdraw your tendered outstanding notes as described under “—Withdrawal Rights”;

•	to terminate the exchange offer if we determine that any of the conditions set forth below under “—Conditions to the Exchange Offer” have not been satisfied; and

•

subject to the terms of the registration rights agreement, to amend the terms of the exchange offer in any manner or waive any condition to the exchange offer. In the event of a material change in the exchange offer, including the waiver of a material condition, we will extend the offer period, if necessary, so that at least five business days remain in such offer period following notice of the material change.

Any delay in acceptance, extension, termination or amendment will be followed as promptly as practicable by written notice (which may take the form of a press release or other public announcement) to the registered holders of the outstanding notes. If we amend the exchange offer in a manner that we determine to constitute a material change, or if we waive a material condition to the exchange offer, we will promptly disclose the amendment in a manner reasonably calculated to inform the holders of outstanding notes of that amendment.

In the event we terminate the exchange offer, all outstanding notes previously tendered and not accepted for payment will be returned promptly to the tendering holders.

Conditions to the Exchange Offer

Despite any other term of the exchange offer, we will not be required to accept for exchange, or to issue exchange notes in exchange for, any outstanding notes, and we may terminate or amend the exchange offer as provided in this prospectus prior to the expiration date if in our reasonable judgment:

•	the exchange offer or the making of any exchange by a holder violates any applicable law or interpretation of the SEC; or

•

any action or proceeding has been instituted or threatened in writing in any court or by or before any governmental agency with respect to the exchange offer that, in our judgment, would reasonably be expected to impair our ability to proceed with the exchange offer.

In addition, we will not be obligated to accept for exchange the outstanding notes of any holder that has not made to us:

•	the representations described under “—Purpose and Effect of the Exchange Offer;” or

•

any other representations as may be reasonably necessary under applicable SEC rules, regulations or interpretations to make available to us an appropriate form for registration of the exchange notes under the Securities Act.

We expressly reserve the right at any time or at various times to extend the period of time during which the exchange offer is open. Consequently, we may delay acceptance of any outstanding notes by giving written notice of such extension to the holders. We will return any outstanding notes that we do not accept for exchange for any reason without expense to the tendering holder promptly after the expiration or termination of the exchange offer. We also expressly reserve the right to amend or terminate the exchange offer and to reject for exchange any outstanding notes not previously accepted for exchange if we determine that any of the conditions of the exchange offer specified above have not been satisfied. We will give written notice of any extension, amendment, non-acceptance or termination to the holders of the outstanding notes as promptly as practicable. In the case of any extension, such notice will be issued no later than 9:00 a.m., New York City time, on the next business day after the previously scheduled expiration date. Written notice to the holders may take the form of a press release or other public announcement.

We reserve the right to waive any defects, irregularities or conditions to the exchange as to particular outstanding notes. These conditions are for our sole benefit, and we may assert them regardless of the circumstances that may give rise to them or waive them in whole or in part at any time or at various times prior to the expiration of the exchange offer in our sole discretion. If we fail at any time to exercise any of the foregoing rights, this failure will not constitute a waiver of such right. Each such right will be deemed an ongoing right that we may assert at any time or at various times prior to the expiration of the exchange offer.

In addition, we will not accept for exchange any outstanding notes tendered, and will not issue exchange notes in exchange for any such outstanding notes, if at such time any stop order is threatened or in effect with respect to the registration statement of which this prospectus constitutes a part or the qualification of the Indenture under the Trust Indenture Act of 1939, as amended.

Procedures for Tendering Outstanding Notes

To tender your outstanding notes in the exchange offer, you must comply with either of the following:

•

complete, sign and date the letter of transmittal, or a facsimile of the letter of transmittal, have the signature(s) on the letter of transmittal guaranteed if required by the letter of transmittal and mail or deliver such letter of transmittal or facsimile thereof to the exchange agent at the address set forth below under “—Exchange Agent” prior to the expiration date; or

•	comply with DTC’s Automated Tender Offer Program procedures described below.

In addition:

•	the exchange agent must receive certificates for outstanding notes along with the letter of transmittal prior to the expiration of the exchange offer; or

•

the exchange agent must receive a timely confirmation of book-entry transfer of outstanding notes into the exchange agent’s account at DTC according to the procedures for book-entry transfer described below or a properly transmitted agent’s message prior to the expiration of the exchange offer.

The term “agent’s message” means a message transmitted by DTC, received by the exchange agent and forming part of the book-entry confirmation, which states that:

•	DTC has received an express acknowledgment from a participant in its Automated Tender Offer Program that is tendering outstanding notes that are the subject of the book-entry confirmation;

•	the participant has received and agrees to be bound by the terms of the letter of transmittal; and

•	we may enforce that agreement against such participant.

DTC is referred to herein as a “book-entry transfer facility.”

Your tender, if not withdrawn prior to the expiration of the exchange offer, constitutes an agreement between us and you upon the terms and subject to the conditions described in this prospectus and in the letter of transmittal.

The method of delivery of outstanding notes, letters of transmittal and all other required documents to the exchange agent is at your election and risk. Delivery of such documents will be deemed made only when actually received by the exchange agent. We recommend that instead of delivery by mail, you use an overnight or hand delivery service, properly insured. If you determine to make delivery by mail, we suggest that you use properly insured, registered mail with return receipt requested. In all cases, you should allow sufficient time to assure timely delivery to the exchange agent before the expiration of the exchange offer. Letters of transmittal and certificates representing outstanding notes should be sent only to the exchange agent, and not to us or to any book-entry transfer facility. No alternative, conditional or contingent tenders of outstanding notes will be accepted. You may request that your broker, dealer, commercial bank, trust company or nominee effect the above transactions for you.

There is no procedure for guaranteed late delivery of the outstanding notes.

If you are a beneficial owner whose outstanding notes are registered in the name of a broker, dealer, commercial bank, trust company or other nominee and you wish to tender your outstanding notes, you should promptly contact the registered holder and instruct the registered holder to tender on your behalf. If you wish to tender the outstanding notes yourself, you must, prior to completing and executing the letter of transmittal and delivering your outstanding notes, either:

•	make appropriate arrangements to register ownership of the outstanding notes in your name; or

•	obtain a properly completed bond power from the registered holder of outstanding notes.

The transfer of registered ownership may take considerable time and may not be able to be completed prior to the expiration of the exchange offer. Signatures on the letter of transmittal or a notice of withdrawal (as described below in “—Withdrawal Rights”), as the case may be, must be guaranteed by a member firm of a registered national securities exchange or of the Financial Industry Regulatory Authority, a commercial bank or trust company having an office or correspondent in the U.S. or another “eligible guarantor institution” within the meaning of Rule 17A(d)-15 under the Exchange Act unless the outstanding notes surrendered for exchange are tendered:

•	by a registered holder of the outstanding notes who has not completed the box entitled “Special Registration Instructions” or “Special Delivery Instructions” on the letter of transmittal; or

•	for the account of an eligible guarantor institution.

If the letter of transmittal is signed by a person other than the registered holder of any outstanding notes listed on the outstanding notes, such outstanding notes must be endorsed or accompanied by a properly completed bond power. The bond power must be signed by the registered holder as the registered holder’s name appears on the outstanding notes, and an eligible guarantor institution must guarantee the signature on the bond power.

If the letter of transmittal, any certificates representing outstanding notes or bond powers are signed by trustees, executors, administrators, guardians, attorneys-in-fact, officers of corporations or others acting in a fiduciary or representative capacity, those persons should also indicate when signing and, unless waived by us, they should also submit evidence satisfactory to us of their authority to so act.

The exchange agent and DTC have confirmed that any financial institution that is a participant in DTC’s system may use DTC’s Automated Tender Offer Program to tender outstanding notes. Participants in the program may, instead of physically completing and signing the letter of transmittal and delivering it to the exchange agent, electronically transmit their acceptance of outstanding notes for exchange by causing DTC to transfer the outstanding notes to the exchange agent in accordance with DTC’s Automated Tender Offer Program procedures for transfer. DTC will then send an agent’s message to the exchange agent.

Book-Entry Delivery Procedures

Promptly after the date of this prospectus, the exchange agent will establish an account with respect to the outstanding notes at DTC, as the book-entry transfer facility, for purposes of the exchange offer. Any financial institution that is a participant in the book-entry transfer facility’s system may make book-entry delivery of the outstanding notes by causing the book-entry transfer facility to transfer those outstanding notes into the exchange agent’s account at the facility in accordance with the facility’s procedures for such transfer. To be timely, book-entry delivery of outstanding notes requires receipt of a confirmation of a book-entry transfer, or a “book-entry confirmation,” prior to the expiration date.

In addition, in order to receive exchange notes for tendered outstanding notes, an agent’s message in connection with a book-entry transfer into the exchange agent’s account at the book-entry transfer facility or the letter of transmittal or a manually signed facsimile thereof, together with any required signature guarantees and any other required documents must be delivered or transmitted to and received by the exchange agent at its address set forth on the cover page of the letter of transmittal prior to the expiration of the exchange offer. Tender will not be deemed made until such documents are received by the exchange agent. Delivery of documents to the book-entry transfer facility does not constitute delivery to the exchange agent.

Acceptance of Outstanding Notes for Exchange

In all cases, we will promptly issue exchange notes for outstanding notes that we have accepted for exchange under the exchange offer only after the exchange agent timely receives:

•	outstanding notes or a timely book-entry confirmation of such outstanding notes into the exchange agent’s account at the book-entry transfer facility; and

•	a properly completed and duly executed letter of transmittal and all other required documents or a properly transmitted agent’s message.

In addition, each broker-dealer that is to receive exchange notes for its own account in exchange for outstanding notes must represent that such outstanding notes were acquired by that broker-dealer as a result of market-making activities or other trading activities and must acknowledge that it will deliver a prospectus that meets the requirements of the Securities Act in connection with any resale of the exchange notes. The letter of transmittal states that by so acknowledging and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an “underwriter” within the meaning of the Securities Act. See “Plan of Distribution.”

We will interpret the terms and conditions of the exchange offer, including the letter of transmittal and the instructions to the letter of transmittal, and will resolve all questions as to the validity, form, eligibility, including time of receipt, and acceptance of outstanding notes tendered for exchange. Our determinations in this regard will be final and binding on all parties. We reserve the absolute right to reject any and all tenders of any particular outstanding notes not properly tendered or to not accept any particular outstanding notes if the acceptance might, in our or our counsel’s judgment, be unlawful. We also reserve the absolute right to waive any defects or irregularities as to any particular outstanding notes prior to the expiration of the exchange offer.

Unless waived, any defects or irregularities in connection with tenders of outstanding notes for exchange must be cured within such reasonable period of time as we determine. None of Apergy, the exchange agent or any other person will be under any duty to give notification of any defect or irregularity with respect to any tender of outstanding notes for exchange, nor will any of them incur any liability for any failure to give notification. Any certificates representing outstanding notes received by the exchange agent that are not properly tendered and as to which the irregularities have not been cured or waived will be returned by the exchange agent to the tendering holder, unless otherwise provided in the letter of transmittal, promptly after the expiration of the exchange offer or termination of the exchange offer.

Withdrawal Rights

Except as otherwise provided in this prospectus, you may withdraw your tender of outstanding notes at any time prior to 11:59 p.m., New York City time, on the expiration date.

For a withdrawal to be effective:

•	the exchange agent must receive a written notice, which may be by facsimile or letter, of withdrawal at its address set forth below under “—Exchange Agent”; or

•	you must comply with the appropriate procedures of DTC’s Automated Tender Offer Program system.

Any notice of withdrawal must:

•	specify the name of the person who tendered the outstanding notes to be withdrawn;

•	identify the outstanding notes to be withdrawn, including the certificate numbers and principal amount of the outstanding notes; and

•	where certificates for outstanding notes have been transmitted, specify the name in which such outstanding notes were registered, if different from that of the withdrawing holder.

If certificates for outstanding notes have been delivered or otherwise identified to the exchange agent, then, prior to the release of such certificates, you must also submit:

•	the serial numbers of the particular certificates to be withdrawn; and

•	a signed notice of withdrawal with signatures guaranteed by an eligible institution unless you are an eligible guarantor institution.

If outstanding notes have been tendered pursuant to the procedures for book-entry transfer described above, any notice of withdrawal must specify the name and number of the account at the book-entry transfer facility to be credited with the withdrawn outstanding notes and otherwise comply with the procedures of the facility. We will determine all questions as to the validity, form and eligibility, including time of receipt of notices of withdrawal, and our determination will be final and binding on all parties. Any outstanding notes so withdrawn will be deemed not to have been validly tendered for exchange for purposes of the exchange offer. Any outstanding notes that have been tendered for exchange but that are not exchanged for any reason will be returned to their holder, without cost to the holder, or, in the case of book-entry transfer, the outstanding notes will be credited to an account at the book-entry transfer facility, promptly after withdrawal, rejection of tender or termination of the exchange offer. Properly withdrawn outstanding notes may be retendered by following the procedures described under “—Procedures for Tendering Outstanding Notes” above at any time prior to the expiration of the exchange offer.

Exchange Agent

Wells Fargo Bank, National Association has been appointed as the exchange agent for the exchange offer. Wells Fargo Bank, National Association also acts as trustee under the Indenture. You should direct all executed letters of transmittal and all questions and requests for assistance, requests for additional copies of this prospectus or of the letter of transmittal to the exchange agent addressed as follows:

By Mail, Overnight Courier or Hand Delivery:	By Facsimile Transmission (eligible institutions only):

Wells Fargo Bank, N.A. Corporate Trust Operations MAC N9300-070 600 South Fourth Street Minneapolis, Minnesota 55402	1-877-407-4679 To Confirm by Telephone: 1-800-344-5128

If you deliver the letter of transmittal to an address other than the one set forth above or transmit instructions via facsimile to a number other than the one set forth above, that delivery or those instructions will not be effective.

Fees and Expenses

The registration rights agreement provides that we will bear all expenses in connection with the performance of our obligations relating to the registration of the exchange notes and the conduct of the exchange offer. These expenses include registration and filing fees, accounting and legal fees and printing costs, among others. We will pay the exchange agent reasonable and customary fees for its services and reasonable out-of-pocket expenses. We will also reimburse brokerage houses and other custodians, nominees and fiduciaries for customary mailing and handling expenses incurred by them in forwarding this prospectus and related documents to their clients that are holders of outstanding notes and for handling or tendering for such clients.

We have not retained any dealer-manager in connection with the exchange offer and will not pay any fee or commission to any broker, dealer, nominee or other person, other than the exchange agent, for soliciting tenders of outstanding notes pursuant to the exchange offer.

Accounting Treatment

We will record the exchange notes in our accounting records at the same carrying value as the outstanding notes, which is the aggregate principal amount as reflected in our accounting records on the date of exchanges. Accordingly, we will not recognize any gain or loss for accounting purposes upon the consummation of the exchange offer. We will record the expenses of the exchange offer as incurred.

Transfer Taxes

Holders who tender their outstanding notes for exchange will not be obligated to pay any transfer taxes in connection therewith. If, however, exchange notes are to be delivered to, or are to be issued in the name of, any person other than the registered holder of the outstanding notes tendered, or if a transfer tax is imposed for any reason other than on the exchange of outstanding notes in connection with the exchange offer, then the amount of any such transfer taxes (whether imposed on the registered holder or any other persons) will be payable by the tendering holder. If satisfactory evidence of payment of such taxes or exemption therefrom is not submitted with the letter of transmittal, the amount of such transfer taxes will be billed directly to the tendering holder.

Consequences of Failure to Exchange

If you do not exchange your outstanding notes for exchange notes under the exchange offer, your outstanding notes will remain subject to the restrictions on transfer of such outstanding notes:

•

as set forth in the legend printed on the outstanding notes as a consequence of the issuance of the outstanding notes pursuant to the exemptions from, or in transactions not subject to, the registration requirements of the Securities Act and applicable state securities laws; and

•	as otherwise set forth in the offering memorandum distributed in connection with the May 2018 private offering of the outstanding notes.

In general, you may not offer or sell your outstanding notes unless they are registered under the Securities Act or if the offer or sale is exempt from registration under the Securities Act and applicable state securities laws. Except as required by the registration rights agreement, we do not intend to register resales of the outstanding notes under the Securities Act.

Other

Participating in the exchange offer is voluntary, and you should carefully consider whether to accept. You are urged to consult your financial and tax advisors in making your own decision on what action to take.

We may in the future seek to acquire untendered outstanding notes in open market or privately negotiated transactions, through subsequent exchange offers or otherwise. We have no present plans to acquire any outstanding notes that are not tendered in the exchange offer or to file a registration statement to permit resales of any untendered outstanding notes.

DESCRIPTION OF THE EXCHANGE NOTES

General

Certain terms used in this description are defined under the subheading “—Certain Definitions.” In this description, (i) the term “Issuer” refers only to Apergy Corporation and not to any of its Affiliates and (ii) the terms “we,” “our” and “us” each refer to the Issuer and its consolidated Subsidiaries. When we use the term “notes” in this description, the term includes the outstanding notes and the exchange notes.

The Issuer issued the outstanding notes and will issue the exchange notes under the Indenture, dated as of May 3, 2018 (the “Original Indenture”), between the Issuer and the Trustee, as amended and supplemented by the Effective Date Supplemental Indenture, dated as of May 9, 2018, among the Guarantors and the Trustee (the “First Supplemental Indenture” and the Original Indenture, as amended and supplemented by the First Supplemental Indenture, the “Indenture”). Copies of the form of the Indenture (including the First Supplemental Indenture) and the registration rights agreement may be obtained from the Issuer upon request.

The following description is only a summary of the material provisions of the Indenture and does not purport to be complete and is qualified in its entirety by reference to the provisions of the Indenture, including the definitions therein of certain terms used below. We urge you to read the Indenture because it, not this description, defines your rights as Holders of the exchange notes. You may request copies of the Indenture at our address set forth under the heading “Where You Can Find More Information.”

Like the outstanding notes, the exchange notes:

•	will be unsecured senior debt obligations of the Issuer;

•	will be pari passu in right of payment with all existing and future Senior Indebtedness (including the Senior Credit Facilities) of the Issuer and the Guarantors;

•

will be effectively subordinated to all Secured Indebtedness of the Issuer and the Guarantors (including the Senior Credit Facilities) to the extent of the value of the assets securing such Indebtedness;

•	will be senior in right of payment to any future Subordinated Indebtedness (as defined with respect to the notes) of the Issuer and the Guarantors;

•	will be initially guaranteed on a senior unsecured basis by each Restricted Subsidiary of the Issuer that incurs or guarantees any Obligations under the Senior Credit Facilities; and

•	will be structurally subordinated to all existing and future Indebtedness and other claims and liabilities, including preferred stock, of Subsidiaries of the Issuer that are not Guarantors.

On the Issue Date, the Issuer was a 100% owned Subsidiary of Dover. Following the Issue Date, Dover completed the Separation. To effect the Separation:

•

Dover underwent a reorganization that, among other things and subject to limited exceptions, resulted in the allocation and transfer or assignment to the Issuer of the equity interests of the entities that held certain assets and liabilities conducting Dover’s upstream oil and gas business within its Energy segment and certain other assets and liabilities (the “contribution”);

•

Substantially concurrently with the contribution, the net proceeds of the offering of the outstanding notes were released from escrow as described under “—Escrow of proceeds; special mandatory redemption” in the Offering Memorandum, the term loan lenders under our Senior Credit Facilities funded the term loans thereunder in the amount of $415.0 million and the Issuer paid approximately $700.0 million of cash to Dover; and

•

Dover effected the distribution (the date of such distribution, the “Effective Date”) of the Issuer’s shares of common stock to Dover stockholders by causing us to register Dover’s stockholders as our stockholders on our books and records (the foregoing steps taken together, the “Spin-off”).

The Spin-off, together with the reorganization referred to above and all other transactions pursuant to, and the performance of all other obligations under, the Spin-Off Documents (as defined herein), constitute “Transactions” for purposes of the Indenture and this “Description of the Exchange Notes.” For the purposes of this “Description of the Exchange Notes” and the Indenture, and the interpretation thereof, the Transactions shall be deemed to have occurred immediately prior to the Issue Date (and the Transactions were exempt from the limitations set forth under the heading “—Certain Covenants” below), and for all periods prior to the consummation of the Spin-off, the Issuer, its Subsidiaries and the other Subsidiaries of Dover transferred to the Issuer as part of the Transactions were deemed to have been Restricted Subsidiaries of the Issuer.

Guarantees

Any Restricted Subsidiary of the Issuer that incurs or guarantees Obligations under the Senior Credit Facilities or any series of capital markets debt securities (other than the notes) of the Issuer or a Guarantor issued in an aggregate principal amount of $50.0 million or more, will jointly and severally guarantee, as primary obligors and not merely as sureties, on a senior unsecured basis, the performance and full and punctual payment when due, whether at maturity, by acceleration or otherwise, of all obligations of the Issuer under the Indenture and the notes, whether for payment of principal of or interest on the notes, expenses, indemnification or otherwise, on the terms set forth in the Indenture by executing the Indenture. Each of the Guarantees will be a general unsecured obligation of the relevant Guarantor and will rank equal in right of payment to all existing and future Senior Indebtedness of each such Guarantor and will be effectively subordinated to all Secured Indebtedness of each such entity (including each Guarantor’s guarantee of Indebtedness or Obligations under our Senior Credit Facilities) to the extent of the value of the assets securing such Secured Indebtedness and will be senior in right of payment to all existing and future Subordinated Indebtedness of each such entity. The notes are structurally subordinated to Indebtedness and other liabilities of Subsidiaries of the Issuer that do not Guarantee the notes.

Not all of the Issuer’s Subsidiaries will Guarantee the notes. Unrestricted Subsidiaries, Foreign Subsidiaries and Restricted Subsidiaries that do not incur or guarantee Obligations under the Senior Credit Facilities or any series of capital markets debt securities (other than the notes) of the Issuer or a Guarantor issued in an aggregate principal amount of $50.0 million or more will not be required to be Guarantors. In the event of a bankruptcy, liquidation or reorganization of any of these non-guarantor Subsidiaries, such non-guarantor Subsidiaries will pay the holders of their debt and their trade creditors before they will be able to distribute any of their assets to the Issuer or any other Guarantor. As of the Issue Date, the Issuer has one Subsidiary, Apergy Middle East Services LLC (“AMES”), a joint venture organized in the Sultanate of Oman with a local partner in which the Issuer owns a 60% equity interest, that is an “Unrestricted Subsidiary” (as defined in the Indenture). See “Risk Factors—Risks related to Holding the Exchange Notes—Claims of holders of the notes will be structurally subordinated to all obligations of our existing and future subsidiaries that do not become Guarantors of the notes.”

The obligations of each Guarantor under its Guarantee will be limited as necessary to prevent such Guarantee from constituting a fraudulent conveyance under applicable law and, therefore, are limited to the amount that such Guarantor could guarantee without such Guarantee constituting a fraudulent conveyance; this limitation, however, may not be effective to prevent such Guarantee from constituting a fraudulent conveyance. If a Guarantee was rendered voidable, it could be subordinated by a court to all other indebtedness (including guarantees and other contingent liabilities) of the applicable Guarantor, and, depending on the amount of such indebtedness, a Guarantor’s liability on its Guarantee could be reduced to zero. See “Risk Factors—Risks related to Holding the Exchange Notes—Federal and state statutes allow courts, under specific circumstances, to void the notes and the guarantee of the notes by certain of our subsidiaries and to require holders of notes to return payments received from us, and if that occurs, you may not receive any payments on the notes.”

Each Guarantor that makes a payment under its Guarantee will be entitled upon payment in full of all guaranteed obligations under the Indenture to a contribution from each other Guarantor in an amount equal to such other Guarantor’s pro rata portion of such payment based on the respective net assets of all the Guarantors at the time of such payment determined in accordance with GAAP.

Any Guarantee by a Guarantor of the notes shall provide by its terms that it shall be automatically and unconditionally released and discharged upon:

(i) (a) any sale, exchange or transfer (by merger or otherwise) of (I) the Capital Stock of such Guarantor (including any sale, exchange or transfer), after which the applicable Guarantor is no longer a Restricted Subsidiary or (II) all or substantially all of the assets of such Guarantor, which sale, exchange or transfer is made in compliance with the applicable provisions of the Indenture,

(b) the release or discharge of the guarantee by, or direct obligation of, such Guarantor with respect to the Senior Credit Facilities or capital markets debt securities that resulted in the creation of such Guarantee,

(c) the designation of any Guarantor as an Unrestricted Subsidiary in compliance with the applicable provisions of the Indenture,

(d) exercise of the legal defeasance option or covenant defeasance option by the Issuer as described under “—Legal Defeasance and Covenant Defeasance” or the Issuer’s obligations under the Indenture being discharged in accordance with the terms of the Indenture,

(e) the merger or consolidation of any Guarantor with and into the Issuer or another Guarantor that is the surviving Person in such merger or consolidation, or upon the liquidation of such Guarantor following the transfer of all of its assets to the Issuer or another Guarantor; or

(f) as described under “—Amendment, Supplement and Waiver”; and

(ii) such Guarantor delivering to the Trustee an Officer’s Certificate and an Opinion of Counsel, each stating that all conditions precedent provided for in the Indenture relating to such transaction have been complied with.

Ranking

Senior indebtedness versus notes

The Indebtedness evidenced by the notes and the Guarantees will be unsecured and will rank pari passu in right of payment to all Senior Indebtedness of the Issuer or the relevant Guarantor, as the case may be. Secured Indebtedness and other secured obligations of the Issuer and the Guarantors (including obligations with respect to the Senior Credit Facilities) will be effectively senior to the notes to the extent of the value of the assets securing such debt or other obligations.

As of September 30, 2018, the Issuer’s Senior Indebtedness was approximately $695.0 million, including $395.0 million of Secured Indebtedness.

In addition, as of September 30, 2018, the Issuer had approximately $250.0 million in availability for borrowing as additional Senior Indebtedness under our revolving facility under the Senior Credit Facilities (less the amount of any outstanding letters of credit outstanding thereunder), which would also be Secured Indebtedness.

Although the Indenture contains limitations on the amount of additional Indebtedness that the Issuer and the Restricted Subsidiaries may incur, under certain circumstances the amount of such Indebtedness could be substantial and, in certain circumstances, such Indebtedness may be Secured Indebtedness. See “—Certain Covenants—Limitation on incurrence of indebtedness and issuance of disqualified stock” and “—Certain Covenants—Liens.”

Liabilities of subsidiaries versus notes

The Issuer does not directly have any operations. All of our operations are conducted through Subsidiaries of the Issuer. Some of the Issuer’s Subsidiaries are not Guaranteeing the notes, and, as described above under “Guarantees,” Guarantees may be released under certain circumstances. In addition, the Issuer’s future Subsidiaries may not be required to Guarantee the notes. Claims of creditors of any non-guarantor Subsidiaries of the Issuer, including trade creditors and creditors holding indebtedness or guarantees issued by such non-guarantor Subsidiaries, and claims of preferred stockholders of such non-guarantor Subsidiaries generally will have priority with respect to the assets and earnings of such non-guarantor Subsidiaries over the claims of our creditors, including Holders of the notes, even if such claims do not constitute Senior Indebtedness. Accordingly, the notes will be structurally subordinated to creditors (including trade creditors) and preferred stockholders, if any, of such non-guarantor Subsidiaries.

Although the Indenture limits the incurrence of Indebtedness and the issuance of Disqualified Stock and preferred stock by certain of our Subsidiaries, such limitation is subject to a number of significant exceptions and qualifications and the Indebtedness incurred and Disqualified Stock and preferred stock issued in compliance with the covenants could be substantial. Moreover, the Indenture does not impose any limitation on the incurrence or issuance by such subsidiaries of liabilities that are not considered Indebtedness or Disqualified Stock or preferred stock under the Indenture. See “—Certain Covenants—Limitation on incurrence of indebtedness and issuance of disqualified stock.”

Principal, Maturity and Interest

The Issuer has issued $300.0 million aggregate principal amount of outstanding notes. The notes will mature on May 1, 2026. The Issuer may issue additional notes from time to time after under the Indenture (“Additional Notes”). Any offering of Additional Notes is subject to the covenant described below under the heading “—Certain Covenants—Limitation on incurrence of indebtedness and issuance of disqualified stock.” The notes and any Additional Notes subsequently issued under the Indenture, together with the exchange note, will be treated as a single class for all purposes under the Indenture, including waivers, amendments, redemptions and offers to purchase. Unless the context requires otherwise, references to “notes” for all purposes of the Indenture and this “Description of the Exchange Notes” also include any Additional Notes and the exchange notes that are actually issued; provided that Additional Notes will not be issued with the same CUSIP, if any, as existing notes unless such Additional Notes are fungible with existing notes for U.S. federal income tax purposes.

Interest on the notes will accrue at the rate of 6.375% per annum and will be payable semiannually in arrears on May 1 and November 1, to Holders of record on the immediately preceding April 15 and October 15, as the case may be. Interest on the notes will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from and including the Issue Date. Interest on the notes will be computed on the basis of a 360-day year comprised of twelve 30-day months. Principal of, premium, if any, and interest on the notes will be payable at the office or agency of the Issuer maintained for such purpose as described under “—Paying Agent and Registrar for the Notes” or, at the option of the Issuer, payment of interest may be made by check mailed to the Holders of the notes at their respective addresses set forth in the register of Holders; provided that all payments of principal, premium, if any, and interest with respect to the notes represented by one or more global notes registered in the name of or held by The Depository Trust Company or its nominees will be made by wire transfer of immediately available funds to The Depository Trust Company. The notes will be issued in minimum denominations of $2,000 and integral multiples of $1,000 in excess thereof.

Additional interest is payable with respect to the notes in certain circumstances if the Issuer does not consummate the exchange offer (or shelf registration, if applicable) as provided in the registration rights agreement and as further described in this prospectus under “The Exchange Offer.”

If any interest payment date, the maturity date, any redemption date, or any earlier required repurchase date of a note falls on a day that is not a Business Day, the required payment will be made on the next succeeding Business Day and no interest on such payment will accrue in respect of such delay.

Mandatory Redemption; Offers to Purchase; Open Market Purchases

The Issuer is not required to make any mandatory redemption or sinking fund payments with respect to the notes. However, under certain circumstances, the Issuer may be required to offer to purchase notes as described under the heading “—Repurchase at the Option of Holders.” We may at any time and from time to time purchase notes in a tender offer, the open market, negotiated transactions or otherwise.

Optional Redemption

At any time prior to May 1, 2021, the Issuer may redeem all or a part of the notes, upon written notice as described under the heading “—Selection and notice,” at a redemption price equal to 100% of the principal amount of the notes redeemed plus the Applicable Premium as of, and accrued and unpaid interest, if any, to, but excluding, the date of redemption (the “Redemption Date”), subject to the rights of Holders of record of notes on the relevant record date to receive interest due on the relevant interest payment date.

On and after May 1, 2021, the Issuer may redeem the notes, in whole or in part, upon notice as described under the heading “—Selection and notice,” at the redemption prices (expressed as percentages of principal amount of the notes to be redeemed) set forth below, plus accrued and unpaid interest thereon, if any, to, but excluding, the applicable Redemption Date, subject to the right of Holders of record of notes on the relevant record date to receive interest due on the relevant interest payment date, if redeemed during the twelve-month period beginning on May 1 of each of the years indicated below:

Year	Percentage
2021	104.781%
2022	103.188%
2023	101.594%
2024 and thereafter	100.000%

In addition, until May 1, 2021, the Issuer may, at its option, upon notice as described under the heading “—Selection and notice,” on one or more occasions redeem up to 35% of the aggregate principal amount of notes issued under the Indenture at a redemption price equal to 106.375% of the aggregate principal amount thereof, plus accrued and unpaid interest thereon, if any, to, but excluding, the applicable Redemption Date, subject to the right of Holders of record of notes on the relevant record date to receive interest due on the relevant interest payment date, with the net cash proceeds of one or more Equity Offerings to the extent such net cash proceeds are received by or contributed to the Issuer; provided that at least 65% of the sum of the aggregate principal amount of notes originally issued under the Indenture (including any Additional Notes issued under the Indenture after the Issue Date) remains outstanding immediately after the occurrence of each such redemption; provided, further, that each such redemption occurs within 180 days of the date of closing of each such Equity Offering.

Any redemption may, at the Issuer’s discretion, be subject to one or more conditions precedent, which shall be set forth in the related notice of redemption, including, but not limited to, completion of an Equity Offering, other offering or other transaction or event. In addition, if such redemption is subject to satisfaction of one or more conditions precedent, such notice shall describe each such condition, and if applicable, shall state that, in the Issuer’s discretion, the Redemption Date may be delayed until such time as any or all such conditions shall be satisfied or waived by the Issuer in its sole discretion, or such redemption may not occur and such notice may be rescinded in the event that any or all such conditions shall not have been satisfied or waived by the Redemption Date, or by the Redemption Date as so delayed. The Issuer shall provide written notice of the satisfaction or waiver of such conditions, the delay of such Redemption Date or the rescission of such notice of redemption to the Trustee prior to the close of business one Business Day prior to the Redemption Date, and the Trustee shall provide such notice to each Holder in the same manner in which the notice of redemption was given. Upon receipt of such notice of the delay of such Redemption Date or the rescission of such notice of redemption, such Redemption Date shall be automatically delayed or such notice of redemption shall be automatically rescinded, as applicable, and the redemption of the notes shall be automatically delayed or rescinded and cancelled, as applicable, as provided in such notice.

The Issuer and its Affiliates may acquire notes by means other than a redemption, whether by tender offer, open market purchases, negotiated transactions or otherwise, in accordance with applicable securities laws, so long as such acquisition does not otherwise violate the terms of the Indenture.

Selection and notice

With respect to any partial redemption or repurchase of notes made pursuant to the Indenture, if less than all of the notes are to be redeemed at any given time, selection of such notes for redemption will be made by the Trustee (a) if the notes are listed on any securities exchange, in compliance with the requirements of the principal securities exchange on which the notes are listed, or (b) if the notes are not listed on any national securities exchange, on a pro rata basis (except that any notes represented by one or more global notes registered in the name of or held by The Depository Trust Company will be selected by lot or such other similar method in accordance with the procedures of The Depository Trust Company); provided that no notes of $2,000 or less shall be redeemed or repurchased in part.

Notices of purchase or redemption shall be delivered electronically or mailed by first-class mail, postage prepaid, at least 10 but not more than 60 days before the purchase or redemption date to each Holder of notes at such Holder’s registered address or otherwise in accordance with the procedures of The Depository Trust Company, except that redemption notices may be mailed or sent more than 60 days prior to a redemption date if the notice is issued in connection with a defeasance of the notes or a satisfaction and discharge of the Indenture. If any note is to be purchased or redeemed in part only, any notice of purchase or redemption that relates to such note shall state the portion of the principal amount thereof that has been or is to be purchased or redeemed.

If any notes are to be purchased or redeemed in part only, the Issuer will issue a new note (or cause to be transferred by book entry) in principal amount equal to the unredeemed portion of the original note in the name of the Holder thereof upon cancellation of the original note. Notes called for redemption become due on the date fixed for redemption, unless such redemption is conditioned on the happening of a future event. On and after the Redemption Date, unless the Issuer defaults in payment of the redemption price, interest shall cease to accrue on notes or portions thereof called for redemption, unless such redemption is conditioned on the happening of a future event and such redemption is delayed or rescinded as a result thereof.

Repurchase at the Option of Holders

Change of control repurchase event

The Indenture provides that if a Change of Control Repurchase Event occurs after the Effective Date, unless the Issuer has, prior to or concurrently with the time the Issuer is required to make a Change of Control Offer (as defined herein), delivered electronically or mailed a redemption notice with respect to all the outstanding notes as described under “—Optional Redemption” or “—Satisfaction and Discharge,” the Issuer will make an offer to purchase all of the notes pursuant to the offer described below (the “Change of Control Offer”) at a price in cash (the “Change of Control Payment”) equal to 101% of the aggregate principal amount thereof plus accrued and unpaid interest, if any, to, but excluding, the date of purchase, subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date. No later than 30 days following any Change of Control Repurchase Event, the Issuer will send notice of such Change of Control Offer by first class mail or overnight mail or delivered electronically, with a copy to the Trustee sent in the same manner, to each Holder of notes to the address of such Holder appearing in the security register or otherwise in accordance with the procedures of The Depository Trust Company, with the following information:

(1) that a Change of Control Offer is being made pursuant to the covenant entitled “Change of Control Repurchase Event,” and that all notes properly tendered pursuant to such Change of Control Offer will be accepted for payment by the Issuer;

(2) the purchase price and the purchase date (the “Change of Control Payment Date”), which will be no earlier than 30 days nor later than 60 days from the date such notice is mailed or sent;

(3) that any note not properly tendered will remain outstanding and continue to accrue interest;

(4) that, unless the Issuer defaults in the payment of the Change of Control Payment, all notes accepted for payment pursuant to the Change of Control Offer will cease to accrue interest on the Change of Control Payment Date;

(5) that Holders electing to have any notes purchased pursuant to a Change of Control Offer will be required to surrender such notes, with the form entitled “Option of Holder to Elect Purchase” on the reverse of such notes completed, to the Paying Agent specified in the notice at the address specified in the notice prior to the close of business on the third Business Day preceding the Change of Control Payment Date;

(6) that Holders will be entitled to withdraw their tendered notes and their election to require the Issuer to purchase such notes; provided that the Paying Agent receives, not later than the expiration time of the Change of Control Offer, electronic transmission (in PDF), facsimile transmission or letter (sent in the same manner provided in the Change of Control Offer) setting forth the name of the Holder of the notes, the principal amount of notes tendered for purchase, and a statement that such Holder is withdrawing its tendered notes and its election to have such notes purchased;

(7) that if the Issuer is purchasing less than all of the notes, the Holders of the remaining notes will be issued new notes and such new notes will be equal in principal amount to the unpurchased portion of the notes surrendered. The unpurchased portion of the notes must be equal to $2,000 or an integral multiple of $1,000 in excess thereof;

(8) if such notice is delivered prior to the occurrence of a Change of Control, stating that the Change of Control Offer is conditional on the occurrence of such Change of Control, and, if applicable, shall state that, in the Issuer’s discretion, the Change of Control Payment Date may be delayed until such time as the Change of Control shall occur, or that such redemption may not occur and such notice may be rescinded in the event that the Issuer shall determine in good faith that such condition will not be satisfied by the Change of Control Payment Date, or by the Change of Control Payment Date as so delayed; and

(9) the other instructions, as determined by us, consistent with the covenant hereunder, that a Holder must follow.

While the notes are in global form and the Issuer makes an offer to purchase all of the notes pursuant to the Change of Control Offer, a Holder shall exercise its option to elect for the purchase of the notes through the facilities of The Depository Trust Company, subject to its rules and regulations.

The Issuer will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws or regulations are applicable in connection with the repurchase of the notes pursuant to a Change of Control Offer. To the extent that the provisions of any securities laws or regulations conflict with the provisions of the Indenture, the Issuer will comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations described in the Indenture by virtue thereof.

On the Change of Control Payment Date, the Issuer will, to the extent permitted by law:

(1) accept for payment all notes issued by it or portions thereof properly tendered pursuant to the Change of Control Offer;

(2) deposit with the Paying Agent an amount equal to the aggregate Change of Control Payment in respect of all notes or portions thereof so tendered; and

(3) deliver, or cause to be delivered, to the Trustee for cancellation the notes so accepted together with an Officer’s Certificate stating that all notes or portions thereof have been tendered to and purchased by the Issuer.

The Senior Credit Facilities provide, and future credit agreements or other agreements relating to Indebtedness to which the Issuer (or one of its Affiliates) becomes a party may provide, that certain change of control events with respect to the Issuer would constitute a default thereunder (including a Change of Control under the Indenture). If we experience a change of control event that triggers a default under our Senior Credit Facilities, we may seek a waiver of such default or seek to refinance our Senior Credit Facilities. In the event we do not obtain such a waiver or refinance the Senior Credit Facilities, such default could result in amounts outstanding under our Senior Credit Facilities being declared due and payable. Our ability to pay cash to the Holders of notes following the occurrence of a Change of Control may be limited by our then existing financial resources. Therefore, sufficient funds may not be available when necessary to make any required repurchases of the notes. See “Risk Factors—Risks related to Holding the Exchange Notes—We may not be able to repurchase the notes upon a change of control.”

In the event that we make a Change of Control Payment, the Paying Agent will promptly mail to each Holder of the notes the Change of Control Payment for such notes, and the Trustee will promptly authenticate a new note (or cause to be transferred by book entry) equal in principal amount to any unpurchased portion of the notes surrendered, if any; provided that each such new note will be in a minimum principal amount of $2,000 or an integral multiple of $1,000 in excess thereof. The Issuer will publicly announce the results of the Change of Control Offer on or as soon as practicable after the Change of Control Payment Date.

The Change of Control Repurchase Event purchase feature of the notes may in certain circumstances make more difficult or discourage a sale or takeover of the Issuer and, thus, the removal of incumbent management. The Change of Control purchase feature is a result of negotiations between the Issuer and the Initial Purchasers. We have no present intention to engage in a transaction involving a Change of Control after the Effective Date, although it is possible that we could decide to do so in the future. Subject to the limitations discussed below, we could, in the future, enter into certain transactions, including acquisitions, refinancings or other recapitalizations, that would not constitute a Change of Control under the Indenture, but that could increase the amount of indebtedness outstanding at such time or otherwise affect our capital structure or credit ratings. Restrictions on our ability to incur additional Indebtedness are contained in the covenants described under “—Certain Covenants—Limitation on incurrence of indebtedness and issuance of disqualified stock” and “Certain Covenants—Liens.” Such restrictions in the Indenture can be waived only with the consent of the Holders of a majority in principal amount of the notes then outstanding. Except for the limitations contained in such covenants, however, the Indenture does not contain any covenants or provisions that may afford Holders of the notes protection in the event of a highly leveraged transaction.

We will not be required to make a Change of Control Offer following a Change of Control Repurchase Event if a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in the Indenture applicable to a Change of Control Offer made by us and purchases all such notes validly tendered and not withdrawn under such Change of Control Offer.

Notwithstanding anything to the contrary herein, a Change of Control Offer may be made in advance of a Change of Control Repurchase Event, conditional upon such Change of Control Repurchase Event, if a definitive agreement is in place for the Change of Control at the time of the making of such Change of Control Offer.

If Holders of not less than 90% in aggregate principal amount of the outstanding notes validly tender and do not withdraw such notes in a Change of Control Offer and the Issuer, or any third party making a Change of Control Offer in lieu of the Issuer as described above, purchases all of the notes validly tendered and not withdrawn by such Holders, the Issuer or such third party will have the right, upon not less than 10 days nor more than 60 days’ prior notice, provided that such notice is given not more than 30 days following such purchase pursuant to the Change of Control Offer described above, to redeem all notes that remain outstanding following such purchase on a date (the “Second Change of Control Payment Date”) at a price in cash equal to the applicable Change of Control Payment in respect of the Second Change of Control Payment Date.

The definition of “Change of Control” includes a disposition of all or substantially all of the assets of the Issuer to any Person. Although there is a limited body of case law interpreting the phrase “substantially all,” there is no precise established definition of the phrase under applicable law. Accordingly, in certain circumstances there may be a degree of uncertainty as to whether a particular transaction would involve a disposition of “all or substantially all” of the assets of the Issuer. As a result, it may be unclear as to whether a Change of Control has occurred and whether a Holder of notes may require the Issuer to make an offer to repurchase the notes as described above. See “Risk Factors—Risks related to Holding the Exchange Notes—Holders of the notes may not be able to determine when a change of control giving rise to their right to have the notes repurchased has occurred following a sale of “substantially all” of our assets.”

The provisions under the Indenture relating to the Issuer’s obligation to make an offer to repurchase the notes as a result of a Change of Control Repurchase Event, including the definition of “Change of Control,” may be waived or modified with the written consent of the Holders of a majority in principal amount of the notes outstanding.

Asset sales

The Indenture provides that the Issuer will not, and will not permit any Restricted Subsidiary to, consummate, directly or indirectly, an Asset Sale, unless:

(1) the Issuer or such Restricted Subsidiary, as the case may be, receives consideration (including by way of relief from, or by any other Person assuming responsibility for, any liabilities, contingent or otherwise) at the time of such Asset Sale at least equal to the Fair Market Value (as determined at the time of contractually agreeing to such Asset Sale) of the assets sold or otherwise disposed of; and

(2) except in the case of a Permitted Asset Swap, at least 75% of the consideration from such Asset Sale and all other Asset Sales since the Issue Date, on a cumulative basis, received by the Issuer or such Restricted Subsidiary, as the case may be, is in the form of cash or Cash Equivalents; provided that the amount of:

(a) any liabilities (as reflected on the Issuer’s most recent consolidated balance sheet, or if incurred or accrued subsequent to the date of such balance sheet, such liabilities that would have been reflected on the Issuer’s consolidated balance sheet if such incurrence or accrual had taken place on or prior to the date of such balance sheet, as determined in good faith by the Issuer) of the Issuer, other than liabilities that are by their terms subordinated to the notes, that are assumed by the transferee of any such assets (or are otherwise extinguished in connection with the transactions relating to such Asset Sale) and for which the Issuer and all such Restricted Subsidiaries have been validly released by all applicable creditors in writing,

(b) any securities, notes or other obligations or assets received by the Issuer or such Restricted Subsidiary from such transferee that are converted by the Issuer or such Restricted Subsidiary into cash or Cash Equivalents, or by their terms are required to be satisfied for cash or Cash Equivalents (to the extent of the cash or Cash Equivalents received), in each case, within 180 days following the closing of such Asset Sale,

(c) any Capital Stock or assets of the kind referred to in clause (2) of the next paragraph, and

(d) any Designated Non-cash Consideration received by the Issuer or such Restricted Subsidiary in such Asset Sale having an aggregate Fair Market Value, taken together with all other Designated Non-cash Consideration received pursuant to this clause (d) not to exceed the greater of (x) $50.0 million and (y) 2.5% of Consolidated Total Assets at the time of such Asset Sale, with the Fair Market Value of each item of Designated Non-cash Consideration being measured either at the time of contractually agreeing to such Asset Sale or at the time received and without giving effect to subsequent changes in value, shall be deemed to be cash for purposes of this provision and for no other purpose.

Within 540 days after the Issuer’s or any Restricted Subsidiary’s receipt of the Net Proceeds of any Asset Sale (the “Asset Sale Proceeds Application Period”), the Issuer or such Restricted Subsidiary, at its option, may apply the Net Proceeds from such Asset Sale:

(1) to the extent the Issuer or such Restricted Subsidiary elects or is required by the terms of any Credit Facility, any Senior Indebtedness of the Issuer or any Guarantor, or any Indebtedness that would appear as a liability upon a balance sheet of a Restricted Subsidiary that is not a Guarantor, to prepay, repay or purchase any such Indebtedness (in each case other than Indebtedness owed to the Issuer or a Restricted Subsidiary); provided, however, that in connection with any such prepayment, repayment or purchase of Indebtedness, the Issuer or such Restricted Subsidiary will retire such Indebtedness and will cause the related loan commitment (if any) to be permanently reduced in an amount equal to the principal amount so prepaid, repaid or purchased;

(2) to the extent the Issuer or such Restricted Subsidiary elects, to reinvest in Additional Assets (including by means of an investment in Additional Assets by a Restricted Subsidiary with Net Proceeds received by the Issuer or another Restricted Subsidiary) within 540 days from the later of the date of such Asset Sale and the date of receipt of such Net Proceeds;

(3) to make any Permitted Investment; or

(4) any combination of the foregoing.

The Issuer and its Restricted Subsidiaries will be deemed to have complied with clause (2) and (3) above if and to the extent that, within 540 days after the Asset Sale that generated the Net Proceeds, the Issuer or such Restricted Subsidiary has entered into and not abandoned or rejected a binding agreement to consummate any such investment described in clause (2) with the good faith expectation that such Net Proceeds will be applied to satisfy such commitment within 180 days of such commitment (an “Acceptable Commitment”) and, in the event any Acceptable Commitment is later cancelled or terminated for any reason before the Net Proceeds are applied in connection therewith, then such Net Proceeds shall constitute Excess Proceeds (as defined below).

No later than ten Business Days after the date that the balance of any Net Proceeds not invested or applied in the timeframe and as permitted by clauses (1) through (4) above (any such Net Proceeds, whether from one or more Asset Sales, “Excess Proceeds”) exceeds $50.0 million, the Issuer shall make an offer to all Holders of the notes, and, if the Issuer or any Restricted Subsidiary elects, or is required by the terms of any Senior Indebtedness of the Issuer or any Guarantor or Indebtedness of any other Restricted Subsidiary (“Pari Passu Indebtedness”), to the holders of such Pari Passu Indebtedness (an “Asset Sale Offer”), to purchase the maximum aggregate principal amount of notes and such Pari Passu Indebtedness, (with respect to the notes only) in denominations of $2,000 initial principal amount and multiples of $1,000 thereafter, that may be purchased out of the Excess Proceeds at an offer price, in the case of the notes, in cash in an amount equal to 100% of the principal amount thereof, plus accrued and unpaid interest, if any, to the date fixed for the closing of such offer, in accordance with the procedures set forth in the Indenture. In the event that the Issuer or a Restricted Subsidiary prepays any Pari Passu Indebtedness that is outstanding under a revolving credit or other committed loan facility pursuant to an Asset Sale Offer, the Issuer or such Restricted Subsidiary shall cause the related loan commitment to be permanently reduced in an amount equal to the principal amount so prepaid.

The Issuer will commence an Asset Sale Offer for the notes by transmitting electronically or by mailing the notice required pursuant to the terms of the Indenture, with a copy to the Trustee. To the extent that the aggregate amount of notes and, if applicable, Pari Passu Indebtedness tendered pursuant to an Asset Sale Offer is less than the Excess Proceeds (or, in the case of an Asset Sale Offer being effected in advance of being required to do so by the Indenture, the amount of Net Proceeds to be applied in such Asset Sale Offer), the Issuer may use any remaining Excess Proceeds (or such amount offered) in any manner not prohibited by the Indenture. If the aggregate principal amount of notes and, if applicable, Pari Passu Indebtedness surrendered in an Asset Sale Offer exceeds the amount of Excess Proceeds, the Issuer shall determine the aggregate principal amount of notes to be purchased or repaid on a pro rata basis based on the accreted value or principal amount of the notes or such

Pari Passu Indebtedness tendered, and the Trustee shall select the notes to be purchased or repaid on a pro rata basis based on the accreted value or principal amount of the notes tendered or by lot or such similar method in accordance with the procedures of The Depository Trust Company; provided that no notes of $2,000 or less shall be repurchased in part. Upon completion of any such Asset Sale Offer, the amount of Excess Proceeds shall be reset at zero, and in the case of an Asset Sale Offer being effected in advance of being required to do so by the Indenture, the amount of Net Proceeds to be applied in such Asset Sale Offer shall be excluded in subsequent calculations of Excess Proceeds.

Pending the final application of any Net Proceeds pursuant to this covenant, the Issuer or the applicable Restricted Subsidiary may apply such Net Proceeds temporarily to reduce Indebtedness outstanding under a revolving credit facility or otherwise invest such Net Proceeds in any manner not prohibited by the Indenture.

The Issuer will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws or regulations are applicable in connection with the repurchase of the notes pursuant to an Asset Sale Offer. To the extent that the provisions of any securities laws or regulations conflict with the provisions of the Indenture, the Issuer will comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations described in the Indenture by virtue thereof.

The provisions under the Indenture relative to the Issuer’s obligation to make an offer to repurchase the notes as a result of an Asset Sale may be waived or modified with the written consent of the Holders of a majority in principal amount of the notes outstanding.

The Senior Credit Facilities limit, and future credit agreements or other agreements relating to Indebtedness to which the Issuer (or one of its Affiliates) becomes a party may prohibit or limit, the Issuer from purchasing any notes pursuant to this Asset Sales covenant. In the event the Issuer is contractually prohibited from purchasing the notes, the Issuer or one of its Affiliates, as the case may be, may seek the consent of its lenders to the purchase of the notes or may attempt to refinance the borrowings that contain such prohibition. If the Issuer or one of its Affiliates, as the case may be, does not obtain such consent or repay such borrowings, the Issuer will remain contractually prohibited from purchasing the notes. In such case, the Issuer’s failure to purchase tendered notes would constitute a Default under the Indenture.

Certain Covenants

Effectiveness of covenants

Set forth below are summaries of certain covenants contained in the Indenture. Following the first date after the Effective Date that (i) the notes have Investment Grade Ratings from both Rating Agencies and (ii) no Default has occurred and is continuing under the Indenture, then upon delivery by the Issuer to the Trustee of an Officer’s Certificate to the foregoing effect, the Issuer and the Restricted Subsidiaries will not be subject to the following provisions of the Indenture:

(1) “—Limitation on restricted payments”;

(2) “—Limitation on incurrence of indebtedness and issuance of disqualified stock”;

(3) “—Transactions with affiliates”;

(4) “—Note guarantees”;

(5) “—Dividend and other payment restrictions affecting restricted subsidiaries”;

(6) “—Repurchase at the Option of Holders—Asset sales”; and

(7) clause (4) of the first paragraph of “—Merger, consolidation or sale of all or substantially all assets”.

The Trustee shall have no obligation to monitor the ratings of the notes or independently determine or verify if such events have occurred or notify the Holders and may rely conclusively on such Officer’s Certificate. The Trustee may provide a copy of such Officer’s Certificate to any Holder of notes upon request.

There can be no assurance that the notes will ever achieve an Investment Grade Rating or that any such rating will be maintained.

Limitation on restricted payments

The Issuer will not, and will not permit any Restricted Subsidiary to, directly or indirectly:

(1) declare or pay any dividend or make any payment or distribution on account of the Issuer’s or any Restricted Subsidiary’s Equity Interests, including any dividend or distribution payable in connection with any merger or consolidation, other than:

(A) dividends or distributions by the Issuer payable in Equity Interests (other than Disqualified Stock) of the Issuer, or

(B) dividends or distributions by a Restricted Subsidiary so long as, in the case of any dividend or distribution payable on or in respect of any class or series of securities issued by a Subsidiary other than a Wholly-Owned Subsidiary, the Issuer or a Restricted Subsidiary receives at least its pro rata share of such dividend or distribution in accordance with its Equity Interests in such class or series of securities;

(2) purchase, redeem, defease or otherwise acquire or retire for value any Equity Interests of the Issuer or any direct or indirect parent company of the Issuer, including in connection with any merger or consolidation, in each case held by a person other than the Issuer or a Restricted Subsidiary;

(3) make any principal payment on, or redeem, repurchase, defease or otherwise acquire or retire for value in each case, prior to any scheduled repayment, sinking fund payment or maturity, any Subordinated Indebtedness of the Issuer or any Restricted Subsidiary, other than

(A) Indebtedness permitted under clauses (7) and (8) of the second paragraph of the covenant described under “—Limitation on incurrence of indebtedness and issuance of disqualified stock,” or

(B) the purchase, repurchase or other acquisition of Subordinated Indebtedness purchased in anticipation of satisfying a sinking fund obligation, principal installment or final maturity, in each case due within one year of the date of purchase, repurchase or acquisition; or

(4) make any Restricted Investment

(all such payments and other actions set forth in clauses (1) through (4) above (other than any exception thereto) being collectively referred to as “Restricted Payments”), unless, at the time of such Restricted Payment:

(a) no Default shall have occurred and be continuing or would occur as a consequence thereof;

(b) immediately after giving effect to such transaction on a pro forma basis, the Issuer could incur $1.00 of additional Indebtedness under the provisions of the first paragraph of the covenant described under “—Limitation on incurrence of indebtedness and issuance of disqualified stock”; and

(c) such Restricted Payment, together with the aggregate amount of all other Restricted Payments made by the Issuer and the Restricted Subsidiaries after the Issue Date (including Restricted Payments permitted by clauses (1), (10) and (15) of the next succeeding paragraph, but excluding all other Restricted Payments permitted by the next succeeding paragraph), is less than the sum of (without duplication):

(1) 50% of the Consolidated Net Income of the Issuer for the period (taken as one accounting period) from the first day of the fiscal quarter during which the Effective Date occurs to the end of the Issuer’s most recently ended fiscal quarter for which annual or quarterly consolidated financial statements are available at the time of such Restricted Payment, or, in the case such Consolidated Net Income for such period is a deficit, minus 100% of such deficit, plus

(2) 100% of the aggregate net cash proceeds and the Fair Market Value of marketable securities or other property received by the Issuer, including in connection with any merger or consolidation, since immediately after the Issue Date (other than in connection with the Transactions) from the issue or sale of Equity Interests of the Issuer, but excluding cash proceeds and the Fair Market Value of marketable securities or other property received from the sale of Equity Interests to any employee, director, manager or consultant of the Issuer, any direct or indirect parent company of the Issuer and the Issuer’s Subsidiaries after the Issue Date to the extent such amounts have been applied to Restricted Payments made in accordance with clause (4) of the next succeeding paragraph, and, to the extent such net cash proceeds are actually contributed to the Issuer, Equity Interests of any direct or indirect parent company of the Issuer (excluding contributions to the extent such amounts have been applied to Restricted Payments made in accordance with clause (3) of the next succeeding paragraph), provided that this clause (2) shall not include the proceeds from (a) Refunding Capital Stock (as defined below), (b) Equity Interests (or Indebtedness that has been converted or exchanged for Equity Interests) of the Issuer sold to a Restricted Subsidiary, the Issuer or any employee plan of the Issuer or any Restricted Subsidiary, as the case may be, or (c) Disqualified Stock (or Indebtedness that has been converted or exchanged into Disqualified Stock), plus

(3) the amount by which Indebtedness of the Issuer or the Restricted Subsidiaries is reduced on the Issuer’s consolidated balance sheet upon the conversion or exchange subsequent to the Effective Date of any Indebtedness of the Issuer or the Restricted Subsidiaries (other than Indebtedness held by the Issuer or a Subsidiary of the Issuer) convertible or exchangeable for Capital Stock (other than Disqualified Stock) of the Issuer (less the amount of any cash, or the Fair Market Value of any other property, distributed by the Issuer upon such conversion or exchange); plus

(4) the aggregate amount equal to the net reduction in Investments resulting from (x) the sale or other disposition (other than to the Issuer or a Restricted Subsidiary) of Restricted Investments made by the Issuer and the Restricted Subsidiaries and repurchases and redemptions of such Restricted Investments from the Issuer and the Restricted Subsidiaries and repayments of loans or advances, and releases of guarantees, which constitute Restricted Investments made by the Issuer or its Restricted Subsidiaries, in each case, after the Issue Date, not to exceed in any such case the aggregate amount of Restricted Investments made by the Issuer or any Restricted Subsidiary after the Issue Date or (y) dividends, distributions, interest payments, return of capital, repayments of Investments or other transfers of assets to the Issuer or any Restricted Subsidiary from any Unrestricted Subsidiary, or the redesignation of any Unrestricted Subsidiary as a Restricted Subsidiary (valued in each case as provided in the definition of “Investment”), not to exceed in the case of any such Unrestricted Subsidiary the aggregate amount of Investments made by the Issuer or any Restricted Subsidiary in such Unrestricted Subsidiary after the Issue Date.

provided, however, that the calculation under the preceding clauses (1) through (4) shall not include any amounts attributable to, or arising in connection with, the Transactions.

The foregoing provisions will not prohibit:

(1) the payment of any dividend or distribution or the consummation of any irrevocable redemption within 60 days after the date of declaration thereof or the giving of such irrevocable notice, as applicable, if at the date of declaration or the giving of such notice such payment would have complied with the provisions of the Indenture;

(2) (a) the redemption, repurchase, retirement or other acquisition of any Equity Interests (“Retired Capital Stock”) of the Issuer or any Restricted Subsidiary, or any Equity Interests of any direct or indirect parent company of the Issuer, in exchange for, or out of the proceeds of a sale (other than to a Restricted Subsidiary) made within 120 days of, Equity Interests of the Issuer or any direct or indirect parent company of the Issuer to the extent contributed to the Issuer (in each case, other than any Disqualified Stock) (“Refunding Capital Stock”) and (b) if immediately prior to the retirement of Retired Capital Stock, the declaration and payment of dividends thereon was permitted under clause (6) of this paragraph, the declaration and payment of dividends on the Refunding Capital Stock in an aggregate amount per year no greater than the aggregate amount of dividends per annum that was declarable and payable on such Retired Capital Stock immediately prior to such retirement;

(3) the prepayment, exchange, redemption, defeasance, repurchase or other acquisition or retirement for value of Subordinated Indebtedness of the Issuer or a Restricted Subsidiary made in exchange for, or out of the proceeds of a sale made within 120 days of, new Indebtedness of the Issuer or a Restricted Subsidiary that is incurred in compliance with “—Limitation on incurrence of indebtedness and issuance of disqualified stock” so long as:

(A) the principal amount (or accreted value, if applicable) of such new Indebtedness does not exceed the principal amount of (or accreted value, if applicable), plus any accrued and unpaid interest on the Subordinated Indebtedness being so prepaid, exchanged, redeemed, defeased, repurchased, exchanged, acquired or retired for value, plus the amount of any premium (including reasonable tender premiums), defeasance costs and any reasonable fees and expenses incurred in connection with the issuance of such new Indebtedness,

(B) such new Indebtedness is subordinated to the notes or the applicable Guarantee at least to the same extent as such Subordinated Indebtedness so prepaid, exchanged, redeemed, defeased, repurchased, acquired or retired for value,

(C) such new Indebtedness has a final scheduled maturity date, or mandatory redemption date, as applicable equal to or later than the final scheduled maturity date, or mandatory redemption date, of the Subordinated Indebtedness being so prepaid, exchanged, redeemed, defeased, repurchased, exchanged, acquired or retired, and

(D) such new Indebtedness has a Weighted Average Life to Maturity equal to or greater than the remaining Weighted Average Life to Maturity of the Subordinated Indebtedness being so redeemed, defeased, repurchased, exchanged, acquired or retired;

(4) a Restricted Payment to pay for the repurchase, retirement, cancellation or other acquisition or retirement for value of Equity Interests (other than Disqualified Stock) of the Issuer or any direct or indirect parent company of the Issuer held by any future, present or former employee, director, manager or consultant of the Issuer, any of its Subsidiaries or any direct or indirect parent company of the Issuer pursuant to any management equity plan or stock option plan or any other management or employee benefit plan or agreement, or any stock subscription or stockholder agreement (including any principal and interest payable on any notes issued by the Issuer or any direct or indirect parent company of the Issuer in connection with such repurchase, retirement or other acquisition); provided, that the aggregate Restricted Payments made under this clause (4) do not exceed in any calendar year $10.0 million, with unused amounts in any calendar year being permitted to be carried forward to succeeding calendar years; provided, further, that such amount in any calendar year may be increased by an amount not to exceed:

(A) the cash proceeds from the sale of Equity Interests (other than Disqualified Stock) of the Issuer and, to the extent contributed to the Issuer, the cash proceeds from the sale of Equity Interests of any direct or indirect parent company of the Issuer, in each case to any future, present or former employees, directors, managers or consultants of the Issuer, any of its Subsidiaries or any direct or indirect parent company of the Issuer that occurs after the Issue Date, to the extent the cash proceeds from the sale of such Equity Interests have not otherwise been applied to the payment of Restricted Payments by virtue of clause (c) of the preceding paragraph, plus

(B) the cash proceeds of key man life insurance policies received by the Issuer and the Restricted Subsidiaries after the Issue Date, less

(C) the amount of any Restricted Payments previously made pursuant to clauses (A) and (B) of this clause (3); provided that the Issuer may elect to apply all or any portion of the aggregate increase contemplated by clauses (A) and (B) of this clause (4) in any calendar year);

and provided, further, that cancellation of Indebtedness owing to the Issuer or any Restricted Subsidiary from any future, present or former employees, directors, managers or consultants of the Issuer (or any permitted transferee thereof), any direct or indirect parent company of the Issuer or any Restricted Subsidiary in connection with a repurchase of Equity Interests of the Issuer or any direct or indirect parent company of the Issuer will not be deemed to constitute a Restricted Payment for purposes of this covenant or any other provision of the Indenture;

(5) the declaration and payment of dividends to holders of any class or series of Disqualified Stock of the Issuer or any Restricted Subsidiary or any class or series of preferred stock of any Restricted Subsidiary, in each case, issued in accordance with the covenant described under “—Limitation on incurrence of indebtedness and issuance of disqualified stock” to the extent such dividends are included in the definition of Fixed Charges;

(6) the declaration and payment of dividends on Refunding Capital Stock in excess of the dividends declarable and payable thereon pursuant to clause (2) of this paragraph provided that, for the most recently ended four full fiscal quarters for which internal financial statements are available (as determined in good faith by the Issuer) immediately preceding the date of the declaration of such dividends on Refunding Capital Stock, after giving effect to such issuance or declaration on a pro forma basis, the Issuer and the Restricted Subsidiaries on a consolidated basis would have had a Fixed Charge Coverage Ratio of at least 2.00 to 1.00;

(7) Investments in Unrestricted Subsidiaries having an aggregate Fair Market Value, taken together with all other Investments made pursuant to this clause (7) that are at the time outstanding (the amount at the time outstanding calculated without giving effect to the sale of an Unrestricted Subsidiary to the extent the proceeds of such sale do not consist of cash, Cash Equivalents or marketable securities), not to exceed the greater of (x) $50.0 million and (y) 2.5% of Consolidated Total Assets at the time of such Investment (with the Fair Market Value of each Investment being measured at the time made and without giving effect to subsequent changes in value);

(8) payments made or expected to be made by the Issuer or any Restricted Subsidiary in respect of withholding or similar taxes payable upon exercise of Equity Interests by any future, present or former employee, director, manager or consultant and repurchases of Equity Interests deemed to occur upon exercise of stock options or warrants if such Equity Interests represent a portion of the exercise price of such options or warrants;

(9) [reserved];

(10) other Restricted Payments in an aggregate amount taken together with all other Restricted Payments made pursuant to this clause (10) not to exceed the greater of (x) $50.0 million and (y) 2.5% of Consolidated Total Assets at the time of such Restricted Payment;

(11) [reserved];

(12) repurchases of Capital Stock deemed to occur upon the exercise, conversion or exchange of stock options, restricted stock, restricted stock units, warrants, other rights to acquire Capital Stock or other convertible or exchangeable securities if such Capital Stock represents all or portion of the exercise price thereof or withholding taxes payable with respect thereto;

(13) the repurchase, redemption or other acquisition for value of Equity Interests of the Issuer deemed to occur in connection with paying cash in lieu of fractional shares of such Equity Interests in connection with a share dividend, distribution, share split, reverse share split, merger, consolidation, amalgamation or other business combination of the Issuer, or upon the exercise, conversion or exchange of any stock options, warrants, other rights to purchase Capital Stock or other convertible or exchangeable securities, in each case, permitted under the Indenture;

(14) the distribution, by dividend or otherwise, of shares of Capital Stock or other securities of, or Indebtedness owed to the Issuer or a Restricted Subsidiary by, Unrestricted Subsidiaries (other than Unrestricted Subsidiaries, the primary assets of which are cash or Cash Equivalents);

(15) any Restricted Payment; provided that on a pro forma basis after giving effect to such Restricted Payment the Consolidated Total Debt Ratio would be equal to or less than 2.00 to 1.00;

(16) payments or distributions to satisfy dissenters’ rights, pursuant to or in connection with a consolidation, merger or transfer of assets that complies with “—Merger, consolidation or sale of all or substantially all assets”; and

(17) any Restricted Payments attributable to, or arising in connection with, (i) the Transactions and (ii) any other transactions pursuant to agreements or arrangements in effect on the Effective Date on substantially the terms described in the Offering Memorandum or any amendment, modification or supplement thereto or replacement thereof, as long as the terms of such agreement or arrangement, as so amended, modified, supplemented or replaced is not materially more disadvantageous to the Issuer and the Restricted Subsidiaries, taken as a whole, than the terms of such agreement or arrangement described in the Offering Memorandum.

provided that at the time of, and after giving effect to, any Restricted Payment permitted under clauses (6), (10), (14) and (15), no Default shall have occurred and be continuing.

As of the Effective Date, all of the Issuer’s Subsidiaries were Restricted Subsidiaries, except for AMES, which was an Unrestricted Subsidiary. The Issuer will not permit any Unrestricted Subsidiary to become a Restricted Subsidiary except pursuant to the definition of “Unrestricted Subsidiary.” For purposes of designating any Restricted Subsidiary as an Unrestricted Subsidiary, all outstanding Investments by the Issuer and the Restricted Subsidiaries (except to the extent repaid) in the Subsidiary so designated will be deemed to be Restricted Payments in an amount determined as set forth in the definition of “Investment.” Such designation will be permitted only if a Restricted Payment in such amount would be permitted at such time, whether pursuant to the first paragraph of this covenant or under clauses (7), (10) or (15) of the second paragraph of this covenant, and if such Subsidiary otherwise meets the definition of an Unrestricted Subsidiary. Unrestricted Subsidiaries will not be subject to any of the restrictive covenants set forth in the Indenture.

Limitation on incurrence of indebtedness and issuance of disqualified stock

The Issuer will not, and will not permit any Restricted Subsidiary to, directly or indirectly, create, incur, issue, assume, guarantee or otherwise become directly or indirectly liable for, contingently or otherwise (collectively, “incur” and collectively, an “incurrence”) any Indebtedness (including Acquired Indebtedness) and the Issuer will not issue any shares of Disqualified Stock and will not permit any Restricted Subsidiary to issue any shares of Disqualified Stock or, in the case of Restricted Subsidiaries that are not the Issuer or Guarantors, preferred stock; provided that the Issuer may incur Indebtedness (including Acquired Indebtedness) or issue shares of Disqualified Stock, and any Restricted Subsidiary may incur Indebtedness (including Acquired Indebtedness), issue shares of Disqualified Stock and issue shares of preferred stock, if, after giving effect thereto, the Fixed Charge Coverage Ratio of the Issuer and the Restricted Subsidiaries would be at least 2.00 to 1.00; provided, further, that the amount of Indebtedness, Disqualified Stock and preferred stock that may be incurred pursuant to the foregoing, together with any amounts incurred under clause (14)(x) of the following paragraph and Refinancing Indebtedness in respect of any of the foregoing, by Restricted Subsidiaries that are not the Issuer or Guarantors shall not exceed the greater of (x) $50.0 million and (y) 2.5% of Consolidated Total Assets at the time of incurrence.

The foregoing limitations will not apply to:

(1) Indebtedness incurred pursuant to Credit Facilities by the Issuer or any Restricted Subsidiary and any Refinancing Indebtedness (having the meaning set forth in clause (13) below) in respect thereof; provided that immediately after giving effect to any such incurrence, the then-outstanding aggregate principal amount of all Indebtedness incurred under this clause (1) does not exceed at any one time (x) the greater of (i) $750.0 million and (ii) $550.0 million plus 10% of Consolidated Total Assets plus (y) an additional amount if, after giving pro forma effect to the incurrence of such additional amount and the application of net proceeds therefrom, the Consolidated Secured Debt Ratio is equal to or less than 1.50 to 1.00 plus (z) in the case of any refinancing of any Credit Facility or any portion thereof, the aggregate amount of fees, underwriting discounts, premiums and other costs and expenses incurred in connection with such refinancing; provided, that, for purposes of determining the amount of Indebtedness that may be incurred under clause (1)(y), all Indebtedness incurred under this clause (1) shall be treated as Secured Indebtedness;

(2) Indebtedness represented by the notes (including any Guarantee thereof, but excluding Indebtedness represented by Additional Notes, if any, or guarantees with respect thereto) and exchange notes issued in respect of such notes and any Guarantee thereof;

(3) Existing Indebtedness (other than Indebtedness described in clauses (1) and (2));

(4) Indebtedness (including Capitalized Lease Obligations), Disqualified Stock and preferred stock incurred by the Issuer or any Restricted Subsidiary, to finance the purchase, lease, construction, installation, repair, replacement or improvement of property (real or personal) or equipment that is used or useful in a Similar Business, including through the direct purchase of assets or the Capital Stock of any Person owning such assets, together with any Refinancing Indebtedness incurred to Refinance any Indebtedness, Disqualified Stock and preferred stock incurred pursuant to this clause (4), in an aggregate principal amount or liquidation preference which, when aggregated with the principal amount of all other Indebtedness, Disqualified Stock and preferred stock then outstanding and incurred pursuant to this clause (4), does not exceed the greater of (x) $50.0 million and (y) 2.5% of Consolidated Total Assets at the time of incurrence; provided that such Indebtedness exists at the date of such purchase, lease, construction, installation, repair, replacement or improvement or is created within 270 days of the completion thereof;

(5) Indebtedness incurred by the Issuer or any Restricted Subsidiary constituting reimbursement obligations with respect to letters of credit, bankers’ acceptances, bank guarantees, warehouse receipts or similar facilities issued or entered into in the ordinary course of business, including letters of credit in respect of workers’ compensation claims, performance or surety bonds, health, disability or other employee benefits or property, casualty or liability insurance or self-insurance, or other Indebtedness with respect to reimbursement or indemnification obligations regarding workers’ compensation claims, performance or surety bonds, health, disability or other employee benefits or property, casualty or liability insurance or self-insurance;

(6) Indebtedness arising from agreements of the Issuer or a Restricted Subsidiary providing for indemnification, adjustment of purchase price, earnout or similar obligations, in each case, incurred or assumed in connection with the acquisition or disposition of any business, assets or a Subsidiary, other than guarantees of Indebtedness incurred by any Person acquiring all or any portion of such business, assets or a Subsidiary for the purpose of financing such acquisition; provided that such Indebtedness is not reflected as Indebtedness on the balance sheet of the Issuer or any Restricted Subsidiary (contingent obligations referred to in a footnote to financial statements and not otherwise reflected on the balance sheet will not be deemed to be reflected on such balance sheet for purposes of this clause (6));

(7) Indebtedness (i) of the Issuer to a Restricted Subsidiary or (ii) of a Restricted Subsidiary owing to the Issuer or another Restricted Subsidiary; provided that if such Indebtedness is owing to a Restricted Subsidiary that is not the Issuer or a Guarantor, such Indebtedness is subordinated in right of payment to the notes; provided, further, that any subsequent issuance or transfer of any Capital Stock or any other event which results in any such Restricted Subsidiary to which such indebtedness is owed ceasing to be a

Restricted Subsidiary or any other subsequent transfer of any such Indebtedness (except to the Issuer or another Restricted Subsidiary) shall be deemed, in each case to be an incurrence of such Indebtedness not permitted by this clause;

(8) Indebtedness of any Foreign Subsidiary in an aggregate principal amount at any time outstanding not exceeding the greater of (x) $25.0 million and (y) 1.25% of Consolidated Total Assets at the time of incurrence;

(9) shares of preferred stock of a Restricted Subsidiary issued to the Issuer or another Restricted Subsidiary; provided that any subsequent issuance or transfer of any Capital Stock or any other event which results in any such Restricted Subsidiary ceasing to be a Restricted Subsidiary or any other subsequent transfer of any such shares of preferred stock (except to the Issuer or another Restricted Subsidiary) shall be deemed in each case to be an issuance of such shares of preferred stock not permitted by this clause;

(10) Hedging Obligations (excluding Hedging Obligations entered into for speculative purposes) for the purpose of limiting interest rate risk, exchange rate risk or commodity pricing risk;

(11) obligations in respect of self-insurance, performance, bid, appeal and surety bonds and completion guarantees and similar obligations provided by the Issuer or any Restricted Subsidiary or obligations in respect of letters of credit, bank guarantees or similar instruments related thereto, in each case, in the ordinary course of business;

(12) Indebtedness, Disqualified Stock or preferred stock of the Issuer or any Restricted Subsidiary not otherwise permitted hereunder in an aggregate principal amount or liquidation preference, which when aggregated with the principal amount and liquidation preference of all other Indebtedness, Disqualified Stock and preferred stock then outstanding and incurred pursuant to this clause (12), does not at any one time outstanding exceed the greater of (x) $50.0 million and (y) 2.5% of Consolidated Total Assets at the time of incurrence;

(13) the incurrence or issuance by the Issuer or any Restricted Subsidiary of Indebtedness, Disqualified Stock or preferred stock which serves to Refinance within 90 days following the date of the incurrence or issuance thereof any Indebtedness, Disqualified Stock or preferred stock incurred as permitted under the first paragraph of this covenant and clauses (1), (2), (3) and (4) above, this clause (13) and clause (14) below or any Indebtedness, Disqualified Stock or preferred stock issued to so Refinance such Indebtedness, Disqualified Stock or preferred stock (the “Refinancing Indebtedness”) prior to its respective maturity; provided that:

(1) such Refinancing Indebtedness has a Weighted Average Life to Maturity at the time such Refinancing Indebtedness is incurred which is not less than the remaining Weighted Average Life to Maturity of the Indebtedness, Disqualified Stock or preferred stock being Refinanced,

(2) to the extent such Refinancing Indebtedness Refinances (i) Indebtedness subordinated to the notes or any Guarantee of the notes, such Refinancing Indebtedness is subordinated to the notes or such Guarantee at least to the same extent as the Indebtedness being Refinanced or (ii) Disqualified Stock or preferred stock, such Refinancing Indebtedness must be Disqualified Stock or preferred stock, respectively,

(3) such Refinancing Indebtedness shall not include Indebtedness, Disqualified Stock or preferred stock of a Subsidiary of the Issuer or a Guarantor that Refinances Indebtedness, Disqualified Stock or preferred stock of the Issuer or a Guarantor;

(4) the principal amount (or accreted value, if applicable) of such Refinancing Indebtedness shall not exceed the principal amount (or accreted value, if applicable) of the Indebtedness, Disqualified Stock or preferred stock being Refinanced except by an amount no greater than accrued and unpaid interest with respect to such Indebtedness, Disqualified Stock or preferred stock and any reasonable fees, premium and expenses relating to such Refinancing; and

(5) such Refinancing Indebtedness has a final scheduled maturity date, or mandatory redemption date, as applicable equal to or later than the final scheduled maturity date, or mandatory redemption date, of the Indebtedness being Refinanced;

provided, further, that subclause (1) of this clause (13) will not apply to any refunding or refinancing of any Secured Indebtedness outstanding;

(14) Indebtedness, Disqualified Stock or preferred stock of (x) the Issuer or a Restricted Subsidiary incurred or issued to finance an acquisition (in aggregate principal amount not to exceed the purchase price of such acquisition) or (y) Persons that are acquired by the Issuer or any Restricted Subsidiary or merged into or consolidated with the Issuer or a Restricted Subsidiary in accordance with the terms of the Indenture (including designating an Unrestricted Subsidiary a Restricted Subsidiary) and any Refinancing Indebtedness with respect to any Indebtedness incurred pursuant to this clause (14); provided that after giving effect to such acquisition, merger or consolidation, either:

(1) the Issuer would be permitted to incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in the first paragraph of this covenant; or

(2) the Fixed Charge Coverage Ratio of the Issuer and the Restricted Subsidiaries is equal to or greater than immediately prior to such acquisition, merger or consolidation;

provided, further, that the amount of Indebtedness, Disqualified Stock and preferred stock that may be incurred pursuant to clause (14)(x), together with Refinancing Indebtedness in respect thereof and any amounts incurred under the first paragraph of this covenant, by Restricted Subsidiaries that are not Guarantors shall not exceed the greater of (x) $50.0 million and (y) 2.5% of Consolidated Total Assets at the time of incurrence;

(15) Indebtedness arising from the honoring by a bank or other financial institution of a check, draft or similar instrument drawn against insufficient funds in the ordinary course of business;

(16) Indebtedness of the Issuer or any Restricted Subsidiary supported by a letter of credit issued pursuant to any Credit Facility, in a principal amount not in excess of the stated amount of such letter of credit;

(17) (x) any guarantee by the Issuer or a Restricted Subsidiary of Indebtedness or other obligations of any Restricted Subsidiary so long as, in the case of a guarantee by a Restricted Subsidiary that is not a Guarantor, such Indebtedness could have been incurred directly by the Restricted Subsidiary providing such guarantee, or (y) any guarantee by a Restricted Subsidiary of Indebtedness of the Issuer, provided that such guarantee is incurred in accordance with the covenant described below under “—Note guarantees”;

(18) Indebtedness of the Issuer or any of its Restricted Subsidiaries consisting of (i) the financing of insurance premiums or (ii) take or pay obligations contained in supply arrangements, in each case incurred in the ordinary course of business;

(19) Indebtedness of the Issuer or any of its Restricted Subsidiaries undertaken in connection with Cash Management Services and related activities with respect to any Subsidiary or joint venture in the ordinary course of business;

(20) Indebtedness issued by the Issuer or any of its Restricted Subsidiaries to future, current or former officers, directors, managers and employees thereof, their respective estates, spouses or former spouses, in each case to finance the purchase or redemption of Equity Interests of the Issuer or any direct or indirect parent company of the Issuer to the extent described in clause (4) of the second paragraph under the heading “—Limitation on restricted payments”; and

(21) Indebtedness of the Issuer or any of its Restricted Subsidiaries representing deferred compensation to officers, directors, managers and employees thereof incurred in the ordinary course of business.

For purposes of determining compliance with this covenant (a) in the event that an item of Indebtedness, Disqualified Stock or preferred stock (or any portion thereof) meets the criteria of more than one of the categories of permitted Indebtedness, Disqualified Stock or preferred stock described in clauses (1) through (21) above or is entitled to be incurred pursuant to the first paragraph of this covenant, the Issuer, in its sole discretion, may divide, classify or later reclassify (based on circumstances existing on the date of such reclassification) such item of Indebtedness, Disqualified Stock or preferred stock (or any portion thereof) and will only be required to include the amount and type of such Indebtedness, Disqualified Stock or preferred stock in one of the above clauses or paragraphs; provided that all Indebtedness outstanding under the Senior Credit Facilities on the Effective Date after giving effect to the Transactions was treated as incurred on the Effective Date under clause (1) of the preceding paragraph; provided, further that the Issuer shall not be permitted to reclassify all or any portion of any Secured Indebtedness unless the Lien is also permitted to be incurred, and is incurred, with respect to such Secured Indebtedness as so reclassified; and (b) at the time of incurrence, the Issuer will be entitled to divide and classify an item of Indebtedness in more than one of the types of Indebtedness described in the first and second paragraph above.

Accrual of interest or dividends, the accretion of accreted value, the accretion or amortization of original issue discount and the payment of interest or dividends in the form of additional Indebtedness, Disqualified Stock or preferred stock will not be deemed to be an incurrence of Indebtedness, Disqualified Stock or preferred stock for purposes of this covenant. Any Refinancing Indebtedness and any Indebtedness incurred to refinance Indebtedness incurred pursuant to clauses (1) and (12) above shall be permitted to include additional Indebtedness, Disqualified Stock or preferred stock incurred to pay premiums (including reasonable tender premiums), defeasance costs, accrued and unpaid interest, fees and expenses in connection with such refinancing.

For purposes of determining compliance with any U.S. dollar-denominated restriction on the incurrence of Indebtedness, the U.S. dollar-equivalent principal amount of Indebtedness denominated in another currency shall be calculated based on the relevant currency exchange rate in effect on the date such Indebtedness was incurred, in the case of term debt, or first committed, in the case of revolving credit debt; provided that if such Indebtedness is incurred to Refinance other Indebtedness denominated in another currency, and such Refinancing would cause the applicable U.S. dollar-denominated restriction to be exceeded if calculated at the relevant currency exchange rate in effect on the date of such Refinancing, such U.S. dollar-denominated restriction shall be deemed not to have been exceeded so long as the principal amount of such Refinancing Indebtedness does not exceed (i) the principal amount of such Indebtedness being Refinanced plus (ii) the aggregate amount of fees, underwriting discounts, premiums and other costs and expenses incurred in connection with such Refinancing.

The principal amount of any Indebtedness incurred to Refinance other Indebtedness, if incurred in a different currency from the Indebtedness being Refinanced, shall be calculated based on the currency exchange rate applicable to the currencies in which such respective Indebtedness is denominated that is in effect on the date of such Refinancing.

The Indenture does not treat (1) unsecured Indebtedness as subordinated or junior to Secured Indebtedness merely because it is unsecured or (2) Senior Indebtedness as subordinated or junior to any other Senior Indebtedness merely because it has a junior priority with respect to the same collateral.

Liens

The Issuer will not, and will not permit the Issuer or any Guarantor to, directly or indirectly, create, incur, assume or suffer to exist any Lien (except Permitted Liens) that secures obligations under any Indebtedness or any related Guarantee on any asset or property of the Issuer or any Guarantor, or any income or profits therefrom, or assign or convey any right to receive income therefrom, unless the notes (or the related Guarantee in the case of Liens of a Guarantor) are equally and ratably secured with (or, in the event the Lien relates to Subordinated Indebtedness, are secured on a senior basis to) the obligations so secured.

Any Lien created for the benefit of the Holders of the notes pursuant to the preceding paragraph shall provide by its terms that such Lien shall be automatically and unconditionally released and discharged upon

(i) the release and discharge of the Lien that gave rise to the obligation to secure the notes (the “Initial Lien”) or (ii) any sale, exchange or transfer to any Person not an Affiliate of the Issuer of the property or assets secured by the Initial Lien, or of all of the Capital Stock held by the Issuer or any Restricted Subsidiary in, or all or substantially all the assets of, any Guarantor creating such Initial Lien.

Merger, consolidation or sale of all or substantially all assets

The Issuer will not consolidate or merge with or into or wind up into (whether or not the Issuer is the surviving Person), or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of its properties or assets, in one or more related transactions, to any Person unless:

(1) the Issuer is the surviving Person or the Person formed by or surviving any such consolidation or merger (if other than the Issuer) or to which such sale, assignment, transfer, lease, conveyance or other disposition will have been made is a Person organized or existing under the laws of the United States, any state thereof or the District of Columbia (such Person, as the case may be, being herein called the “Successor Issuer”); provided that in the case where the surviving Person is not a corporation, a co-obligor of the notes is a corporation;

(2) the Successor Issuer, if other than the Issuer, expressly assumes all the obligations of the Issuer under the Indenture and the notes pursuant to supplemental indentures or other documents or instruments in form and substance reasonably satisfactory to the Trustee;

(3) immediately after such transaction, no Default exists;

(4) immediately after giving pro forma effect to such transaction and any related financing transactions, as if such transactions had occurred at the beginning of the Applicable Measurement Period,

(A) the Issuer would be permitted to incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in the first paragraph of the covenant described under “—Limitation on incurrence of indebtedness and issuance of disqualified stock” or

(B) the Fixed Charge Coverage Ratio for the Issuer and the Restricted Subsidiaries would be equal to or greater than the Fixed Charge Coverage Ratio for the Issuer and the Restricted Subsidiaries immediately prior to such transaction;

(5) each Guarantor, unless it is the other party to the transactions described above shall have by supplemental indenture confirmed that its Guarantee shall apply to such Person’s obligations under the Indenture and the notes; and

(6) the Issuer shall have delivered to the Trustee an Officer’s Certificate and an Opinion of Counsel, each stating that such consolidation, merger or transfer and such supplemental indentures, if any, comply with the Indenture and an Opinion of Counsel stating that the Indenture constitutes the legal, valid and binding obligation of the Issuer or Successor Issuer, as applicable.

The Successor Issuer will succeed to, and be substituted for, the Issuer under the Indenture and the notes and the Issuer will automatically be released and discharged from its obligations under the Indenture and the notes.

Notwithstanding the foregoing clauses (3) and (4) of the first paragraph of this covenant,

(a) any Restricted Subsidiary may consolidate with, merge into or sell, assign, transfer, lease, convey or otherwise dispose of all or part of its properties and assets to the Issuer or any Guarantor; and

(b) the Issuer may consolidate or merge with or into or transfer all or substantially all its properties and assets to an Affiliate incorporated or organized solely for the purpose of reincorporating or reorganizing the Issuer in another jurisdiction within the laws of the United States, any state thereof or the District of Columbia so long as the amount of Indebtedness of the Issuer and its Restricted Subsidiaries is not increased thereby.

Subject to certain limitations described in the Indenture governing release of a Guarantee upon the sale, disposition or transfer of a Guarantor, no Guarantor will, and the Issuer will not permit any such Guarantor to, consolidate or merge with or into or wind up into (whether or not such Guarantor is the surviving Person), or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of its properties or assets, in one or more related transactions, to any Person unless:

(A) (1) such Guarantor is the surviving Person or the Person formed by or surviving any such consolidation or merger (if other than such Guarantor) or to which such sale, assignment, transfer, lease, conveyance or other disposition will have been made is a Person organized or existing under the laws of the United States, any state thereof or the District of Columbia (such Person, as the case may be, being herein called the “Successor Person”);

(2) the Successor Person, if other than such Guarantor, expressly assumes all the obligations of such Guarantor under the Indenture and such Guarantor’s related Guarantee pursuant to supplemental indentures or other documents or instruments in form and substance reasonably satisfactory to the Trustee;

(3) immediately after such transaction, no Default exists; and

(4) the Issuer shall have delivered to the Trustee an Officer’s Certificate and an Opinion of Counsel, each stating that such consolidation, merger or transfer and such supplemental indentures, if any, comply with the Indenture and an Opinion of Counsel stating that the Indenture and Guarantees, as applicable, constitute legal, valid and binding obligations of the applicable Guarantor, subject to customary exceptions; or

(B) the transaction is an Asset Sale that is made in compliance with the covenant described under “—Repurchase at the Option of Holders—Asset sales.”

Subject to certain limitations described in the Indenture, the Successor Person will succeed to, and be substituted for, such Guarantor under the Indenture and such Guarantor’s Guarantee and such Guarantor will automatically be released and discharged from its obligations under the Indenture and such Guarantor’s Guarantee. Notwithstanding the foregoing, any Guarantor may (i) merge into or transfer all or part of its properties and assets to another Guarantor or the Issuer, (ii) merge with an Affiliate of the Issuer solely for the purpose of reincorporating or reorganizing the Guarantor under the laws of the United States, any state thereof or the District of Columbia so long as the amount of Indebtedness of the Issuer and its Restricted Subsidiaries is not increased thereby or (iii) convert into a Person organized or existing under the laws of a jurisdiction in the United States.

Transactions with affiliates

The Issuer will not, and will not permit any Restricted Subsidiary to, make any payment to, or sell, lease, transfer or otherwise dispose of any of its properties or assets to, or purchase any property or assets from, or enter into or make or amend any transaction, contract, agreement, understanding, loan, advance or guarantee with, or for the benefit of, any Affiliate of the Issuer (each of the foregoing, an “Affiliate Transaction”) involving aggregate payments or consideration in excess of $10.0 million, unless:

(a) such Affiliate Transaction is on terms that are not materially less favorable to the Issuer or the relevant Restricted Subsidiary than those that would have been obtained in a comparable transaction by the Issuer or such Restricted Subsidiary with an unrelated Person on an arm’s-length basis; and

(b) the Issuer delivers to the Trustee with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate payments or consideration in excess of $25.0 million, a resolution adopted by the majority of the board of directors of the Issuer approving such Affiliate Transaction and set forth in an Officer’s Certificate certifying that such Affiliate Transaction complies with clause (a) above.

The foregoing provisions will not apply to the following:

(1) (a) transactions between or among the Issuer or any of the Restricted Subsidiaries or any entity that becomes a Restricted Subsidiary as a result of such transaction and (b) any merger or consolidation of the

Issuer or any direct or indirect parent of the Issuer; provided that such parent company shall have no material liabilities and no material assets other than cash, Cash Equivalents and the Capital Stock of the Issuer and such merger or consolidation is otherwise in compliance with the terms of the Indenture and effected for a bona fide business purpose;

(2) Restricted Payments permitted by the provisions of the Indenture described above under the covenant “—Limitation on restricted payments” and the definition of “Permitted Investments”;

(3) the payment of reasonable and customary fees and compensation paid to, and indemnities and reimbursements and employment and severance arrangements provided on behalf of, or for the benefit of, former, current or future officers, directors, managers, employees or consultants of the Issuer, any direct or indirect parent company of the Issuer or any Restricted Subsidiary;

(4) transactions in which the Issuer or any Restricted Subsidiary, as the case may be, delivers to the Trustee a letter from an Independent Financial Advisor stating that such transaction is fair to the Issuer or such Restricted Subsidiary from a financial point of view or stating that the terms are not materially less favorable to the Issuer or its relevant Restricted Subsidiary than those that would have been obtained in a comparable transaction by the Issuer or such Restricted Subsidiary with an unrelated Person on an arm’s-length basis;

(5) transactions pursuant to agreements or arrangements in effect on the Issue Date or, on substantially the terms described in the Offering Memorandum, the Effective Date or pursuant to the Spin-Off Documents (including the Transactions, all transactions in connection therewith (including but not limited to the financing thereof), and all fees and expenses paid or payable in connection with the Transactions) or any amendment, modification or supplement thereto or replacement thereof, as long as such agreement or arrangement, as so amended, modified, supplemented or replaced is not materially more disadvantageous to the Issuer and the Restricted Subsidiaries, taken as a whole, than the agreement or arrangement in existence on the Issue Date or, on substantially the terms described in the Offering Memorandum, the Effective Date or pursuant to the Spin-Off Documents;

(6) the existence of, or the performance by the Issuer or any Restricted Subsidiary of its obligations under the terms of, any stockholders agreement or the equivalent (including any registration rights agreement or purchase agreement related thereto) to which it is a party as of the Issue Date or the Effective Date (on substantially the terms described in the Offering Memorandum) and any similar agreements which it may enter into thereafter; provided that the existence of, or the performance by the Issuer or any Restricted Subsidiary of obligations under any future amendment to any such existing agreement or under any similar agreement entered into after the Issue Date or the Effective Date, as applicable, shall only be permitted by this clause (6) to the extent that the terms of any such amendment or new agreement are not otherwise disadvantageous to the Holders in any material respect when taken as a whole;

(7) any transaction in the ordinary course of business and otherwise in compliance with the terms of the Indenture that is fair to the Issuer and the Restricted Subsidiaries, in the reasonable determination of the board of directors of the Issuer or the senior management thereof, or is on terms at least as favorable as might reasonably have been obtained at such time from an unaffiliated party;

(8) the issuance or transfer of Equity Interests (other than Disqualified Stock) of the Issuer and the granting and performance of customary registration rights;

(9) sales, or participations therein or other transactions, in connection with any Supply Chain Financings;

(10) payments, loans, advances or guarantees (or cancellation of loans, advances or guarantees) to employees, directors, managers or consultants of the Issuer, any direct or indirect parent company of the Issuer or any Restricted Subsidiary and employment agreements, stock option plans and other similar arrangements with such employees, directors, manager or consultants which, in each case, are approved by the Issuer in good faith;

(11) payments to any future, current or former employee, director, manager, officer, manager or consultant of the Issuer, any of its Subsidiaries or any direct or indirect parent company of the Issuer pursuant to any management equity plan or stock option plan or any other management or employee benefit plan or agreement or any stock subscription or stockholder agreement; and any employment and severance arrangements, stock option plans and other compensatory arrangements (and any successor plans thereto) and any supplemental executive retirement benefit plans or arrangements with any such employees, directors, officers, managers or consultants that are, in each case, approved by the Issuer in good faith;

(12) any transaction with a Person (other than an Unrestricted Subsidiary) which would constitute an Affiliate Transaction solely because the Issuer or a Restricted Subsidiary owns an Equity Interest in or otherwise controls such Person;

(13) any lease entered into between the Issuer or any Restricted Subsidiary, as lessee, and any Affiliate of the Issuer, as lessor, in the ordinary course of business;

(14) intellectual property licenses in the ordinary course of business;

(15) transactions between the Issuer or any of its Restricted Subsidiaries and any Person that would constitute an Affiliate Transaction solely because a director of such Person is also a director of the Issuer or any other direct or indirect parent of the Issuer; provided, however, that such director abstains from voting as a director of the Issuer or such direct or indirect parent of the Issuer, as the case may be, on any matter involving such other Person;

(16) pledges of Equity Interests of Unrestricted Subsidiaries; and

(17) transactions with joint ventures entered into in the ordinary course of business, or approved by a majority of the board of directors of the Issuer.

Dividend and other payment restrictions affecting restricted subsidiaries

The Issuer will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, create or otherwise cause to exist or become effective any consensual encumbrance or consensual restriction on the ability of any such Restricted Subsidiary to:

(a) (1) pay dividends or make any other distributions to the Issuer or any Restricted Subsidiary on its Capital Stock; or

(2) pay any Indebtedness owed to the Issuer or any Restricted Subsidiary;

(b) make loans or advances to the Issuer or any Restricted Subsidiary; or

(c) sell, lease or transfer any of its properties or assets to the Issuer or any Restricted Subsidiary (it being understood that such transfers shall not include any type of transfer described in clause (a) or (b) above), except (in each case) for such encumbrances or restrictions existing under or by reason of:

(1) contractual encumbrances or restrictions in effect on (i) the Issue Date or (ii) the Effective Date, if on substantially the terms described in the Offering Memorandum, including those arising under the Senior Credit Facilities, the Indenture, the notes and the Guarantees;

(2) purchase money obligations for property acquired in the ordinary course of business and Capitalized Lease Obligations that impose restrictions of the nature discussed in clause (c) above on the property so acquired;

(3) applicable law or any applicable rule, regulation or order;

(4) any agreement or other instrument of a Person acquired by or merged or consolidated with or into the Issuer or any Restricted Subsidiary, or of an Unrestricted Subsidiary that is designated a Restricted Subsidiary, or that is assumed in connection with the acquisition of assets from such Person, in each case that is in existence at the time of such transaction (but not created in contemplation thereof), which encumbrance or restriction is not applicable to any Person, or the properties or assets of any Person, other than the Person and its Subsidiaries, or the property or assets of the Person and its Subsidiaries, so acquired or designated;

(5) contracts for the sale of assets, including customary restrictions with respect to a Subsidiary of the Issuer pursuant to an agreement that has been entered into for the sale or disposition of all or substantially all of the Capital Stock or assets of such Subsidiary;

(6) Secured Indebtedness otherwise permitted to be incurred pursuant to the covenants described under “—Limitation on incurrence of indebtedness and issuance of disqualified stock” and “—Liens” that limit the right of the debtor to dispose of the assets securing such Indebtedness;

(7) restrictions on cash or other deposits or net worth imposed by customers, suppliers or landlords under contracts entered into in the ordinary course of business;

(8) other Indebtedness, Disqualified Stock or preferred stock of Restricted Subsidiaries permitted to be incurred subsequent to the Issue Date pursuant to the provisions of the covenant described under “—Limitation on incurrence of indebtedness and issuance of disqualified stock”;

(9) customary provisions in partnership agreements, limited liability company organizational documents, joint venture agreements, stockholder agreements or other similar agreements or arrangements that restrict the disposition or distribution of ownership interests in or assets of such partnership, limited liability company, joint venture, corporation or similar Person;

(10) customary provisions contained in agreements and instruments, including but not limited to leases, sub-leases, licenses, sub-licenses or similar agreements, in each case, entered into in the ordinary course of business;

(11) that arises or is agreed to in the ordinary course of business and does not detract from the value of property or assets of the Issuer or any Restricted Subsidiary in any manner material to the Issuer or such Restricted Subsidiary;

(12) Hedging Obligations;

(13) restrictions created in connection with any Supply Chain Financings that, in the good faith determination of the board of directors of the Issuer, are necessary or advisable to effect such Supply Chain Financings;

(14) supermajority voting requirements existing under corporate charters, by-laws, stockholders agreements and similar documents and agreements; and

(15) any encumbrances or restrictions of the type referred to in clauses (a), (b) and (c) above imposed by any amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings of the contracts, instruments or obligations referred to in clauses (1) through (14) above; provided that such amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings are, in the good faith judgment of the Issuer’s board of directors, no more restrictive in any material respect with respect to such encumbrance and other restrictions taken as a whole than those prior to such amendment, modification, restatement, renewal, increase, supplement, refunding, replacement or refinancing.

For purposes of determining compliance with this covenant: (i) the priority of any preferred stock in receiving dividends or liquidating distributions prior to dividends or liquidating distributions being paid on common equity shall not be deemed a restriction on the ability to make distributions on Capital Stock and (ii) the subordination of loans or advances made to the Issuer or a Restricted Subsidiary to other Indebtedness incurred by the Issuer or any such Restricted Subsidiary shall not be deemed a restriction on the ability to make loans or advances.

Note guarantees

The Issuer will not permit any of its Restricted Subsidiaries, other than a Guarantor, to guarantee the payment of (i) the Senior Credit Facilities or (ii) any other capital markets debt securities of the Issuer or a

Guarantor in an aggregate principal amount that exceeds $50.0 million (other than Indebtedness payable to the Issuer or a Restricted Subsidiary) unless:

(a) such Restricted Subsidiary within 30 days executes and delivers a supplemental indenture substantially in the form provided as an exhibit to the Indenture providing for a Guarantee by such Restricted Subsidiary; provided that, if such Indebtedness is by its express terms subordinated in right of payment to the notes or such Guarantor’s Guarantee of the notes, any such guarantee of such Restricted Subsidiary with respect to such Indebtedness shall be subordinated in right of payment to such Restricted Subsidiary’s Guarantee with respect to the notes substantially to the same extent as such Indebtedness is subordinated to the notes; and

(b) such Restricted Subsidiary waives and will not in any manner whatsoever claim or take the benefit or advantage of, any rights of reimbursement, indemnity or subrogation or any other rights against the Issuer or any other Restricted Subsidiary as a result of any payment by such Restricted Subsidiary under its Guarantee;

provided that this covenant shall not be applicable to any guarantee of any Restricted Subsidiary that existed at the time such Person became a Restricted Subsidiary and was not incurred in connection with, or in contemplation of, such Person becoming a Restricted Subsidiary.

Reports and other information

The Indenture provides that, notwithstanding that the Issuer may not be required to be or remain subject to the reporting requirements of Section 13(a) or 15(d) of the Exchange Act, the Issuer will file with the SEC (unless such filing is not permitted under the Exchange Act or by the SEC), so long as the notes are outstanding, the annual reports, information, documents and other reports that the Issuer is required to file with the SEC pursuant to such Section 13(a) or 15(d) or would be so required to file if the Issuer were so subject.

Notwithstanding the foregoing, the Issuer will not be obligated to file such reports with the SEC if the SEC does not permit such filing, so long as the Issuer provides such information to the Trustee and the Holders by the date the Issuer would be required to file such information pursuant to the preceding paragraph. The requirements set forth in this paragraph and the preceding paragraph may be satisfied by delivering such information to the Trustee and posting copies of such information on a website (which may be nonpublic and may be maintained by the Issuer or a third party) to which access will be given to Holders.

Prior to the Effective Date, the Issuer was deemed to be in compliance with such reporting requirements by virtue of the filing of the Form 10 containing all the information, audit reports and exhibits required for such report.

Delivery of such reports, information and documents to the Trustee is for informational purposes only, and the Trustee’s receipt thereof shall not constitute actual or constructive knowledge or notice of any information contained therein or determinable from information contained therein, including the Issuer’s compliance with any of its covenants under the Indenture (as to which the Trustee is entitled to rely exclusively on Officer’s Certificates). The Trustee will not be obligated to monitor or confirm, on a continuing basis or otherwise, the Issuer’s compliance with this covenant or to determine whether such reports, information or documents have been posted on any website or filed with the SEC.

Events of Default and Remedies

The following events constitute Events of Default under the Indenture with respect to the notes:

(1) default in payment when due and payable, upon redemption, acceleration or otherwise, of principal of, or premium, if any, on the notes issued under the Indenture;

(2) default for 30 days or more in the payment when due of interest on or with respect to the notes issued under the Indenture;

(3) the failure to perform or comply with any of the provisions described under “Merger, consolidation and sales of all or substantially all assets”;

(4) failure by the Issuer or any Restricted Subsidiary for 60 days after the receipt of written notice given by the Trustee or the Holders of not less than 25% in principal amount of the notes then outstanding (with a copy to the Trustee) to comply with any of its obligations, covenants or agreements (other than a default referred to in clauses (1), (2) and (3) above) contained in the Indenture or the notes;

(5) default under any mortgage, indenture or instrument under which there is issued or by which there is secured or evidenced any Indebtedness for money borrowed by the Issuer or any Restricted Subsidiary or the payment of which is guaranteed by the Issuer or any Restricted Subsidiary, other than Indebtedness owed to the Issuer or any Restricted Subsidiary, whether such Indebtedness or guarantee now exists or is created after the issuance of the notes, if both:

(A) such default either results from the failure to pay any principal of such Indebtedness at its stated final maturity (after giving effect to any applicable grace periods) or relates to an obligation other than the obligation to pay principal of any such Indebtedness at its stated final maturity and results in the holder or holders of such Indebtedness causing such Indebtedness to become due prior to its stated maturity, and

(B) the principal amount of such Indebtedness, together with the principal amount of any other such Indebtedness in default for failure to pay principal at stated final maturity (after giving effect to any applicable grace periods), or the maturity of which has been so accelerated, aggregate $50.0 million or more at any one time outstanding;

(6) failure by the Issuer or any Significant Subsidiary to pay final judgments aggregating in excess of $50.0 million (net of amounts covered by insurance policies issued by reputable insurance companies), which final judgments remain unpaid, undischarged and unstayed for a period of more than 60 days after such judgment becomes final, and in the event such judgment is covered by insurance, an enforcement proceeding has been commenced by any creditor upon such judgment or decree which is not promptly stayed;

(7) certain events of bankruptcy or insolvency with respect to the Issuer or any Significant Subsidiary (or any group of Subsidiaries that together would constitute a Significant Subsidiary);

(8) the Guarantee of any Guarantor that is a Significant Subsidiary shall for any reason cease to be in full force (except as contemplated by the terms thereof or by the Indenture) and effect or be declared null and void or any responsible officer of any Guarantor that is a Significant Subsidiary denies that it has any further liability under its Guarantee or gives notice to such effect, other than by reason of the termination of the related Indenture or the release of any such Guarantee in accordance with the Indenture; or

(9) [reserved].

If any Event of Default (other than of a type specified in clause (7) above with respect to the Issuer) occurs and is continuing under the Indenture, the Trustee or the Holders of at least 25% in principal amount of the then outstanding notes issued under the Indenture may declare the principal, premium, if any, interest and any other monetary obligations on all the then outstanding notes issued under the Indenture to be due and payable immediately.

Upon the effectiveness of such declaration, such principal and interest will be due and payable immediately. Notwithstanding the foregoing, in the case of an Event of Default arising under clause (7) of the first paragraph of this section with respect to the Issuer, all outstanding notes will become due and payable without further action or notice. The Indenture provides that the Trustee may withhold from the Holders notice of any continuing Default or Event of Default, except a Default or Event of Default relating to the payment of principal, premium, if any, or interest, if it determines that withholding notice is in their interest.

The Indenture provides that the Holders of a majority in aggregate principal amount of the then outstanding notes issued thereunder by notice to the Trustee may on behalf of the Holders of all of the notes waive any existing Default or Event of Default and its consequences under the Indenture (except a continuing Default or Event of Default in the payment of interest on, premium, if any, or the principal of any such note held by a non-consenting Holder) and rescind any acceleration and its consequences with respect to the notes, provided such rescission would not conflict with any judgment of a court of competent jurisdiction and all amounts owing to the Trustee have been repaid.

In the event of any Event of Default specified in clause (5) above, such Event of Default and all consequences thereof (excluding any resulting payment default, other than as a result of acceleration of the notes) shall be annulled, waived and rescinded, automatically and without any action by the Trustee or the Holders, if within 20 days after such Event of Default arose,

(x) the Indebtedness or guarantee that is the basis for such Event of Default has been discharged, or

(y) the holders thereof have rescinded or waived the acceleration, notice or action (as the case may be) giving rise to such Event of Default, or

(z) if the default that is the basis for such Event of Default has been cured.

Subject to the provisions of the Indenture relating to the duties of the Trustee, in case an Event of Default occurs and is continuing, the Trustee will be under no obligation to exercise any of the rights or powers under the Indenture at the request or direction of any of the Holders of the notes unless such Holders have offered to the Trustee indemnity or security satisfactory to it against any loss, liability or expense. Except to enforce the right to receive payment of principal, premium (if any) or interest when due, no Holder of a note may pursue any remedy with respect to the Indenture or the notes unless:

(1) such Holder has previously given the Trustee notice that an Event of Default is continuing;

(2) Holders of at least 25% in principal amount of the outstanding notes have requested the Trustee to pursue the remedy;

(3) such Holders have offered the Trustee security or indemnity satisfactory to it against any loss, liability or expense;

(4) the Trustee has not complied with such request within 60 days after the receipt thereof and the offer of security or indemnity satisfactory to it against any loss, liability or expense; and

(5) Holders of a majority in principal amount of the outstanding notes have not given the Trustee a direction inconsistent with such request within such 60-day period.

Subject to certain restrictions, the Holders of a majority in principal amount of the outstanding notes are given the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or of exercising any trust or power conferred on the Trustee with respect to the notes. The Trustee, however, may refuse to follow any direction that conflicts with law or the Indenture or that the Trustee determines is unduly prejudicial to the rights of any other Holder of a note or that would involve the Trustee in personal liability.

If any Default occurs and is continuing and is known to a responsible officer of the Trustee, the Trustee will send notice of the Default to each Holder within 90 days after it occurs, unless the Default has been cured; provided that, except in the case of a default in the payment of the principal or interest on any note, the Trustee may withhold the notice if and so long as the trustee in good faith determines that withholding the notice is in the interest of the Holders.

The Indenture provides that the Issuer is required to deliver to the Trustee annually within 120 days following the end of the Issuer’s fiscal year a statement regarding compliance with the Indenture, and the Issuer is required, within ten Business Days, upon becoming aware of any Default or Event of Default, to deliver to the Trustee a statement specifying such Default or Event of Default, its status and what actions the Issuer proposes to take with respect thereto.

No Personal Liability of Directors, Managers, Officers, Employees and Stockholders

No director, manager, officer, employee, incorporator or stockholder of the Issuer or any Guarantor or any of their parent companies, as such, shall have any liability for any obligations of the Issuer or the Guarantors under the notes, the Guarantees or the Indenture or for any claim based on, in respect of, or by reason of such obligations or their creation. Each Holder by accepting a note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the notes. Such waiver may not be effective to waive liabilities under the federal securities laws and it is the view of the SEC that such a waiver is against public policy.

Legal Defeasance and Covenant Defeasance

The obligations of the Issuer and the Guarantors under the Indenture and the notes will terminate (other than certain obligations) and will be released upon payment in full of all of the notes issued under the Indenture. The Issuer may, at its option and at any time, elect to have all of its obligations discharged with respect to the notes issued under the Indenture and have the Issuer’s and each Guarantor’s obligation discharged with respect to its Guarantee of the notes (“Legal Defeasance”) and cure all then existing Events of Default except for

(1) the rights of Holders of notes issued under the Indenture to receive payments in respect of the principal of, premium, if any, and interest on the notes when such payments are due solely out of the trust created pursuant to the Indenture;

(2) the Issuer’s obligations with respect to notes issued under the Indenture concerning issuing temporary notes, registration of such notes, mutilated, destroyed, lost or stolen notes and the maintenance of an office or agency for payment and money for security payments held in trust;

(3) the rights, powers, trusts, duties and immunities of the Trustee, and the Issuer’s obligations in connection therewith; and

(4) the Legal Defeasance provisions of the Indenture.

In addition, the Issuer may, at its option and at any time, elect to have its obligations and those of each Guarantor released with respect to substantially all of the restrictive covenants that are described in the Indenture (“Covenant Defeasance”) and thereafter any omission to comply with such obligations shall not constitute a Default with respect to the notes. In the event Covenant Defeasance occurs, certain events (not including bankruptcy, receivership, rehabilitation and insolvency events pertaining to the Issuer) described under “—Events of Default and Remedies” will no longer constitute an Event of Default with respect to the notes.

In order to exercise either Legal Defeasance or Covenant Defeasance with respect to the notes issued under the Indenture:

(1) the Issuer must irrevocably deposit with the Trustee, in trust, for the benefit of the Holders of the notes, cash (in U.S. dollars), Government Securities, or a combination thereof, in such amounts as will be sufficient, in the written opinion of a nationally recognized firm of independent public accountants delivered to the Trustee, to pay the principal of, premium, if any, and interest due on the notes issued under the Indenture on the stated maturity date or on the redemption date, as the case may be, of such principal, premium, if any, or interest on the notes and the Issuer must specify whether the notes are being defeased to maturity or to a particular redemption date; provided that upon any redemption that requires the payment of the Applicable Premium, the amount deposited will be sufficient for purposes of the Indenture to the extent that an amount is deposited with the Trustee equal to the Applicable Premium calculated as of the date of the notice of redemption, with any deficit as of the date of redemption (any such amount, the “Applicable Premium Deficit”) only required to be deposited with the Trustee on or prior to the date of redemption (it being understood that any Legal Defeasance or Covenant Defeasance shall be subject to the condition subsequent that such Applicable Premium Deficit is in fact paid); provided, further, that the Trustee shall have no liability whatsoever in the event that such Applicable Premium Deficit is not in fact paid after any Legal Defeasance or Covenant Defeasance. Any Applicable Premium Deficit will be set forth in an Officer’s Certificate delivered to the Trustee simultaneously with the deposit of such Applicable Premium Deficit that confirms that such Applicable Premium Deficit will be applied toward such redemption;

(2) in the case of Legal Defeasance, the Issuer shall have delivered to the Trustee an Opinion of Counsel in the United States reasonably acceptable to the Trustee confirming that, subject to customary assumptions and exclusions,

(A) the Issuer has received from, or there has been published by, the United States Internal Revenue Service a ruling or

(B) since the issuance of the notes, there has been a change in the applicable U.S. federal income tax law,

in either case to the effect that, and based thereon such opinion of counsel in the United States shall confirm that, subject to customary assumptions and exclusions, the Holders of the notes will not recognize income, gain or loss for U.S. federal income tax purposes as a result of such Legal Defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred;

(3) in the case of Covenant Defeasance, the Issuer shall have delivered to the Trustee an Opinion of Counsel in the United States reasonably acceptable to the Trustee confirming that, subject to customary assumptions and exclusions, the Holders of the notes will not recognize income, gain or loss for U.S. federal income tax purposes as a result of such Covenant Defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred;

(4) no Default (other than that resulting from borrowing funds to be applied to make such deposit and any similar and simultaneous deposit relating to other Indebtedness, and, in each case the granting of Liens in connection therewith) with respect to the notes shall have occurred and be continuing on the date of such deposit;

(5) such Legal Defeasance or Covenant Defeasance shall not result in a breach or violation of, or constitute a default under the Senior Credit Facilities or any other material agreement or instrument (other than the Indenture) to which, the Issuer or any Guarantor is a party or by which the Issuer or any Guarantor is bound (other than that resulting from borrowing funds to be applied to make such deposit and any similar and simultaneous deposit relating to other Indebtedness and, in each case, the granting of Liens in connection therewith);

(6) the Issuer shall have delivered to the Trustee an Officer’s Certificate stating that the deposit was not made by the Issuer with the intent of defeating, hindering, delaying or defrauding any creditors of the Issuer or any Guarantor or others; and

(7) the Issuer shall have delivered to the Trustee an Officer’s Certificate and an Opinion of Counsel each stating that all conditions precedent provided for or relating to the Legal Defeasance or the Covenant Defeasance, as the case may be, have been complied with.

Satisfaction and Discharge

The Indenture will be discharged and will cease to be of further effect as to the notes issued thereunder, when either:

(a) all notes theretofore authenticated and delivered, except lost, stolen or destroyed notes which have been replaced or paid and notes for whose payment money has theretofore been deposited in trust, have been delivered to the Trustee for cancellation; or

(b) (1) all notes not theretofore delivered to such Trustee for cancellation have become due and payable by reason of the making of a notice of redemption or otherwise, will become due and payable within one year or are to be called for redemption within one year under arrangements satisfactory to the Trustee for the giving of notice of redemption by the Trustee in the name, and at the expense, of the Issuer or any Guarantor has irrevocably deposited or caused to be deposited with such Trustee as trust funds in trust solely for the benefit of the Holders of the notes, cash in U.S. dollars, U.S. dollar-denominated Government Securities, or a combination thereof, in such amounts as will be sufficient, in the written opinion of a nationally recognized firm of independent public accountants delivered to the Trustee, without consideration of any reinvestment of interest to pay and discharge the entire indebtedness on notes not theretofore delivered to the Trustee for cancellation for principal, premium, if any, and accrued interest to the date of maturity or redemption; provided that upon any redemption that requires the payment of the Applicable Premium, the amount deposited will be sufficient for purposes of the Indenture to the extent that an amount is deposited with the Trustee equal to the Applicable Premium calculated as of the date of the notice of redemption, with any Applicable Premium Deficit only required to be deposited with the Trustee on or prior to the date of redemption (it being understood that any discharge shall be subject to the condition subsequent that such Applicable Premium Deficit is in fact paid); provided, further, that the Trustee shall have no liability whatsoever in the event that such Applicable Premium Deficit is not in fact paid after any discharge of the Indenture. Any Applicable Premium Deficit will be set forth in an Officer’s Certificate delivered to the Trustee simultaneously with the deposit of such Applicable Premium Deficit that confirms that such Applicable Premium Deficit will be applied toward such redemption;

(2) no Default (other than that resulting from borrowing funds to be applied to make such deposit and any similar and simultaneous deposit relating to other Indebtedness and, in each case, the granting of Liens in connection therewith) with respect to the Indenture or the notes issued thereunder shall have occurred and be continuing on the date of such deposit or shall occur as a result of such deposit and such deposit will not result in a breach or violation of, or constitute a default under the Senior Credit Facilities or any other material agreement or instrument (other than the Indenture) to which the Issuer or any Guarantor is a party or by which the Issuer or any Guarantor is bound (other than that resulting from borrowing funds to be applied to make such deposit and any similar and simultaneous deposit relating to other Indebtedness and, in each case, the granting of Liens in connection therewith);

(3) the Issuer has paid or caused to be paid all sums payable by it under the Indenture; and

(4) the Issuer has delivered irrevocable written instructions to the Trustee under the Indenture to apply the deposited money toward the payment of the notes at maturity or the Redemption Date, as the case may be.

In addition, the Issuer must deliver an Officer’s Certificate and an Opinion of Counsel to the Trustee stating that all conditions precedent to satisfaction and discharge have been satisfied.

Transfer and Exchange

A Holder may transfer or exchange notes in accordance with the Indenture. The Indenture requires a Holder, among other things, to furnish appropriate endorsements and transfer documents to the Issuer, Registrar and the Trustee, and the Issuer may require a Holder to pay any taxes and fees required by law or permitted by the Indenture. The Issuer is not required to transfer or exchange any note selected for redemption or tendered (and not withdrawn) for repurchase in connection with a Change of Control Offer, an Asset Sale Offer or other tender offer. Also, the Issuer is not required to transfer or exchange any note for a period of 15 days before a selection of notes to be redeemed.

The transferor of any note shall provide or cause to be provided to the Trustee all information reasonably requested by the Trustee that is necessary to allow the Trustee to comply with any applicable tax reporting obligations, including without limitation any cost basis reporting obligations under Section 6045 of the Internal Revenue Code of 1986. The Trustee may rely on information provided to it and shall have no responsibility to verify or ensure the accuracy of such information. In connection with any proposed exchange of a certificated note for a global note, the Issuer or the depositary shall provide or cause to be provided to the Trustee all information reasonably requested by the Trustee that is necessary to allow the Trustee to comply with any applicable tax reporting obligations, including without limitation any cost basis reporting obligations under Section 6045 of the Internal Revenue Code of 1986. The Trustee may rely on information provided to it and shall have no responsibility to verify or ensure the accuracy of such information.

The registered Holder of a note will be treated as the owner of the note for all purposes.

Limited Condition Acquisitions

Notwithstanding anything to the contrary in the Indenture, when (a) determining compliance with any provision of the Indenture which requires the calculation of the Fixed Charge Coverage Ratio, the Consolidated Total Debt Ratio or the Consolidated Secured Debt Ratio, (b) determining compliance with any provision of the Indenture which requires that no Default or Event of Default has occurred, is continuing or would result therefrom or (c) testing availability under baskets set forth in the Indenture (including baskets measured as a percentage of Consolidated Total Assets), in each case in connection with a Limited Condition Acquisition, the date of determination of such ratio or other provisions, determination of whether any Default or Event of Default has occurred, is continuing or would result therefrom, determination of compliance with any representations or warranties or the availability under any baskets shall, at the option of the Issuer (the Issuer’s election to exercise such option in connection with any Limited Condition Acquisition, an “LCA Election”, which LCA Election may be in respect of one or more of clauses (a), (b) and (c) above), be deemed to be the date the definitive agreements (or other relevant definitive documentation) for such Limited Condition Acquisition are entered into (the “LCA Test Date”). If on a pro forma basis after giving effect to such Limited Condition Acquisition and the other transactions to be entered into in connection therewith (including any incurrence or issuance of Indebtedness, Disqualified Stock or preferred stock and the use of proceeds thereof), with such ratios and other provisions calculated as if such Limited Condition Acquisition or other transactions had occurred at the beginning of the most recently ended period prior to the LCA Test Date for which annual or quarterly consolidated financial statements of the Issuer are available (as determined in good faith by the Issuer), the Issuer could have taken such action on the relevant LCA Test Date in compliance with the applicable ratios or other provisions, such provisions shall be deemed to have been complied with, unless an Event of Default pursuant to clauses (1), (2) and (7) (solely with respect to the Issuer) under “—Events of default”, shall be continuing on the date such Limited Condition Acquisition is consummated. For the avoidance of doubt, (i) if, following the LCA Test Date, any of such ratios or other provisions are exceeded or breached as a result of fluctuations in such ratio (including due to fluctuations any components of such ratio (including due to fluctuations of the target of any Limited Condition Acquisition)) or other provisions at or prior to the consummation of the relevant Limited Condition Acquisition, such ratios and other provisions will not be deemed to have been exceeded or failed to have been satisfied as a result of such fluctuations solely for purposes of determining whether the Limited Condition Acquisition is permitted hereunder and (ii) such ratios and compliance with such conditions shall not be tested at the time of consummation of such Limited Condition Acquisition, unless on such date an Event of Default pursuant to clauses (1), (2) and (7) (solely with respect to the Issuer) under “—Events of default” shall be continuing. If the Issuer has made an LCA Election for any Limited Condition Acquisition, then in connection with any subsequent calculation of any ratio, basket availability or compliance with any other provision hereunder on or following the relevant LCA Test Date and prior to the earliest of the date on which such Limited Condition Acquisition is consummated, the date that the definitive agreement for such Limited Condition

Acquisition is terminated or expires without consummation of such Limited Condition Acquisition, any such ratio, basket or compliance with any other provision hereunder shall be calculated on a pro forma basis assuming such Limited Condition Acquisition and other transactions in connection therewith (including any incurrence or issuance of Indebtedness, Disqualified Stock or preferred stock, and the use of proceeds thereof) had been consummated on the LCA Test Date.

Amendment, Supplement and Waiver

Except as provided in the next two succeeding paragraphs, the Indenture, the notes issued thereunder and any related Guarantee may be amended or supplemented with the consent of the Holders of at least a majority in principal amount of the notes then outstanding and issued under the Indenture, including consents obtained in connection with a purchase of, or tender offer or exchange offer for, the notes, and any existing Default or Event of Default or compliance with any provision of the Indenture or the notes issued thereunder may be waived with the consent of the Holders of a majority in principal amount of the then outstanding notes issued under the Indenture, other than notes beneficially owned by the Issuer or its Affiliates (including consents obtained in connection with a purchase of, or tender offer or exchange offer for, the notes).

The Indenture provides that, without the consent of each Holder of notes affected thereby, an amendment or waiver may not, with respect to any notes issued under the Indenture and held by a non-consenting Holder:

(1) reduce the principal amount of the notes whose Holders must consent to an amendment, supplement or waiver;

(2) reduce the principal of or change the fixed maturity of any such note or reduce the premium payable upon the redemption of any note or change the time at which any note may be redeemed as described under “—Optional Redemption”;

(3) reduce the rate of or change the time for payment of interest on any such note;

(4) waive a Default or Event of Default in the payment of principal of or premium, if any, or interest on the notes issued under the Indenture, except a rescission of acceleration of the notes by the Holders of at least a majority in aggregate principal amount of the notes and a waiver of the payment default that resulted from such acceleration, or in respect of a covenant or provision contained in the Indenture or any guarantee which cannot be amended or modified without the consent of all Holders of the notes;

(5) make any such note payable in money other than that stated in the notes;

(6) make any change in the provisions of the Indenture relating to waivers of past Defaults or the rights of Holders of the notes to receive payments of principal of or premium, if any, or interest on the notes;

(7) make any change in these amendment and waiver provisions;

(8) impair the right of any Holder of the notes to receive payment of principal of, or interest on such Holder’s notes on or after the due dates therefor or to institute suit for the enforcement of any payment on or with respect to such Holder’s notes;

(9) make any change to or modify the ranking of any such note or related Guarantee that would adversely affect the Holders of the notes; or

(10) release any Guarantee by a Restricted Subsidiary not otherwise permitted to be released by the Indenture.

Notwithstanding the foregoing, without the consent of any Holder of the notes, the Issuer, any Guarantor (with respect to any amendment relating to its Guarantee) and the Trustee may amend or supplement the Indenture, the notes and any related Guarantee:

(1) to cure any ambiguity, omission, mistake, defect or inconsistency;

(2) to provide for uncertificated notes in addition to or in place of certificated notes;

(3) to comply with the covenant relating to mergers, consolidations and sales of assets;

(4) to provide for the assumption of the Issuer’s or any Guarantor’s obligations to Holders;

(5) to make any change that would provide any additional rights or benefits to the Holders of notes or that does not materially adversely affect the legal rights under the Indenture of any such Holder;

(6) to secure the notes and/or the related Guarantees or to add collateral thereto;

(7) to add covenants for the benefit of the Holders of notes or to surrender any right or power conferred upon the Issuer or any Guarantor;

(8) to evidence and provide for the acceptance and appointment under the Indenture of a successor Trustee or successor Paying Agent pursuant to the requirements thereof;

(9) to provide for the issuance of Additional Notes in accordance with the Indenture;

(10) to add a Guarantor or a parent guarantor under the Indenture provided that only the Issuer, the Trustee and the Guarantor or parent guarantor being added need to sign any such supplement or amendment;

(11) to conform the text of the Indenture, Guarantees or the notes to any provision of this “Description of the notes”; or

(12) to amend the provisions of the Indenture relating to the transfer and legending of notes as permitted by the Indenture, including, without limitation, to facilitate the issuance and administration of the notes; provided that (i) compliance with the Indenture as so amended would not result in notes being transferred in violation of the Securities Act or any applicable securities law and (ii) such amendment does not materially and adversely affect the rights of Holders to transfer notes.

The consent of the Holders is not necessary under the Indenture to approve the particular form of any proposed amendment. It is sufficient if such consent approves the substance of the proposed amendment.

Neither the Issuer nor any of its Restricted Subsidiaries may, directly or indirectly, pay or cause to be paid any consideration to or for the benefit of any Holder for or as an inducement to any consent, waiver or amendment of any of the terms or provisions of the Indenture or the notes unless such consideration is offered to be paid and is paid to all Holders that consent, waive or agree to amend in the time frame set forth in solicitation documents relating to such consent, waiver or amendment.

Notices

Notices given by publication will be deemed given on the first date on which publication is made; notices given by first-class mail, postage prepaid, will be deemed given five calendar days after mailing; notices sent by overnight delivery service will be deemed given when delivered; and notices given electronically will be deemed given when sent. Any notices required to be given to the holders of notes represented by global notes will be given to The Depository Trust Company.

Concerning the Trustee

The Indenture contains certain limitations in the Trust Indenture Act on the rights of the Trustee, should it become a creditor of the Issuer or any Guarantor, to obtain payment of claims in certain cases, or to realize on certain property received in respect of any such claim as security or otherwise. The Trustee is permitted to engage in other transactions with the Issuer and Guarantors; however, if it acquires any conflicting interest as defined in the Trust Indenture Act it must eliminate such conflict within 90 days, apply to the SEC for permission to continue or resign.

The Indenture provides that the Holders of a majority in principal amount of the outstanding notes issued thereunder will have the right to direct the time, method and place of conducting any proceeding for exercising any remedy available to the Trustee, subject to certain exceptions. The Indenture provides that in case an Event of Default shall occur (which shall not be cured or waived), the Trustee will be required, in the exercise of its rights and powers vested in it by the Indenture, to use the degree of care of a prudent person would use in the conduct of his own affairs under the circumstances. Subject to such provisions, the Trustee is under no obligation to exercise any of its rights or powers under the Indenture at the request of any Holder of notes, unless such Holder shall have offered to the Trustee security and indemnity satisfactory to it against any loss, liability or expense.

The Trustee is an affiliate of Wells Fargo Securities, LLC, one of the initial purchasers of the outstanding notes.

Paying Agent and Registrar for the Notes

The Issuer will maintain one or more paying agents (each, a “Paying Agent”) for the notes in the continental United States. The initial Paying Agent is the Trustee.

The Issuer will also maintain one or more registrars (each, a “Registrar”) with offices in the continental United States. The Issuer will also maintain a transfer agent in the continental United States. The initial Registrar is the Trustee. The initial transfer agent is the Trustee. The Registrar and the transfer agent will maintain a register reflecting ownership of any notes in certificated, non-global form outstanding from time to time and will make payments on and facilitate transfer of such notes in certificated, non-global form on the behalf of the Issuer.

The Issuer may change the Paying Agents, the Registrars or the transfer agents without prior notice to the Holders.

Governing Law; Jury Trial Waiver

The Indenture, the notes and any Guarantee are, or will be, be governed by and construed in accordance with the laws of the State of New York.

The Indenture provides that the Issuer, the Guarantors and the Trustee, and each holder of a note by its acceptance thereof, irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to the Indenture, the notes or any transaction contemplated thereby.

Certain Definitions

Set forth below are certain defined terms used in the Indenture. For purposes of the Indenture, unless otherwise specifically indicated, the term “consolidated” with respect to any Person refers to such Person on a consolidated basis in accordance with GAAP, but excluding from such consolidation any Unrestricted Subsidiary as if such Unrestricted Subsidiary were not an Affiliate of such Person.

“Acquired Indebtedness” means, with respect to any specified Person, Indebtedness of any other Person existing at the time such other Person is merged with or into or became a Restricted Subsidiary of such specified Person, including Indebtedness incurred by such other Person in connection with, or in contemplation of, such other Person merging with or into or becoming a Restricted Subsidiary of such specified Person. Such Indebtedness will be deemed to have been incurred at the time such other Person is merged with or into or became a Restricted Subsidiary.

“Additional Assets” means (i) any property or assets (other than Indebtedness and Capital Stock) to be used by the Issuer or a Restricted Subsidiary in a Similar Business; (ii) the Capital Stock of a Person that is engaged in a Similar Business and becomes a Restricted Subsidiary as a result of the acquisition of such Capital Stock by the Issuer or another Restricted Subsidiary; or (iii) Capital Stock of any Person that at such time is a Restricted Subsidiary acquired from a third party.

“Affiliate” of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For purposes of this definition, “control” (including, with correlative meanings, the terms “controlling,” “controlled by” and “under common control with”), as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise.

“Applicable Measurement Period” means the most recently ended four fiscal quarters immediately preceding the applicable date of determination for which internal financial statements are available (as determined in good faith by the Issuer).

“Applicable Premium” means, with respect to any note on any Redemption Date, the greater of:

(1) 1.0% of the principal amount of such note; and

(2) the excess, if any, of (a) the present value at such Redemption Date of (i) the redemption price of such note at May 1, 2021 (such redemption price being set forth in the table appearing above under the heading “—Optional Redemption”), plus (ii) all required interest payments due on such note through May 1, 2021 (excluding accrued but unpaid interest to the Redemption Date), computed using a discount rate equal to the Treasury Rate as of such Redemption Date plus 50 basis points; over (b) the principal amount of such note.

Calculation of the Applicable Premium will be made by the Issuer or on behalf of the Issuer by such Person as the Issuer shall designate; provided that such calculation or the correctness thereof shall not be a duty or obligation of the Trustee.

“Asset Sale” means

(1) the sale, conveyance, transfer or other disposition, whether in a single transaction or a series of related transactions, of property or assets (including by way of a Sale and Lease-Back Transaction) of the Issuer or any Restricted Subsidiary (each referred to in this definition as a “disposition”), or

(2) the issuance or sale of Equity Interests of any Restricted Subsidiary (other than preferred stock of Restricted Subsidiaries issued in compliance with the covenant described under “—Certain Covenants— Limitation on incurrence of indebtedness and issuance of disqualified stock”), whether in a single transaction or a series of related transactions, in each case, other than:

(a) any disposition of (i) Cash Equivalents or Investment Grade Securities, (ii) obsolete, damaged, unnecessary, unsuitable or worn out equipment or immaterial assets or goods (or other assets) held for sale or no longer used in the ordinary course of business or (iii) Inventory or other assets in the ordinary course of business;

(b) the disposition of all or substantially all of the assets of the Issuer in a manner permitted pursuant to the provisions described above under “—Certain Covenants—Merger, consolidation or sale of all or substantially all assets” or any disposition that constitutes a Change of Control pursuant to the Indenture for which a Change of Control Offer is made;

(c) the making of any Restricted Payment or Permitted Investment that is permitted to be made, and is made, under the covenant described above under “—Certain Covenants—Limitation on restricted payments”;

(d) any disposition of assets or issuance or sale of Equity Interests of any Restricted Subsidiary in any transaction or series of related transactions with an aggregate Fair Market Value of less than $30.0 million;

(e) any disposition of property or assets or issuance of securities to the Issuer or a Restricted Subsidiary;

(f) any exchange of like property (excluding any boot thereon) under Section 1031 of the Internal Revenue Code of 1986, or any comparable or successor provision, or any exchange of equipment to be used in a Similar Business;

(g) the lease, assignment, sub-lease, license or sub-license of any real or personal property in the ordinary course of business;

(h) any issuance, sale or pledge of Equity Interests in, or Indebtedness or other securities of, an Unrestricted Subsidiary;

(i) foreclosures, condemnation, eminent domain or any similar action on assets;

(j) sales of any Supply Chain Financing Obligations;

(k) any financing transaction with respect to property built or acquired by the Issuer or any Restricted Subsidiary after the Issue Date, including Sale and Lease Back Transactions;

(l) any surrender or waiver of contractual rights or the settlement, release or surrender of contractual rights or other litigation claims in the ordinary course of business;

(m) the sale, lease, assignment, license, sublease or discount of Inventory, equipment, accounts receivable, notes receivable or other current assets in the ordinary course of business or the conversion of accounts receivable to notes receivable or other dispositions of accounts receivable in connection with the collection or compromise thereof;

(n) the licensing or sub-licensing of intellectual property or other general intangibles in the ordinary course of business;

(o) the unwinding of any Hedging Obligations;

(p) sales, transfers and other dispositions of Investments in joint ventures to the extent required by, or made pursuant to, customary buy/sell arrangements between the joint venture parties set forth in joint venture arrangements and similar binding arrangements;

(q) the lapse or abandonment of intellectual property rights in the ordinary course of business, which in the reasonable good faith determination of the Issuer are not material to the conduct of the business of the Issuer and its Restricted Subsidiaries taken as a whole;

(r) the issuance of directors’ qualifying shares and shares issued to foreign nationals or other third parties as required by applicable law; and

(s) any other disposition pursuant to the Spin-Off Documents on substantially the terms described in the Offering Memorandum.

“Asset Sale Offer” has the meaning set forth in the fourth paragraph under “—Repurchase at the Option of Holders—Asset sales.”

“Below Investment Grade Ratings Event” means, with respect to the notes, that on any day during the period (the “Trigger Period”) commencing 60 days prior to the first public announcement by us of any Change of Control (or pending Change of Control) and ending 60 days following consummation of such Change of Control (which Trigger Period will be extended following consummation of a Change of Control for up to an additional 60 days for so long as any of the Rating Agencies has publicly announced that it is considering a possible ratings change), the notes do not have an Investment Grade Rating from both Rating Agencies. Unless both Rating Agencies are providing a rating for the notes at the commencement of any Trigger Period, the notes will be deemed not to have an Investment Grade Rating by both Rating Agencies during that Trigger Period.

“board of directors” means, for any Person, the board of directors or other governing body of such Person or, if such Person does not have such a board of directors or other governing body and is owned or managed by a single entity, the board of directors or other governing body of such entity, or, in either case, any committee thereof duly authorized to act on behalf of such board of directors or other governing body. Unless otherwise provided, “board of directors” means the board of directors of the Issuer.

“Board Resolution” means with respect to the Issuer, a duly adopted resolution of the board of directors of the Issuer or any committee thereof.

“Business Day” means each day which is not a Legal Holiday.

“Capital Stock” means:

(1) in the case of a corporation, corporate stock,

(2) in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock,

(3) in the case of a partnership or limited liability company, partnership or membership interests (whether general or limited), and

(4) any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person.

“Capitalized Lease Obligation” means, at the time any determination thereof is to be made, the amount of the liability in respect of a capital lease that would at such time be required to be capitalized and reflected as a liability on a balance sheet (excluding the footnotes thereto) in accordance with GAAP.

“Cash Equivalents” means:

(1) United States dollars,

(2) Canadian dollars,

(3) (a) euro, pounds sterling or any national currency of any participating member state in the European Union or, (b) local currencies held from time to time in the ordinary course of business,

(4) securities issued or directly and fully and unconditionally guaranteed or insured by (a) the United States government or any agency or instrumentality thereof, (b) any country that is a member state of the European Union or any agency or instrumentality thereof or (c) any foreign country recognized by the United States of America rated at least “A” by S&P or “A-1” by Moody’s (or, in either case, the equivalent of such rating by such organization or, if no rating of S&P or Moody’s then exists, the equivalent of such rating by any nationally recognized rating organization), the securities of which are unconditionally guaranteed as a full faith and credit obligation of such government,

(5) certificates of deposit, time deposits and dollar time deposits with maturities of one year or less from the date of acquisition, bankers’ acceptances with maturities not exceeding one year, overnight bank deposits and money market deposits (or, with respect to foreign banks, similar instruments), in each case with (i) any lender under the Senior Credit Facilities or (ii) any commercial bank having capital and surplus of not less than $250.0 million in the case of U.S. banks and $100.0 million (or the U.S. dollar equivalent as of the date of determination) in the case of foreign banks,

(6) repurchase obligations for underlying securities of the types described in clauses (4) and (5) entered into with any financial institution meeting the qualifications specified in clause (5) above,

(7) commercial paper rated at least P-2 by Moody’s or at least A-2 by S&P (or, if at any time neither Moody’s nor S&P shall be rating such obligations, an equivalent rating from another Rating Agency) and in each case maturing within 24 months after the date of creation thereof,

(8) marketable short-term money market and similar securities having a rating of at least P-2 or A-2 from either Moody’s or S&P, respectively (or, if at any time neither Moody’s nor S&P shall be rating such obligations, an equivalent rating from another Rating Agency) and in each case maturing within 24 months after the date of creation thereof,

(9) investment funds investing 95% of their assets in securities of the types described in clauses (1) through (8) above and (10) through (12) below,

(10) readily marketable direct obligations issued by any state, commonwealth or territory of the United States of America or any political subdivision or taxing authority thereof having one of the two highest rating categories obtainable from either Moody’s or S&P with maturities of 24 months or less from the date of acquisition,

(11) Indebtedness or preferred stock issued by Persons with a rating of “A” or higher from S&P or “A2” or higher from Moody’s (or, if at any time neither Moody’s nor S&P shall be rating such obligations, an equivalent rating from another Rating Agency) with maturities of 24 months or less from the date of acquisition,

(12) Investments with average maturities of 24 months or less from the date of acquisition in money market funds rated AAA- (or the equivalent thereof) or better by S&P or Aaa3 (or the equivalent thereof) or better by Moody’s (or, if at any time neither Moody’s nor S&P shall be rating such obligations, an equivalent rating from another Rating Agency), and

(13) in the case of Investments by any Restricted Subsidiary that is a Foreign Subsidiary, Investments of comparable tenor and credit quality to those described in the foregoing clauses (1) through (12) customarily utilized in countries in which such Foreign Subsidiary operates for cash management purposes.

Notwithstanding the foregoing, Cash Equivalents shall include amounts denominated in currencies other than those set forth in clauses (1) through (3) above; provided that such amounts are converted into any currency listed in clauses (1) through (3) as promptly as practicable and in any event within ten Business Days following the receipt of such amounts.

“Cash Management Services” means any of the following to the extent not constituting a line of credit (other than an overnight overdraft facility that is not in default): ACH transactions, treasury or cash management services, including, without limitation, controlled disbursement services, overdraft facilities, foreign exchange facilities, deposit and other accounts and merchant services.

“Change of Control” means the occurrence of any of the following after the Effective Date, in each case excluding any of the Transactions:

(1) the direct or indirect sale, lease, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the assets of the Issuer and its Subsidiaries taken as a whole to any “person” (as that term is used in Section 13(d) and Section 14(d) of the Exchange Act) other than to the Issuer or one of its Subsidiaries;

(2) the consummation of any transaction (including any merger or consolidation or purchase of Capital Stock) the result of which is that any “person” (as that term is used in Section 13(d) and Section 14(d) of the Exchange Act) becomes the “beneficial owner” (as defined in Rule 13d-3 and Rule 13d-5 under the Exchange Act), directly or indirectly, of more than 50% of the outstanding Voting Stock of the Issuer, or other Voting Stock into which the Voting Stock of the Issuer is reclassified, consolidated, exchanged or changed, measured by voting power rather than number of shares;

(3) the Issuer consolidates with, or merges with or into, any person, or any person consolidates with, or merges with or into, the Issuer, in any such event pursuant to a transaction in which any of the outstanding Voting Stock of the Issuer or such other person is converted into or exchanged for cash, securities or other property, other than any such transaction where the shares of the Voting Stock of the Issuer outstanding immediately prior to such transaction constitute, or are converted into or exchanged for, a majority of the Voting Stock of the surviving person immediately after giving effect to such transaction; or

(4) the adoption of a plan relating to the liquidation or dissolution of the Issuer.

“Change of Control Repurchase Event” means the occurrence of both a Change of Control and a Below Investment Grade Ratings Event for the notes. Notwithstanding the foregoing, no Change of Control Repurchase Event will be deemed to have occurred in connection with any particular Change of Control unless and until such Change of Control has actually been consummated.

“Consolidated Depreciation and Amortization Expense” means, with respect to any Person for any period, the total amount of depreciation and amortization expense, including the amortization or write-off of financing costs and expenses and capitalized expenditures of such Person and its Restricted Subsidiaries, for such period on a consolidated basis and otherwise determined in accordance with GAAP.

“Consolidated Interest Expense” means, with respect to any Person for any period, the sum, without duplication, of:

(a) consolidated interest expense of such Person and its Restricted Subsidiaries for such period, to the extent such expense was deducted (and not added back) in computing Consolidated Net Income (including (i) amortization of original issue discount or premium resulting from the issuance of Indebtedness at less than or greater than par, as applicable, (ii) all commissions, discounts and other fees and charges owed with respect to letters of credit or bankers acceptances, (iii) non-cash interest payments (but excluding any non-cash interest expense attributable to the movement in the mark to market valuation of Indebtedness or derivative instruments pursuant to GAAP), (iv) the interest component of Capitalized Lease Obligations and (v) net payments, if any, pursuant to interest rate Hedging Obligations with respect to Indebtedness, and excluding (1) any one-time cash costs associated with breakage in respect interest rate Hedging Obligations with respect to Indebtedness, (2) penalties and interest relating to taxes, (3) accretion or accrual of discounted liabilities not constituting Indebtedness, (4) any expense resulting from the discounting of Indebtedness in connection with the application of recapitalization or purchase accounting, (5) amortization or “write-off” of deferred financing costs and expenses, (6) commissions, discounts, yield and other fees and charges (including any interest expense) related to any Supply Chain Financings and (7) any expensing of bridge, commitment and other financing fees related to the Transactions or any acquisitions after the Effective Date; plus

(b) consolidated capitalized interest of such Person and its Restricted Subsidiaries for such period, whether paid or accrued, less

(c) interest income for such period.

For purposes of this definition, interest on a Capitalized Lease Obligation shall be deemed to accrue at an interest rate reasonably determined by such Person to be the rate of interest implicit in such Capitalized Lease Obligation in accordance with GAAP.

“Consolidated Net Income” means, with respect to any Person for any period, the aggregate of the net income (loss), of such Person and its Restricted Subsidiaries for such period, on a consolidated basis and otherwise determined in accordance with GAAP and before any reduction in respect of preferred stock dividends on preferred stock issued by such Person (but not its Subsidiaries); provided that, without duplication,

(1) any after-tax effect of extraordinary, non-recurring or unusual gains or losses (less all fees and expenses relating thereto) or expenses (including relating to the Transactions), severance, relocation costs, curtailments or modifications to pension and post-retirement employee benefits plans, start-up, transition, integration and other restructuring and business optimization costs, charges, reserves or expenses (including related to acquisitions after the Issue Date and to the start-up, closure or consolidation of facilities), new product introductions, and one-time compensation charges shall be excluded,

(2) the net income (loss) for such period shall not include the cumulative effect of a change in accounting principles and changes as a result of adoption or modification of accounting policies during such period,

(3) any net after-tax gains or losses on disposal of disposed, abandoned, transferred, closed or discontinued operations shall be excluded,

(4) any after-tax effect of gains or losses (less all fees and expenses relating thereto) attributable to asset dispositions or abandonments other than in the ordinary course of business, as determined in good faith by the Issuer, shall be excluded,

(5) the net income (loss) for such period of any Person that is not a Restricted Subsidiary shall be excluded; provided that Consolidated Net Income of Issuer shall be increased by the amount of dividends or distributions or other payments that are actually paid in cash (or to the extent converted into cash or Cash Equivalents) to the referent Person or a Restricted Subsidiary thereof in respect of such period,

(6) solely for the purpose of determining the amount available for Restricted Payments under clause (c)(1) of the first paragraph of “—Certain Covenants—Limitation on restricted payments,” the net income for such period of any Restricted Subsidiary (other than any Guarantor) shall be excluded to the extent the declaration or payment of dividends or similar distributions by that Restricted Subsidiary of its net income is not at the date of determination permitted without any prior governmental approval (which has not been obtained) or, directly or indirectly, by the operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule, or governmental regulation applicable to that Restricted Subsidiary or its stockholders, unless such restriction with respect to the payment of dividends or similar distributions has been legally waived; provided that Consolidated Net Income of Issuer will be increased by the amount of dividends or other distributions or other payments actually paid in cash (or to the extent converted into cash) or Cash Equivalents to Issuer or a Restricted Subsidiary in respect of such period, to the extent not already included therein,

(7) effects of adjustments in any line item in such Person’s consolidated financial statements in accordance with GAAP resulting from the application of purchase accounting, including in relation to the Transactions, or the amortization or write-off of any amounts thereof, net of taxes, shall be excluded,

(8) (i) any after-tax effect of income (loss) from the early extinguishment of Indebtedness or Hedging Obligations or other derivative instruments (including deferred financing costs written off and premiums paid), (ii) any non-cash income (or loss) related to currency gains or losses related to Indebtedness, intercompany balances and other balance sheet items and to Hedging Obligations pursuant to Financial Accounting Standards Codification No. 815—Derivatives and Hedging (formerly Financing Accounting Standards Board Statement No. 133) and its related pronouncements and interpretations (or any successor provision) and (iii) any non-cash expense, income or loss attributable to the movement in mark-to-market valuation of foreign currencies, Indebtedness or derivative instruments pursuant to GAAP, shall be excluded,

(9) any impairment charge, asset write-off or write-down pursuant to ASC 350 and ASC 360 (formerly Financial Accounting Standards Board Statement Nos. 142 and 144, respectively) and the amortization of intangibles arising pursuant to ASC 805 (formerly Financial Accounting Standards Board Statement No. 141) shall be excluded,

(10) (i) any non-cash compensation expense recorded from grants of stock appreciation or similar rights, phantom equity, stock options, restricted stock, units or other rights to officers, directors, managers or employees and (ii) non-cash income (loss) attributable to deferred compensation plans or trusts, shall be excluded,

(11) any fees and expenses incurred during such period, or any amortization thereof for such period, in connection with any acquisition, Investment, recapitalization, Asset Sale, issuance or repayment of Indebtedness, issuance of Equity Interests, refinancing transaction or amendment or modification of any debt instrument (in each case, including any such transaction consummated prior to the Issue Date and any such transaction undertaken but not completed) and any charges or non-recurring merger costs incurred during such period as a result of any such transaction shall be excluded,

(12) accruals and reserves, contingent liabilities and any gains or losses on the settlement of any pre-existing contractual or non-contractual relationships that are established or adjusted within twelve months after the Effective Date that are so required to be established as a result of the Transactions in accordance with GAAP shall be excluded, and

(13) to the extent covered by insurance or indemnification and actually reimbursed, or, so long as the Issuer has made a determination that there exists reasonable evidence that such amount will in fact be reimbursed by the insurer or indemnifying party and only to the extent that such amount is (a) not denied by the applicable carrier or indemnifying party in writing within 180 days and (b) in fact reimbursed within 365 days of the date of such evidence (with a deduction for any amount so added back to the extent not so reimbursed within 365 days), losses and expenses with respect to liability or casualty events or business interruption shall be excluded.

Notwithstanding the foregoing, for the purpose of the covenant described under “—Certain Covenants— Limitation on restricted payments” only (other than clause (c)(4) thereof), there shall be excluded from Consolidated Net Income any income arising from any sale or other disposition of Restricted Investments made by the Issuer and the Restricted Subsidiaries, any repurchases and redemptions of Restricted Investments from the Issuer and the Restricted Subsidiaries, any repayments of loans and advances which constitute Restricted Investments by the Issuer or any Restricted Subsidiary, and any dividends, distributions, interest payments, return of capital, repayments or other transfers of assets to the Issuer or any Restricted Subsidiary from any Unrestricted Subsidiary, in each case only to the extent such amounts increase the amount of Restricted Payments permitted under such covenant pursuant to clause (c)(4) thereof.

“Consolidated Secured Debt Ratio” means, as of any date of determination, the ratio of (1) Consolidated Total Secured Indebtedness minus unrestricted cash and Cash Equivalents of the Issuer and the Restricted Subsidiaries, in each case, as of the end of the most recent fiscal period for which internal financial statements are available (as determined in good faith by the Issuer) immediately preceding the applicable date of determination to (2) EBITDA of the Issuer for the Applicable Measurement Period, with such pro forma adjustments to Consolidated Total Secured Indebtedness, Cash Equivalents and EBITDA as are appropriate and consistent with the pro forma adjustment provisions set forth in the definition of “Fixed Charge Coverage Ratio”; provided that, for purposes of the calculation of the Consolidated Secured Debt Ratio, in connection with (x) the incurrence of any Indebtedness pursuant to clause (1) of the second paragraph under “—Certain Covenants—Limitation on indebtedness and issuance of disqualified stock” or (y) the incurrence of any Lien pursuant to clause (20) of the definition of “Permitted Liens,” the Issuer may elect, pursuant to an Officer’s Certificate delivered to the Trustee, to treat all or any portion of the commitment under any Indebtedness which is to be incurred or secured by such Lien, as the case may be, as being incurred as of the applicable date of determination and any subsequent incurrence of Indebtedness under such commitment that was so treated shall not be deemed to be an incurrence of additional Indebtedness or an additional Lien at such subsequent time.

“Consolidated Total Assets” means, as of any date, the total assets of the Issuer and the Restricted Subsidiaries on a consolidated basis as of such date, determined in accordance with GAAP.

“Consolidated Total Debt Ratio” means, as of any date of determination, the ratio of (1) Consolidated Total Indebtedness minus unrestricted cash and Cash Equivalents of the Issuer and its Restricted Subsidiaries, in each case, as of the end of the most recent fiscal period for which internal financial statements are available (as determined in good faith by the Issuer) immediately preceding the date of determination to (2) EBITDA of the Issuer for the Applicable Measurement Period, with such pro forma adjustments to Consolidated Total Indebtedness, Cash Equivalents and EBITDA as are appropriate and consistent with the pro forma adjustment provisions set forth in the definition of “Fixed Charge Coverage Ratio”; provided that, for purposes of the calculation of the Consolidated Total Debt Ratio, in connection with the incurrence of any Indebtedness pursuant to clause (1) of the second paragraph under “—Certain Covenants—Limitation on indebtedness and issuance of disqualified stock,” the Issuer may elect, pursuant to an Officer’s Certificate delivered to the Trustee, to treat all or any portion of the commitment under any Indebtedness which is to be incurred as being incurred as of the applicable date of determination and any subsequent incurrence of Indebtedness under such commitment that was so treated shall not be deemed to be an incurrence of additional Indebtedness at such subsequent time.

“Consolidated Total Indebtedness” means, as at any date of determination, an amount equal to the sum of (1) the aggregate amount of all outstanding Indebtedness of the Issuer and its Restricted Subsidiaries on a consolidated basis consisting of Indebtedness for borrowed money, Obligations in respect of Capitalized Lease Obligations and debt obligations evidenced by bonds, notes, debentures or similar instruments or letters of credit or bankers’ acceptances (and excluding Hedging Obligations) and (2) the aggregate amount of all outstanding Disqualified Stock of the Issuer and the Restricted Subsidiaries and (without double-counting) all preferred stock of Restricted Subsidiaries that are not the Issuer or Guarantors, with the amount of such Disqualified Stock and preferred stock equal to the greater of their respective voluntary or involuntary liquidation preferences and their Maximum Fixed Repurchase Prices, in each case, determined on a consolidated basis in accordance with GAAP. For purposes hereof, the “Maximum Fixed Repurchase Price” of any Disqualified Stock or preferred stock means the maximum price, if any, at which such Disqualified Stock or preferred stock may be required to be redeemed or repurchased by the issuer thereof in accordance with its terms. For the avoidance of doubt, any commitments that the Issuer elects to treat as incurred hereunder pursuant to an Officer’s Certificate delivered to the Trustee will be deemed an incurrence of Indebtedness on the date of such designation and will be deemed outstanding for all purposes hereunder.

“Consolidated Total Secured Indebtedness” means, as at any date of determination, the amount of Consolidated Total Indebtedness that is Secured Indebtedness as of such date.

“Credit Facilities” means, with respect to the Issuer or any Restricted Subsidiary, one or more debt facilities, including the Senior Credit Facilities, or other financing arrangements (including, without limitation, commercial paper facilities with banks or other institutional lenders or investors or indentures) providing for revolving credit loans, term loans, letters of credit or other long-term indebtedness, including any notes, mortgages, guarantees, collateral documents, instruments and agreements executed in connection therewith, and any amendments, supplements, modifications, extensions, renewals, restatements or refundings thereof and any indentures or credit facilities or commercial paper facilities with banks or other institutional lenders or investors that Refinance any part of the loans, notes or other securities, other credit facilities or commitments thereunder, including any such Refinancing facility or indenture that increases the amount permitted to be borrowed thereunder or alters the maturity thereof (provided that such increase in borrowings is permitted under “—Certain Covenants—Limitation on incurrence of indebtedness and issuance of disqualified stock”) or adds Restricted Subsidiaries as additional borrowers or guarantors thereunder and whether by the same or any other agent, lender or group of lenders.

“Default” means any event that is, or with the passage of time or the giving of notice or both would be, an Event of Default.

“Designated Non-cash Consideration” means the Fair Market Value of non-cash consideration received by the Issuer or a Restricted Subsidiary in connection with an Asset Sale that is so designated as Designated Non-cash Consideration pursuant to an Officer’s Certificate, setting forth the basis of such valuation, less the amount of cash or Cash Equivalents received in connection with a subsequent sale of or collection on such Designated Non-cash Consideration.

“Disqualified Stock” means, with respect to any Person, any Capital Stock of such Person which, by its terms, or by the terms of any security into which it is convertible or for which it is putable or exchangeable, or upon the happening of any event, matures or is mandatorily redeemable, other than as a result of a change of control, asset sale or casualty or condemnation event, pursuant to a sinking fund obligation or otherwise, or is convertible or exchangeable for Indebtedness or redeemable at the option of the holder thereof, other than as a result of a change of control, asset sale or casualty or condemnation event, in whole or in part, in each case prior to the date 91 days after the earlier of the maturity date of the notes or the date the notes are no longer outstanding; provided that if such Capital Stock is issued to any plan for the benefit of employees of the Issuer or its Subsidiaries or by any such plan to such employees, such Capital Stock shall not constitute Disqualified Stock solely because it may be required to be repurchased by the Issuer or its Subsidiaries in order to satisfy applicable statutory or regulatory obligations.

“Dover” means Dover Corporation, a Delaware corporation, and, unless the context otherwise requires, its consolidated Subsidiaries, other than, for all periods following the Spin-off, the Issuer and its Subsidiaries.

“EBITDA” means, with respect to any Person for any period, the Consolidated Net Income of such Person for such period (1) increased (without duplication) by:

(a) provision for taxes based on income or profits or capital gains, including, without limitation, U.S. federal, state, non-U.S., franchise, excise, value added and similar taxes and foreign withholding taxes of such Person paid or accrued during such period, including any penalties and interest relating to such taxes or arising from any tax examinations deducted (and not added back) in computing Consolidated Net Income, plus

(b) Fixed Charges of such Person for such period (including (x) net losses on Hedging Obligations or other derivative instruments entered into for the purpose of hedging interest rate risk and (y) costs of surety bonds in connection with financing activities, in each case, to the extent included in Fixed Charges), together with items excluded from the definition of “Consolidated Interest Expense” pursuant to clauses (a)(2) through (a)(7) thereof, to the extent the same were deducted (and not added back) in calculating such Consolidated Net Income, plus

(c) Consolidated Depreciation and Amortization Expense of such Person for such period to the extent the same were deducted (and not added back) in computing Consolidated Net Income, plus

(d) any fees, expenses, charges or losses (other than depreciation or amortization expense) related to any Equity Offering or other capital markets transaction, acquisition, disposition, recapitalization or the incurrence of Indebtedness permitted to be incurred by the Indenture (including a refinancing thereof) (whether or not successful), including such fees, expenses, charges or losses related to (i) the Transactions and any transactions pursuant to the Spin-Off Documents, (ii) the offering of the notes and the Senior Credit Facilities and (iii) any amendment or other modification of the Spin-Off Documents, the notes, the Senior Credit Facilities or other Indebtedness and, in each case, deducted (and not added back) in computing Consolidated Net Income, plus

(e) any other non-cash charges, including any write-offs, write-downs, expenses, losses, impairments or items, to the extent the same were deducted (and not added back) in computing Consolidated Net Income (provided that if any such non-cash charges represent an accrual or reserve for potential cash items in any future period, the cash payment in respect thereof in such future period shall be deducted from EBITDA to such extent, and excluding amortization of a prepaid cash item that was paid in a prior period), plus

(f) any losses during such period resulting from the sale or disposition of any asset of the Issuer or any Restricted Subsidiary outside the ordinary course of business, plus

(g) the amount of net cost savings, operating expense reductions and synergies projected by the Issuer in good faith to be realized as a result of specified actions taken or to be taken (which cost savings, operating expense reductions or synergies shall be calculated on a pro forma basis as though such cost savings, operating expense reductions or synergies had been realized on the first day of such period), net of the amount of actual benefits realized during such period from such actions; provided that (A) such cost savings, operating expense reductions or synergies are reasonably identifiable and factually supportable, (B) such actions have been taken or are to be taken within 18 months after the date of determination to take such action and (C) the aggregate amounts added to EBITDA pursuant to this clause (g) in any such period shall not exceed 10% of EBITDA for such period (calculated before giving effect to the adjustment set forth in this clause (g)), plus

(h) litigation costs and expenses for non-ordinary course litigation, plus

(i) non-cash compensation expense, plus

(j) any unrealized expenses or losses in respect of Hedging Obligations; and

(2) decreased (without duplication) by:

(a) any gains during such period resulting from the sale or disposition of any asset of the Issuer or any Restricted Subsidiary outside the ordinary course of business, plus

(b) any unrealized credits or gains in respect of Hedging Obligations.

“Employee Matters Agreement” means the Employee Matters Agreement, dated as of May 9, 2018, by and between Dover and the Issuer.

“Equity Interest” means Capital Stock and all warrants, options or other rights to acquire Capital Stock, but excluding any debt security that is convertible into, or exchangeable for, Capital Stock.

“Equity Offering” means any public or private sale of common equity or preferred stock of the Issuer or any direct or indirect parent company of the Issuer (excluding Disqualified Stock), other than

(1) public offerings with respect to the Issuer’s or any of its direct or indirect parent company’s common equity registered on Form S-8; and

(2) issuances to any Subsidiary of the Issuer or any employee benefit plan of the Issuer. “euro” means the single currency of participating member states of the EMU.

“Event of Default” has the meaning set forth under “—Events of Default and Remedies.”

“Excess Proceeds” has the meaning set forth in the fourth paragraph under “—Repurchase at the Option of Holders—Asset sales.”

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations of the SEC promulgated thereunder.

“Existing Indebtedness” means Indebtedness of the Issuer or any Restricted Subsidiary in existence on the Issue Date or incurred pursuant to the Spin-Off Documents on substantially the terms described in the Offering Memorandum, plus interest accruing (or the accretion of discount) thereon.

“Fair Market Value” means, with respect to any Investment, asset or property, the fair market value of such Investment, asset or property, determined in good faith by senior management or the board of directors of the Issuer, whose determination will be conclusive for all purposes under the Indenture and the notes.

“Fixed Charge Coverage Ratio” means, with respect to any Person as of any applicable date of determination, the ratio of (1) EBITDA of such Person for the Applicable Measurement Period to (2) the Fixed Charges of such Person for such Applicable Measurement Period. In the event that the Issuer or any Restricted Subsidiary incurs, assumes, guarantees, redeems, retires or extinguishes any Indebtedness or issues or redeems Disqualified Stock subsequent to the commencement of the Applicable Measurement Period but on or prior to the applicable date of determination, then the Fixed Charge Coverage Ratio shall be calculated giving pro forma effect to such incurrence, assumption, guarantee, redemption, retirement or extinguishment of Indebtedness, or such issuance or redemption of Disqualified Stock (in each case, including a pro forma application of the net proceeds therefrom), as if the same had occurred at the beginning of the Applicable Measurement Period; provided, however, that, for purposes of the calculation of the Fixed Charge Coverage Ratio, in connection with the incurrence of any Indebtedness pursuant to the first paragraph under “—Certain Covenants—Limitation on indebtedness and issuance of disqualified stock,” the Issuer may elect, pursuant to an Officer’s Certificate delivered to the Trustee, to treat all or any portion of the commitment under any Indebtedness which is to be incurred, as being incurred as of the applicable date of determination and any subsequent incurrence of Indebtedness under such commitment that was so treated shall not be deemed, for purposes of this calculation, to be an incurrence of additional Indebtedness.

For purposes of calculating the Fixed Charge Coverage Ratio, Investments, acquisitions, dispositions, mergers, consolidations and disposed operations (as determined in accordance with GAAP) that have been made by the Issuer or any Restricted Subsidiary during the Applicable Measurement Period or subsequent to such Applicable Measurement Period and on or prior to or simultaneously with the applicable date of determination shall be calculated on a pro forma basis assuming that all such Investments, acquisitions, dispositions, mergers, consolidations and disposed operations (and the change in any associated Fixed Charges and the change in EBITDA resulting therefrom) had occurred on the first day of the Applicable Measurement Period. If since the beginning of such period any Person (that subsequently became a Restricted Subsidiary or was merged with or into the Issuer or any Restricted Subsidiary since the beginning of such period) shall have made any Investment, acquisition, disposition, merger, consolidation or disposed operation that would have required adjustment pursuant to this definition, then the Fixed Charge Coverage Ratio shall be calculated giving pro forma effect thereto for such Applicable Measurement Period as if such Investment, acquisition, disposition, merger, consolidation or disposed operation had occurred at the beginning of the Applicable Measurement Period.

For purposes of this definition, whenever pro forma effect is to be given to a transaction, the pro forma calculations shall be made in good faith by a responsible financial or accounting officer of the Issuer (and may include, without duplication, cost savings and operating expense reductions resulting from such Investment, acquisition, merger or consolidation which is being given pro forma effect that have been or are expected to be realized (subject to compliance with the proviso to clause (g) of the definition of “EBITDA”)). If any Indebtedness bears a floating rate of interest and is being given pro forma effect, the interest on such Indebtedness shall be calculated as if the rate in effect on the applicable date of determination had been the applicable rate for the entire period (taking into account for such entire period, any Hedging Obligation applicable to such Indebtedness with a remaining term of 12 months or longer, and in the case of any Hedging Obligation applicable to such Indebtedness with a remaining term of less than 12 months, taking into account such Hedging Obligation to the extent of its remaining term). Interest on a Capitalized Lease Obligation shall be deemed to accrue at an interest rate reasonably determined by a responsible financial or accounting officer of the Issuer to be the rate of interest implicit in such Capitalized Lease Obligation in accordance with GAAP. For purposes of making the computation referred to above, interest on any Indebtedness under any revolving credit facility computed on a pro forma basis shall be computed based upon (A) the average daily balance of such Indebtedness during the applicable period or (B) if such facility was created after the end of the applicable period, the average daily balance of such Indebtedness during the period from the date of creation of such facility to the date of determination; or, if lower, the maximum commitments under such revolving credit facility as of the applicable date of determination. Interest on Indebtedness that may optionally be determined at an interest rate based upon a factor of a prime or similar rate, a eurocurrency interbank offered rate, or other rate, shall be deemed to have been based upon the rate actually chosen, or, if none, then based upon such optional rate chosen as the Issuer may designate.

“Fixed Charges” means, with respect to any Person for any period, the sum of

(a) Consolidated Interest Expense of such Person for such period, and

(b) all cash dividend payments or other distributions paid (excluding items eliminated in consolidation) on any series of Disqualified Stock or preferred stock of the Issuer held by Persons other than the Issuer or a Restricted Subsidiary made during such period.

“Foreign Subsidiary” means, with respect to any Person, any Restricted Subsidiary of such Person that is not organized or existing under the laws of the United States, any state thereof or the District of Columbia and any Restricted Subsidiary of such Foreign Subsidiary.

“Form 10” means the registration statement on Form 10, originally filed by the Issuer with the SEC on March 26, 2018, as amended.

“GAAP” means generally accepted accounting principles in the United States which are in effect on the Issue Date.

“Government Securities” means direct obligations of, or obligations guaranteed by, the United States, a member state of the European Union or any agency or instrumentality thereof, and the payment for which such government pledges its full faith and credit, and shall also include a depositary receipt issued by a bank (as defined in Section 3(a)(2) of the Securities Act), as custodian with respect to any such Government Securities or a specific payment of principal or interest on any such Government Securities held by such custodian for the account of the holder of such depositary receipt; provided that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depositary receipt from any amount received by the custodian in respect of the Government Securities or the specific payment of principal of or interest on the Government Securities evidenced by such depositary receipt.

“guarantee” means a guarantee (other than by endorsement of negotiable instruments for collection in the ordinary course of business), direct or indirect, in any manner (including letters of credit and reimbursement agreements in respect thereof), of all or any part of any Indebtedness or other obligations.

“Guarantee” means the guarantee by any Guarantor of the Issuer’s Obligations under the Indenture.

“Guarantor” means each Restricted Subsidiary that guarantees the notes under the Indenture.

“Hedging Obligations” means, with respect to any Person, the obligations of such Person under any interest rate swap agreement, interest rate cap agreement, interest rate collar agreement, commodity swap agreement, commodity cap agreement, commodity collar agreement, foreign exchange contract, currency swap agreement or similar agreement providing for the transfer or mitigation of interest rate, commodity price or currency risks either generally or under specific contingencies.

“Holder” means a registered holder of the notes.

“Indebtedness” means, with respect to any Person,

(1) any indebtedness (including principal and premium) of such Person, whether or not contingent,

(a) in respect of borrowed money,

(b) in respect of obligations evidenced by bonds, notes, debentures or similar instruments or letters of credit or bankers’ acceptances (or, without double counting, reimbursement agreements in respect thereof),

(c) representing the balance, deferred and unpaid, of the purchase price of any property, except (i) any such balance that constitutes a trade payable or similar obligation to a trade creditor, in each case accrued in the ordinary course of business, and (ii) any earn-out obligation until such obligation, after 60 days of becoming due and payable, has not been paid and is reflected as a liability on the balance sheet of such Person in accordance with GAAP,

(d) representing Capitalized Lease Obligations, or

(e) representing any Hedging Obligations,

if and to the extent that any of the foregoing Indebtedness (other than letters of credit and Hedging Obligations) would appear as a liability upon a balance sheet (excluding the footnotes thereto) of such Person prepared in accordance with GAAP,

(2) to the extent not otherwise included, any obligation by such Person to be liable for, or to pay, as obligor, guarantor or otherwise, on the obligations of the type referred to in clause (1) of another Person (whether or not such items would appear upon the balance sheet of such obligor or guarantor), other than by endorsement of negotiable instruments for collection in the ordinary course of business, and

(3) to the extent not otherwise included, the obligations of the type referred to in clause (1) of another Person secured by a Lien on any assets owned by such Person, whether or not such Indebtedness is assumed by such Person; provided, however, that the amount of such Indebtedness will be the lesser of: (a) the Fair Market Value of such assets at such date of determination, and (b) the amount of such Indebtedness of such other Person;

provided that, notwithstanding the foregoing, (x) Indebtedness shall be deemed not to include any Supply Chain Financing Obligations (and, for the avoidance of doubt, any Supply Chain Financing Obligations shall be exempt from the limitations set forth under the heading “—Certain Covenants—Limitation on incurrence of indebtedness and incurrence of disqualified stock”) and (y) except as otherwise provided herein, committed amounts under any debt facility shall not be deemed incurred Indebtedness except to the extent actually drawn thereunder.

“Independent Financial Advisor” means an accounting, appraisal or investment banking firm of nationally recognized standing that is, in the good faith judgment of the Issuer, not an Affiliate of the Issuer and qualified to perform the task for which it has been engaged.

“Initial Purchasers” means J.P. Morgan Securities LLC and the other initial purchasers named in the Offering Memorandum.

“Inventory” means goods held for sale or lease by a Person in the ordinary course of business, net of any reserve for goods that have been segregated by such Person to be returned to the applicable vendor for credit, as determined in accordance with GAAP.

“Investment Grade Rating” means a rating equal to or higher than Baa3 (or the equivalent) by Moody’s and BBB– (or the equivalent) by S&P, or if the applicable securities are not then rated by Moody’s or S&P an equivalent rating by any other Rating Agency.

“Investment Grade Securities” means

(1) securities issued or directly and fully guaranteed or insured by the United States government or any agency or instrumentality thereof (other than Cash Equivalents),

(2) debt securities or debt instruments with an Investment Grade Rating, but excluding any debt securities or instruments constituting loans or advances among the Issuer and its Subsidiaries,

(3) investments in any fund that invests exclusively in investments of the type described in clauses (1) and (2) which fund may also hold immaterial amounts of cash pending investment or distribution, and

(4) corresponding instruments in countries other than the United States customarily utilized for high- quality investments.

“Investments” means, with respect to any Person, all investments by such Person in other Persons (including Affiliates) in the form of loans (including guarantees), advances or capital contributions (excluding accounts receivable, trade credit, advances to customers, commission, travel and similar advances to officers, directors, managers, employees and consultants, in each case made in the ordinary course of business), purchases or other acquisitions for consideration of Indebtedness, Equity Interests or other securities issued by any other Person and investments that are required by GAAP to be classified on the balance sheet (excluding the footnotes) of the Issuer in the same manner as the other investments included in this definition to the extent such transactions involve the transfer of cash or other property. For purposes of the definition of “Unrestricted Subsidiary” and the covenant described under “—Certain Covenants—Limitation on restricted payments,”

(1) “Investments” shall include the portion (proportionate to the Issuer’s equity interest in such Subsidiary) of the Fair Market Value of the net assets of a Subsidiary of the Issuer at the time that such Subsidiary is designated an Unrestricted Subsidiary; provided that upon a redesignation of such Subsidiary as a Restricted Subsidiary, the Issuer shall be deemed to continue to have a permanent “Investment” in an Unrestricted Subsidiary in an amount (if positive) equal to

(x) the Issuer’s “Investment” in such Subsidiary at the time of such redesignation less

(y) the portion (proportionate to the Issuer’s equity interest in such Subsidiary) of the Fair Market Value of the net assets of such Subsidiary at the time of such redesignation; and

(2) any property transferred to or from an Unrestricted Subsidiary shall be valued at its Fair Market Value at the time of such transfer.

The amount of any Investment outstanding at any time shall be the original cost of such Investment, reduced by any dividend, distribution, interest payment, return of capital, repayment or other amount received in cash by the Issuer or a Restricted Subsidiary in respect of such Investment to the extent such amounts do not increase any other baskets under the Indenture.

“Issue Date” means May 3, 2018.

“Legal Holiday” means a Saturday, a Sunday or a day on which commercial banking institutions are not required to be open in the State of New York.

“Lien” means, with respect to any asset, any mortgage, lien, pledge, hypothecation, charge, security interest, preference, priority or encumbrance of any kind in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law, including any conditional sale or other title retention agreement, any lease in the nature thereof, any option or other agreement to sell or give a security interest in and any filing of or agreement to give any financing statement under the Uniform Commercial Code (or equivalent statutes) of any jurisdiction; provided that in no event shall an operating lease be deemed to constitute a Lien.

“Limited Condition Acquisition” means any acquisition whose consummation is not conditioned on the availability of, or on obtaining, third party financing.

“Moody’s” means Moody’s Investors Service, Inc. and any successor to its rating agency business.

“Net Proceeds” means the aggregate cash proceeds and Fair Market Value of any Cash Equivalents received by the Issuer or a Restricted Subsidiary in respect of any Asset Sale (including any cash payments received by way of deferred payment of principal pursuant to a note or installment receivable or otherwise, but only as and when received), net of (i) the direct costs relating to such Asset Sale, including legal, accounting and investment banking fees, brokerage and sales commissions, any relocation expenses and other fees and expenses incurred as a result thereof, taxes paid or payable as a result thereof (including in connection with any repatriation of funds and after taking into account any available tax credits or deductions and any tax sharing arrangements), (ii) amounts required to be applied to the repayment of principal, premium, if any, and interest on Senior Indebtedness or Indebtedness of any Restricted Subsidiary required (other than pursuant to the second paragraph of “—Repurchase at the Option of Holders—Asset sales”) to be paid as a result of such transaction, (iii) any costs associated with unwinding any related Hedging Obligations in connection with such transaction, (iv) all distributions and other payments required to be made to minority interest holders in Subsidiaries or joint ventures as a result of such Asset Sale, or to any other Person (other than the Issuer or a Restricted Subsidiary) owning a beneficial interest in the assets disposed of in such Asset Sale and (v) any liabilities associated with the asset disposed of in such transaction and retained by the Issuer or any of its Restricted Subsidiaries after such sale or other disposition thereof, including pension and other post-employment benefit liabilities and liabilities related to environmental matters or against any indemnification obligations associated with such transaction.

“Obligations” means any principal, premiums, interest, penalties, fees, indemnifications, reimbursements (including reimbursement obligations with respect to letters of credit and banker’s acceptances), damages and other liabilities, and guarantees of payment of such principal, premiums, interest, penalties, fees, indemnifications, reimbursements, damages and other liabilities, payable under the documentation governing any Indebtedness.

“Offering Memorandum” means the confidential offering memorandum, dated April 19, 2018, pursuant to which the outstanding notes were offered to potential purchasers.

“Officer” means, with respect to the Issuer or any other obligor upon the notes, the Chairman of the Board, the President, the Chief Executive Officer, the Chief Financial Officer, any Vice President, the Controller, the Treasurer, any Assistant Treasurer or the Secretary (a) of such Person or (b) if such Person is owned or managed by a single entity, of such entity, or any other individual designated as an “Officer” for the purposes of the Indenture by the board of directors of the Issuer.

“Officer’s Certificate” means, with respect to the Issuer or any other obligor upon the notes, a certificate signed by one Officer of such Person and delivered to the Trustee.

“Opinion of Counsel” means a written opinion from legal counsel (which may be subject to customary assumptions, exclusions, limitations and exceptions). The counsel may be an employee of or counsel to the Issuer or other counsel reasonably acceptable to the Trustee.

“Permitted Asset Swap” means the concurrent purchase and sale or exchange of Related Business Assets or a combination of Related Business Assets and cash or Cash Equivalents between the Issuer or a Restricted Subsidiary and another Person; provided that any cash or Cash Equivalents received must be applied in accordance with the “Asset Sales” covenant.

“Permitted Investments” means:

(a) any Investment in the Issuer or any Restricted Subsidiary;

(b) any Investment in cash, Cash Equivalents or Investment Grade Securities;

(c) any Investment by the Issuer or any Restricted Subsidiary in a Person that is engaged in a Similar Business if as a result of such Investment

(1) such Person becomes a Restricted Subsidiary or

(2) such Person, in one transaction or a series of related transactions, is merged, consolidated or amalgamated with or into, or transfers or conveys substantially all of its assets to, or is liquidated into, the Issuer or a Restricted Subsidiary, and, in each case, any Investment held by such Person; provided that such Investment was not acquired by such Person in contemplation of such acquisition, merger, consolidation or transfer;

(d) any Investment in securities or other non-cash assets received in connection with an Asset Sale made pursuant to the provisions of “—Repurchase at the Option of Holders—Asset sales” or any other disposition of assets not constituting an Asset Sale;

(e) any Investment existing on the Effective Date and any Investment made pursuant to the Spin-Off Documents on substantially the terms described in the Offering Memorandum;

(f) any Investment acquired by the Issuer or any Restricted Subsidiary:

(1) (i) in exchange for any other Investment or accounts receivable held by the Issuer or any such Restricted Subsidiary in connection with or as a result of a bankruptcy, workout, reorganization or recapitalization of the issuer of such other Investment or accounts receivable or (ii) in settlement of delinquent accounts and disputes with customers and suppliers in the ordinary course of business,

(2) in satisfaction of judgments against other Persons, or

(3) as a result of a foreclosure by the Issuer or any Restricted Subsidiary with respect to any secured Investment or other transfer of title with respect to any secured Investment in default;

(g) Hedging Obligations permitted under clause (10) of the second paragraph of the covenant described in “—Certain Covenants—Limitation on incurrence of indebtedness and issuance of disqualified stock”;

(h) any Investment in a Similar Business having an aggregate Fair Market Value, taken together with all other Investments made pursuant to this clause (h) that are at that time outstanding, not to exceed the greater of (x) $50 million and (y) 2.5% of Consolidated Total Assets at the time of such Investment (with the Fair Market Value of each Investment being measured at the time made and without giving effect to subsequent changes in value); provided, however, that if any Investment pursuant to this clause (h) is made in any Person that is not a Restricted Subsidiary of the Issuer at the date of the making of such Investment and such Person becomes a Restricted Subsidiary after such date, such investment shall thereafter be deemed to have been made pursuant to clause (a) above and shall cease to have been made pursuant to this clause (h) for so long as such Person continues to be a Restricted Subsidiary;

(i) Investments the payment for which consists of Equity Interests of the Issuer (exclusive of Disqualified Stock); provided that such Equity Interests will not increase the amount available for Restricted Payments under clause (c) of the first paragraph under the covenant described in “—Certain Covenants—Limitation on restricted payments”;

(j) (i) guarantees of Indebtedness permitted under the covenant described in “—Certain Covenants— Limitation on incurrence of indebtedness and issuance of disqualified stock” and (ii) guarantees of leases (other than Capital Lease Obligations) or of other obligations that do not constitute Indebtedness, in each case entered into in the ordinary course of business;

(k) any transaction to the extent it constitutes an Investment that is permitted and made in accordance with the provisions of the second paragraph of the covenant described under “—Certain Covenants— Transactions with affiliates” (except transactions described in clauses (2), (4), (7) and (12) of such paragraph);

(l) Investments consisting of purchases and acquisitions of Inventory, supplies, material or equipment, or other similar assets in the ordinary course of business, or the licensing or contribution of intellectual property pursuant to joint marketing arrangements with other Persons;

(m) additional Investments having an aggregate Fair Market Value, taken together with all other Investments made pursuant to this clause (m) that are at that time outstanding (without giving effect to the sale of an Unrestricted Subsidiary to the extent the proceeds of such sale do not consist of cash or marketable securities), not to exceed the greater of (x) $50.0 million and (y) 2.5% of Consolidated Total Assets at the time of such Investment (with the Fair Market Value of each Investment being measured at the time made and without giving effect to subsequent changes in value); provided, however, that if any Investment pursuant to this clause (m) is made in any Person that is not a Restricted Subsidiary of the Issuer at the date of the making of such Investment and such Person becomes a Restricted Subsidiary after such date, such investment shall thereafter be deemed to have been made pursuant to clause (a) above and shall cease to have been made pursuant to this clause (m) for so long as such Person continues to be a Restricted Subsidiary;

(n) Investments relating to any Subsidiary that, in the good faith determination of the board of directors of the Issuer, are necessary or advisable to effect a Supply Chain Financing;

(o) advances to, or guarantees of Indebtedness of, employees in the aggregate not to exceed at any one time outstanding $10.0 million;

(p) loans and advances to officers, directors, managers and employees for business-related travel expenses, moving expenses, payroll expenses and other similar expenses, in each case incurred in the ordinary course of business or consistent with past practices or to fund such Person’s purchase of Equity Interests of the Issuer;

(q) advances, loans or extensions of trade credit in the ordinary course of business by the Issuer or any of the Restricted Subsidiaries;

(r) intercompany current liabilities owed to Unrestricted Subsidiaries or joint ventures incurred in the ordinary course of business in connection with the cash management operations of the Issuer and its Subsidiaries;

(s) Investments made in connection with the funding of contributions under any non-qualified retirement plan or similar employee compensation plan in an amount not to exceed the amount of compensation expense recognized by the Issuer and its Restricted Subsidiaries in connection with such plans;

(t) Investments of any Person existing at the time such Person becomes a Restricted Subsidiary or consolidates or merges with the Issuer or any Restricted Subsidiary so long as such Investments were not made in contemplation of such Person becoming a Restricted Subsidiary or of such consolidation or merger;

(u) Investments resulting from pledges or deposits described in clause (1) of the definition of the term “Permitted Liens”;

(v) Investments that result solely from the receipt by the Issuer or any Restricted Subsidiary from any of its Subsidiaries of a dividend or other Restricted Payment in the form of Equity Interests, evidences of Indebtedness or other securities; and

(w) any other Investments if, on a pro forma basis after giving effect thereto including all related commitments for future Investments (and the principal amount of any Indebtedness that is assumed or otherwise incurred in connection with such Investment), the Consolidated Total Debt Ratio is less than 2.25 to 1.00.

“Permitted Liens” means, with respect to any Person:

(1) pledges, deposits or security by such Person (i) under workmen’s compensation laws, unemployment insurance, employers’ health tax, and other social security laws or similar legislation or other insurance related obligations (including, but not limited to, in respect of deductibles, self-insured retention amounts and premiums and adjustments thereto) or indemnification obligations of insurance carriers providing property, casualty or liability insurance, or good faith deposits in connection with bids, tenders, contracts (other than for the payment of Indebtedness) or leases to which such Person is a party, or deposits to secure public or statutory obligations of such Person or deposits of cash or U.S. government bonds to secure surety, stay, customs or appeal bonds to which such Person is a party, or deposits as security for contested taxes or import duties or for the payment of rent, performance and return-of-money bonds and other similar obligations (including those to secure health, safety and environmental obligations) and (ii) in respect of letters of credit, bank guarantees or similar instruments issued for the account of such Person in the ordinary course of business supporting obligations of such type, in each case incurred in the ordinary course of business;

(2) Liens imposed by law or regulation, such as carriers’, warehousemen’s, materialmen’s, repairmen’s, mechanics’, contractors’, landlords’, architects’ and other similar Liens, in each case for sums not yet overdue for a period of more than 30 days or being contested in good faith by appropriate proceedings or other Liens arising out of judgments or awards against such Person with respect to which such Person shall then be proceeding with an appeal or other proceedings for review if adequate reserves with respect thereto are maintained on the books of such Person in accordance with GAAP;

(3) Liens for taxes, assessments or other governmental charges not yet overdue for a period of more than 30 days or which are being contested in good faith by appropriate proceedings diligently conducted, if adequate reserves with respect thereto are maintained on the books of such Person in accordance with GAAP, or for property taxes on property such Person or one of its Subsidiaries has determined to abandon if the sole recourse for such tax, assessment, charge, levy or claim is to such property;

(4) Liens in favor of issuers of performance, surety, bid, indemnity, warranty, release, appeal or similar bonds or with respect to other regulatory requirements or letters of credit or bankers’ acceptances issued, and completion guarantees provided for, in each case pursuant to the request of and for the account of such Person in the ordinary course of its business;

(5) Survey exceptions, encumbrances, ground leases, easements or reservations of, or rights of others for, licenses, rights-of-way, servitudes, sewers, electric lines, drains, telegraph and telephone and cable television lines, gas and oil pipelines and other similar purposes, or zoning, building codes or other restrictions (including, without limitation, defects or irregularities in title and similar encumbrances) as to the use of real properties or Liens incidental, to the conduct of the business of such Person or to the ownership of its properties which were not incurred in connection with Indebtedness and which do not in the aggregate materially adversely affect the value of said properties or materially impair their use in the operation of the business of such Person;

(6) Liens securing Indebtedness incurred pursuant to clause (1), (2), (4), (5), (8), (10), (11), (12), (15) and (18) of the second paragraph under “—Certain Covenants—Limitation on incurrence of indebtedness and issuance of disqualified stock”; provided, however, that, in the case of (a) clause (4), such Lien may not extend to any assets other than the assets acquired with the Indebtedness incurred pursuant to clause (4), and (b) clause (8), such Lien may not extend to any assets other than assets owned by the Foreign Subsidiary incurring such Indebtedness;

(7) Liens existing on the Issue Date or under the Spin-Off Documents (other than Liens incurred or to be incurred under the Senior Credit Facilities);

(8) Liens on property or shares of stock of a Person at the time such Person becomes a Subsidiary; provided such Liens are not created or incurred in connection with, or in contemplation of, such other Person becoming a Subsidiary; provided, further, however, that such Liens may not extend to any other property owned by the Issuer or any Guarantor (other than after-acquired property that is (a) affixed or incorporated into the property covered by such Lien, (b) subject to a Lien securing such Indebtedness, the terms of which Indebtedness require or include a pledge of after-acquired property and (c) the proceeds and products thereof);

(9) Liens on property at the time the Issuer or a Restricted Subsidiary acquired the property, including any acquisition by means of a merger or consolidation with or into the Issuer or any Restricted Subsidiary; provided that such Liens are not created or incurred in connection with, or in contemplation of, such acquisition, merger or consolidation; provided further, that the Liens may not extend to any other property owned by the Issuer or any Restricted Subsidiary;

(10) Liens securing Indebtedness or other obligations of the Issuer or a Restricted Subsidiary owing to the Issuer or another Restricted Subsidiary permitted to be incurred in accordance with the covenant described under “—Certain Covenants—Limitation on incurrence of indebtedness and issuance of disqualified stock”;

(11) Liens securing Hedging Obligations and Cash Management Services incurred in compliance with the covenant described under “—Certain Covenants—Limitation on incurrence of indebtedness and issuance of disqualified stock”;

(12) Liens on specific items of Inventory or other goods and proceeds of any Person securing such Person’s obligations in respect of bankers’ acceptances or trade letters of credit issued or created for the account of such Person to facilitate the purchase, shipment or storage of such Inventory or other goods;

(13) leases, subleases, licenses or sublicenses (including of intellectual property) to or from third parties granted in the ordinary course of business;

(14) Liens arising from Uniform Commercial Code (or equivalent statute) financing statement filings regarding operating leases or consignments entered into by the Issuer or any Restricted Subsidiary in the ordinary course of business;

(15) Liens in favor of the Issuer or any Guarantor;

(16) Liens on equipment of the Issuer or any Restricted Subsidiary granted in the ordinary course of business to the Issuer’s or such Restricted Subsidiaries’ client at which such equipment is located;

(17) [reserved];

(18) Liens to secure any refinancing, refunding, extension, renewal or replacement (or successive refinancing, refunding, extensions, renewals or replacements) as a whole, or in part, of any Indebtedness secured by any Lien referred to in clauses (6) (solely with respect to Liens securing Indebtedness incurred pursuant to clauses (2) or (4) of the second paragraph under “—Certain Covenants—Limitation on incurrence of indebtedness and issuance of disqualified stock”), (7), (8), (9), (10), (11), (18) and (20) of this definition of “Permitted Liens”; provided that (x) such new Lien shall be limited to all or part of the same property that secured the original Lien (plus accessions, additions and improvements on such property and after-acquired property that is (a) affixed or incorporated into the property covered by such Lien, (b) subject to a Lien securing such Indebtedness, the terms of which Indebtedness require or include a pledge of after-acquired property and (c) the proceeds and products thereof), and (y) the Indebtedness secured by such Lien at such time is not increased to any amount greater than the sum of (A) the outstanding principal amount or, if greater, committed amount of the Indebtedness described under clauses (6) (solely with respect to Liens securing Indebtedness incurred pursuant to clauses (2) or (4) of the second paragraph under “—Certain Covenants—Limitation on incurrence of indebtedness and issuance of disqualified stock”), (7), (8), (9), (10), (11), (18) and (20) at the time the original Lien became a Permitted Lien under the Indenture, and (B) an amount necessary to pay any fees and expenses, including premiums, and accrued and unpaid interest related to such refinancing, refunding, extension, renewal or replacement;

(19) deposits made or other security provided to secure liabilities to insurance carriers under insurance or self-insurance arrangements in the ordinary course of business;

(20) Liens to secure Indebtedness incurred pursuant to the covenant described under “—Certain Covenants—Limitation on incurrence of indebtedness and issuance of disqualified stock”; provided that (x) no Default shall have occurred and be continuing at the time of the incurrence of such Indebtedness or after giving effect thereto and (y) the Consolidated Secured Debt Ratio, calculated on a pro forma basis after giving effect to the incurrence of such Lien, the related Indebtedness and the application of net proceeds therefrom, would be no greater than 1.75 to 1.00;

(21) other Liens securing obligations incurred in the ordinary course of business which obligations at any one time outstanding do not exceed the greater of (x) $35.0 million and (y) 1.75% of Consolidated Total Assets at the time of incurrence;

(22) Liens arising out of judgments, decrees, orders or awards in respect of which the Issuer or any Restricted Subsidiary shall in good faith be prosecuting an appeal or proceedings for review, which appeal or proceedings shall not have been finally terminated, or if the period within which such appeal or proceedings may be initiated shall not have expired;

(23) Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods in the ordinary course of business;

(24) Liens (i) of a collection bank arising under Section 4-210 of the Uniform Commercial Code or any comparable or successor provision on items in the course of collection, (ii) attaching to pooling, commodity trading accounts or other commodity brokerage accounts incurred in the ordinary course of business and (iii) in favor of banking or other financial institutions or electronic payment service providers arising as a matter of law encumbering deposits (including the right of set-off) and which are within the general parameters customary in the banking or finance industry;

(25) Liens deemed to exist in connection with repurchase agreements permitted under “—Certain Covenants—Limitation on incurrence of indebtedness and issuance of disqualified stock”; provided that such Liens do not extend to any assets other than those that are the subject of such repurchase agreement;

(26) Liens encumbering reasonable customary initial deposits and margin deposits and similar Liens attaching to commodity trading accounts or other brokerage accounts incurred in the ordinary course of business and not for speculative purposes;

(27) Liens that are contractual rights of set-off (i) relating to the establishment of depository relations with banks not given in connection with the issuance of Indebtedness, (ii) relating to pooled deposit or sweep accounts of the Issuer or any of its Restricted Subsidiaries to permit satisfaction of overdraft or similar obligations incurred in the ordinary course of business of the Issuer and its Restricted Subsidiaries or (iii) relating to purchase orders and other agreements entered into with customers of the Issuer or any of its Restricted Subsidiaries in the ordinary course of business;

(28) Liens solely on any cash earnest money deposits made by the Issuer or any of its Restricted Subsidiaries in connection with any letter of intent or purchase agreement permitted under the Indenture;

(29) the rights reserved or vested in any Person by the terms of any lease, license, franchise, grant or permit held by the Issuer or any of its Restricted Subsidiaries or by a statutory provision, to terminate any such lease, license, franchise, grant or permit, or to require annual or periodic payments as a condition to the continuance thereof;

(30) restrictive covenants affecting the use to which real property may be put; provided that the covenants are complied with;

(31) security given to a public utility or any municipality or governmental authority when required by such utility or authority in connection with the operations of that Person in the ordinary course of business;

(32) zoning by-laws and other land use restrictions, including, without limitation, site plan agreements, development agreements and contract zoning agreements;

(33) Liens arising out of conditional sale, title retention, consignment or similar arrangements for sale of goods entered into by the Issuer or any Restricted Subsidiary in the ordinary course of business;

(34) any Lien granted pursuant to a security agreement between the Issuer or any Restricted Subsidiary and a licensee of their intellectual property to secure the damages, if any, of such licensee resulting from the rejection by the Issuer or such Restricted Subsidiary of such licensee in a bankruptcy, reorganization or similar proceeding with respect to the Issuer or such Restricted Subsidiary; provided that such Liens do not cover any assets other than the intellectual property subject to such license;

(35) Liens on the Equity Interests of Unrestricted Subsidiaries;

(36) in the case of (A) any Restricted Subsidiary that is not a Wholly-Owned Subsidiary or (B) the Equity Interests in any Person that is not a Restricted Subsidiary, any encumbrance or restriction, including any put and call arrangements, related to Equity Interests in such Restricted Subsidiary or such other Person set forth in the organizational documents of such Restricted Subsidiary or such other Person or any related joint venture, stockholders’ or similar agreement;

(37) Liens on property or assets used to defease or to irrevocably satisfy and discharge Indebtedness; provided that such defeasance or satisfaction and discharge is not prohibited by the Indenture;

(38) [reserved];

(39) Liens securing Supply Chain Financing Obligations in the aggregate not to exceed at any one time outstanding $40.0 million;

(40) Liens on property of the Issuer or a Restricted Subsidiary in favor of the United States of America or any State thereof, or any department, agency or instrumentality or political subdivision of the United States of America or any State thereof, to secure partial, progress, advance or other payments pursuant to any contract or statute;

(41) banker’s liens, rights of set-off or similar rights and remedies as to deposit accounts or other funds maintained with depository institutions and securities accounts and other financial assets maintained with a securities intermediary; provided that such deposit accounts or funds and securities accounts or other financial assets are not established or deposited for the purpose of providing collateral for any Indebtedness;

(42) Liens in respect of any Sale and Lease-Back Transactions in the aggregate not to exceed at any one time outstanding $50.0 million; and

(43) in connection with the sale or transfer of any Equity Interests or other assets in a transaction permitted under the Indenture, customary rights and restrictions contained in agreements relating to such sale or transfer pending the completion thereof.

For purposes of determining compliance with this definition, (x) a Lien need not be incurred solely by reference to one category of Permitted Liens described in this definition but may be incurred under any combination of such categories (including in part under one such category and in part under any other such category), (y) in the event that a Lien (or any portion thereof) meets the criteria of one or more of such categories of Permitted Liens, the Issuer shall, in its sole discretion, classify or reclassify such Lien (or any portion thereof) in any manner that complies with this definition, and (z) in the event that a portion of Indebtedness secured by a Lien could be classified as secured in part pursuant to clause (20) above (giving effect to the incurrence of such portion of such Indebtedness), the Issuer, in its sole discretion, may classify such portion of such Indebtedness (and any Obligations in respect thereof) as having been secured pursuant to clause (20) above and thereafter the remainder of the Indebtedness as having been secured pursuant to one or more of the other clauses of this definition.

“Person” means any individual, corporation, limited liability company, partnership, joint venture, association, joint stock company, trust, unincorporated organization, government or any agency or political subdivision thereof or any other entity.

“preferred stock” means any Equity Interest with preferential rights of payment of dividends or upon liquidation, dissolution, or winding up.

“Rating Agencies” mean Moody’s and S&P or if Moody’s or S&P or both shall not make a rating on the notes publicly available, a nationally recognized statistical rating agency or agencies, as the case may be, selected by the Issuer which shall be substituted for Moody’s or S&P or both, as the case may be.

“Refinance” means, in respect of any Indebtedness, Disqualified Stock or preferred stock, to refinance, extend, renew, refund, repay, prepay, purchase, redeem, defease or retire, or to issue other Indebtedness, Disqualified Stock or preferred stock in exchange or replacement for, such Indebtedness, Disqualified Stock or preferred stock, in whole or in part. “Refinanced” and “Refinancing” shall have correlative meanings.

“Related Business Assets” means assets (other than cash or Cash Equivalents) used or useful in a Similar Business; provided that any assets received by the Issuer or the Restricted Subsidiaries in exchange for assets transferred by the Issuer or a Restricted Subsidiary shall not be deemed to be Related Business Assets if they consist of Capital Stock of a Person, unless upon receipt of the Capital Stock of such Person, such Person would become a Restricted Subsidiary.

“Restricted Investment” means an Investment other than a Permitted Investment.

“Restricted Subsidiary” means, at any time, any direct or indirect Subsidiary of the Issuer (including any Foreign Subsidiary) that is not then an Unrestricted Subsidiary; provided that upon the occurrence of an Unrestricted Subsidiary ceasing to be an Unrestricted Subsidiary in accordance with the Indenture, such Subsidiary shall be included in the definition of “Restricted Subsidiary.”

“S&P” means Standard & Poor’s Ratings Services and any successor to its rating agency business.

“Sale and Lease-Back Transaction” means any arrangement with any Person providing for the leasing by the Issuer or any Restricted Subsidiary of any real or tangible personal property, which property has been or is to be sold or transferred by the Issuer or such Restricted Subsidiary to such Person in contemplation of such leasing.

“SEC” means the Securities and Exchange Commission.

“Secured Indebtedness” means any Indebtedness of the Issuer or any of its Restricted Subsidiaries secured by a Lien.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations of the SEC promulgated thereunder.

“Senior Credit Facilities” means the credit facilities provided under the Credit Agreement, dated as of May 9, 2018, among the Issuer, the lenders party thereto from time to time in their capacities as lenders thereunder, and JPMorgan Chase Bank, N.A., as administrative agent, including any notes, mortgages, guarantees, collateral documents, instruments and agreements executed in connection therewith, and any amendments, supplements, modifications, extensions, replacements, renewals, restatements, refundings or refinancings thereof and any one or more indentures or credit facilities or commercial paper facilities with banks or other institutional lenders or investors that extend, replace, refund, refinance, renew or defease any part of the loans, notes, other credit facilities or commitments thereunder, including any such replacement, refunding or refinancing facility or indenture that increases the amount borrowable thereunder or alters the maturity thereof or adds Restricted Subsidiaries as additional borrowers or guarantors thereunder and whether by the same or any other agent, lender or group of lenders.

“Senior Indebtedness” means with respect to any Person:

(1) Indebtedness of such Person, whether outstanding on the Issue Date or thereafter incurred, and

(2) all other Obligations of such Person (including interest accruing on or after the filing of any petition in bankruptcy or for reorganization relating to such Person whether or not post-filing interest is allowed in such proceeding) in respect of Indebtedness described in clause (1) above, in the case of both clauses (1) and (2), to the extent permitted to be incurred under the terms of the Indenture, unless, in the case of clauses (1) and (2), in the instrument creating or evidencing the same or pursuant to which the same is outstanding, it is provided that such Indebtedness or other Obligations are subordinated in right of payment to the notes or the Guarantee of such Person, as the case may be; provided that Senior Indebtedness shall not include:

(1) any obligation of such Person to the Issuer or any Subsidiary of the Issuer;

(2) any liability for Federal, state, local or other taxes owed or owing by such Person;

(3) any accounts payable or other liability to trade creditors arising in the ordinary course of business;

(4) any Capital Stock;

(5) any Indebtedness or other Obligation of such Person which is subordinate or junior in any respect to any other Indebtedness or other Obligation of such Person; or

(6) that portion of any Indebtedness which at the time of incurrence is incurred in violation of the Indenture.

“Separation and Distribution Agreement” means the Separation and Distribution Agreement, dated as of May 9, 2018, by and between Dover and the Issuer.

“Significant Subsidiary” means any Restricted Subsidiary that would be a “significant subsidiary” as defined in Article 1, Rule 1- 02 of Regulation S-X, promulgated pursuant to the Securities Act, as such regulation is in effect on the Issue Date.

“Similar Business” means any business conducted or proposed to be conducted by the Issuer and the Restricted Subsidiaries on the Effective Date or any business that is similar, reasonably related, incidental or ancillary thereto or extensions, developments or expansions thereof.

“Spin-Off Documents” means the Separation and Distribution Agreement, the Transition Services Agreement, the Tax Matters Agreement and the Employee Matters Agreement, together with any other material agreements, instruments or other documents entered into in connection with any of the foregoing, each on substantially the terms described in the Offering Memorandum.

“Subordinated Indebtedness” means

(a) with respect to the Issuer, any Indebtedness of the Issuer which is by its terms subordinated in right of payment to the notes, and

(b) with respect to any Guarantor, any Indebtedness of such Guarantor which is by its terms subordinated in right of payment to the Guarantee of such Guarantor under the Indenture.

“Subsidiary” means, with respect to any Person,

(1) any corporation, association, or other business entity (other than a partnership, joint venture, limited liability company or similar entity) of which more than 50% of the total voting power of shares of Capital Stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time of determination owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of that Person or a combination thereof; and

(2) any partnership, joint venture, limited liability company or similar entity of which:

(x) more than 50% of the capital accounts, distribution rights, total equity and voting interests or general or limited partnership interests, as the case may be, are owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of that Person or a combination thereof whether in the form of membership, general, special or limited partnership or otherwise; and

(y) such Person or any Restricted Subsidiary of such Person is a controlling general partner or otherwise controls such entity.

“Supply Chain Financing” means any agreement under which any bank, financial institution or other person may from time to time provide any financial accommodation to any of the Issuer or any Subsidiary in connection with trade payables of the Issuer or any Subsidiary, in each case issued for the benefit of any such bank, financial institution or such other person that has acquired such trade payables pursuant to “supply chain” or other similar financing for vendors and suppliers of the Issuer or any Subsidiaries, so long as (i) other than in the case of Supply Chain Financing Obligations, such Indebtedness is unsecured, (ii) the terms of such trade payables shall not have been extended in connection with the Supply Chain Financing and (iii) such Indebtedness represents amounts not in excess of those which the Issuer or any of its Subsidiaries would otherwise have been obligated to pay to its vendor or supplier in respect of the applicable trade payables.

“Supply Chain Financing Obligations” means obligations of the Issuer and its Subsidiaries including non-wholly owned Subsidiaries, if applicable, under or in respect of any Supply Chain Financing.

“Tax Matters Agreement” means the Tax Matters Agreement, dated as of May 9, 2018, by and between Dover and the Issuer.

“Transition Services Agreement” means the Transition Services Agreement, dated as of May 9, 2018, by and between Dover and the Issuer.

“Treasury Rate” means, as of any Redemption Date, the weekly average rounded to the nearest 1/100th of a percentage point (for the most recently completed week for which such information is available as of the date that is two business days prior to the Redemption Date) of the yield to maturity of United States Treasury securities with a constant maturity (as compiled and published in Federal Reserve Statistical Release H.15 with respect to each applicable day during such week (or, if such Statistical Release is no longer published, any publicly available source of similar market data)) most nearly equal to the period from the Redemption Date to May 1, 2021; provided that if the period from the Redemption Date to May 1, 2021 is not equal to the constant maturity of a United States Treasury Security for which such a yield is given, the Treasury Rate shall be obtained by linear interpolation (calculated to the nearest one-twelfth of a year) from the weekly average yields of United States Treasury Securities for which such yields are given, except that if the period from the Redemption Date to May 1, 2021 is less than one year, the weekly average yield on actively traded United States Treasury securities adjusted to a constant maturity of one year will be used.

“Trust Indenture Act” means the Trust Indenture Act of 1939, as amended (15 U.S.C. §§ 77aaa-77bbbb), as in effect on the Issue Date and, to the extent required by law, as amended.

“Trustee” means Wells Fargo Bank, National Association until a successor replaces it and, thereafter, means the successor.

“Unrestricted Subsidiary” means:

(1) as of the Issue Date, AMES (subject to the right of the board of directors of the Issuer to designate AMES as a Restricted Subsidiary and thereafter to re-designate AMES as an Unrestricted Subsidiary from time to time, all as provided below),

(2) any Subsidiary of the Issuer which at the time of determination is an Unrestricted Subsidiary (as designated by the board of directors of the Issuer, as provided below) and

(3) any Subsidiary of an Unrestricted Subsidiary.

The board of directors of the Issuer may designate any Subsidiary of the Issuer (including any existing Subsidiary and any newly acquired or newly formed Subsidiary) to be an Unrestricted Subsidiary unless such Subsidiary or any of its Subsidiaries owns any Equity Interests or Indebtedness of, or owns or holds any Lien on, any property of, the Issuer or any Restricted Subsidiary (other than any Subsidiary of the Subsidiary to be so designated); provided that

(a) any Unrestricted Subsidiary must be an entity of which the Equity Interests entitled to cast at least a majority of the votes that may be cast by all Equity Interests having ordinary voting power for the election of directors or other governing body are owned, directly or indirectly, by the Issuer,

(b) such designation would be permitted by the covenant described under “—Certain Covenants—Limitation on restricted payments” and the definition of “Investments” and

(c) each of

(1) the Subsidiary to be so designated and

(2) its Subsidiaries has not at the time of designation, and does not thereafter, create, incur, issue, assume, guarantee or otherwise become directly or indirectly liable with respect to any Indebtedness pursuant to which the lender has recourse to any of the assets of the Issuer or any Restricted Subsidiary.

The board of directors of the Issuer may designate any Unrestricted Subsidiary (including without limitation, AMES) to be a Restricted Subsidiary; provided that, immediately after giving effect to such designation no Default shall have occurred and be continuing and either:

(1) the Issuer could incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test described in the first paragraph under “—Certain Covenants—Limitation on incurrence of indebtedness and issuance of disqualified stock” or

(2) the Fixed Charge Coverage Ratio for the Issuer and the Restricted Subsidiaries would be equal to or greater than such ratio for the Issuer and the Restricted Subsidiaries immediately prior to such designation, in each case on a pro forma basis taking into account such designation.

Any such designation by the board of directors of the Issuer shall be notified by the Issuer to the Trustee by promptly filing with the Trustee a copy of the Board Resolution giving effect to such designation and an Officer’s Certificate certifying that such designation complied with the foregoing provisions.

“Voting Stock” of any Person as of any date means the Capital Stock of such Person that is normally entitled to vote in the election of the board of directors of such Person.

“Weighted Average Life to Maturity” means, when applied to any Indebtedness, Disqualified Stock or preferred stock, as the case may be, at any date, the quotient obtained by dividing

(1) the sum of the products of the number of years from the date of determination to the date of each successive scheduled principal payment of such Indebtedness or redemption or similar payment with respect to such Disqualified Stock or preferred stock multiplied by the amount of such payment, by

(2) the sum of all such payments.

“Wholly-Owned Subsidiary” of any Person means a Subsidiary of such Person, 100% of the outstanding Capital Stock or other ownership interests of which (other than directors’ qualifying shares) shall at the time be owned by such Person or by one or more Wholly-Owned Subsidiaries of such Person.

SUMMARY OF MATERIAL UNITED STATES FEDERAL INCOME TAX CONSEQUENCES

The following discussion summarizes material U.S. federal income tax consequences relating to the exchange of outstanding notes for exchange notes in the exchange offer. This summary addresses only the U.S. federal income tax consequences of the exchange of outstanding notes originally acquired at their initial offering for an amount of cash equal to their issue price and held as “capital assets” within the meaning of Section 1221 of the Code. This discussion does not address the issuance of any additional securities by us because no additional securities are contemplated by this prospectus. This discussion is based upon the Code, existing and proposed U.S. Treasury Regulations promulgated thereunder, and rulings, judicial decisions and administrative interpretations thereunder, all as of the date hereof and all of which are subject to change, possibly with retroactive effect, or subject to different interpretations.

This discussion does not address all U.S. federal income tax considerations that may be relevant to a particular holder in light of the holder’s circumstances or to certain categories of investors that may be subject to special rules, such as banks and other financial institutions, regulated investment companies, real estate investment trusts, insurance companies, tax-exempt entities, dealers in securities or currencies, brokers, traders in securities that elect to use mark-to-market method of accounting for their securities holdings, persons who hold the notes through partnerships or other pass-through entities, controlled foreign corporations, passive foreign investment companies, U.S. expatriates, U.S. holders whose “functional currency” for U.S. federal income tax purposes is not the U.S. dollar or persons who hold the notes as part of a hedge, conversion transaction, straddle or other integrated transaction. In addition, this discussion does not address any U.S. federal gift tax, estate tax or alternative minimum tax consequences or any state, local, foreign or other tax consequences.

The exchange of outstanding notes for exchange notes in the exchange offer will not constitute a taxable exchange or other taxable event for U.S. federal income tax purposes. Consequently, you will not recognize gain or loss upon receipt of an exchange note, your holding period for the exchange note should include your holding period for the outstanding note exchanged therefor and your adjusted tax basis in the exchange note should be the same as your adjusted tax basis in the outstanding note immediately before the exchange.

The preceding discussion of material U.S. federal income tax consequences of the exchange offer is for general purposes only. It is not written to be, and it should not be construed to be, tax or legal advice to any holder. You should consult your own tax advisor as to the particular tax consequences to you of the exchange offer, including the effect and applicability of state, local or foreign tax laws or tax treaties and the possible effects of changes in the applicable tax laws, as well as the tax consequences of the ownership and disposition of outstanding notes or exchange notes.

PLAN OF DISTRIBUTION

Each broker-dealer that receives exchange notes for its own account pursuant to the exchange offer must acknowledge that it will deliver a prospectus in connection with any resale of such exchange notes. This prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of exchange notes received in exchange for outstanding notes where such outstanding notes were acquired as a result of market-making activities or other trading activities. We have agreed to keep effective the registration statement of which this prospectus is a part until 180 days after the completion of the exchange offer. In addition, all dealers effecting transactions in the exchange notes may be required to deliver a prospectus.

We will not receive any proceeds from any sale of exchange notes by broker-dealers. Exchange notes received by broker-dealers for their own account pursuant to the exchange offer may be sold from time to time in one or more transactions in the over-the-counter market, in negotiated transactions, through the writing of options on the exchange notes or a combination of such methods of resale, at market prices prevailing at the time of resale, at prices related to such prevailing market prices or at negotiated prices. Any such resale may be made directly to purchasers or through brokers or dealers who may receive compensation in the form of commissions or concessions from any such broker-dealer and/or the purchasers of any such exchange notes. Any broker-dealer that resells exchange notes that were received by it for its own account pursuant to the exchange offer and any broker or dealer that participates in a distribution of such exchange notes may be deemed to be an “underwriter” within the meaning of the Securities Act, and any profit of any such resale of exchange notes and any commission or concessions received by any such persons may be deemed to be underwriting compensation under the Securities Act. The letter of transmittal states that, by acknowledging that it will deliver and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an “underwriter” within the meaning of the Securities Act.

Subject to certain limitations set forth in the registration rights agreement, we have agreed to pay all expenses incident to our performance of or compliance with our obligations under the registration rights agreement with respect to the exchange offer (including the reasonable expenses of one counsel for the holders of the outstanding notes) other than commissions or concessions of any broker-dealers and will indemnify you (including any broker-dealers) against certain liabilities, including liabilities under the Securities Act.

LEGAL MATTERS

The validity and enforceability of the exchange notes will be passed upon for us by Baker & McKenzie LLP, Houston, Texas.

EXPERTS

The financial statements as of December 31, 2017 and 2016 and for each of the three years in the period ended December 31, 2017 included in this Prospectus have been so included in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

SEC POSITION ON INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling the registrant pursuant to the foregoing provisions, the registrant has been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

APERGY CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF INCOME

(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
(in thousands, except per share data)	2018	2017	2018	2017
Product revenue	$283,103	$235,848	$808,311	$679,837
Service revenue	20,471	16,149	62,014	46,163
Lease and other revenue	12,894	6,657	35,993	19,093

Total revenue	316,468	258,654	906,318	745,093
Cost of goods and services	202,734	173,880	594,605	500,329

Gross profit	113,734	84,774	311,713	244,764
Selling, general and administrative expense	69,022	54,828	194,568	162,359
Interest expense, net	10,584	79	16,813	199
Other expense, net	910	2,941	3,724	7,929

Income before income taxes	33,218	26,926	96,608	74,277
Provision for income taxes	7,723	8,241	24,324	22,973

Net income	25,495	18,685	72,284	51,304
Net income attributable to noncontrolling interest	232	264	295	860

Net income attributable to Apergy	$25,263	$18,421	$71,989	$50,444

Earnings per share attributable to Apergy: *
Basic	$0.33	$0.24	$0.93	$0.65
Diluted	$0.33	$0.24	$0.93	$0.65
Weighted-average shares outstanding: *
Basic	77,340	77,340	77,340	77,340
Diluted	77,569	77,890	77,742	77,890

*	See Note 4 — Earnings Per Share.

The accompanying notes are an integral part of the condensed consolidated financial statements.

APERGY CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME

(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
(in thousands)	2018	2017	2018	2017
Net income	$25,495	$18,685	$72,284	$51,304
Other comprehensive income (loss), net of tax:
Foreign currency translation adjustments (1)	(515)	5,303	(9,080)	6,895
Pension and other post-retirement benefit plans:
Net actuarial gain arising during period	—	—	170	—
Reclassification adjustment of net actuarial loss included in net income	86	67	181	199
Reclassification adjustment for settlement losses included in net income	353	—	353	—

Total pension and other post-retirement benefit plans (2)	439	67	704	199

Other comprehensive income (loss)	(76)	5,370	(8,376)	7,094

Comprehensive income	25,419	24,055	63,908	58,398
Comprehensive income attributable to noncontrolling interest	232	264	295	860

Comprehensive income attributable to Apergy	$25,187	$23,791	$63,613	$57,538

(1)	Net of income tax (expense) benefit of nil for the three and nine months ended September 30, 2018 and 2017.
(2)

Net of income tax (expense) benefit of $161 and $35 for the three months ended September 30, 2018 and 2017, respectively, and $123 and $102 for the nine months ended September 30, 2018 and 2017, respectively.

The accompanying notes are an integral part of the condensed consolidated financial statements.

APERGY CORPORATION

CONDENSED CONSOLIDATED BALANCE SHEETS

(Unaudited)

(in thousands)	September 30, 2018	December 31, 2017
Assets
Cash and cash equivalents	$18,014	$23,712
Receivables, net of allowances of $5,454 in 2018 and $4,753 in 2017	277,926	202,024
Inventories, net	219,133	201,591
Prepaid expenses and other current assets	20,824	14,038

Total current assets	535,897	441,365
Property, plant and equipment, net	236,067	211,832
Goodwill	906,766	910,088
Intangible assets, net	297,397	338,510
Other non-current assets	7,229	2,980

Total assets	1,983,356	1,904,775

Liabilities and Equity
Accounts payable	127,103	98,826
Accrued compensation and employee benefits	36,988	30,289
Accrued expenses and other current liabilities	53,054	21,950

Total current liabilities	217,145	151,065
Long-term debt	687,543	3,742
Deferred income taxes	93,138	96,985
Other long-term liabilities	20,770	12,949

Total liabilities	1,018,596	264,741
Stockholders’ equity:
Common stock (2.5 billion shares authorized, $0.01 par value) 2018 — 77.3 million shares issued and outstanding	773	—
Additional paid-in capital	967,044	—
Retained earnings	33,257	—
Net parent investment in Apergy	—	1,661,700
Accumulated other comprehensive loss	(38,527)	(26,415)

Total stockholders’ equity	962,547	1,635,285
Noncontrolling interest	2,213	4,749

Total equity	964,760	1,640,034

Total liabilities and equity	$1,983,356	$1,904,775

The accompanying notes are an integral part of the condensed consolidated financial statements.

APERGY CORPORATION

CONDENSED CONSOLIDATED STATEMENT OF CHANGES IN STOCKHOLDERS’ EQUITY

(Unaudited)

	Common stock
(in thousands)	Par Value	Capital in excess of par value	Retained Earnings	Net Parent Investment in Apergy	Accum. Other Comp. Loss	Non-controlling Interest	Total
December 31, 2017	$—	$—	$—	$1,661,700	$(26,415)	$4,749	$1,640,034
Cumulative effect of accounting changes (Note 2)	—	—	—	1,315	(1,315)	—	—
Net income	—	—	33,257	38,732		295	72,284
Other comprehensive loss	—	—	—	—	(8,376)	—	(8,376)
Net transfer to/from Dover	—	—	—	(736,549)	(2,421)	—	(738,970)
Reclassification of net parent investment in Apergy	—	965,198	—	(965,198)	—	—	—
Issuance of common stock	773	(773)	—	—	—	—	—
Stock-based compensation	—	2,619	—	—	—	—	2,619
Distributions to noncontrolling interest	—	—	—	—	—	(2,720)	(2,720)
Other	—	—	—	—	—	(111)	(111)

September 30, 2018	$773	$967,044	$33,257	$—	$(38,527)	$2,213	$964,760

The accompanying notes are an integral part of the condensed consolidated financial statements.

APERGY CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(Unaudited)

	Nine Months Ended September 30,
(in thousands)	2018	2017
Cash provided (required) by operating activities:
Net income	$72,284	$51,304
Adjustments to reconcile net income to net cash provided (required) by operating activities:
Depreciation	52,814	42,233
Amortization	38,863	40,190
Stock-based compensation	3,129	1,762
(Gain) loss on sale of fixed assets	194	(713)
Deferred income taxes	(4,674)	(17,503)
Other	5,138	(5,539)
Changes in operating assets and liabilities (net of effects of acquisitions and foreign exchange):
Receivables	(79,533)	(62,203)
Inventories	(20,960)	(28,245)
Prepaid expenses and other current assets	(5,514)	(4,893)
Accounts payable	27,776	37,950
Accrued compensation and employee benefits	13,640	4,965
Accrued expenses and other current liabilities	24,602	2,927
Leased assets and other	(34,953)	(21,030)

Net cash provided by operating activities	92,806	41,205

Cash provided (required) by investing activities:
Capital expenditures	(45,832)	(29,445)
Proceeds from sale of property, plant and equipment	970	2,616
Purchase price adjustments on acquisition	53	—

Net cash required by investing activities	(44,809)	(26,829)

Cash provided (required) by financing activities:
Proceeds from long-term debt, net of discounts	713,963	—
Payment of debt issue costs	(16,006)	—
Repayment of long-term debt	(20,000)	—
Distributions to Dover Corporation, net	(728,857)	(19,220)
Distribution to noncontrolling interest	(2,720)	(1,212)

Net cash required by financing activities	(53,620)	(20,432)

Effect of exchange rate changes on cash and cash equivalents	(75)	3,476

Net decrease in cash and cash equivalents	(5,698)	(2,580)
Cash and cash equivalents at beginning of period	23,712	26,027

Cash and cash equivalents at end of period	$18,014	$23,447

The accompanying notes are an integral part of the condensed consolidated financial statements.

APERGY CORPORATION

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

(Unaudited)

NOTE 1 — BASIS OF PRESENTATION AND SEPARATION

Apergy Corporation (“Apergy”) is a leading provider of highly engineered equipment and technologies that help companies drill for and produce oil and gas safely and efficiently around the world. Our products provide efficient functioning throughout the lifecycle of a well—from drilling to completion to production. We report our results of operations in the following reporting segments: Production & Automation Technologies and Drilling Technologies. Our Production & Automation Technologies segment offerings consist of artificial lift equipment and solutions, including rod pumping systems, electric submersible pump systems, progressive cavity pumps and drive systems and plunger lifts, as well as a full automation and digital offering consisting of equipment, software and Industrial Internet of Things solutions for downhole monitoring, wellsite productivity enhancement and asset integrity management. Our Drilling Technologies segment offering provides market leading polycrystalline diamond cutters and bearings that result in cost effective and efficient drilling.

Separation and Distribution

On April 18, 2018, the Dover Corporation (“Dover”) Board of Directors approved the separation of entities conducting its upstream oil and gas energy business within Dover’s Energy segment (the “Separation”) into an independent, publicly traded company named Apergy Corporation. Apergy Corporation was incorporated in Delaware on October 10, 2017, under the name Wellsite Corporation and was renamed Apergy Corporation on February 2, 2018. Apergy Corporation was formed for the purpose of holding entities, assets and liabilities conducting Dover’s upstream oil and gas business within Dover’s Energy segment. In accordance with the separation and distribution agreement, the two companies were separated by Dover distributing to Dover’s stockholders all 77,339,828 shares of common stock of Apergy on May 9, 2018. Each Dover shareholder received one share of Apergy stock for every two shares of Dover stock held at the close of business on the record date of April 30, 2018. In conjunction with the Separation, Dover received a private letter ruling from the Internal Revenue Service to the effect that, based on certain facts, assumptions, representations and undertakings set forth in the ruling, for U.S. federal income tax purposes, the distribution of Apergy common stock was not taxable to Dover or U.S. holders of Dover common stock, except in respect to cash received in lieu of fractional share interests. Following the Separation, Dover retained no ownership interest in Apergy, and each company, as of May 9, 2018, has separate public ownership, boards of directors and management. A registration statement on Form 10, as amended, describing the Separation was filed by Apergy with the U.S. Securities and Exchange Commission (“SEC”) and was declared effective on April 19, 2018. On May 9, 2018, Apergy common stock began “regular-way” trading on the New York Stock Exchange under the “APY” symbol.

Tax Matters Agreement

On May 9, 2018, Apergy and Dover entered into a tax matters agreement which governs Apergy’s and Dover’s respective rights, responsibilities and obligations after the Separation with respect to tax liabilities (including taxes, if any incurred as a result of any failure of the Separation or certain related transactions to qualify for tax-free treatment for U.S. federal income tax purposes) and benefits, tax attributes, the preparation and filing of tax returns, the control of audits and other tax proceedings and other tax matters. Neither party’s obligations under the tax matters agreement will be limited in amount or subject to any cap.

Apergy also agreed to certain covenants that contain restrictions intended to preserve the tax-free status of the Separation and certain related transactions. Apergy and certain of its subsidiaries are barred from taking any action, or failing to take any action, where such action or failure to act may be expected to result in any increased tax liability or reduced tax attribute of Dover. In addition, during the time period ending two years after the date of the Separation, these covenants include specific restrictions on the ability of Apergy and certain of its subsidiaries to:

•	issue or sell stock or other securities (including securities convertible into Apergy stock but excluding certain compensatory arrangements);

•	cease to actively conduct its business or dispose of assets outside the ordinary course of business; and

•	enter into certain other corporate transactions which could cause Apergy to undergo a 40% or greater change in its stock ownership.

Employee Matters Agreement

On May 9, 2018, Apergy and Dover entered into an employee matters agreement which governs the respective rights, responsibilities and obligations of the parties in connection with the Separation with respect to employee-related matters. The employee matters agreement provides for the allocation and treatment of assets and liabilities as applicable, arising out of incentive plans, retirement plans, and employee health and welfare benefit programs, in which Apergy’s employees participated prior to the Separation, and the treatment of outstanding Dover incentive awards. In general, Apergy assumed liabilities related to its current and former employees incurred before the Separation. Dover retained liabilities accrued prior to the Separation related to certain Apergy participants in Dover’s U.S. defined benefit pension plan. As a result of the Separation and effective May 15, 2018, outstanding Dover equity awards held by Apergy employees, other than Dover performance shares, converted into corresponding Apergy equity awards issued under the Apergy Corporation 2018 Equity and Cash Incentive Plan. Generally, each award is subject to the same terms and conditions as were in effect prior to the Separation. Immediately prior to the Separation, outstanding Dover performance shares held by Apergy employees that related to performance periods ending after the Separation were cancelled.

In connection with the Separation, we incurred an aggregate principal amount of $715 million of long-term debt, which consisted of a $415 million term loan facility and $300 million of senior notes. Net proceeds from the notes offering, together with borrowings under the term loan facility, were used to make a cash payment of $700 million to Dover and to pay fees and expenses incurred in connection with the Separation. See Note 8 — Debt for additional information.

Basis of Presentation

Prior to the Separation, our results of operations, financial position and cash flows were derived from the consolidated financial statements and accounting records of Dover and reflect the combined historical results of operations, financial position and cash flows of certain Dover entities conducting its upstream oil and gas energy business within Dover’s Energy segment, including an allocated portion of Dover’s corporate costs. These financial statements have been presented as if such businesses had been combined for all periods prior to the Separation. All intercompany transactions and accounts within Dover were eliminated. The assets and liabilities were reflected on a historical cost basis since all of the assets and liabilities presented were wholly owned by Dover and were transferred within the Dover consolidated group. The statements of income also include expense allocations for certain corporate functions historically performed by Dover and not allocated to its operating segments, including corporate executive management, human resources, information technology, facilities, tax, shared services, finance and legal, including the costs of salaries, benefits and other related costs. These expense allocations were based on direct usage or benefit where identifiable, with the remainder allocated on the basis of revenue, headcount or other measures. These pre-Separation combined financial statements may not include all of the actual expenses that would have been incurred had we been a stand-alone public company during the periods presented prior to the Separation and consequently may not reflect our results of operations, financial position and cash flows had we been a stand-alone public company during the periods presented prior to the Separation. Actual costs that would have been incurred if we had been a stand-alone public company would depend on a variety of factors, including organizational structure and strategic decisions made in various areas, including information technology and infrastructure.

Prior to the Separation, transactions between Apergy and Dover, with the exception of transactions discussed in Note 3 — Related Party Transactions, are reflected in the condensed combined balance sheet as of December 31, 2017, as part of “Net parent investment in Apergy” and in the condensed combined statements of cash flows as a financing activity in “Distributions to Dover Corporation, net.” See Note 3 — Related Party Transactions for additional information.

No portion of Dover’s third-party debt was historically held by an Apergy entity or was transferred to Apergy; therefore, no debt was included in the condensed combined balance sheet as of December 31, 2017, and no interest expense was presented in the condensed combined statement of income for the three and nine months ended September 30, 2017. Intercompany notes payable to Dover of $224.5 million as of December 31, 2017, were presented within “Net parent investment in Apergy” because the notes were not settled in cash. Accordingly, no interest expense related to intercompany debt was presented in the condensed combined statements of income for each of the periods presented prior to the Separation. Additionally, our U.S. cash was historically pooled to Dover through intercompany advances and consequently is not reflected on our condensed combined balance sheet as of December 31, 2017.

All financial information presented after the Separation represents the consolidated results of operations, financial position and cash flows of Apergy. Accordingly, our results of operations and cash flows consist of the consolidated results of Apergy from May 9, 2018 to September 30, 2018, and the combined results of operations and cash flows for periods prior to May 9, 2018. Our balance sheet as of September 30, 2018, reflects the consolidated balances of Apergy while the December 31, 2017, balance sheet reflects the combined balances of the Dover upstream oil and gas energy businesses that were transferred to Apergy. Our management believes the assumptions underlying these condensed consolidated financial statements, including the assumptions regarding the allocation of corporate expenses from Dover for periods prior to the Separation, are reasonable.

The legal transfer of the upstream oil and gas energy businesses from Dover to Apergy occurred on May 9, 2018; however, for ease of reference, and unless otherwise stated or the context otherwise requires, all references to “Apergy Corporation,” “Apergy,” “we,” “us” or “our” refer (i) prior to the Separation, to the Apergy businesses, consisting of entities, assets and liabilities conducting the upstream oil and gas business within Dover’s Energy segment and (ii) after the Separation, to Apergy Corporation and its consolidated subsidiaries.

Interim Financial Information

The accompanying unaudited condensed consolidated financial statements of Apergy have been prepared in accordance with generally accepted accounting principles in the United States (“GAAP”) and pursuant to the rules and regulations of the SEC pertaining to interim financial information. As permitted under those rules, certain footnotes or other financial information that are normally required by GAAP have been condensed or omitted. Therefore, these financial statements should be read in conjunction with the audited combined financial statements, and notes thereto, in the Information Statement included in Amendment No. 1 to the Form 10 filed with the SEC on April 12, 2018.

The preparation of financial statements in conformity with GAAP requires us to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Although these estimates are based on management’s best knowledge of current events and actions that we may undertake in the future, actual results may differ from our estimates. In the opinion of management, the accompanying unaudited condensed consolidated financial statements reflect all adjustments (consisting of normal recurring adjustments unless otherwise specified) necessary for a fair statement of our financial condition and results of operations as of and for the periods presented. Revenue, expenses, assets and liabilities can vary during each quarter of the year. Therefore, the results and trends in these financial statements may not be representative of the results that may be expected for the year ending December 31, 2018.

Reclassifications

Beginning in the first quarter of 2018, we changed our presentation of expenditures related to purchases of leased assets. Previously, these amounts were reported in the operating section of our cash flow statement as “other” in adjustments to reconcile net income but are now reported as changes in our operating assets and liabilities in the operating section of our cash flow statement as “leased assets and other.” During the first quarter of 2018, we changed our presentation of amortization expense primarily related to customer intangible assets. For the three and nine months ended September 30, 2017, we reclassified $11.0 million and $32.1 million of amortization expense previously reported as a component of “selling, general and administrative expense” to “cost of goods and services” on our condensed combined statements of income.

During the second quarter of 2018, we changed our presentation of capital lease obligations. As of December 31, 2017, we reclassified $3.7 million of capital lease obligations previously reported as “other long-term liabilities” to “long-term debt” on our condensed combined balance sheet.

Certain prior-year amounts have been reclassified to conform to the current year presentation. See Note 2 — New Accounting Standards for additional information.

NOTE 2 — NEW ACCOUNTING STANDARDS

Recently Adopted Accounting Standards

Effective January 1, 2018, we early adopted Financial Accounting Standards Board (“FASB”) Accounting Standards Update (“ASU”) No. 2018-02, “Income Statement — Reporting Comprehensive Income (Topic 220): Reclassification of Certain Tax Effects from Accumulated Other Comprehensive Income.” This update allows for the reclassification from accumulated other comprehensive income (“AOCI”) to equity for stranded deferred income tax effects resulting from the U.S. Tax Cuts and Jobs Act (“Tax Reform Act”). We elected to reclassify these stranded deferred income tax effects which amounted to $1.3 million. The stranded deferred income tax effects were specifically identified with our employee benefit plans and were the result of the reduction in the corporate income tax rate against the corresponding deferred income taxes in AOCI.

Effective January 1, 2018, we adopted ASU 2017-07, “Compensation — Retirement Benefits (Topic 715): Improving the Presentation of Net Periodic Pension Cost and Net Periodic Postretirement Benefit Cost.” This update changes the income statement presentation of defined benefit and post-retirement benefit plan expense by requiring separation between operating expense (service cost component of net periodic benefit cost) and non-operating expense (all other components of net periodic benefit cost, including interest cost, amortization of prior service cost, curtailments and settlements, etc.). The operating expense component is reported with similar compensation costs while the non-operating components are reported in “other expense, net” in the condensed consolidated statements of income. The adoption of this update was not material to the periods presented. We utilized a practical expedient which allows an entity to use amounts previously disclosed in its pension and other post-retirement benefits disclosures for any prior period as the estimation basis for applying the required retrospective presentation requirements.

Effective January 1, 2018, we adopted ASU 2017-01, “Business Combinations (Topic 805): Clarifying the Definition of a Business” which clarifies the definition of a business and assists entities with evaluating whether transactions should be accounted for as acquisitions (or disposals) of assets or businesses. Under this guidance, when substantially all of the fair value of gross assets acquired is concentrated in a single asset (or group of similar assets), the assets acquired would not represent a business. In addition, in order to be considered a business, an acquisition would have to include, at a minimum, an input and a substantive process that together significantly contribute to the ability to create an output. The update also narrows the definition of outputs by more closely aligning it with how outputs are described in guidance for revenue recognition. The adoption of this ASU did not have a material impact on our financial statements.

Effective January 1, 2018, we adopted ASU 2016-15, “Statement of Cash Flows (Topic 230): Classification of Certain Cash Receipts and Cash Payments.” The new update clarifies how certain cash receipts and cash payments should be presented and classified in the statement of cash flows. Specifically, the new update clarifies that when cash receipts and cash payments have aspects of more than one class of cash flows and cannot be separated, classification will depend on the predominant source or use. We adopted this guidance retrospectively.

For the nine months ended September 30, 2017, the impact of this adoption resulted in a $9.6 million increase in net cash provided by operating activities and a corresponding increase to net cash used by investing activities on our statement of cash flows related to cash expenditures for certain leased assets.

Effective January 1, 2018, we adopted ASU 2014-09, “Revenue from Contracts with Customers (Topic 606).” The update introduces a new five-step revenue recognition model in which an entity should recognize revenue to depict the transfer of promised goods or services to customers in an amount that reflects the consideration to which the entity expects to be entitled in exchange for those goods or services. The update also requires quantitative and qualitative disclosures to enable users to understand the nature, amount, timing and uncertainty of revenue and cash flows arising from contracts with customers. We applied the provisions of the ASU to contracts that were not completed as of January 1, 2018.

During the second half of 2015, Dover developed a project plan to implement ASU 2014-09, and as a subsidiary of Dover, we were included in Dover’s implementation efforts. We completed the project plan and analyzed the ASU’s impact on our contract portfolio, surveyed our businesses for our various revenue streams, completed contract reviews, and compared our historical accounting policies and practices to the requirements of the new guidance. We also evaluated the new disclosure requirements and identified and implemented appropriate changes to our business processes, systems and controls. We adopted the new guidance using the modified retrospective method and identified no cumulative effect adjustment to our total net investment balance as of January 1, 2018. The impact of adopting the new standard was not material to our financial statements for the three and nine months ended September 30, 2018.

We have applied the following practical expedients or elections under the new standard:

•

We elected to omit disclosure of unsatisfied performance obligations for (i) contracts with an original expected length of one year or less and (ii) contracts for which we recognize revenue at the amount to which we have the right to invoice for services performed.

•

We applied the practical expedient to not capitalize costs to obtain contracts with a duration of one year or less, which are expensed and included within “cost of goods and services” in the condensed consolidated statements of income.

•

We elected to use the practical expedient to not adjust the promised amount of consideration for the effects of a significant financing component if it is expected, at contract inception, that the period between when we transfer a promised good or service to a customer, and when the customer pays for that good or service, will be one year or less. Thus, we may not consider an advance payment to be a significant financing component, if it is received less than one year before product completion.

•

We elected to exclude all taxes assessed by a governmental authority that are both imposed on and concurrent with a specific revenue-producing transaction and collected from a customer (e.g., sales, use, value added, and some excise taxes) from the determination of the transaction price. As a result, our accounting policy of reporting revenue net of these taxes was not changed under the new standard.

•

We elected to account for shipping and handling activities performed after control of a good has been transferred to the customer as a contract fulfillment cost. As a result, our accounting policy related to shipping and handling was not changed under the new standard.

See Note 11 — Revenue for additional information.

Recently Issued Accounting Standards

In February 2016, the FASB issued ASU No. 2016-02, “Leases (Topic 842).” This update requires that a lessee recognize in the statement of financial position a liability for future lease payments and a right-of-use asset representing its right to use the underlying asset for the lease term. For leases with a term of 12 months or less, a lessee is permitted to make an accounting policy election by class of underlying asset not to recognize lease assets and lease liabilities. Similar to current guidance, the update continues to differentiate between finance leases and operating leases; however, this distinction now primarily relates to differences in the manner of expense recognition over time and in the classification of lease payments in the statement of cash flows. Additionally, lessors will be required to classify leases as sales-type, finance or operating, with classification affecting the pattern of income recognition. Classification for both lessees and lessors will be based on an assessment of whether risks and rewards as well as substantive control have been transferred through a lease contract. The guidance will be effective for us on January 1, 2019. Early adoption is permitted. We will adopt this standard on January 1, 2019, using the modified retrospective method, which will result in a cumulative catch-up adjustment to retained earnings.

After the Separation from Dover, we developed a project plan and established a cross-functional team to continue the process of implementing the new guidance, which included an evaluation of the work performed by Dover prior to the Separation. We made progress on our plan including gathering information on all leases, surveying our businesses, assessing our portolfio of leases and compiling a central repository of active leases. During the third quarter of 2018, we completed diagnostic reviews of certain sampled leases to support our policy elections. Additionally, we made significant progress configuring and implementing a new lease software system. We continue to evaluate our policy elections and considerations under the new lease guidance, including the potential use of practical expedients, and we are in the process of updating our internal control and business processes. As we continue to assess the impact the guidance will have on our financial statements and related disclosures, internal control over financial reporting and other business practices and processes, we expect to recognize right of use assets and liabilities for operating leases in our consolidated balance sheet upon adoption.

In June 2016, the FASB issued ASU 2016-13, “Financial Instruments — Credit Losses (Topic 326): Measurement of Credit Losses on Financial Instruments.” The update amends the impairment model to utilize an expected loss methodology in place of the currently used incurred loss methodology, which may result in earlier recognition of losses related to financial instruments. The guidance will be effective for us on January 1, 2020. Early adoption is permitted for annual periods beginning after December 15, 2018. We do not expect the adoption of this ASU to have a material impact on our financial statements.

In August 2018, the FASB issued ASU 2018-15, “Intangibles-Goodwill and Other-Internal-Use Software (Subtopic 350-40): Customer’s Accounting for Implementation Costs Incurred in a Cloud Computing Arrangement That Is a Service Contract.” The amendments in this update align the requirements for capitalizing implementation costs incurred in a hosting arrangement that is a service contract with the requirements for capitalizing implementation costs incurred to develop or obtain internal-use software (and hosting arrangements that include an internal-use software license). The accounting for the service element of a hosting arrangement that is a service contract is not affected by the amendments in this update. The amendments in this update are effective for interim and annual periods beginning on January 1, 2020, with early adoption permitted. The amendments in this update should be applied either retrospectively or prospectively to all implementation costs incurred after the date of adoption. We are in the process of assessing the impacts of the guidance will have on our financial statements.

NOTE 3 — RELATED PARTY TRANSACTIONS

Dover Corporation

Prior to the Separation, Dover provided certain services including corporate executive management, human resources, information technology, facilities, tax, shared services, finance and legal services. Dover continues to provide us certain of these services on a temporary basis following the Separation under a transition services agreement. Under the transition services agreement, Apergy pays a fee to Dover for services utilized under the transition services agreement, which fee is generally intended to allow Dover to recover all of its direct and indirect costs generally without profit. Except as provided otherwise in the transition services agreement, or with respect to specific services with other specified terms, the initial term of the transition services agreement will end on January 31, 2019, and the term may then be extended until May 9, 2019, or such other period set forth on the schedules thereto (subject to earlier termination under certain circumstances).

All financial information presented prior to the Separation does not include all the expenses that would have been incurred had Apergy been a stand-alone public company. The corporate expenses allocated by Dover to these financial statements were $4.7 million for the three months ended September 30, 2017, and $7.4 million and $16.5 million for the nine months ended September 30, 2018 and 2017, respectively, which were recorded in “selling, general and administrative expense” in the condensed consolidated statements of income.

For periods prior to the Separation, transactions between Apergy and Dover, with the exception of transactions discussed below with Dover’s affiliates, are reflected in “net parent investment in Apergy” in the condensed combined balance sheet as of December 31, 2017, and in “distributions to Dover Corporation, net” in the statements of cash flows for the nine months ended September 30, 2018 and 2017, as a financing activity. Accounts receivable, accounts payable and revenues with Dover and its affiliates were not material for the periods presented. We recognized royalty expense of $2.5 million for the three months ended September 30, 2017, and $2.3 million and $7.4 million for the nine months ended September 30, 2018 and 2017, respectively, related to the use of Dover’s intellectual property and patents which was included in “other expense, net” in the condensed consolidated statements of income. On April 1, 2018, patents and other intangibles owned by Dover related to our operations transferred to Apergy, and consequently, Apergy will no longer incur royalty charges related to these assets from Dover.

Noncontrolling Interest

For the nine months ended September 30, 2018 and 2017, we declared and paid $2.7 million and $1.2 million, respectively, of distributions to the noncontrolling interest holder in Norris Production Solutions Middle East LLC, a subsidiary in the Sultanate of Oman. We have a commission arrangement with our noncontrolling interest for 5% of certain annual product sales.

NOTE 4 — EARNINGS PER SHARE

On May 9, 2018, 77,339,828 shares of our common stock were distributed to Dover stockholders in conjunction with the Separation. See Note 1 — Basis Of Presentation And Separation for additional information. For comparative purposes, and to provide a more meaningful calculation of weighted-average shares outstanding, we have assumed the shares issued in conjunction with the Separation to be outstanding as of the beginning of each period prior to the Separation. In addition, we have assumed the potential dilutive securities outstanding as of May 8, 2018, were outstanding and fully dilutive in each of the periods prior to the Separation.

A reconciliation of the number of shares used for the basic and diluted earnings per share calculation was as follows:

	Three Months Ended September 30,		Nine Months Ended September 30,
(in thousands, except per share data)	2018	2017	2018	2017
Net income attributable to Apergy	$25,263	$18,421	$71,989	$50,444

Weighted-average number of shares outstanding	77,340	77,340	77,340	77,340
Dilutive effect of stock-based compensation	229	550	402	550

Total shares and dilutive securities	77,569	77,890	77,742	77,890

Basic earnings per share attributable to Apergy	$0.33	$0.24	$0.93	$0.65
Diluted earnings per share attributable to Apergy	$0.33	$0.24	$0.93	$0.65

NOTE 5 — INVENTORIES

Inventories consisted of the following:

(in thousands)	September 30, 2018	December 31, 2017
Raw materials	$48,735	$45,408
Work in progress	11,130	10,879
Finished goods	184,871	167,416

	244,736	223,703
LIFO and valuation adjustments	(25,603)	(22,112)

Inventories, net	$219,133	$201,591

NOTE 6 — PROPERTY, PLANT AND EQUIPMENT

Property, plant and equipment consisted of the following:

(in thousands)	September 30, 2018	December 31, 2017
Land	$13,623	$13,557
Buildings and improvements	104,026	99,233
Machinery, equipment and other	501,148	446,261

	618,797	559,051
Accumulated depreciation	(382,730)	(347,219)

Property, plant and equipment, net	$236,067	$211,832

During the nine months ended September 30, 2018, we transferred $42.5 million of inventory to property, plant and equipment related to certain assets entering our lease program.

NOTE 7 — GOODWILL AND INTANGIBLE ASSETS

Goodwill

The carrying amount, including changes therein, of goodwill by reporting segment was as follows:

(in thousands)	Production & Automation Technologies	Drilling Technologies	Total
December 31, 2017	$808,952	$101,136	$910,088
Purchase price adjustment *	(53)	—	(53)
Foreign currency translation	(3,269)	—	(3,269)

September 30, 2018	$805,630	$101,136	$906,766

*	Purchase price adjustment related to our 2017 acquisition of PCP Oil Tools S.A. and Ener Tools S.A.

Intangible Assets

The components of our definite- and indefinite-lived intangible assets were as follows:

	September 30, 2018			December 31, 2017
(in thousands)	Gross Carrying Amount	Accumulated Amortization	Net Carrying Amount	Gross Carrying Amount	Accumulated Amortization	Net Carrying Amount
Definite-lived intangible assets:
Customer intangibles	$569,832	$309,355	$260,477	$572,415	$276,655	$295,760
Trademarks	36,307	20,648	15,659	36,312	17,821	18,491
Patents	38,514	22,959	15,555	38,679	20,449	18,230
Unpatented technologies	9,700	9,700	—	9,700	9,700	—
Drawings and manuals	3,047	2,163	884	3,067	2,109	958
Other	5,346	4,124	1,222	5,382	3,911	1,471

	662,746	368,949	293,797	665,555	330,645	334,910
Indefinite-lived intangible assets:
Trademarks	3,600	—	3,600	3,600	—	3,600

Total	$666,346	$368,949	$297,397	$669,155	$330,645	$338,510

NOTE 8 — DEBT

Long-term debt consisted of the following:

(in thousands)	September 30, 2018	December 31, 2017
Revolving credit facility	$—	$—
Term loan facility	395,000	—
6.375% Senior Notes due 2026	300,000	—
Capital leases	4,337	3,742

Total	699,337	3,742
Net unamortized discounts and issuance costs	(11,794)	—

Total long-term debt	$687,543	$3,742

Senior Notes

On May 3, 2018, and in connection with the Separation, we completed the private placement of $300 million in aggregate principal amount of 6.375% senior notes due May 2026 (“Senior Notes”). Interest on the Senior Notes is payable semi-annually in arrears on May 1 and November 1 of each year, commencing on November 1, 2018. Net proceeds of $293.8 million from the offering were utilized to partially fund the $700 million cash payment to Dover at the Separation and to pay fees and expenses incurred in connection with the Separation.

The terms of the Senior Notes are governed by the indenture dated as of May 3, 2018, between Apergy and Wells Fargo Bank, N.A., as trustee, and are guaranteed, on a senior unsecured basis, by the subsidiary guarantors of our senior secured credit facilities as described below. At any time prior to May 1, 2021, we may redeem all or part of the Senior Notes at a redemption price equal to 100% of the principal amount of the Senior Notes redeemed plus a premium, as defined in the indenture, plus accrued and unpaid interest. Beginning on or after May 1, 2021, we may redeem the Senior Notes, in whole or in part, at certain tiered redemption prices as defined in the indenture, plus accrued and unpaid interest. The Senior Notes are our senior unsecured obligations. The Senior Notes rank equally in right of payment with our future and existing senior debt but are effectively subordinated to our future and existing debt to the extent of the assets securing such senior debt. The Senior Notes rank senior in right of payment to all of our future subordinated debt.

In connection with the private placement, we granted the initial purchasers of the Senior Notes certain registration rights under a registration right agreement. We have agreed for the benefit of the holders of the Senior Notes to use our commercially reasonable efforts to file and cause to be effective a registration statement with the SEC relating to a registered offer to exchange the Senior Notes for an issue of SEC-registered notes with terms identical in all material respects to the Senior Notes. Generally, we have one year from the issuance of the Senior Notes to complete the exchange offer. Should Apergy not complete its obligations under the registration rights agreement within a year, the annual interest rate on the Senior Notes will increase at different intervals based on the passage of time after one year.

Senior Secured Credit Facilities

On May 9, 2018, Apergy entered into a new credit agreement (“credit agreement”) governing the terms of its new senior secured credit facilities, consisting of (i) a seven-year senior secured term loan B facility (“term loan facility”) and (ii) a five-year senior secured revolving credit facility (“revolving credit facility,” and together with the term loan facility, the “senior secured credit facilities”), with JPMorgan Chase Bank, N.A. as administrative agent. The net proceeds of the senior secured credit facilities were used (i) to pay fees and expenses in connection with the Separation, (ii) partially fund the cash payment to Dover and (iii) provide for working capital and other general corporate purposes. The senior secured credit facilities are jointly and severally guaranteed by Apergy and certain of Apergy’s wholly owned U.S. subsidiaries (“guarantors”), on a senior secured basis, and are secured by substantially all tangible and intangible assets of Apergy and the guarantors, except for certain excluded assets.

At our election, outstanding borrowings under the senior secured credit facilities will accrue interest at a per annum rate of (i) LIBOR plus a margin or (ii) a base rate plus a margin. The senior secured credit facilities contain a number of customary covenants that, among other things, will limit or restrict the ability of Apergy and the restricted subsidiaries to, subject to certain qualifications and exceptions, perform certain activities which include, but are not limited to (i) incur additional indebtedness, (ii) make acquisitions and (iii) pay dividends or other payments in respect of our capital stock. Additionally, Apergy will be required to maintain (a) a minimum interest coverage ratio, as defined in the credit agreement, of 2.75 to 1.00 and (b) a maximum total leverage ratio, as defined in the credit agreement, of 4.00 to 1.00 through the fiscal quarter ending June 30, 2019, then 3.75 to 1.00 through the fiscal quarter ending June 30, 2020, then 3.50 to 1.00 thereafter.

Term Loan Facility. The term loan facility had an initial commitment of $415 million. The full amount of the term loan facility was funded on May 9, 2018. Amounts borrowed under the term loan facility that are repaid or prepaid may not be re-borrowed. The term loan facility matures in May 2025. Net proceeds of $408.7 million from the term loan facility were utilized to partially fund the cash payment to Dover at the Separation and to pay fees and expenses incurred in connection with the Separation.

The term loan is subject to mandatory amortization payments of 1.0% per annum of the initial commitment of $415 million paid quarterly. Additionally, subject to certain exceptions, the term loan facility is subject to mandatory prepayments, including the amount equal to: 100% of the net cash proceeds of all non-ordinary course asset sales subject to (i) reinvestment periods and (ii) step-downs to 75% and 50% based on certain leverage targets; and 50% of excess cash flow, as defined in the credit agreement, with step-downs to 25% and 0% based on certain leverage targets. Apergy may voluntarily prepay amounts outstanding under the term loan facility in whole or in part at any time without premium or penalty (other than during the six months following May 9, 2018, on the amount of loans prepaid or repaid in connection with a repricing transaction), as defined in the credit agreement.

Revolving Credit Facility. The revolving credit facility consists of a five-year senior secured facility with aggregate commitments in an amount equal to $250 million, of which up to $50 million is available for the issuance of letters of credit. Amounts repaid under the revolving credit facility may be re-borrowed. The revolving credit facility matures in May 2023.

NOTE 9 — ACCUMULATED OTHER COMPREHENSIVE LOSS

Accumulated other comprehensive loss consisted of the following:

(in thousands)	Foreign Currency Translation	Defined Pension and Other Post-Retirement Benefits	Accumulated Other Comprehensive Loss
December 31, 2017	$(21,935)	$(4,480)	$(26,415)
Reclassification adjustment for cumulative effect of change in accounting principle	—	(1,315)	(1,315)
Net transfer from Dover Corporation	—	(2,421)	(2,421)
Other comprehensive income (loss) before reclassifications, net of tax	(9,080)	170	(8,910)
Reclassification adjustment for net losses (gains) included in net income, net of tax	—	534	534

Other comprehensive income (loss), net of tax	(9,080)	704	(8,376)

September 30, 2018	$(31,015)	$(7,512)	$(38,527)

Reclassification adjustments from accumulated other comprehensive loss to net income related to defined pension and other post-retirement benefits consisted of the following:

	Three Months Ended September 30,		Nine Months Ended September 30,		Affected line items on the condensed consolidated statements of income
(in thousands)	2018	2017	2018	2017
Amortization of actuarial loss (1)	$116	$100	$243	$299	Other expense, net
Settlement loss (1)	484	—	484	—	Selling, general and administrative expense

Total before tax	600	100	727	299	Income before income taxes
Tax benefit	(161)	(35)	(192)	(102)	Provision for income taxes

	$439	$65	$535	$197	Net income

(1)	These accumulated comprehensive loss components are included in the computation of net periodic benefit cost (See Note16—Employee Benefit Plans for additional information).

NOTE 10 — COMMITMENTS AND CONTINGENCIES

Guarantees and Indemnifications

We have provided indemnities in connection with sales of certain businesses and assets, including representations and warranties, covenants and related indemnities for environmental health and safety, tax and employment matters. We do not have any material liabilities recorded for these indemnifications and are not aware of any claims or other information that would give rise to material payments under such indemnities.

In connection with the Separation, we entered into agreements with Dover that govern the treatment between Dover and us of certain indemnification matters and litigation responsibility. Generally, the separation and distribution agreement provides for cross-indemnities principally designed to place financial responsibility for the obligations and liabilities of our business with us and to place financial responsibility for the obligations and liabilities of Dover’s business with Dover. The separation and distribution agreement also establishes procedures for handling claims subject to indemnification and related matters. In addition, pursuant to the tax matters agreement, we have agreed to indemnify Dover and its affiliates against any and all tax-related liabilities incurred by them relating to the Separation and/or certain related transactions to the extent caused by an acquisition of Apergy stock or assets or by any other action or failure to act undertaken by Apergy or its affiliates.

As of September 30, 2018 and December 31, 2017, we had $5.5 million and $8.1 million, respectively, of outstanding letters of credit, surety bonds and guarantees which expire at various dates through 2020. These financial instruments are primarily maintained as security for insurance, warranty and other performance obligations. Generally, we would only be liable for the amount of these letters of credit in the event of default in the performance of our obligations, the probability of which we believe is remote.

Litigation

We are a party to a number of legal proceedings incidental to our businesses. These proceedings primarily involve claims by private parties alleging injury arising out of use of our products, patent infringement, employment matters, and commercial disputes. Management and legal counsel review the probable outcome of such proceedings, the costs and expenses reasonably expected to be incurred and currently accrued to-date, and the availability and extent of insurance coverage. We have reserves for legal matters that are probable and estimable, and as of September 30, 2018 and December 31, 2017, these liabilities were not material. Management is unable to predict the ultimate outcome of these actions because of their inherent uncertainty. However, management believes that the most probable, ultimate resolution of these matters will not have a material adverse effect on our consolidated financial position, results of operations or cash flows.

NOTE 11 — REVENUE

Our revenue is substantially generated from product sales. For the nine months ended September 30, 2018, approximately 89% of our revenue was generated from product sales. Our remaining revenue was derived from services, leases and other, which represented approximately 7%, 3%, and 1%, respectively, of total revenue for the nine months ended September 30, 2018. Product revenue is derived from the sale of drilling and production equipment. Service revenue is earned as technical advisory assistance and field services related to our products are provided. Lease revenue is derived from month-to-month rental income of leased production equipment.

The majority of our revenue is short cycle in nature, with shipments occurring within a year from the customer order date. A small portion of our revenue is derived from contracts extending over one year. Our payment terms generally range between 30 to 90 days and vary by the location of our businesses and the types and volumes of products manufactured and sold, among other factors. Costs incurred to obtain a customer contract are generally not material to us.

Disaggregation of Revenue

Revenue disaggregated by end market in each of our reporting segments was as follows:

(in thousands)	Three Months Ended September 30, 2018	Nine Months Ended September 30, 2018
Drilling Technologies	$75,254	$209,727
Production & Automation Technologies:
Artificial lift	188,005	544,566
Digital products	31,114	85,347
Other production equipment	22,380	68,922
Intra-segment eliminations	(285)	(2,244)

	241,214	696,591

Total revenue	$316,468	$906,318

Revenue disaggregated by geography was as follows:

(in thousands)	Three Months Ended September 30, 2018	Nine Months Ended September 30, 2018
United States	$252,747	$713,373
Canada	20,759	58,639
Middle East	13,645	40,091
Europe	7,625	27,805
Latin America	8,364	25,097
Asia-Pacific	3,715	13,900
Other	9,613	27,413

Total revenue	$316,468	$906,318

Performance Obligations

The majority of our contracts have a single performance obligation which represents, in most cases, the equipment or product sold to the customer. Some contracts include multiple performance obligations such as a product and the related installation, extended warranty and/or maintenance services. For contracts with multiple performance obligations, we allocate the transaction price to each performance obligation based on the estimated relative standalone selling prices of the promised goods or services underlying each performance obligation. We typically use observable prices to determine the stand-alone selling price of a performance obligation and utilize a cost plus margin approach when observable prices are not available.

Substantially all of our performance obligations are recognized at a point in time and are primarily related to our product revenue derived from the sale of drilling and production equipment. Revenue is recognized when control transfers to the customer upon shipment or completion of installation, testing, certification, or other substantive acceptance provisions required under the contract. Revenue is recognized over time for our service and lease offerings. Service revenue is recognized over time as we provide technical advisory assistance and field services related to our products.

Warranties

The majority of our contracts contain standard warranties in connection with the sale of a product to a customer which provide a customer assurance that the related product will function for a period of time as the parties intended. In addition to our standard warranties, we also offer extended warranties to our customers. Warranties provided as part of our product offerings are analyzed to determine whether they represent a distinct service, and if so, are recognized as service revenue over the related warranty period.

Remaining performance obligations

As of September 30, 2018, we did not have any contracts with an original length of greater than a year, from which revenue is expected to be recognized in the future related to performance obligations that are unsatisfied (or partially unsatisfied).

Contract balances

Contract assets and contract liabilities from contracts with customers were as follows:

(in thousands)	September 30, 2018	January 1, 2018
Contract assets	$3,475	$4,733
Contract liabilities — current	6,827	4,487

Contract assets primarily relate to our right to consideration for work completed but not billed at the reporting date and are recorded in “prepaid expenses and other current assets” on our condensed consolidated balance sheets. Contract assets are transferred to receivables when the right to consideration becomes unconditional. Contract liabilities relate to our obligation to transfer goods or services to a customer for which we have received advance consideration (or an amount of consideration is due) from the customer. Current contract liabilities are recorded in other “accrued expenses and other current liabilities” on our condensed consolidated balance sheets.

Critical Accounting Estimates

Estimates are used to determine the amount of variable consideration in contracts, the determination of the standalone selling price among separate performance obligations, as well as the determination of the measure of progress for contracts where revenue is recognized over time. Some contracts with customers include variable consideration primarily related to volume rebates. We estimate variable consideration at the most likely amount to determine the total consideration which we expect to be entitled. Estimated amounts are included in the transaction price to the extent it is probable that a significant reversal of cumulative revenue recognized will not occur when the uncertainty associated with the variable consideration is resolved. Our estimates of variable consideration and the determination of whether to include estimated amounts in the transaction price are largely based on an assessment of our anticipated performance and all information that is reasonably available.

NOTE 12 — RESTRUCTURING AND OTHER RELATED CHARGES

Restructuring and other related charges as classified in our condensed consolidated statements of income were as follows:

	Three Months Ended September 30,		Nine Months Ended September 30,
(in thousands)	2018	2017	2018	2017
Cost of goods and services	$(33)	$(16)	$1,557	$(17)
Selling, general and administrative expense	(6)	24	916	38

Total	$(39)	$8	$2,473	$21

Restructuring and other related charges during 2018 were incurred in our Production & Automation Technologies segment. These charges reflect costs associated with exiting certain product lines and include severance and related benefit costs, early lease termination and other related charges. Our restructuring programs were designed to better align our costs and operations with current market conditions and include measures such as targeted facility consolidations, headcount reductions and other actions to further optimize our operations.

Our liability balances for restructuring and other exit activities were $1.5 million and $2.6 million as of September 30, 2018 and December 31, 2017, respectively, and primarily include ongoing lease commitment obligations for facilities closed in prior periods and employee severance and related benefits. Our restructuring initiatives are complete and our liability balances for restructuring and other exit activities are expected to be mostly settled by mid-2019.

NOTE 13 — INCOME TAXES

Prior to the Separation, our operations were historically included in Dover’s U.S. combined federal and state income tax returns. For the periods prior to the Separation, income tax expense and deferred tax balances are presented in these condensed consolidated financial statements as if Apergy filed its own tax returns in each jurisdiction and include tax losses and tax credits that may not reflect tax positions taken by Dover. In many cases, tax losses and tax credits generated by Apergy through the date of the Separation were utilized by Dover. Income tax payable balances as of December 31, 2017, were classified within “net parent investment in Apergy” on the condensed combined balance sheet since Dover is legally liable for the tax.

Our income tax provision reflected effective tax rates of 23.2% and 30.6% for the three months ended September 30, 2018 and 2017, respectively, and 25.2% and 30.9% for the nine months ended September 30, 2018 and 2017, respectively. The year-over-year decrease in the effective tax rates was primarily due to the Tax Reform Act, which was enacted on December 22, 2017, and which reduced the U.S. corporate income tax rate from a maximum of 35% to 21%, effective January 1, 2018. This benefit was partially offset by tax on capital gains related to certain reorganizations of our subsidiaries as a result of the Separation.

We recognized provisional tax impacts related to deemed repatriated earnings and the benefit for the revaluation of deferred tax assets and liabilities in our combined financial statements for the year ended December 31, 2017. The provisions in the Tax Reform Act are broad and complex. As of September 30, 2018, we have not yet completed our accounting for the income tax effects of the Tax Reform Act but have made reasonable estimates of those effects on our existing deferred income tax balances and the one-time deemed repatriation tax. The final financial statement impact of the Tax Reform Act may differ from our estimates, possibly materially, due to, among other things, changes in interpretations of the Tax Reform Act, any legislative action to address questions that arise because of the Tax Reform Act, and changes in accounting standards for income taxes or related interpretations in response to the Tax Reform Act, or any updates or changes to estimates we have utilized to calculate the provisional impacts. The SEC has issued rules which allow for a measurement period of up to one year after the enactment date of the Tax Reform Act to finalize the recording of the related income tax impacts. We expect to finalize our analysis related to the Tax Reform Act by the end of the measurement period.

NOTE 14 — FAIR VALUE MEASUREMENTS

We had no outstanding derivative contracts as of September 30, 2018 and December 31, 2017. Other assets and liabilities measured at fair value on a recurring basis as of September 30, 2018 and December 31, 2017, were not significant; thus, no fair value disclosures are presented.

The fair value, based on Level 1 quoted market rates, of our Senior Notes was approximately $308.6 million at September 30, 2018, as compared to the $300 million face value of the debt. The fair value, based on Level 2 quoted market rates, of our term loan facility was approximately $397.0 million at September 30, 2018, as compared to the $395 million face value of the debt.

The carrying amounts of cash and cash equivalents, trade receivables, accounts payable, as well as amounts included in other current assets and other current liabilities that meet the definition of financial instruments, approximate fair value due to their short-term nature.

Credit Risk

By their nature, financial instruments involve risk, including credit risk, for non-performance by counterparties. Financial instruments that potentially subject us to credit risk primarily consist of trade receivables. We manage the credit risk on financial instruments by transacting only with what management believes are financially secure counterparties, requiring credit approvals and credit limits, and monitoring counterparties’ financial condition. Our maximum exposure to credit loss in the event of non-performance by the counterparty is limited to the amount drawn and outstanding on the financial instrument. Allowances for losses on trade receivables are established based on collectability assessments.

NOTE 15 — EQUITY AND CASH INCENTIVE PROGRAM

Prior to the Separation, Dover granted share-based awards to its officers and other key employees, including certain Apergy individuals. All awards granted under the program consisted of Dover common shares and are not necessarily indicative of the results that Apergy would have experienced as a stand-alone public company for the periods presented prior to the Separation. Effective with the Separation, outstanding Dover share-based awards were converted to Apergy share-based awards, with the exception of outstanding Dover performance share awards that relate to performance periods ending after the Separation. Such performance share awards were cancelled effective with the Separation.

In connection with the Separation, the Board of Directors of Apergy adopted the Apergy Corporation 2018 Equity and Cash Incentive Plan (“2018 Plan”). The 2018 Plan was also approved by Dover in its capacity as the sole stockholder of Apergy at the time of adoption. A total of 6.5 million shares of common stock are reserved for issuance under the 2018 Plan, subject to customary adjustments arising from stock splits and other similar changes.

The 2018 Plan authorized the grant of stock options, stock-settled stock appreciation rights (“SARs”), restricted stock awards, restricted stock units, performance share awards, cash performance awards, directors’ shares and deferred stock units. The Apergy Compensation Committee determines the exercise price for options and the base price of SARs, which may not be less than the fair market value of Apergy common stock on the date of grant. Generally, stock options or SARs vest after three years of service and expire at the end of ten years. Performance share awards vest if Apergy achieves certain pre-established performance targets based on specified performance criteria over a performance period of not less than three years.

In May 2018 and in connection with the Separation, 352 thousand restricted stock awards and 87 thousand performance shares were granted to employees.

Stock-based compensation expense is reported within “selling, general and administrative expense” in the condensed consolidated statements of income. Stock-based compensation expense relating to all stock-based incentive plans was as follows:

	Three Months Ended September 30,		Nine Months Ended September 30,
	2018	2017	2018	2017
Stock-based compensation expense	$1,768	$630	$3,129	$1,762
Tax benefit	(421)	(219)	(717)	(611)

Stock-based compensation expense, net of tax	$1,347	$411	$2,412	$1,151

NOTE 16 — EMPLOYEE BENEFIT PLANS

Prior to the Separation, certain of our employees participated in defined benefit and non-qualified plans sponsored by Dover, which included participants of other Dover subsidiaries. Through the Separation date, we accounted for such plans as multi-employer benefit plans. A proportionate share of the cost associated with these plans is reflected in the condensed combined statements of income prior to the Separation.

Dover provided a defined benefit pension plan for its eligible U.S. employees and retirees (“U.S. Pension Plan”). As such, the portion of Apergy’s liability associated with the U.S. Pension Plan is not reflected in the condensed combined balance sheet as of December 31, 2017, and was not recorded at the Separation as this obligation will be maintained and serviced by Dover. Shortly before the Separation, Apergy participants in the U.S. Pension Plan (other than Norris USW participants) fully vested in their benefits, and all participants ceased accruing benefits. In addition, Apergy did not assume any funding requirements or obligations related to the U.S. Pension Plan upon the Separation. Norris USW participants were moved to a new pension plan and continued to accrue benefits.

Dover also provided a defined benefit pension plan for its eligible salaried non-U.S. employees and retirees in Canada (“Canada Salaried Pension Plan”). As such, the portion of Apergy’s liability associated with this non-U.S. plan is not reflected in our condensed combined balance sheet as of December 31, 2017, as this obligation was maintained and serviced by Dover. The Canada Salaried Pension Plan, including all assets and liabilities, was transferred to Apergy at the Separation. Shortly before the Separation, all non-Apergy participants in this plan ceased accruing benefits or were not permitted to make contributions, as applicable. The non-Apergy participants may elect a lump sum cash payment post Separation that will be the responsibility of Apergy and will be funded out of the plan assets.

Dover provided to certain U.S. management employees, through non-qualified plans, supplemental retirement benefits in excess of qualified plan limits imposed by federal tax law. As of January 1, 2018, Apergy participants in these non-qualified plans no longer accrued benefits nor were permitted to make contributions, as applicable. Apergy assumed the funding requirements and related obligations attributable to Apergy employees related to these non-qualified plans upon the Separation. The non-qualified plans are unfunded and contributions are made as benefits are paid.

At the Separation, we recognized $6.1 million of liabilities and $2.4 million of accumulated other comprehensive loss, net of tax, related to plans previously accounted for as multi-employer plans prior to the Separation.

Net Periodic Benefit Cost

Total net periodic benefit cost was $1.1 million and $1.2 million for the three months ended September 30, 2018 and 2017, respectively, and $2.9 million and $3.5 million for the nine months ended September 30, 2018 and 2017, respectively. Prior to the Separation, our net periodic benefit costs included total net periodic benefit costs associated with plans accounted for as single-employer plans and an allocation from Dover Corporation for plans accounted for as multi-employer plans. After the Separation, total net periodic benefit costs include all costs associated with plans that we sponsor, including plans that transferred to Apergy as discussed above.

Defined Contribution Retirement Plans

We also offer defined contribution retirement plans which cover the majority of our U.S. employees and employees in certain other countries. Expense relating to our defined contribution plans was $2.5 million and $2.1 million for the three months ended September 30, 2018 and 2017, respectively and $7.2 million and $6.1 million for the nine months ended September 30, 2018 and 2017, respectively.

NOTE 17 — SEGMENT INFORMATION

We report our results of operations in the following reporting segments: Production & Automation Technologies and Drilling Technologies. Segment revenue and segment operating profit were as follows:

	Three Months Ended September 30,		Nine Months Ended September 30,
(in thousands)	2018	2017	2018	2017
Segment revenue:
Production & Automation Technologies	$241,214	$199,454	$696,591	$578,429
Drilling Technologies	75,254	59,200	209,727	166,664

Total revenue	$316,468	$258,654	$906,318	$745,093

Income before income taxes:
Segment operating profit:
Production & Automation Technologies	$24,257	$8,403	$57,957	$26,247
Drilling Technologies	26,209	20,420	71,738	55,067

Total segment operating profit	50,466	28,823	129,695	81,314
Corporate expense and other (1)	6,664	1,818	16,274	6,838
Interest expense, net	10,584	79	16,813	199

Income before income taxes	$33,218	$26,926	$96,608	$74,277

(1)

Corporate expense includes costs not directly attributable or allocated to our reporting segments such as corporate executive management and other administrative functions, costs related to our Separation from Dover Corporation and the results attributable to our noncontrolling interest.

NOTE 18 — CONDENSED CONSOLIDATING FINANCIAL INFORMATION

On May 3, 2018, and in connection with the Separation, Apergy completed the issuance of $300 million of senior notes, the payment obligations of which are fully and unconditionally guaranteed by certain 100-percent-owned subsidiaries of Apergy on a joint and several basis. The following financial information presents the results of operations, financial position and cash flows for:

•	Apergy Corporation (issuer)

•	100-percent-owned guarantor subsidiaries

•	All other non-guarantor subsidiaries

•	Adjustments necessary to present Apergy results on a consolidated basis.

This condensed consolidating financial information should be read in conjunction with the accompanying consolidated financial statements and notes.

	Three Months Ended September 30, 2018
(in thousands)	Apergy Corporation	Subsidiary guarantors	Subsidiary non-guarantors	Adjustments and eliminations	Total
Product revenue	$—	$250,549	$32,553	$—	$283,102
Service revenue	—	13,757	6,714	—	20,471
Lease and other revenue	—	12,531	364	—	12,895
Related party revenue	—	5,944	4,853	(10,797)	—

Total revenue	—	282,781	44,484	(10,797)	316,468
Cost of goods and services	—	175,718	37,899	(10,883)	202,734

Gross profit	—	107,063	6,585	86	113,734
Selling, general and administrative expense	87	63,470	5,465	—	69,022
Interest expense, net	10,491	84	9	—	10,584
Other expense (income), net	—	(524)	1,434	—	910

Income (loss) before income taxes and equity in earnings of affiliates	(10,578)	44,033	(323)	86	33,218
Provision for (benefit from) income taxes	(2,575)	8,744	1,536	18	7,723

Income (loss) before equity in earnings of affiliates	(8,003)	35,289	(1,859)	68	25,495
Equity in earnings of affiliates	33,266	5,344	12,604	(51,214)	—

Net income	25,263	40,633	10,745	(51,146)	25,495
Net income attributable to noncontrolling interest	—	—	232	—	232

Net income attributable to Apergy	$25,263	$40,633	$10,513	$(51,146)	$25,263

Comprehensive income attributable to Apergy	$25,187	$39,904	$11,166	$(51,070)	$25,187

	Three Months Ended September 30, 2017
(in thousands)	Apergy Corporation	Subsidiary guarantors	Subsidiary non-guarantors	Adjustments and eliminations	Total
Product revenue	$—	$203,623	$32,225	$—	$235,848
Service revenue	—	9,419	6,729	—	16,148
Lease and other revenue	—	6,296	351	—	6,647
Related party revenue	—	7,656	3,232	(10,877)	11

Total revenue	—	226,994	42,537	(10,877)	258,654
Cost of goods and services	—	148,389	36,261	(10,770)	173,880

Gross profit	—	78,605	6,276	(107)	84,774
Selling, general and administrative expense	—	50,448	4,380	—	54,828
Interest expense, net	—	78	1	—	79
Other expense, net	—	2,816	124	1	2,941

Income before income taxes and equity in earnings of affiliates	—	25,263	1,771	(108)	26,926
Provision for income taxes	—	7,938	340	(37)	8,241

Income before equity in earnings of affiliates	—	17,325	1,431	(71)	18,685
Equity in earnings of affiliates	18,421	2,435	3,006	(23,862)	—

Net income	18,421	19,760	4,437	(23,933)	18,685
Net income attributable to noncontrolling interest	—	—	264	—	264

Net income attributable to Apergy	$18,421	$19,760	$4,173	$(23,933)	$18,421

Comprehensive income attributable to Apergy	$23,791	$20,195	$9,108	$(29,303)	$23,791

	Nine Months Ended September 30, 2018
(in thousands)	Apergy Corporation	Subsidiary guarantors	Subsidiary non-guarantors	Adjustments and eliminations	Total
Product revenue	$—	$714,226	$94,084	$—	$808,310
Service revenue	—	42,344	19,670	—	62,014
Lease and other revenue	—	34,855	1,139	—	35,994
Related party revenue	—	18,598	13,565	(32,163)	—

Total revenue	—	810,023	128,458	(32,163)	906,318
Cost of goods and services	—	515,005	111,142	(31,542)	594,605

Gross profit	—	295,018	17,316	(621)	311,713
Selling, general and administrative expense	1,588	176,733	16,247	—	194,568
Interest expense, net	16,494	288	32	(1)	16,813
Other expense, net	—	1,872	1,851	1	3,724

Income (loss) before income taxes and equity in earnings of affiliates	(18,082)	116,125	(814)	(621)	96,608
Provision for (benefit from) income taxes	(4,217)	24,076	4,595	(130)	24,324

Income (loss) before equity in earnings of affiliates	(13,865)	92,049	(5,409)	(491)	72,284
Equity in earnings of affiliates	85,854	18,811	37,568	(142,233)	—

Net income	71,989	110,860	32,159	(142,724)	72,284
Net income attributable to noncontrolling interest	—	—	295	—	295

Net income attributable to Apergy	$71,989	$110,860	$31,864	$(142,724)	$71,989

Comprehensive income attributable to Apergy	$63,613	$110,214	$24,134	$(134,348)	$63,613

	Nine Months Ended September 30, 2017
(in thousands)	Apergy Corporation	Subsidiary guarantors	Subsidiary non-guarantors	Adjustments and eliminations	Total
Product revenue	$—	$590,554	$89,283	$—	$679,837
Service revenue	—	25,060	21,103	—	46,163
Lease and other revenue	—	17,501	1,573	—	19,074
Related party revenue	—	19,477	9,702	(29,160)	19

Total revenue	—	652,592	121,661	(29,160)	745,093
Cost of goods and services	—	425,792	103,259	(28,722)	500,329

Gross profit	—	226,800	18,402	(438)	244,764
Selling, general and administrative expense	—	149,145	13,214	—	162,359
Interest expense, net	—	196	3	—	199
Other expense, net	—	7,611	318	—	7,929

Income before income taxes and equity in earnings of affiliates	—	69,848	4,867	(438)	74,277
Provision for income taxes	—	22,726	400	(153)	22,973

Income before equity in earnings of affiliates	—	47,122	4,467	(285)	51,304
Equity in earnings of affiliates	50,444	5,579	5,446	(61,469)	—

Net income	50,444	52,701	9,913	(61,754)	51,304
Net income attributable to noncontrolling interest	—	—	860	—	860

Net income attributable to Apergy	$50,444	$52,701	$9,053	$(61,754)	$50,444

Comprehensive income attributable to Apergy	$57,538	$53,055	$15,793	$(68,848)	$57,538

	September 30, 2018
(in thousands)	Apergy Corporation	Subsidiary guarantors	Subsidiary non-guarantors	Adjustments and eliminations	Total
Assets
Cash and cash equivalents	$108	$8,308	$9,598	$—	$18,014
Receivables	—	245,950	40,797	(8,821)	277,926
Inventories	—	189,536	31,146	(1,549)	219,133
Prepaid and other current assets	71	18,846	1,907	—	20,824

Total current assets	179	462,640	83,448	(10,370)	535,897
Property, plant and equipment, net	—	222,425	13,642	—	236,067
Goodwill	—	633,771	272,995	—	906,766
Advances due from affiliates	660,836	14,228	81,199	(756,263)	—
Intercompany notes receivable	—	1,394	4	(1,398)	—
Investment in subsidiaries	978,944	688,890	542,462	(2,210,296)	—
Intangible assets, net	—	207,694	89,703	—	297,397
Other assets and deferred charges	4,226	2,292	711	—	7,229

Total assets	1,644,185	2,233,334	1,084,164	(2,978,327)	1,983,356

Liabilities and Equity
Accounts payable	30	113,497	22,397	(8,821)	127,103
Accrued compensation and employee benefits	—	31,619	5,369	—	36,988
Other accrued expenses	(3,811)	784,752	28,703	(756,590)	53,054

Total current liabilities	(3,781)	929,868	56,469	(765,411)	217,145
Intercompany notes payable	—	4	1,394	(1,398)	—
Long-term debt	683,206	4,321	16	—	687,543
Deferred income taxes	—	73,089	20,049	—	93,138
Other long-term liabilities	—	19,459	1,311	—	20,770

Total liabilities	679,425	1,026,741	79,239	(766,809)	1,018,596
Equity:
Stockholders’ capital	964,760	1,213,290	1,034,542	(2,211,518)	1,001,074
Accumulated other comprehensive loss	—	(6,697)	(31,830)	—	(38,527)

Total stockholders’ equity	964,760	1,206,593	1,002,712	(2,211,518)	962,547
Noncontrolling interest	—	—	2,213	—	2,213

Total equity	964,760	1,206,593	1,004,925	(2,211,518)	964,760

Total liabilities and equity	$1,644,185	$2,233,334	$1,084,164	$(2,978,327)	$1,983,356

	December 31, 2017
(in thousands)	Apergy Corporation	Subsidiary guarantors	Subsidiary non- guarantors	Adjustments and eliminations	Total
Assets
Cash and cash equivalents	$—	$5,763	$17,949	$—	$23,712
Receivables	—	171,363	34,335	(3,674)	202,024
Inventories	—	175,031	27,488	(928)	201,591
Prepaid and other current assets	—	11,990	2,048	—	14,038

Total current assets	—	364,147	81,820	(4,602)	441,365
Property, plant and equipment, net	—	195,579	16,253	—	211,832
Goodwill	—	633,734	276,354	—	910,088
Advances due from affiliates	—	10,299	60,109	(70,408)	—
Investment in subsidiaries	1,640,034	801,235	388,315	(2,829,584)	—
Intangible assets, net	—	234,795	103,715	—	338,510
Other assets and deferred charges	—	2,129	851	—	2,980

Total assets	1,640,034	2,241,918	927,417	(2,904,594)	1,904,775

Liabilities and Equity
Accounts payable	—	83,864	18,636	(3,674)	98,826
Accrued compensation and employee benefits	—	24,875	5,414	—	30,289
Other accrued expenses	—	74,393	18,289	(70,732)	21,950

Total current liabilities	—	183,132	42,339	(74,406)	151,065
Deferred income taxes	—	75,075	21,910	—	96,985
Other liabilities	—	16,657	34	—	16,691
Equity:
Parent Company investment in Apergy	1,640,034	1,971,790	880,064	(2,830,188)	1,661,700
Accumulated other comprehensive loss	—	(4,736)	(21,679)	—	(26,415)

Total Parent Company equity	1,640,034	1,967,054	858,385	(2,830,188)	1,635,285

Noncontrolling interest	—	—	4,749	—	4,749
Total equity	1,640,034	1,967,054	863,134	(2,830,188)	1,640,034

Total liabilities and equity	$1,640,034	$2,241,918	$927,417	$(2,904,594)	$1,904,775

	Nine Months Ended September 30, 2018
(in thousands)	Apergy Corporation	Subsidiary guarantors	Subsidiary non-guarantors	Adjustments and eliminations	Total
Cash provided (required) by operating activities	$(16,694)	$103,911	$6,588	$(999)	$92,806

Cash provided (required) by investing activities:
Capital expenditures	—	(43,746)	(2,086)	—	(45,832)
Proceeds from sale of property, plant, and equipment	—	938	32	—	970
Purchase price adjustments on acquisition	—	—	53	—	53

Net cash required by investing activities	—	(42,808)	(2,001)	—	(44,809)

Cash provided (required) by financing activities:
Proceeds from long-term debt, net of discounts	713,963	—	—	—	713,963
Payment of debt issue costs	(16,006)	—	—	—	(16,006)
Repayment of long-term debt	(20,000)	—	—	—	(20,000)
Advances due to/(from) affiliates	(660,836)	677,999	(17,163)	—	—
Net transfers to Parent Company and intercompany distributions	(319)	(736,557)	7,020	999	(728,857)

Distributions to noncontrolling interest	—	—	(2,720)	—	(2,720)

Net cash provided (required) by financing activities	16,802	(58,558)	(12,863)	999	(53,620)

Effect of exchange rate changes on cash and cash equivalents	—	—	(75)	—	(75)

Net increase (decrease) in cash and cash equivalents	108	2,545	(8,351)	—	(5,698)
Cash and cash equivalents at beginning of period	—	5,763	17,949	—	23,712

Cash and cash equivalents at end of period	$108	$8,308	$9,598	$—	$18,014

	Nine Months Ended September 30, 2017
(in thousands)	Apergy Corporation	Subsidiary guarantors	Subsidiary non-guarantors	Adjustments and eliminations	Total
Cash provided by operating activities	$—	$38,153	$2,899	$153	$41,205

Cash provided (required) by investing activities:
Capital expenditures	—	(28,221)	(1,224)	—	(29,445)
Proceeds from sale of property, plant, and equipment	—	2,596	20	—	2,616

Net cash required by investing activities	—	(25,625)	(1,204)	—	(26,829)

Cash provided (required) by financing activities:
Net transfers to Parent Company and intercompany distributions	—	(13,132)	(5,935)	(153)	(19,220)

Distributions to noncontrolling interest	—	—	(1,212)	—	(1,212)

Net cash required by financing activities	—	(13,132)	(7,147)	(153)	(20,432)

Effect of exchange rate changes on cash and cash equivalents	—	—	3,476	—	3,476

Net decrease in cash and cash equivalents	—	(604)	(1,976)	—	(2,580)
Cash and cash equivalents at beginning of period	—	3,730	22,297	—	26,027

Cash and cash equivalents at end of period	$—	$3,126	$20,321	$—	$23,447

Report of Independent Registered Public Accounting Firm

To the Board of Directors and Shareholders of Apergy Corporation

Opinion on the Financial Statements

We have audited the accompanying combined balance sheets of Apergy Corporation (formerly known as Wellsite Corporation), which is comprised of the entities conducting the upstream oil and gas business within Dover Corporation’s energy segment (collectively the “Company”), as of December 31, 2017 and 2016, and the related combined statements of income (loss), comprehensive income (loss), stockholders’ equity, and cash flows for each of the three years in the period ended December 31, 2017, including the related notes and financial statement schedule listed in the accompanying index (collectively referred to as the “combined financial statements”). In our opinion, the combined financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2017 and 2016, and the results of its operations and its cash flows for each of the three years in the period ended December 31, 2017 in conformity with accounting principles generally accepted in the United States of America.

Change in Accounting Principle

As discussed in Note 2 to the combined financial statements, the Company changed the manner in which it accounts for certain cash receipts and cash payments in 2018.

Basis for Opinion

These combined financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s combined financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (“PCAOB”) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits of these combined financial statements in accordance with the standards of the PCAOB and in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the combined financial statements are free of material misstatement, whether due to error or fraud.

Our audits included performing procedures to assess the risks of material misstatement of the combined financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the combined financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the combined financial statements. We believe that our audits provide a reasonable basis for our opinion.

/s/ PricewaterhouseCoopers LLP

Houston, Texas

March 5, 2018, except for Note 20 and the change in the manner in which the Company accounts for certain cash receipts and cash payments discussed in Note 2 to the combined financial statements, as to which the date is November 14, 2018

We have served as the Company’s auditor since 2017.

APERGY CORPORATION

COMBINED STATEMENTS OF INCOME (LOSS)

(In thousands)

	Years Ended December 31,
	2017	2016	2015
Revenue	$1,009,591	$751,337	$1,076,680
Cost of goods and services	691,124	556,009	742,041

Gross profit	318,467	195,328	334,639
Selling, general and administrative expenses	219,517	205,409	245,723

Operating income (loss)	98,950	(10,081)	88,916
Other expense, net	9,666	8,753	11,651

Income (loss) before income taxes	89,284	(18,834)	77,265
Provision for (benefit from) income taxes	(22,284)	(8,043)	24,131

Net income (loss)	111,568	(10,791)	53,134

Net income attributable to noncontrolling interest	930	1,851	1,436

Net income (loss) attributable to Apergy	$110,638	$(12,642)	$51,698

See Notes to Combined Financial Statements

APERGY CORPORATION

COMBINED STATEMENTS OF COMPREHENSIVE INCOME (LOSS)

(In thousands)

	Years Ended December 31,
	2017	2016	2015
Net income (loss) attributable to Apergy	$110,638	$(12,642)	$51,698

Other comprehensive income (loss), net of tax
Foreign currency translation gain (loss)	4,358	953	(11,691)

Pension and other post-retirement benefit plans:
Actuarial gains (losses)	2,598	(123)	(485)
Prior service cost	—	—	(6)
Amortization of actuarial losses included in net periodic pension cost	257	234	221
Amortization of prior service costs included in net periodic pension cost	1	1	1

Total pension and other post-retirement benefit plans	2,856	112	(269)

Other comprehensive income (loss), net of tax	7,214	1,065	(11,960)

Comprehensive income (loss) attributable to Apergy	$117,852	$(11,577)	$39,738

See Notes to Combined Financial Statements

APERGY CORPORATION

COMBINED BALANCE SHEETS

(In thousands)

	Pro Forma shareholders’ equity	December 31, 2017	December 31, 2016
	(unaudited)
Assets
Current assets:
Cash and cash equivalents		$23,712	$26,027
Receivables, net of allowances of $4,753 and $5,634		202,024	139,485
Inventories		201,591	184,558
Prepaid and other current assets		14,038	6,251

Total current assets		441,365	356,321

Property, plant and equipment, net		211,832	201,747
Goodwill		910,088	902,579
Intangible assets, net		338,510	386,817
Other assets and deferred charges		2,980	3,431

Total assets		$1,904,775	$1,850,895

Liabilities and Equity
Current liabilities:
Accounts payable		$98,826	$66,280
Accrued compensation and employee benefits		30,289	24,788
Other accrued expenses		21,950	21,626

Total current liabilities		151,065	112,694

Deferred income taxes		96,985	167,565
Other liabilities		16,691	19,283
Equity:
Common Stock	774	—	—
Additional paid-in capital	948,337	—	—
Parent Company investment in Apergy	—	1,661,700	1,579,951
Accumulated other comprehensive loss	(30,495)	(26,415)	(33,629)

Total Parent Company equity	918,616	1,635,285	1,546,322

Noncontrolling interest	4,749	4,749	5,031

Total equity	923,365	1,640,034	1,551,353

Total liabilities and equity		$1,904,775	$1,850,895

See Notes to Combined Financial Statements

APERGY CORPORATION

COMBINED STATEMENTS OF STOCKHOLDERS’ EQUITY

(In thousands)

	Parent Company Investment	Accumulated Other Comprehensive (Loss) Income	Total Parent Company Equity	Noncontrolling Interest	Total Equity
Balance at December 31, 2014	$1,815,910	$(22,734)	$1,793,176	$3,864	$1,797,040

Net income	51,698	—	51,698	1,436	53,134
Other comprehensive loss, net of tax	—	(11,960)	(11,960)	—	(11,960)
Net transfer to Parent Company	(193,049)	—	(193,049)	—	(193,049)
Other	—	—	—	(172)	(172)

Balance at December 31, 2015	1,674,559	(34,694)	1,639,865	5,128	1,644,993

Net income (loss)	(12,642)	—	(12,642)	1,851	(10,791)
Other comprehensive income, net of tax	—	1,065	1,065	—	1,065
Distributions declared and paid to noncontrolling interest	—	—	—	(1,727)	(1,727)
Net transfer to Parent Company	(81,966)	—	(81,966)	—	(81,966)
Other	—	—	—	(221)	(221)

Balance at December 31, 2016	1,579,951	(33,629)	1,546,322	5,031	1,551,353

Net income	110,638	—	110,638	930	111,568
Other comprehensive income, net of tax	—	7,214	7,214	—	7,214
Distributions declared and paid to noncontrolling interest	—	—	—	(1,212)	(1,212)
Net transfer to Parent Company	(28,889)	—	(28,889)	—	(28,889)

Balance at December 31, 2017	$1,661,700	$(26,415)	$1,635,285	$4,749	$1,640,034

See Notes to Combined Financial Statements

APERGY CORPORATION

COMBINED STATEMENTS OF CASH FLOWS

(In thousands)

	Years Ended December 31,
	2017	2016	2015
Operating Activities
Net income (loss) attributable to Apergy	$110,638	$(12,642)	$51,698
Adjustments to reconcile net income (loss) attributable to Apergy to cash from operating activities:
Depreciation and amortization	111,879	112,055	119,992
Stock-based compensation	2,236	2,293	1,925
(Gain) loss on sale of fixed assets	(934)	(366)	1,463
Provision for losses on accounts receivable (net of recoveries)	954	2,941	2,154
Deferred income taxes	(73,433)	(19,994)	(20,270)
Employee benefit plan expense	1,064	1,128	1,114
Contributions to employee benefit plans	(1,876)	(2,649)	(2,667)
Other	(2,293)	701	8,392
Cash effect of changes in assets and liabilities (excluding effects of and foreign exchange):
Receivables	(61,274)	26,898	74,825
Inventories	(14,204)	32,912	58,772
Prepaid and other current assets	(5,116)	3,156	(2,388)
Accounts payable	29,802	(9,874)	(32,123)
Accrued compensation and employee benefits	5,616	(2,122)	(17,772)
Leased assets and other, net	(26,142)	(4,728)	(29,444)

Net cash provided by operating activities	76,917	129,709	215,671

Investing Activities
Additions to property, plant and equipment	(41,211)	(26,854)	(31,985)
Proceeds from sale of property, plant and equipment	3,547	2,526	7,884
Acquisition (net of cash and cash equivalents acquired)	(8,842)	—	—
Additions to intangible assets	—	(3,700)	(10,000)

Net cash used in investing activities	(46,506)	(28,028)	(34,101)

Financing Activities
Change in borrowings, net	(599)	—	—
Distribution to noncontrolling interest	(1,212)	(1,727)	—
Net transfers to Parent Company	(31,192)	(84,254)	(194,977)

Net cash used in financing activities	(33,003)	(85,981)	(194,977)

Effect of exchange rate changes on cash and cash equivalents	277	(90)	(531)

Net (decrease) increase in cash and cash equivalents	(2,315)	15,610	(13,938)
Cash and cash equivalents at beginning of year	26,027	10,417	24,355

Cash and cash equivalents at end of year	$23,712	$26,027	$10,417

Supplemental information - cash paid during the year for:
Income taxes	$8,698	$7,285	$7,808

See Notes to Combined Financial Statements

APERGY CORPORATION

NOTES TO COMBINED FINANCIAL STATEMENTS

(Amounts in thousands except share data and where otherwise indicated)

1. Basis of Presentation

On December 7, 2017, Dover (“Dover” or “Parent”) announced that its Board of Directors had approved a plan to spin-off entities conducting its upstream oil and gas energy business within the Dover Energy segment. In February 2018, the name of those collective businesses was changed from Wellsite Corporation to Apergy Corporation (“Apergy” or “Company”). Upon completion of the spin-off, Apergy will be a stand-alone, publicly traded company that provides highly engineered products that help companies drill and produce oil and gas efficiently and safely.

The accompanying Combined Financial Statements have been prepared on a stand-alone basis and are derived from Dover’s consolidated financial statements and accounting records. The Combined Financial Statements represent Apergy’s financial position, results of operations and cash flows as its business was operated as part of Dover prior to the distribution, in conformity with U.S. generally accepted accounting principles.

All intercompany transactions between the Apergy entities have been eliminated. Transactions between Apergy and Dover, with the exception of transactions discussed in Note 3, are reflected in equity in the combined balance sheet as “Parent Company investment in Apergy” and in the combined statement of cash flows as a financing activity in “Net transfers (to) from Parent Company.” See Note 3 — Related Party Transactions for additional information regarding related party transactions.

No portion of Dover’s third-party debt was historically held by an Apergy entity or is transferring to Apergy; therefore, no amount was included in the Combined Balance Sheets at December 31, 2017 and December 31, 2016. Accordingly, no interest expense related to third-party debt was recorded in the Combined Statements of Income.

Intercompany notes payable to Dover of $224.5 million and $233.1 million at December 31, 2017 and 2016, respectively are classified within Parent Company investment in Apergy because the notes are not expected to be settled in cash. Accordingly, no interest expense was recorded in the Combined Statements of Income.

2. Summary of Significant Accounting Policies

Description of Business

Apergy is a leading provider of highly engineered technologies that help companies drill for and produce oil and gas efficiently and safely around the world. Its products include a full range of equipment and technologies that enable efficient drilling and safe and efficient production throughout the lifecycle of a well. Its principal products consist of artificial lift equipment and solutions, including electric submersible pump systems (“ESP”), rod pumping systems (“Rod Lift”), gas lift systems, progressive cavity pump systems (“PCP”) and plunger lift systems, as well as polycrystalline diamond cutters (“PDCs”) for drilling. The Company also provides a comprehensive automation offering consisting of equipment, software and Industrial Internet (“IIoT”) solutions for downhole monitoring, wellsite productivity enhancement and asset integrity management. The Company reports two business segments: Production & Automation Technologies and Drilling Technologies. For additional information on the Company’s segments, see Note 16 — Segment Information. In 2017, the Company acquired PCP Oil Tools S.A. and Ener Tools S.A., a supplier of progressive cavity pump products and services. This acquisition is part of the Production & Automation Technologies segment. Additionally, the Company did not make any acquisitions during the years ended December 31, 2016 and 2015.

Combined Financial Statement Presentation

The Combined Financial Statements have been derived from the consolidated financial statements and accounting records of Dover using the historical results of operations, and historical basis of assets and liabilities

APERGY CORPORATION

NOTES TO COMBINED FINANCIAL STATEMENTS

(Amounts in thousands except share data and where otherwise indicated)

of Apergy and reflect Dover’s net investment in Apergy. Historically, stand-alone financial statements have not been prepared for Apergy. Management believes the assumptions underlying the allocations included in the Combined Financial Statements are reasonable. However, the Combined Financial Statements may not necessarily reflect Apergy’s results of operations, financial position and cash flows in the future, or what Apergy’s results of operations, financial position and cash flows would have been had Apergy been a stand-alone company during the periods presented herein.

The Combined Financial Statements include the accounts of the Company. Intercompany accounts and transactions have been eliminated in consolidation. The results of operations of purchased businesses of Apergy are included from the date of acquisition.

The accompanying financial statements include allocations of costs that were incurred by Dover for functions such as corporate executive management, human resources, information technology, facilities, tax, shared services, finance and legal, including the costs of salaries, benefits and other related costs. The total costs allocated to the accompanying Combined Financial Statements for these functions totaled approximately $22,987, $19,459 and $20,852 for the years ended December 31, 2017, 2016 and 2015, respectively, and are included in Selling, general and administrative expenses within the Combined Statements of Income. These expenses have been allocated to Apergy based on direct usage or benefit where identifiable, with the remainder allocated on the basis of revenues, headcount, or other measures. As a stand-alone public company, Apergy’s total costs related to such support functions may differ from the costs that were historically allocated to it from Dover. See Note 3 — Related Party Transactions for additional information regarding related party transactions.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the amounts reported in the Combined Financial Statements and accompanying disclosures. These estimates may be adjusted due to changes in future economic, industry, or customer financial conditions, as well as changes in technology or demand. Estimates are used for, but not limited to, allowances for doubtful accounts receivable, net realizable value of inventories, restructuring reserves, warranty reserves, pension and post-retirement plans, stock-based compensation, useful lives for depreciation and amortization of long-lived assets, future cash flows associated with impairment testing for goodwill, indefinite-lived intangible assets and other long-lived assets, deferred tax assets, uncertain income tax positions and contingencies. Actual results may ultimately differ from estimates, although management does not believe such differences would materially affect the Combined Financial Statements in any individual year. Estimates and assumptions are periodically reviewed and the effects of revisions are reflected in the Combined Financial Statements in the period that they are determined.

Cash and Cash Equivalents

Cash and cash equivalents include cash on hand, demand deposits and short-term investments which are highly liquid in nature and have original maturities at the time of purchase of three months or less. The carrying value of cash and cash equivalents approximate fair value.

Accounts Receivable and Allowance for Doubtful Accounts

Accounts receivable are recorded at face amounts less an allowance for doubtful accounts. The allowance is an estimate based on historical collection experience, current economic and market conditions and a review of the current status of each customer’s trade accounts receivable. Management evaluates the aging of the accounts

APERGY CORPORATION

NOTES TO COMBINED FINANCIAL STATEMENTS

(Amounts in thousands except share data and where otherwise indicated)

receivable balances and the financial condition of its customers to estimate the amount of accounts receivable that may not be collected in the future and records the appropriate provision.

Inventories

Inventories for the majority of the Company’s subsidiaries, including all international subsidiaries, are stated at the lower of net realizable value, determined on the first-in, first-out (FIFO) basis, or cost. Other domestic inventories are stated at cost, determined on the last-in, first-out (LIFO) basis, which is less than market value. Under the LIFO method, the cost assigned to items sold is based on the cost of the most recent items purchased. As a result, the costs of the first items purchased remain in inventory and are used to value ending inventory. The excess of estimated current costs over LIFO carrying value, or LIFO reserve, was approximately $10.6 million and $9.4 million at December 31, 2017 and 2016, respectively. Under certain market conditions, estimates and judgments regarding the valuation of inventories are employed by us to properly value inventories.

Property, Plant and Equipment

Property, plant and equipment includes the historical cost of land, buildings, machinery and equipment, purchased software and significant improvements to existing plant and equipment or, in the case of acquisitions, a fair market value appraisal of assets. Expenditures for maintenance, repairs and minor renewals are expensed as incurred. When property or equipment is sold or otherwise disposed of, the related cost and accumulated depreciation is removed from the respective accounts and the gain or loss realized on disposition is reflected in earnings. The Company depreciates its assets on a straight-line basis over their estimated useful lives as follows: buildings and improvements 5 to 31.5 years; machinery and equipment 3 to 7 years; furniture and fixtures 3 to 7 years; vehicles 3 years; and software 3 to 10 years.

Derivative Financial Instruments

The Company uses derivative financial instruments to hedge its exposure to foreign currency exchange rate risk. The Company does not enter into derivative financial instruments for speculative purposes and has a portfolio of derivatives that is not material in value. Derivative financial instruments used for hedging purposes must be designated and effective as a hedge of the identified risk exposure at inception of the contract. For derivatives hedging the fair value of assets or liabilities, the changes in fair value of both the derivatives and of the hedged items are recorded in current earnings.

Goodwill, Other Intangible Assets and Long-Lived Assets

Goodwill represents the excess of purchase price over the fair value of net assets acquired. Goodwill and certain other intangible assets deemed to have indefinite lives (trademarks) are not amortized. For goodwill, impairment tests are required at least annually, or more frequently if events or circumstances indicate that it may be impaired, or when some portion but not all of a reporting unit is disposed. Historically, the Company was part of the Dover Energy operating segment. Based on its historical organizational structure, the Company identified two reporting units for which cash flows are determinable and to which goodwill may be allocated. Effective in the fourth quarter of 2017, the Company determined it is organized into a new segment structure discussed in Note 16 — Segment Information comprised of two reporting units, to which goodwill may be allocated.

The Company performs its goodwill impairment test annually in the fourth quarter at the reporting unit level. A quantitative test is used to determine existence of goodwill impairment and the amount of the impairment loss at the reporting unit level. The quantitative test compares the fair value of a reporting unit with its carrying amount,

APERGY CORPORATION

NOTES TO COMBINED FINANCIAL STATEMENTS

(Amounts in thousands except share data and where otherwise indicated)

including goodwill. The Company uses an income-based valuation method, determining the present value of estimated future cash flows, to estimate the fair value of a reporting unit. If the fair value of a reporting unit exceeds its carrying amount, goodwill of the reporting unit is not impaired. If the carrying amount of a reporting unit exceeds its fair value, an impairment loss shall be recognized in an amount equal to that excess, limited to the total amount of goodwill allocated to that reporting unit. Factors used in the impairment analysis require significant judgment, and actual results may differ from assumed and estimated amounts. The Company uses its own market assumptions including internal projections of future cash flows, discount rates and other assumptions considered reasonable and inherent in the analysis. These forecasts are based on historical performance and future estimated results. The discount rates used in these analyses vary by reporting unit and are based on a capital asset pricing model and published relevant industry rates. The Company uses discount rates commensurate with the risks and uncertainties inherent to each reporting unit and in the internally developed forecasts. See Note 7 — Goodwill and Other Intangible Assets for further discussion of the Company’s annual goodwill impairment test and results.

The Company uses an income-based valuation method to test its indefinite-lived intangible assets for impairment, at least annually. The fair value of the intangible asset is compared to its carrying value. This method uses the Company’s own market assumptions considered reasonable and inherent in the analysis. Any excess of carrying value over the estimated fair value is recognized as an impairment loss. No impairment of indefinite-lived intangible assets was required for the years ended December 31, 2017, 2016 and 2015.

Other intangible assets with determinable lives consist primarily of customer intangibles, unpatented technologies, patents and trademarks. These other intangibles are amortized over their estimated useful lives, ranging from 5 to 15 years.

Long-lived assets (including definite-lived intangible assets) are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable, such as a significant sustained change in the business climate. If an indicator of impairment exists for any grouping of assets, an estimate of undiscounted future cash flows is produced and compared to its carrying value. If an asset is determined to be impaired, the loss is measured by the excess of the carrying amount of the asset over its fair value as determined by an estimate of discounted future cash flows.

Restructuring Accruals

From time to time, the Company takes actions to reduce headcount, close facilities, or otherwise exit operations. Such restructuring activities at an operation are recorded when management has committed to an exit or reorganization plan and when termination benefits are probable and can be reasonably estimated based on circumstances at the time the restructuring plan is approved by management or when termination benefits are communicated. Exit costs include future minimum lease payments on vacated facilities and other contractual terminations. In addition, asset impairments may be recorded as a result of an approved restructuring plan. The accrual of both severance and exit costs requires the use of estimates. Though the Company believes that its estimates accurately reflect the anticipated costs, actual results may differ from the original estimated amounts.

Noncontrolling interests

A noncontrolling interest represents the equity interest in a subsidiary that is not attributable, either directly or indirectly, to the Company and is reported as equity, separately from the Company’s controlling interests. The noncontrolling interest relates to the Company’s ownership interest in Norris Production Solutions Middle East LLC, a subsidiary company in the Sultanate of Oman with a local partner, where the Company is the majority

APERGY CORPORATION

NOTES TO COMBINED FINANCIAL STATEMENTS

(Amounts in thousands except share data and where otherwise indicated)

owner at 60% and has the controlling financial interest. The outside investor’s interests in this subsidiary company are included in noncontrolling interest in the Company’s Combined Financial Statements.

Foreign Currency

Assets and liabilities of non-U.S. subsidiaries, where the functional currency is not the U.S. dollar, have been translated at year-end exchange rates and profit and loss accounts have been translated using weighted-average monthly exchange rates. Foreign currency translation gains and losses are included in the Combined Statements of Comprehensive Income as a component of Other comprehensive income (loss). Assets and liabilities of an entity that are denominated in currencies other than an entity’s functional currency are re-measured into the functional currency using end of period exchange rates or historical rates where applicable to certain balances. Gains and losses related to these re-measurements are recorded within the Combined Statements of Income as a component of Other expense, net.

Revenue Recognition

Revenue is recognized when all of the following conditions are satisfied: a) persuasive evidence of an arrangement exists, b) price is fixed or determinable, c) collectability is reasonably assured and d) delivery has occurred or services have been rendered. The majority of the Company’s revenue is generated through the manufacture and sale of a broad range of specialized products and components, with revenue recognized upon transfer of title and risk of loss, which is generally upon shipment. Certain product sales are recognized based on the percentage-of-completion method, which is based on the estimated costs to completion and represented 0.7%, 2.5% and 2.2% of total revenue for the years ended December 31, 2017, 2016 and 2015, respectively. When necessary, provisions for estimated losses on these contracts are made in the period in which such losses are determined. The Company derives product revenue from the sale of software standalone products and software-enabled tangible products, which in the aggregate represented 8.1% of total revenue for year ended December 31, 2017 and 8.7% of total revenue for each of 2016 and 2015. Software product revenue is recorded when the software product is shipped to the customer or over the term of the contract. Service revenue represented 6.3%, 6.8% and 5.2% of total revenue for the years ended December 31, 2017, 2016 and 2015, respectively, and is recognized as the services are performed. Leasing revenue represented 1.9%, 2.7% and 2.6% of total revenue for the years ended December 31, 2017, 2016 and 2015, respectively. Lease revenue is recognized ratably over the lease term and the leased asset is included in property, plant and equipment and depreciated to its estimated residual value over the lease term.

In limited cases, revenue arrangements with customers require delivery, installation, testing, or other acceptance provisions to be satisfied before revenue is recognized. The Company includes shipping costs billed to customers in revenue and the related shipping costs in cost of goods and services.

Stock-Based Compensation

The Company’s employees have historically participated in Dover’s stock-based compensation plans. Stock-based compensation has been allocated to the Company based on the awards and terms previously granted to the Company’s employees. The principal awards issued under the stock-based compensation plans include stock options, stock-settled stock appreciation rights, restricted stock units and performance share awards. The cost of such awards is measured at the grant date based on the fair value of the award. At the time of grant, Dover estimates forfeitures, based on historical experience, in order to estimate the portion of the award that will ultimately vest. The value of the portion of the award that is expected to ultimately vest is recognized as expense on a straight-line basis, generally over the explicit service period of three years (except for retirement-eligible

APERGY CORPORATION

NOTES TO COMBINED FINANCIAL STATEMENTS

(Amounts in thousands except share data and where otherwise indicated)

employees and retirees) and is included in Selling, general and administrative expenses in the Combined Statements of Income. Expense for awards granted to retirement-eligible employees is recorded over the period from the date of grant through the date the employee first becomes eligible to retire and is no longer required to provide service. See Note 12 — Equity and Cash Incentive Program for additional information related to stock-based compensation.

Employee Benefit Plans

Apergy participates in defined benefit plans and non-qualified supplemental retirement plans sponsored by Dover that are accounted for as multi-employer plans in the Combined Financial Statements. Apergy also sponsors a defined benefit plan and non-qualified plan. These plans are accounted for as single employer plans in the Combined Financial Statements. Apergy also offers a defined contribution plan. See Note 14 — Employee Benefit Plans and Non-Qualified Plans for additional information.

Income Taxes

The Company’s operations have historically been included in Dover’s consolidated federal tax return and certain combined state returns. The income tax expense in these Combined Financial Statements has been determined on a stand-alone return basis in accordance with Accounting Standards Codification (“ASC”) 740 “Income Taxes,” which requires the recognition of income taxes using the liability method. Under this method, the Company is assumed to have historically filed a return separate from Dover, reporting its taxable income or loss and paying applicable tax based on its separate taxable income and associated tax attributes in each tax jurisdiction. Income taxes payable at each balance sheet date computed under the stand-alone return basis are classified within Parent Company investment in Apergy since Dover is legally liable for the tax. Accordingly, changes in income taxes payable are recorded as a component of financing activities in the Combined Statements of Cash Flows. The calculation of income taxes on the separate return basis requires considerable judgment and the use of both estimates and allocations. As a result, the Company’s effective tax rate and deferred tax balances will differ significantly from those in Dover’s historic periods. Additionally, the Company’s deferred tax balances as calculated on the separate return basis will differ from the deferred tax balances of Dover, if legally separated. See Note 11 — Income Taxes for additional information on the Company’s income taxes and unrecognized tax benefits.

The U.S. bill commonly referred to as the Tax Cuts and Jobs Act (“Tax Reform Act”), which was enacted on December 22, 2017, significantly changes U.S. tax law by, among other things, lowering corporate income tax rates, implementing a territorial tax system and imposing a repatriation tax on deemed repatriated earnings of foreign subsidiaries. The Tax Reform Act permanently reduces the U.S. corporate income tax rate from a maximum of 35% to a flat 21% rate, effective January 1, 2018. The Tax Reform Act also provided for a one-time deemed repatriation of post-1986 undistributed foreign subsidiary earnings and profits through the year ended December 31, 2017. The Global Intangible Low-Taxed Income (“GILTI”) provisions require the Company to include in its U.S. income tax return foreign subsidiary earnings in excess of an allowable return on the foreign subsidiary’s tangible assets. The Company expects that it will be subject to incremental U.S. tax on GILTI income beginning in 2018, due to expense allocations required by the U.S. foreign tax credit rules. The Company has elected to account for GILTI tax in the period in which it is incurred, and therefore has not provided any deferred tax impacts of GILTI in its combined financial statements for the year ended December 31, 2017.

On December 22, 2017, the SEC staff issued Staff Accounting Bulletin No. 118 (“SAB 118”) to address the application of U.S. GAAP in situations when a registrant does not have the necessary information available, prepared, or analyzed (including computations) in reasonable detail to complete the accounting for certain

APERGY CORPORATION

NOTES TO COMBINED FINANCIAL STATEMENTS

(Amounts in thousands except share data and where otherwise indicated)

income tax effects of the Tax Reform Act. The Company has recognized the provisional tax impacts related to deemed repatriated earnings and the benefit for the revaluation of deferred tax assets and liabilities, and included these amounts in its combined financial statements for the year ended December 31, 2017. The final impact may differ from these provisional amounts, possibly materially, due to, among other things, additional analysis, changes in interpretations and assumptions the Company has made, additional regulatory guidance that may be issued, and actions the Company may take as a result of the Tax Reform Act. In accordance with SAB 118, the financial reporting impact of the Tax Reform Act will be completed in the fourth quarter of 2018.

Research and Development Costs

Research and development costs, including qualifying engineering costs, are expensed when incurred and amounted to $18,501, $16,511 and $19,255, in 2017, 2016 and 2015, respectively.

Advertising Costs

Advertising costs are expensed when incurred and amounted to $1,220, $825 and $1,604, in 2017, 2016 and 2015, respectively.

Risk, Retention, Insurance

Apergy was covered under Dover’s insurance policies during the years ended December 31, 2017 and 2016. For both years ended December 31, 2017 and 2016, Dover self-insured its product and commercial general liability claims up to $5.0 million per occurrence and automobile liability claims up to $1.0 million per occurrence. For the years ended December 31, 2017 and 2016, Dover self-insured its workers’ compensation claims up to $0.8 million per occurrence, respectively. Third-party insurance provides primary level coverage in excess of these amounts up to certain specified limits. In addition, Dover has excess liability insurance from third-party insurers on both an aggregate and an individual occurrence basis well in excess of the limits of the primary coverage. A worldwide program of property insurance covers Dover’s owned and leased property and any business interruptions that may occur due to an insured hazard affecting those properties, subject to reasonable deductibles and aggregate limits. Dover’s property and casualty insurance programs contain various deductibles that, based on Dover’s experience, are typical and customary for a company of its size and risk profile. Apergy does not consider any of the deductibles under the Dover program to represent a material risk to Apergy. Dover generally maintains deductibles for claims and liabilities related primarily to workers’ compensation, health and welfare claims, general commercial, product and automobile liability and property damage and business interruption resulting from certain events. Dover accrues for claim exposures that are probable of occurrence and can be reasonably estimated. As part of Dover’s risk management program, insurance is maintained to transfer risk beyond the level of self-retention and provide protection on both an individual claim and annual aggregate basis.

Reclassifications

We changed our presentation of expenditures related to purchases of leased inventory. Previously, these amounts were reported in the operating section of our cash flow statement as “other” in adjustments to reconcile net income but are now reported as changes in our operating assets and liabilities in the operating section of our cash flow statement as “leased assets and other, net.” We changed our presentation of amortization expense primarily related to customer intangible assets. For the years ended December 31, 2017, 2016 and 2015, we reclassified $42.9 million, $45.2 million and $48.3 million of amortization expense previously reported as a component of “selling, general and administrative expense” to “cost of goods and services” on our combined statements of income. Certain amounts in prior years have been reclassified to conform to the current year presentation.

APERGY CORPORATION

NOTES TO COMBINED FINANCIAL STATEMENTS

(Amounts in thousands except share data and where otherwise indicated)

Recent Accounting Pronouncements

Recently Issued Accounting Standards

The following standards, issued by the Financial Accounting Standards Board (“FASB”), will, or are expected to, result in a change in practice and/or have a financial impact to the Company’s Combined Financial Statements:

In March 2017, the FASB issued Accounting Standards Update (“ASU”) 2017-07, Compensation-Retirement Benefits (Topic 715): Improving the Presentation of Net Periodic Pension Cost and Net Periodic Post-Retirement Benefit Cost. This ASU changes the income statement presentation of defined benefit and post-retirement benefit plan expense by requiring separation between operating expense (service cost component of net periodic benefit expense) and non-operating expense (all other components of net periodic benefit expense, including interest cost, amortization of prior service cost, curtailments and settlements, etc.). The operating expense component is reported with similar compensation costs while the non-operating components are reported outside of operating income. The guidance is effective for interim and annual periods for the Company on January 1, 2018. The adoption of this ASU did not have a material impact on its Combined Financial Statements.

In January 2017, the FASB issued ASU 2017-01, Business combinations (Topic 805): Clarifying the definition of a business, which clarifies the definition of a business and assists entities with evaluating whether transactions should be accounted for as acquisitions (or disposals) of assets or businesses. Under this guidance, when substantially all of the fair value of gross assets acquired is concentrated in a single asset (or group of similar assets), the assets acquired would not represent a business. In addition, in order to be considered a business, an acquisition would have to include at a minimum an input and a substantive process that together significantly contribute to the ability to create an output. The amended guidance also narrows the definition of outputs by more closely aligning it with how outputs are described in FASB guidance for revenue recognition. This guidance is effective for interim and annual periods for the Company on January 1, 2018, with early adoption permitted. The adoption of this ASU did not have a material impact on its Combined Financial Statements.

In February 2016, the FASB issued ASU 2016-02, Leases (Topic 842), which amends existing guidance to require lessees to recognize assets and liabilities on the balance sheet for the rights and obligations created by long-term leases and to disclose additional quantitative and qualitative information about leasing arrangements. This ASU also provides clarifications surrounding the presentation of the effects of leases in the income statement and statement of cash flows. This guidance will be effective for the Company on January 1, 2019.

After the Separation from Dover, we developed a project plan and established a cross-functional team to continue the process of implementing the new guidance, which included an evaluation of the work performed by Dover prior to the Separation. We made progress on our plan including gathering information on all leases, surveying our business, assessing our portfolio of leases and compiling a central repository of active leases. During the third quarter of 2018, we completed diagnostic reviews of certain sampled leases to support our policy elections. Additionally, we made significant progress configuring and implementing a new lease software system. We continue to evaluate our policy elections and considerations under the new lease guidance, including the potential use of practical expedients, and we are in the process of updating our internal control and business processes. As we continue to assess the impact the guidance will have on our financial statements and related disclosures, internal control over financial reporting and other business practices and processes, we expect to recognize right of use assets and liabilities for operating leases in our consolidated balance sheet upon adoption.

In May 2014, the FASB issued ASU 2014-09, Revenue from Contracts with Customers (Topic 606). The guidance introduces a new five-step revenue recognition model in which an entity should recognize revenue to depict the transfer of promised goods or services to customers in an amount that reflects the consideration to

APERGY CORPORATION

NOTES TO COMBINED FINANCIAL STATEMENTS

(Amounts in thousands except share data and where otherwise indicated)

which the entity expects to be entitled, in exchange for those goods or services. This ASU also requires disclosures sufficient to enable users to understand the nature, amount, timing and uncertainty of revenue and cash flows arising from contracts with customers, including qualitative and quantitative disclosures about contracts with customers, significant judgments and changes in judgments and assets recognized from the costs to obtain or fulfill a contract. This guidance is effective for the Company on January 1, 2018.

Dover commenced its assessment of ASU 2014-09 during the second half of 2015 and developed a project plan to guide the implementation, in which Apergy was included in the project plan. Dover has completed the project including analyzing the ASU’s impact on Dover’s contract portfolio, surveying Dover’s businesses and discussing the various revenue streams, completing contract reviews, comparing its historical accounting policies and practices to the requirements of the new guidance, identifying potential differences from applying the requirements of the new guidance to its contracts and updating and providing training on its accounting policy. Dover has completed the process of evaluating controls and new disclosure requirements and identifying and implementing appropriate changes to its business processes and systems to support recognition and disclosure under the new guidance. The Company will adopt this new guidance using the modified retrospective method that will result in a cumulative effect adjustment, as of the date of adoption. The Company’s adoption of this ASU did not have a material impact on its Combined Financial Statements.

Recently Adopted Accounting Standards

Effective January 1, 2018, we adopted ASU 2016-15, “Statement of Cash Flows (Topic 230): Classification of Certain Cash Receipts and Cash Payments.” The new update clarifies how certain cash receipts and cash payments should be presented and classified in the statement of cash flows. Specifically, the new update clarifies that when cash receipts and cash payments have aspects of more than one class of cash flows and cannot be separated, classification will depend on the predominant source or use. We adopted this guidance retrospectively. The impact of this adoption, as retrospectively applied, resulted in a $14.5 million, $1.1 million, and $7.8 million increase in net cash provided by operating activities and a corresponding increase to net cash used by investing activities during the years ended December 31, 2017, 2016 and 2015, respectively on our statement of cash flows related to cash expenditures for certain leased assets.

In January 2017, the FASB issued ASU 2017-04, Intangibles - Goodwill and Other (Topic 350): Simplifying the Test for Goodwill Impairment. The amended guidance simplifies the accounting for goodwill impairment for all entities by eliminating the requirement to perform a hypothetical purchase price allocation. A goodwill impairment charge will now be recognized for the amount by which the carrying value of a reporting unit exceeds its fair value, not to exceed the carrying amount of goodwill. The Company early adopted this guidance on January 1, 2017 as its annual impairment test is performed after January 1, 2017. The adoption of this ASU did not have a material impact on the Company’s Combined Financial Statements.

In July 2015, the FASB issued ASU 2015-11, Inventory (Topic 340): Simplifying the Measurement of Inventory. Under this guidance, entities utilizing the FIFO or average cost method should measure inventory at the lower of cost or net realizable value, whereas net realizable value is defined as the estimated selling price in the ordinary course of business, less reasonably predictable costs of completion, disposal and transportation. This ASU was effective for the Company on January 1, 2017. The adoption of this ASU did not have a material impact to the Company’s Combined Financial Statements.

3. Related Party Transactions

Dover provides Apergy certain services, which include corporate executive management, human resources, information technology, facilities, tax, shared services, finance and legal services. Some of these services will continue to be provided to Apergy on a temporary basis following the distribution. The financial information in these Combined Financial Statements does not necessarily include all the expenses that would have been incurred had Apergy been a separate, stand-alone entity. As such, the financial information herein may not necessarily reflect the combined financial position, results of operations, and cash flows of Apergy in the future or what they would have been had Apergy been a separate, stand-alone entity during the periods presented. Management believes that the methods used to allocate expenses to Apergy are reasonable. The corporate expenses allocated to Apergy totaled $22,987, $19,459 and $20,852 for the years ended December 31, 2017, 2016 and 2015, respectively, which are recorded in selling, general and administrative expenses in the Combined Statements of Income. As a stand-alone public company, Apergy’s total costs related to such support functions may differ from the costs that were historically allocated to it from Dover.

Transactions between Apergy and Dover, with the exception of transactions discussed below with Dover’s affiliates, are reflected in equity in the Combined Balance Sheets as Parent Company investment in Apergy and in the Combined Statements of Cash Flows as a financing activity in Net transfers (to) from Parent Company.

At December 31, 2017 and 2016, the Company’s outstanding accounts receivable and accounts payable balances with Dover and its affiliates were insignificant. These balances are included in receivables and accounts payable, respectively, on the Combined Balance Sheets. Intercompany revenues recorded from other Dover companies in the years ended December 31, 2017, 2016 and 2015, respectively, were insignificant.

The Company recorded royalty expense related to Apergy’s use of Dover’s intellectual property and patents amounting to $9.8 million, $7.4 million and $10.4 million in 2017, 2016 and 2015, respectively, included within Other expense, net in the Combined Statements of Income. Patents and intangibles owned by Dover related to Apergy will transfer to Apergy upon separation. Upon separation, no further royalty charges are expected to be incurred by Apergy from Dover. Additionally, in 2016 and 2015, Apergy purchased certain patents and copyrights from Dover company for $3.7 million and $10.0 million, respectively. The patents and copyrights are included in Apergy’s intangibles balance and are being amortized.

The Company paid $1.2 million and $1.7 million in 2017 and 2016, respectively, for distributions declared to its noncontrolling interest holder in Norris Production Solutions Middle East LLC, a subsidiary company in the Sultanate of Oman and is included within the Combined Statement of Stockholders’ Equity. The Company has a commission arrangement with its noncontrolling interest holder, for 5% of certain annual product sales. The commissions paid during 2017, 2016 and 2015, respectively, were not significant.

4. Acquisitions

2017

On October 2, 2017, the Company acquired 100% of the voting stock of PCP Oil Tools S.A. and Ener Tools S.A. (“PCP”), a supplier of progressive cavity pump products and services for total consideration of $8,842, net of cash acquired. This acquisition is a part of the Production & Automation Technologies segment and will broaden the Company’s ability to supply Argentina with additional products to customers. The goodwill recorded as a result of this acquisition reflects the benefits expected to be derived from product line expansion and operational synergies. The Company recorded non-deductible goodwill of $5,053 and customer intangible assets of $4,538. The intangible assets are being amortized over 9 years.

The pro forma effects of this acquisition on the Company’s operations were not material.

APERGY CORPORATION

NOTES TO COMBINED FINANCIAL STATEMENTS

(Amounts in thousands except share data and where otherwise indicated)

5. Inventories

The components of inventories were as follows:

	December 31, 2017	December 31, 2016
Raw materials	$45,408	$45,209
Work in progress	10,879	10,321
Finished goods	167,416	153,040

Subtotal	223,703	208,570
Less reserves	(22,112)	(24,012)

Total	$201,591	$184,558

At December 31, 2017 and 2016, approximately 28% and 32%, respectively, of the Company’s total inventories were accounted for using the LIFO method.

6. Property, Plant and Equipment, net

The components of property, plant and equipment, net were as follows:

	December 31, 2017	December 31, 2016
Land	$13,557	$14,636
Buildings and improvements	99,233	91,927
Machinery, equipment and other	446,261	396,505

Property, plant and equipment, gross	559,051	503,068
Total accumulated depreciation	(347,219)	(301,321)

Property, plant and equipment, net	$211,832	$201,747

Total depreciation expense was $58,178, $56,068 and $60,831 for the years ended December 31, 2017, 2016 and 2015, respectively.

7. Goodwill and Other Intangible Assets

Goodwill

The changes in the carrying value of goodwill by operating segment were as follows:

	Production & Automation Technologies	Drilling Technologies	Total
Balance at December 31, 2015	$800,792	$101,136	$901,928
Foreign currency translation	651	—	651

Balance at December 31, 2016	801,443	101,136	902,579
Acquisitions	5,053	—	5,053
Foreign currency translation	2,456	—	2,456

Balance at December 31, 2017	$808,952	$101,136	$910,088

APERGY CORPORATION

NOTES TO COMBINED FINANCIAL STATEMENTS

(Amounts in thousands except share data and where otherwise indicated)

Annual impairment testing

Historically, the Company was part of the Dover Energy operating segment. The Company performed its annual goodwill impairment test for its two historical reporting units (i) Drilling and Production, excluding a business component that will be retained by Dover (“D&P”) and (ii) Dover Energy Automation (“DEA”), and found no impairment. For both reporting units, based upon the annual goodwill analyses performed by the Company as of October 1, 2017 and 2016, the fair values exceeded the carrying values, and no impairment was required. Beginning in the fourth quarter of 2017, the Company also performed its annual goodwill impairment testing based upon the new segment structure discussed in Note 16 — Segment Information. The Company performed goodwill impairment testing on its two new reporting units as of October 1, 2017: (i) Production & Automation Technologies (“P&AT”) and (ii) Drilling Technologies (“DT”). For both reporting units, the fair values were substantially in excess of carrying values and no impairment was required.

The annual impairment test is performed using a discounted cash flow analysis as discussed in Note 2 — Summary of Significant Accounting Policies. The Company performed a quantitative goodwill impairment test for each of its reporting units, concluding that the fair values were in excess of their carrying values. As previously noted, the fair values of each of the Company’s reporting units were determined using a discounted cash flow analysis which included management’s assumptions as to future cash flows and long-term growth rates as of the date of the impairment test. The discount rates used in these analyses were based on a capital asset pricing model and published relevant industry rates. The Company used discount rates related to that historical period commensurate with the risks and uncertainties inherent to each reporting unit and in management’s internally developed forecasts. Discount rates used in the Company’s 2017 and 2016 valuations were 10.0% and 10.5%, respectively.

As of October 1, 2017, the goodwill balances for the D&P and DEA reporting units were $733,641 and $172,480, respectively. The D&P and DEA reporting units had fair values in excess of their carrying values of 90% and 233%, respectively. Under the new segment structure, as of October 1, 2017, the goodwill balances for the P&AT and DT reporting units were $804,985 and $101,136, respectively. The P&AT and DT reporting units had fair values in excess of their carrying values of 69% and 464%, respectively.

While the Company believes the assumptions used in the 2017 and 2016 impairment analyses are reasonable and representative of expected results, if market conditions worsen over an extended period of time, an impairment of goodwill or assets may occur. The Company will continue to monitor the long-term outlook and forecasts, including estimated future cash flows, for these businesses and the impact on the carrying value of goodwill and assets.

APERGY CORPORATION

NOTES TO COMBINED FINANCIAL STATEMENTS

(Amounts in thousands except share data and where otherwise indicated)

Intangible Assets

The following table provides the gross carrying value and accumulated amortization for each major class of intangible assets:

	December 31, 2017			December 31, 2016
	Gross Carrying Amount	Accumulated Amortization	Net	Gross Carrying Amount	Accumulated Amortization	Net
Amortized intangible assets:
Customer Intangibles	$572,415	$276,655	$295,760	$566,602	$229,902	$336,700
Trademarks	36,312	17,821	18,491	36,296	14,013	22,283
Patents	38,679	20,449	18,230	38,106	16,662	21,444
Unpatented Technologies	9,700	9,700	—	9,700	9,700	—
Drawings & Manuals	3,067	2,109	958	3,001	1,942	1,059
Other	5,382	3,911	1,471	5,270	3,539	1,731

Total amortized intangibles	665,555	330,645	334,910	658,975	275,758	383,217
Unamortized intangible assets:
Trademarks	3,600	—	3,600	3,600	—	3,600

Total intangible assets	$669,155	$330,645	$338,510	$662,575	$275,758	$386,817

The Company recorded $4,538 of acquired intangible assets in 2017. See Note 4 — Acquisitions.

Total amortization related to the Company’s intangible assets was $53,701, $55,987 and $59,161 for the years ended December 31, 2017, 2016 and 2015, respectively. Estimated future amortization expense related to intangible assets held at December 31, 2017 is as follows:

Estimated Amortization
2018	$52,357
2019	51,509
2020	50,059
2021	49,231
2022	47,683

APERGY CORPORATION

NOTES TO COMBINED FINANCIAL STATEMENTS

(Amounts in thousands except share data and where otherwise indicated)

8. Other Accrued Expenses and Other Liabilities

The following table details the major components of Other accrued expenses (current):

	December 31, 2017	December 31, 2016
Unearned/deferred revenue	$4,487	$3,787
Warranty	2,978	4,568
Restructuring and exit costs	2,551	459
Taxes other than income	2,432	1,424
Accrued freight, travel and transportation	1,397	1,384
Short-term capital lease obligations	1,041	694
Accrued rebates	617	473
Other (none of which are individually significant)	6,447	8,837

Total other accrued expenses	$21,950	$21,626

The following table details the major components of Other liabilities (noncurrent):

	December 31, 2017	December 31, 2016
Defined benefit and other post-retirement benefit plans	$12,650	$16,510
Long-term capital lease obligations	3,742	1,919
Warranty	92	98
Other (none of which are individually significant)	207	756

Total other liabilities	$16,691	$19,283

Warranty

Estimated warranty program claims are provided for at the time of sale. Amounts provided for are based on historical costs, claims experience and adjusted for new claims. The changes in the carrying amount of product warranties were as follows:

	Years Ended December 31,
	2017	2016	2015
Balance, beginning of year	$4,666	$4,421	$6,717
Provision for warranties	309	2,109	1,266
Settlements made	(1,896)	(1,518)	(3,168)
Other adjustments, including currency translation	(9)	(346)	(394)

Balance, end of year	$3,070	$4,666	$4,421

APERGY CORPORATION

NOTES TO COMBINED FINANCIAL STATEMENTS

(Amounts in thousands except share data and where otherwise indicated)

9. Restructuring Activities

The Company initiated various restructuring programs and incurred severance and other restructuring costs by segment as follows:

	Years Ended December 31,
	2017	2016	2015
Production & Automation Technologies	$6,921	$12,757	$18,750
Drilling Technologies	—	2,405	2,480

Total	$6,921	$15,162	$21,230

These amounts are classified in the Combined Statements of Income as follows:

Cost of goods and services	$6,332	$9,465	$9,095
Selling, general and administrative expenses	589	5,697	12,135

Total	$6,921	$15,162	$21,230

The restructuring charges of $6,921, $15,162 and $21,230 incurred during 2017, 2016 and 2015, respectively, included the following programs, which were substantially completed during those three years:

•

The Production & Automation Technologies segment incurred restructuring charges of $6,921, $12,757 and $18,750 during 2017, 2016 and 2015, respectively, related to various programs across the segment, primarily focused on facility consolidations, exit of certain nonstrategic product lines and workforce reductions. The 2017 programs were initiated to continue to optimize our operations as the market recovered and the 2016 and 2015 programs were initiated to better align the cost base with the significantly lower demand environment.

•

The Drilling Technologies segment recorded no restructuring charges during 2017. The segment recorded $2,405 and $2,480 in restructuring charges during 2016 and 2015, respectively, related to various programs across the segment, primarily focused on workforce reductions across various businesses to better align the cost base with the significantly lower demand environment.

APERGY CORPORATION

NOTES TO COMBINED FINANCIAL STATEMENTS

(Amounts in thousands except share data and where otherwise indicated)

The following table details the Company’s severance and other restructuring accrual activities:

	Severance	Exit	Total
Balance at December 31, 2014	$95	$—	$95
Restructuring charges	9,366	11,864	21,230
Payments	(8,197)	(3,947)	(12,144)
Other, including foreign currency translation (1)	(100)	(7,194)	(7,294)

Balance at December 31, 2015	1,164	723	1,887
Restructuring charges	10,496	4,666	15,162
Payments	(11,235)	(2,410)	(13,645)
Other, including foreign currency translation (1)	(175)	(2,770)	(2,945)

Balance at December 31, 2016	$250	$209	$459

Restructuring charges	151	6,770	6,921
Payments	(400)	(978)	(1,378)
Other, including foreign currency translation (1)	(1)	(3,450)	(3,451)

Balance at December 31, 2017	$—	$2,551	$2,551

(1)

Other activity in exit reserves primarily represents the non-cash write-off of long-lived assets and inventory in connection with certain facility closures and exit of certain nonstrategic product lines.

The restructuring accrual balance at December 31, 2017 primarily reflects restructuring plans initiated during the year, as well as ongoing lease commitment obligations for facilities closed in prior periods.

Additional programs may be implemented during 2018 with related restructuring charges.

10. Fair Value Measurements

The Company had outstanding contracts as of December 31, 2017 and 2016 respectively, that were not designated as hedging instruments. These instruments are used to reduce the Company’s exposure for operating receivables and payables that are denominated in non-functional currencies. Apergy’s gains and losses on these contracts are recorded in Other expense, net in the Combined Statements of Income which were not material for the years ended December 31, 2017, 2016 and 2015.

Fair Value Measurements

Accounting Standards Codification (“ASC”) 820, “Fair Value Measurements and Disclosures,” establishes a hierarchy for measuring fair value. A financial instrument’s categorization within the hierarchy is based on the lowest level of input that is significant to the fair value measurement. ASC 820 establishes three levels of inputs that may be used to measure fair value as follows:

Level 1 inputs are quoted prices (unadjusted) in active markets for identical assets or liabilities.

Level 2 inputs include inputs other than Level 1 that are observable, either directly or indirectly, such as quoted prices in active markets for similar assets and liabilities, quoted prices for identical or similar assets or liabilities in markets that are not active, or other inputs that are observable or can be corroborated by observable market data for substantially the full term of assets or liabilities.

APERGY CORPORATION

NOTES TO COMBINED FINANCIAL STATEMENTS

(Amounts in thousands except share data and where otherwise indicated)

Level 3 inputs are unobservable inputs in which little or no market data exists, therefore requiring an entity to develop its own assumptions.

The Company’s assets and liabilities measured at fair value on a recurring basis as of December 31, 2017 and 2016 were not significant and no tabular disclosures are presented.

In addition to fair value disclosure requirements related to financial instruments carried at fair value, accounting standards require disclosures regarding the fair value of all of the Company’s financial instruments. The carrying values of cash equivalents, trade receivables and accounts payable are reasonable estimates of their fair values as of December 31, 2017 and 2016 due to the short-term nature of these instruments.

11. Income Taxes

The operations of Apergy have been historically included in Dover’s U.S. combined federal and state income tax returns. Income tax expense and deferred tax balances are presented in these financial statements as if Apergy filed its own tax returns in each jurisdiction. These statements include tax losses and tax credits that may not reflect tax positions taken by Dover. In many cases, tax losses and tax credits generated by Apergy have been utilized by Dover.

Income taxes have been based on the following components of income (loss) before income taxes in the Combined Statements of Income:

	Years Ended December 31,
	2017	2016	2015
Domestic	$66,852	$(25,926)	$61,670
Foreign	22,432	7,092	15,595

Total	$89,284	$(18,834)	$77,265

Income tax (benefit) expense relating to continuing operations for the years ended December 31, 2017 and 2016 is comprised of the following:

	Years Ended December 31,
	2017	2016	2015
Current:
U.S. federal	$42,312	$8,872	$40,415
State and local	4,230	1,995	(332)
Foreign	6,176	971	5,344

Total current	52,718	11,838	45,427

Deferred:
U.S. federal	(73,544)	(19,161)	(23,135)
State and local	(1,361)	(771)	4,141
Foreign	(97)	51	(2,302)

Total deferred	(75,002)	(19,881)	(21,296)

Total (benefit) expense	$(22,284)	$(8,043)	$24,131

APERGY CORPORATION

NOTES TO COMBINED FINANCIAL STATEMENTS

(Amounts in thousands except share data and where otherwise indicated)

Differences between the effective income tax rate and the U.S. federal income statutory tax rate are as follows:

	Years Ended December 31,
	2017	2016	2015
U.S. federal income tax rate	35.0%	35.0%	35.0%
State and local taxes, net of federal income tax benefit	2.1	(3.9)	3.1
Foreign operations tax effect	(2.8)	7.8	(3.1)
Research and experimentation tax credits	(0.7)	2.3	(0.7)
Domestic manufacturing deduction	(4.5)	6.2	(4.6)
Nondeductible expenses	0.7	(3.3)	1.0
ESOP dividends	(0.2)	2.9	(0.7)
Branch income	1.1	(2.9)	0.8
Changes due to the Tax Reform Act	(55.2)	—	—
Other	(0.5)	(1.4)	0.4

Effective tax rate from continuing operations	(25.0)%	42.7%	31.2%

APERGY CORPORATION

NOTES TO COMBINED FINANCIAL STATEMENTS

(Amounts in thousands except share data and where otherwise indicated)

The tax effects of temporary differences that give rise to future deferred tax assets and liabilities are as follows:

	December 31, 2017	December 31, 2016
Deferred Tax Assets:
Accrued compensation, principally post-retirement and other employee benefits	$4,568	$9,126
Accrued expenses, principally for state income taxes, interest and warranty	846	1,512
Net operating loss and other carryforwards	1,280	1,082
Accounts receivable, principally due to allowance for doubtful accounts	827	1,780
Long-term liabilities, principally warranty, environmental and exit cost	678	620
Other assets	132	459

Total gross deferred tax assets	8,331	14,579
Valuation allowance	(1,280)	(1,082)

Total deferred tax assets, net of valuation allowances	$7,051	$13,497

Deferred Tax Liabilities:
Inventories, principally due to reserves for financial reporting purposes and capitalization for tax purposes	$(3,687)	$(4,754)
Intangible assets, principally due to different tax and financial reporting bases and amortization lives	(83,669)	(149,500)
Property, plant and equipment, principally due to differences in depreciation	(16,134)	(26,254)

Total gross deferred tax liabilities	(103,490)	(180,508)

Net deferred tax liability	$(96,439)	$(167,011)

Classified as follows in the Combined Balance Sheets:
Other assets and deferred charges	$546	$554
Deferred income taxes	(96,985)	(167,565)

	$(96,439)	$(167,011)

As of December 31, 2017, the Company had non-U.S. loss carryforwards of $5.0 million. The entire balance of the non-U.S. losses as of December 31, 2017 is available to be carried forward, with $4.9 million of these losses beginning to expire during the years 2028 through 2038. The remaining $0.1 million is available to be carried forward indefinitely.

The Company maintains valuation allowances by jurisdiction against the deferred tax assets related to these carryforwards as utilization of these tax benefits is not assured for certain jurisdictions.

The Tax Reform Act, which was enacted on December 22, 2017, permanently reduces the U.S. corporate income tax rate from a maximum of 35% to a flat 21% rate, effective January 1, 2018. As a result of the reduction in the

APERGY CORPORATION

NOTES TO COMBINED FINANCIAL STATEMENTS

(Amounts in thousands except share data and where otherwise indicated)

U.S. corporate income tax rate, the Company revalued its ending net deferred tax liabilities as of December 31, 2017 and recognized a provisional tax benefit of $53.2 million. The Tax Reform Act also imposed a tax for a one-time deemed repatriation of post-1986 unremitted foreign earnings and profits through the year ended December 31, 2017. The Company recorded a provisional tax expense related to the deemed repatriation of $3.9 million. The Company plans to make cash distributions to the U.S from non-U.S. subsidiaries of up to an estimated $6.0 million, which is not anticipated to result in any withholding tax expense. For purposes of the historical Combined Financial Statements, the Company’s income tax expense and deferred tax balances have been estimated as if we filed income tax returns on a stand-alone basis separate from Dover. Income taxes payable at each balance sheet date computed under the stand-alone return basis are classified within Parent Company investment in Apergy since Dover is legally liable for the tax. As a stand-alone entity, our deferred taxes and effective tax rate may differ from those of Dover in the historical periods.

The GILTI provisions of the Tax Reform Act require the Company to include in its U.S. income tax return foreign subsidiary earnings in excess of an allowable return on the foreign subsidiary’s tangible assets. The Company expects that it will be subject to incremental U.S. tax on GILTI income beginning in 2018, due to expense allocations required by the U.S. foreign tax credit rules. The Company has elected to account for GILTI tax in the period in which it is incurred, and therefore has not provided any deferred tax impacts of GILTI in its combined financial statements for the year ended December 31, 2017.

On December 22, 2017, the SEC staff issued Staff Accounting Bulletin No. 118 (“SAB 118”) to address the application of U.S. GAAP in situations when a registrant does not have the necessary information available, prepared, or analyzed (including computations) in reasonable detail to complete the accounting for certain income tax effects of the Tax Reform Act. In accordance with the SAB 118 guidance, the Company has recognized the provisional tax impacts related to deemed repatriated earnings and the benefit for the revaluation of deferred tax assets and liabilities in its combined financial statements for the year ended December 31, 2017. The final impact may differ from these provisional amounts, possibly materially, due to, among other things, issuance of additional regulatory guidance, changes in interpretations and assumptions the Company has made, and actions the Company may take as a result of the Tax Reform Act. In accordance with SAB 118 the financial reporting impact of the Tax Reform Act will be completed in the fourth quarter of 2018.

The Company files U.S., federal, state, local and foreign tax returns. The Company is routinely audited by the tax authorities in these jurisdictions, and a number of audits are currently underway. The Company is no longer subject to examinations of its federal income tax returns for years through 2013. All significant state, local and international matters have been concluded for years through 2012. The Company believes that all income tax uncertainties have been properly accounted. The Company has not recorded a liability for uncertain tax positions at December 31, 2017 and 2016.

12. Equity and Cash Incentive Program

Dover grants share-based awards to its officers and other key employees, including certain Apergy individuals. The following disclosures reflect the portion of Dover’s program in which Apergy employees participate. All awards granted under the program consist of Dover common shares and are not necessarily indicative of the results that Apergy would have experienced as an independent, publicly-traded company for the periods presented. Effective as of the spin-off date, outstanding Dover share-based awards will be converted to Apergy share-based awards, with the exception of outstanding Dover performance share awards that relate to a performance period ending after the spin-off date, which will be canceled. As a result of this conversion, no additional compensation expense is expected.

APERGY CORPORATION

NOTES TO COMBINED FINANCIAL STATEMENTS

(Amounts in thousands except share data and where otherwise indicated)

Dover’s plan authorizes the granting stock options, stock-settled stock appreciation rights (“SARs”), restricted stock, and performance shares awards. The exercise price per share for SARs is equal to the closing price of Dover’s stock on the New York Stock Exchange on the date of grant. The period for which SARs and stock options are exercisable is fixed by Dover’s Compensation Committee at the time of grant. Generally, the stock options or SARs vest after three years of service and expire at the end of ten years. Performance share awards shall become vested if (1) Dover achieves certain specified internal metrics and (2) the employee remains continuously employed by Dover during the performance period. Partial vesting may occur after separation from service in the case of certain terminations not for cause and for retirements.

Stock-based compensation costs are reported within Selling, general and administrative expenses. The following table summarizes the Company’s compensation expense relating to all stock-based incentive plans:

	Years Ended December 31,
	2017	2016	2015
Pre-tax compensation expense	$2,236	$2,293	$1,925
Tax benefit	(774)	(787)	(658)

Total stock-based compensation expense, net of tax	$1,462	$1,506	$1,267

SARs and Stock Options

In 2017, 2016 and 2015, Dover issued SARs covering 82,240, 106,548 and 98,803 shares, respectively. Since 2006, Dover has only issued SARs. The fair value of each SAR granted was estimated on the date of grant using a Black-Scholes option-pricing model with the following assumptions:

	2017	2016	2015
Risk-free interest rate	1.80%	1.05%	1.51%
Dividend yield	2.27%	3.09%	2.24%
Expected life (years)	4.6	4.6	5.1
Volatility	21.90%	26.17%	27.19%
Grant price	$79.28	$57.25	$73.28
Fair value at date of grant	$12.63	$9.25	$14.55

Expected volatilities are based on Dover’s stock price history, including implied volatilities from traded options on Dover’s stock. Dover uses historical data to estimate SAR exercise and employee termination patterns within the valuation model. The expected life of SARs granted is derived from the output of the option valuation model and represents the average period of time that SARs granted are expected to be outstanding. The interest rate for periods within the contractual life of the awards is based on the U.S. Treasury yield curve in effect at the time of grant.

APERGY CORPORATION

NOTES TO COMBINED FINANCIAL STATEMENTS

(Amounts in thousands except share data and where otherwise indicated)

A summary of activity relating to SARs granted under the Dover plans for the year ended December 31, 2017 is as follows:

	SARs
	Number of Shares	Weighted Average Exercise Price	Weighted Average Remaining Contractual Term (Years)
Outstanding at January 1, 2017	454,683	$63.69
Granted	82,240	79.28
Forfeited / expired	(32,944)	67.10
Exercised	(116,908)	61.93

Outstanding at December 31, 2017	387,071	67.17	6.7

Exercisable at December 31, 2017	157,078	$64.30	4.6

The following table summarizes information about outstanding SARs at December 31, 2017:

	SARs Outstanding				SARs Exercisable
Range of Exercise Prices	Number of Shares	Weighted Average Exercise Price	Weighted Average Remaining Life in Years	Aggregate Intrinsic Value	Number of Shares	Weighted Average Exercise Price	Weighted Average Remaining Life in Years	Aggregate Intrinsic Value
$25.96 - $37.79	23,816	$37.79	2.1	$1,505	23,816	$37.79	2.1	$1,505
$40.54 - $58.69	125,469	$57.52	6.7	5,454	38,309	$58.14	3.6	1,642
$63.33 - $82.51	237,786	$75.21	7.2	6,130	94,953	$73.44	5.7	2,616

	387,071			$13,089	157,078			$5,763

Unrecognized compensation expense related to SARs not yet exercisable was $672 at December 31, 2017. This cost is expected to be recognized over a weighted average period of 1.7 years.

Other information regarding the exercise of SARs and stock options is listed below:

	2017	2016	2015
SARs
Fair value of SARs that became exercisable	$1,239	$1,564	$1,356
Aggregate intrinsic value of SARs exercised	$2,787	$799	$1,874

Stock Options
Cash received by Dover for exercise of stock options	$—	$—	$100
Aggregate intrinsic value of options exercised	$—	$—	$117

Performance Share Awards

Performance share awards granted are expensed over the three-year requisite performance and service period. Awards become vested if (1) Dover achieves certain specified internal metrics and (2) the employee remains continuously employed by the Company during the performance period. Partial vesting may occur after separation from service in the case of certain terminations not for cause and for retirements.

APERGY CORPORATION

NOTES TO COMBINED FINANCIAL STATEMENTS

(Amounts in thousands except share data and where otherwise indicated)

In 2017, 2016 and 2015, Dover issued performance shares to Apergy’s employees covering 4,162, 5,764 and 4,503 shares, respectively. The performance share awards granted in these years are considered performance condition awards as attainment is based on Dover’s performance relative to established internal metrics. The fair value of these awards was determined using Dover’s closing stock price on the date of grant. The expected attainment of the internal metrics for these awards is analyzed each reporting period, and the related expense is adjusted up or down based on expected attainment, if that attainment differs from previous estimates. The cumulative effect on current and prior periods of a change in attainment is recognized in compensation cost in the period of change.

The fair value and average attainment used in determining compensation cost of the performance shares issued in 2017, 2016 and 2015 are as follows for the year ended December 31, 2017:

	Performance shares
	2017	2016	2015
Fair value per share at date of grant	$79.28	$57.25	$73.28
Average attainment rate reflected in expense	0.0%	0.0%	0.0%

A summary of activity for performance share awards for the year ended December 31, 2017 is as follows:

	Number of Shares	Weighted Average Grant-Date Fair Value
Unvested at January 1, 2017	10,267	$64.28
Granted	4,162	79.28
Vested	(4,503)	73.28

Unvested at December 31, 2017	9,926	$66.49

There is no unrecognized compensation expense related to unvested performance shares as of December 31, 2017. The weighted average number of years over which compensation expense may be recognized for unvested performance shares is 1.0 year.

Restricted Stock Units

Dover also has restricted stock units authorized for grant. Common stock of Dover may be granted at no cost to certain officers and key employees. In general, restrictions limit the sale or transfer of these shares during a two-or-three-year period, and restrictions lapse proportionately over the two-or-three-year period. Dover granted 25,557, 42,117 and 17,263 of restricted stock units in 2017, 2016 and 2015, respectively.

APERGY CORPORATION

NOTES TO COMBINED FINANCIAL STATEMENTS

(Amounts in thousands except share data and where otherwise indicated)

A summary of activity for restricted stock units for the year ended December 31, 2017 is as follows:

	Number of Shares	Weighted Average Grant-Date Fair Value
Unvested at January 1, 2017	54,064	$61.68
Granted	25,557	79.28
Forfeited	(8,854)	64.07
Vested	(20,712)	64.85

Unvested at December 31, 2017	50,055	$68.91

Unrecognized compensation expense relating to unvested restricted stock as of December 31, 2017 was $2,060, which will be recognized over a weighted average period of 1.6 years.

13. Commitments and Contingent Liabilities

Lease Commitments

The Company leases certain facilities and equipment under operating leases, many of which contain renewal options. Total rental expense, net of insignificant sublease rental income, for all operating leases was $16,837, $17,936 and $16,992 for the years ended December 31, 2017, 2016 and 2015, respectively. Contingent rentals under the operating leases were not significant.

The aggregate future minimum lease payments for operating and capital leases as of December 31, 2017 are as follows:

	Operating	Capital
2018	$11,668	$2,232
2019	10,646	1,696
2020	7,639	181
2021	5,309	—
2022	4,625	—
Thereafter	5,105	—

Total	$44,992	$4,109

Guarantees

The Company has provided indemnities in connection with sales of certain businesses and assets, including representations and warranties and related indemnities for environmental, health and safety, tax and employment matters. The Company does not have any material liabilities recorded for these indemnifications and is not aware of any claims or other information that would give rise to material payments under such indemnities.

Letters of Credit

As of December 31, 2017 and 2016, the Company had approximately $8,100 and $16,045 outstanding in letters of credit and guarantees with financial institutions, which expire at various dates in 2018 through 2020. These

APERGY CORPORATION

NOTES TO COMBINED FINANCIAL STATEMENTS

(Amounts in thousands except share data and where otherwise indicated)

letters of credit are primarily maintained as security for insurance, warranty and other performance obligations. In general, the Company would only be liable for the amount of these letters of credit in the event of default in the performance of the Company’s obligations, the probability of which we believe is remote.

Litigation

The Company’s environmental matters that are probable and estimable were insignificant at December 31, 2017 and 2016. The environmental matters relate to ongoing remedial activities performed in cooperation with regulatory authorities.

The Company and certain of its subsidiaries are also parties to a number of other legal proceedings incidental to their businesses. These proceedings primarily involve claims by private parties alleging injury arising out of use of the Company’s products, patent infringement, employment matters and commercial disputes. Management and legal counsel, at least quarterly, review the probable outcome of such proceedings, the costs and expenses reasonably expected to be incurred and currently accrued to-date. The Company has reserves for other legal matters that are probable and estimable, and at December 31, 2017 and 2016, these reserves were not significant. While it is not possible at this time to predict the outcome of these legal actions, in the opinion of management, based on the aforementioned reviews, the Company is not currently involved in any legal proceedings which, individually or in the aggregate, could have a material effect on its financial position, results of operations, or cash flows.

14. Employee Benefit Plans and Non-Qualified Plans

Multiemployer Defined Benefit Plans and Non-Qualified Plans

Apergy participates in the following plans as though they are participants in a multi-employer plan with the other businesses of Dover. Accordingly, a proportionate share of the cost is reflected in the Combined Financial Statements.

Dover provides a defined benefit pension plan for its eligible U.S. employees and retirees (the “U.S. Pension Plan”). As such, the portion of Apergy’s liability associated with this U.S. Pension Plan is not reflected in Apergy’s Combined Balance Sheets and will not be recorded at the distribution date as this obligation will be maintained and serviced by Dover. Shortly before the spin-off date, Apergy participants in this the U.S. Pension Plan (other than Norris USW participants) will fully vest in their benefits, and all participants will cease accruing benefits. In addition, Apergy will not assume any funding requirements or obligations related to the defined benefit pension plan upon the distribution date. Norris USW participants will be moved to a new pension plan, and will continue to accrue benefits at Dover pre-spin, and Apergy post-spin.

Dover also provides an additional defined benefit pension plan for its eligible salaried non-U.S. employees and retirees in Canada. As such, the portion of Apergy’s liability associated with this non-U.S. plan is not reflected in Apergy’s Combined Balance Sheets as this obligation is being maintained and serviced by Dover. This plan, including all assets and liabilities, will be transferred to Apergy at the distribution date and will be recorded by Apergy at that point. Shortly before the spin-off date, all non-Apergy participants in this plan will cease accruing benefits or be permitted to make contributions, as applicable. The non-Apergy participants may elect a lump sum cash payment post separation that will be the responsibility of Apergy, will be funded out of the plan assets, and could also result in a non-cash settlement charge to earnings.

Dover provides to certain U.S. management employees, through non-qualified plans, supplemental retirement benefits in excess of qualified plan limits imposed by federal tax law. The benefit obligation attributed to Apergy

APERGY CORPORATION

NOTES TO COMBINED FINANCIAL STATEMENTS

(Amounts in thousands except share data and where otherwise indicated)

employees for these non-qualified plans will be reflected in Apergy’s Combined Balance Sheets as of the distribution date. As of the spin-off date, Apergy participants in these non-qualified plans will no longer accrue benefits or be permitted to make contributions, as applicable. In addition, Apergy will assume any funding requirements or obligations related to these plans upon the distribution date.

The table below summarizes the expenses recorded in the Apergy financial statements for the Dover plans in which Apergy participates.

	Years Ended December 31,
	2017	2016	2015
Plan Name
Dover U.S. Pension Plan	$3,922	$4,643	$4,783
Canada Salaried Pension Plan	554	1,615	513
Other non-qualified plans	108	121	123

No contributions were made by Dover to the U.S. Pension Plan in 2017, 2016 or 2015. No contribution is expected to be made in 2018. Contributions to the Canada Salaried Pension Plan totaled $1.8 million, $2.0 million, and $1.1 million in 2017, 2016 and 2015, respectively. Expected contributions in 2018 are $1.3 million. The non-qualified plans are unfunded and contributions are made as benefits are paid.

Single Employer Defined Benefit Plans

Apergy sponsors one defined benefit pension plan to certain hourly non-U.S. employees and retirees. The plan is closed to new participants; however, all active participants in these plans continue to accrue benefits. This plan is considered a direct obligation of Apergy and has been recorded within Apergy’s Combined Financial Statements.

The Company sponsors non-qualified plans covering certain U.S. employees and retirees of the Company. The plans provide supplemental retirement benefits in excess of qualified plan limits imposed by federal tax law. The plans are closed to new hires and all benefits under the plans are frozen. The plans are considered direct obligations of Apergy and have been recorded within Apergy’s Combined Financial Statements.

Apergy does not have any other post-retirement employee benefit plans other than those plans mentioned above.

Defined Contribution Plan

Apergy offers a defined contribution retirement plan which covers the majority of its U.S. employees, as well as employees in certain other countries. The Company’s expense relating to defined contribution plans was $8,150, $6,446 and $7,247 for the years ended December 31, 2017, 2016 and 2015, respectively.

APERGY CORPORATION

NOTES TO COMBINED FINANCIAL STATEMENTS

(Amounts in thousands except share data and where otherwise indicated)

Obligations and Funded Status

The following tables summarize the Combined Balance Sheets impact, including the benefit obligations, assets and funded status associated with the Company’s single employer defined benefit plans at December 31, 2017 and 2016.

	Non-U.S. Qualified Defined Benefit Plan		Non-Qualified Supplemental Benefits Plan
	2017	2016	2017	2016
Change in benefit obligation:
Benefit obligation at beginning of year	$3,512	$3,139	$18,600	$20,313
Service cost	106	102	—	—
Interest cost	137	129	621	719
Benefits paid	(99)	(79)	(1,710)	(2,484)
Actuarial loss (gain)	(22)	170	(3,314)	52
Currency translation and other	247	51	—	—

Benefit obligation at end of year	3,881	3,512	14,197	18,600

Change in plan assets:
Fair value of plan assets at beginning of year	3,391	3,056	—	—
Actual return on plan assets	290	198	—	—
Company contributions	166	165	1,710	2,484
Benefits paid	(99)	(79)	(1,710)	(2,484)
Currency translation and other	245	51	—	—

Fair value of plan assets at end of year	3,993	3,391	—	—

Funded (unfunded) status	$112	$(121)	$(14,197)	$(18,600)

Amounts recognized in the Combined Balance Sheets consist of:
Assets and Liabilities:
Other assets and deferred charges	$112	$—	$—	$—
Accrued compensation and employee benefits	—	—	(1,547)	(2,211)
Other liabilities	—	(121)	(12,650)	(16,389)

Total assets and liabilities	112	(121)	(14,197)	(18,600)

Accumulated Other Comprehensive Loss (Income):
Net actuarial losses	1,449	1,632	6,078	9,721
Prior service cost	40	42	—	—
Net asset at transition, other	(20)	(21)	—	—
Deferred taxes	(397)	(446)	(2,670)	(3,592)

Total accumulated other comprehensive loss, net of tax	1,072	1,207	3,408	6,129

Net amount recognized at December 31,	$1,184	$1,086	$(10,789)	$(12,471)

Accumulated benefit obligations	$3,881	$3,512	$14,197	$18,600

APERGY CORPORATION

NOTES TO COMBINED FINANCIAL STATEMENTS

(Amounts in thousands except share data and where otherwise indicated)

The Company’s net funded (unfunded) status at December 31, 2017 and 2016 was an asset of $112 and a liability of $121, respectively, relating to the Company’s defined pension benefit plan operated by the Company’s businesses in Canada.

The accumulated benefit obligation for all defined benefit pension plans was $18,078 and $22,112 at December 31, 2017 and 2016, respectively. Pension plans with accumulated benefit obligations in excess of plan assets consist of the following at December 31, 2017 and 2016:

	2017	2016
Projected benefit obligation (PBO)	$—	$3,512
Accumulated benefit obligation (ABO)	—	3,512
Fair value of plan assets	—	3,391

Net Periodic Benefit Cost

Components of the net periodic benefit cost were as follows:

Defined Benefit Plans

	Non-U.S. Qualified Defined Benefit Plan			Non-Qualified Supplemental Benefits Plan
	2017	2016	2015	2017	2016	2015
Service cost	$106	$102	$118	$—	$—	$—
Interest cost	137	129	130	621	719	708
Expected return on plan assets	(198)	(186)	(184)	—	—	—
Amortization of:
Prior service cost	2	2	2	—	—	—
Recognized actuarial loss	68	58	57	330	305	284
Transition obligation	(1)	(1)	(1)	—	—	—
Other	—	—	—	(1)	—	—

Total net periodic benefit cost	$114	$104	$122	$950	$1,024	$992

Amounts expected to be amortized from Accumulated other comprehensive income (loss) into net periodic benefit cost during 2018 are as follows:

	Non-U.S. Qualified Defined Benefit Plan	Non-Qualified Supplemental Benefits Plan
Amortization of:
Prior service cost	$2	$—
Recognized actuarial loss	55	205
Transition obligation	(1)	—

Total	$56	$205

APERGY CORPORATION

NOTES TO COMBINED FINANCIAL STATEMENTS

(Amounts in thousands except share data and where otherwise indicated)

Assumptions

The Company determines actuarial assumptions on an annual basis. The weighted average assumptions used in determining the benefit obligations were as follows:

	Non-U.S. Qualified Defined Benefit Plan		Non-Qualified Supplemental Benefits Plan
	2017	2016	2017	2016
Discount rate	3.50%	3.75%	3.35%	3.55%

The weighted average assumptions used in determining the net periodic benefit cost were as follows:

	Non-U.S. Qualified Defined Benefit Plan		Non-Qualified Supplemental Benefits Plan
	2017	2016	2017	2016
Discount rate	3.75%	4.00%	3.55%	3.75%
Expected return on plan assets	5.50%	5.75%	na	na

The Company’s discount rate assumption is determined by developing a yield curve based on high quality corporate bonds with maturities matching the plans’ expected benefit payment streams. The plans’ expected cash flows are then discounted by the resulting year-by-year spot rates.

Plan Assets

The primary financial objective of the plans is to secure participant retirement benefits. Accordingly, the key objective in the plans’ financial management is to promote stability and, to the extent appropriate, growth in the funded status. Related and supporting financial objectives are established in conjunction with a review of current and projected plan financial requirements.

As it relates to the funded defined benefit pension plans, including those accounted for as multi-employer plans, the Company’s funding policy is consistent with the funding requirements of the Employment Retirement Income Security Act (“ERISA”) and applicable international laws. The Company is responsible for overseeing the management of the investments of the plans’ assets and otherwise ensuring that the plans’ investment programs are in compliance with ERISA, other relevant legislation and related plan documents. Where relevant, the Company has retained professional investment managers to manage the plans’ assets and implement the investment process. The investment managers, in implementing their investment processes, have the authority and responsibility to select appropriate investments in the asset classes specified by the terms of their applicable prospectus or investment manager agreements with the plans.

The assets of the plans are invested to achieve an appropriate return for the plans consistent with a prudent level of risk. The asset return objective is to achieve, as a minimum over time, the passively managed return earned by market index funds, weighted in the proportions outlined by the asset class exposures identified in the plans’ strategic allocation. The expected return on assets assumption used for pension expense is developed through analysis of historical market returns, statistical analysis, current market conditions and the past experience of plan asset investments. The Company’s plans were expected to achieve rates of return on invested assets of 5.50% and 5.75% for 2017 and 2016, respectively.

APERGY CORPORATION

NOTES TO COMBINED FINANCIAL STATEMENTS

(Amounts in thousands except share data and where otherwise indicated)

The Company’s actual and target weighted average asset allocation for our non-U.S. Corporate Pension Plan was as follows:

	2017	2016	Current Target
Equity securities	61%	60%	60%
Fixed income	38%	39%	40%
Real estate and other	1%	1%	—%

Total	100%	100%	100%

The fair values of the non-U.S. pension plan assets by asset category within the fair value hierarchy (as defined in Note 10 — Fair Value Measurements) were as follows:

	Non-U.S. Qualified Defined Benefit Plan
	December 31, 2017				December 31, 2016
	Level 1	Level 2	Level 3	Total Fair Value	Level 1	Level 2	Level 3	Total Fair Value *
Mutual funds	$2,399	$1,594	$—	$3,993	$2,104	$1,287	$—	$3,391

Total	$2,399	$1,594	$—	$3,993	$2,104	$1,287	$—	$3,391

*

A revision was made to the fair value leveling hierarchy in the above table as of December 31, 2016. The change was from level 2 to 1. The valuation techniques were unchanged and the amounts revised were not material to the prior annual period.

The Company had no level 3 Non-U.S. Plan assets at December 31, 2017 and 2016.

Mutual funds are categorized as either Level 1 or 2 depending on the nature of the observable inputs.

The methods described above may produce a fair value calculation that may not be indicative of net realizable value or reflective of future fair values. Furthermore, while the Company believes its valuation methods are appropriate and consistent with other market participants, the use of different methodologies or assumptions to determine the fair value of certain financial instruments could result in a different fair value measurement at the reporting date.

The availability of observable data is monitored by plan management to assess appropriate classification of financial instruments within the fair value hierarchy. Depending upon the availability of such inputs, specific securities may transfer between levels. In such instances, the transfer is reported at the end of the reporting period.

APERGY CORPORATION

NOTES TO COMBINED FINANCIAL STATEMENTS

(Amounts in thousands except share data and where otherwise indicated)

Future Estimates

Benefit Payments

Estimated future benefit payments to retirees, which reflect expected future service, are as follows:

	Non-U.S. Qualified Defined Benefit Plan	Non-Qualified Supplemental Benefits Plan
2018	$86	$1,572
2019	94	1,472
2020	92	1,368
2021	100	1,261
2022	107	1,154
2023 - 2027	709	4,163

Contributions

In 2018, the Company expects to contribute approximately $0.2 million to its non-U.S. qualified plan.

15. Other Comprehensive Income (Loss)

The amounts recognized in Other comprehensive income (loss) were as follows:

Year Ended December 31, 2017	Pre-tax	Tax	Net of tax
Foreign currency translation adjustments	$4,358	$—	$4,358
Pension and other post-retirement benefit plans	3,827	(971)	2,856

Total other comprehensive income (loss)	$8,185	$(971)	$7,214

Year Ended December 31, 2016	Pre-tax	Tax	Net of tax
Foreign currency translation adjustments	$953	$—	$953
Pension and other post-retirement benefit plans	154	(42)	112

Total other comprehensive income (loss)	$1,107	$(42)	$1,065

Year Ended December 31, 2015	Pre-tax	Tax	Net of tax
Foreign currency translation adjustments	$(11,691)	$—	$(11,691)
Pension and other post-retirement benefit plans	(393)	124	(269)

Total other comprehensive (loss) income	$(12,084)	$124	$(11,960)

The components of Accumulated other comprehensive (loss) income are as follows:

	December 31, 2017	December 31, 2016
Cumulative foreign currency translation adjustments	$(21,935)	$(26,293)
Pension and other post-retirement benefit plans	(4,480)	(7,336)

	$(26,415)	$(33,629)

APERGY CORPORATION

NOTES TO COMBINED FINANCIAL STATEMENTS

(Amounts in thousands except share data and where otherwise indicated)

Total Comprehensive income (loss) were as follows:

	Years Ended December 31,
	2017	2016	2015
Net income (loss) attributable to Apergy	$110,638	$(12,642)	$51,698
Other comprehensive income (loss)	7,214	1,065	(11,960)

Comprehensive income (loss)	$117,852	$(11,577)	$39,738

Amounts reclassified from Accumulated other comprehensive income (loss) to income (loss) during the year ended December 31, 2017, 2016 and 2015 were as follows:

	Years Ended December 31,
	2017	2016	2015
Pension and other post-retirement benefit plans:
Amortization of actuarial losses and net transition obligation	$397	$362	$340
Amortization of prior service costs	2	2	2

Total before tax	399	364	342
Tax benefit	(141)	(129)	(120)

Net of tax	$258	$235	$222

The Company recognizes net periodic benefit cost, which includes amortization of net actuarial losses and prior service costs, in both Selling, general and administrative expenses and Cost of goods and services in the Combined Statements of Income, depending on the functional area of the underlying employees included in the plans.

16. Segment Information

Historically the Company was part of the Dover Energy operating segment. As the Company is transitioning to a stand-alone company, the Company’s Chief Executive Officer, in his capacity as Chief Operating Decision Maker (“CODM”), evaluated how he views and measures the business performance. Based upon such evaluation, and effective during the fourth quarter of 2017, the Company determined it is organized into two operating segments, which are also its reportable segments, based on how the CODM analyzes performance, allocates capital and makes strategic and operational decisions. The CODM allocates resources to and evaluates the financial performance of each operating segment primarily based on revenues and segment earnings. The components of segment earnings were finalized in the fourth quarter 2017 in conjunction with the new segment structure to include the allocation of certain corporate expenses. The 2017, 2016 and 2015 segment results are presented on a comparable basis in accordance with the new segment structure. The segments were determined in accordance with FASB ASC Topic 280 — Segment Reporting and include i) Production & Automation Technologies and ii) Drilling Technologies. The segments are aligned around similar product applications serving Apergy’s key end markets, to enhance focus on end market strategies.

•

Production & Automation Technologies facilitates the efficient, safe and cost effective extraction of oil and gas. More specifically, Production & Automation Technologies designs, manufactures, markets and services a full range of artificial lift equipment, end-to-end digital automation solutions, as well as other production equipment. These products and technologies are all designed to lower production

APERGY CORPORATION

NOTES TO COMBINED FINANCIAL STATEMENTS

(Amounts in thousands except share data and where otherwise indicated)

costs and optimize well efficiency for Apergy’s customers. Production & Automation Technologies’ products are sold under a collection of premier brands, which Apergy believes are recognized by customers as leaders in their market spaces, including Harbison-Fischer, Norris, Alberta Oil Tool, Oil Lift Technology, PCS Ferguson, Pro-Rod, Upco, Accelerated, Norriseal-Wellmark, Quartzdyne, Spirit, Theta, Timberline and Windrock.

•

Drilling Technologies provides highly specialized products used in drilling oil and gas wells. Drilling Technologies designs, manufactures and markets polycrystalline diamond cutters (“PDCs”) for use in oil and gas drill bits under the US Synthetic brand. Over 95% of its PDCs are custom designed to meet unique customer requirements and are finished to exact customer specification to ensure optimal performance. PDCs are utilized in both vertical and horizontal drilling and need to be replaced as they wear out during the drilling process.

Segment financial information and a reconciliation of segment results to combined results follows:

	Years Ended December 31,
	2017	2016	2015
Revenue:
Production & Automation Technologies	$781,938	$638,017	$912,383
Drilling Technologies	227,653	113,320	164,297

Total combined revenue	$1,009,591	$751,337	$1,076,680

Segment Income:
Segment operating profit (loss) (1):
Production & Automation Technologies (2)	$24,889	$(21,687)	$58,446
Drilling Technologies	74,317	8,397	26,819

Total segment operating profit (loss)	99,206	(13,290)	85,265
Corporate expense / other (3)	(10,852)	(7,395)	(9,436)
Net income attributable to noncontrolling interest	930	1,851	1,436

Income (Loss) before income taxes	$89,284	$(18,834)	$77,265

Depreciation and amortization:
Production & Automation Technologies (4)	$99,929	$99,607	$103,612
Drilling Technologies (5)	11,950	12,448	16,380

Combined total	$111,879	$112,055	$119,992

Restructuring charges:
Production & Automation Technologies	$6,921	$12,757	$18,750
Drilling Technologies	—	2,405	2,480

Combined total	$6,921	$15,162	$21,230

Capital expenditures:
Production & Automation Technologies	$18,517	$21,588	$19,272
Drilling Technologies	8,171	4,137	4,945

Combined total	$26,688	$25,725	$24,217

APERGY CORPORATION

NOTES TO COMBINED FINANCIAL STATEMENTS

(Amounts in thousands except share data and where otherwise indicated)

(1)

Segment operating profit (loss) includes certain corporate expenses that are allocated to the segments such as information technology, supply chain, and shared services based on direct benefit where identifiable or other methods which the Company believes to be a reasonable reflection of the utilization of services provided.

(2)	Segment operating profit (loss) for Production & Automation Technologies excludes the net income attributable to noncontrolling interest.
(3)	Corporate expenses include those costs not attributable to a particular business segment such as corporate executive management and other corporate administrative functions.
(4)

Depreciation and amortization expense for Production & Automation Technologies includes acquisition-related depreciation and amortization of $57,426, $60,025 and $63,217 for the years ended December 31, 2017, 2016 and 2015, respectively.

(5)

Depreciation and amortization expense for Drilling Technologies includes acquisition-related depreciation and amortization of $24, $115 and $3,010 for the years ended December 31, 2017, 2016 and 2015, respectively.

Total assets at December 31:	2017	2016
Production & Automation Technologies	$1,683,782	$1,659,711
Drilling Technologies	220,993	191,184

Combined total	$1,904,775	$1,850,895

Revenue classified by significant products and services were as follows:

	Years Ended December 31,
	2017	2016	2015
Revenue:
Artificial lift technologies	$601,412	$499,033	$693,311
Automation technologies	82,093	65,351	93,639
Other production equipment	103,564	75,182	126,870
Drilling technologies	227,653	113,320	164,297
Intercompany eliminations (5)	(5,131)	(1,549)	(1,437)

Combined total	$1,009,591	$751,337	$1,076,680

(5)	Intercompany eliminations for the years ended December 31, 2017, 2016 and 2015 relate principally between the product groups automation technologies and artificial lift technologies.

Information concerning principal geographic areas is presented as follows:

	Revenue			Long-Lived Assets
	Years Ended December 31,			At December 31,
	2017	2016	2015	2017	2016
United States	$769,928	$559,266	$808,549	$198,178	$184,268
Middle East	48,899	54,767	69,951	5,189	8,417
Canada	79,186	54,714	64,961	7,587	8,214
Europe	28,112	19,935	34,970	—	—
Australia	23,667	18,177	47,811	681	619
Latin & South America	34,368	23,588	23,208	197	229
Other	25,431	20,890	27,230	—	—

Combined total	$1,009,591	$751,337	$1,076,680	$211,832	$201,747

APERGY CORPORATION

NOTES TO COMBINED FINANCIAL STATEMENTS

(Amounts in thousands except share data and where otherwise indicated)

Revenue is attributed to regions based on the location of the Company’s direct customer, which in some instances is an intermediary and not necessarily the end user. Long-lived assets are comprised of net property, plant and equipment. These assets have been classified based on the geographic location of where they reside. The Company’s businesses are based primarily in the United States of America, the Middle East and Canada.

For the years ended December 31, 2017, 2016, and 2015 there were no customers that accounted for more than 10% of total revenues.

17. Pro Forma Information (unaudited)

Pro forma shareholders’ equity (unaudited) is based upon the Company’s historical Parent Company equity as of December 31, 2017, and has been computed to give effect to the following pro forma adjustments:

•	the expected transfer to Apergy, upon the spin-off, of certain pension and retirement benefit related balances that were not included in Apergy’s historical combined financial statements;

•

the distribution of $700.0 million from Apergy to Dover immediately prior to the distribution using proceeds from the incurrence of $702.5 million of new indebtedness in connection with the separation;

•	expected tax liabilities for reimbursement to Dover under the tax matters agreement

•	the reclassification of Dover’s remaining net investment in Apergy to additional paid-in capital; and

•	the distribution of approximately 77.4 million shares of Apergy’s common stock at a par value of $0.01 per share

18. Subsequent Events (unaudited)

Separation from Dover Corporation

On April 18, 2018, the Dover Corporation Board of Directors approved the separation of entities conducting its upstream oil and gas energy business within Dover’s Energy segment (the “Separation”) into an independent, publicly traded company named Apergy Corporation. Apergy Corporation was incorporated in Delaware on October 10, 2017, under the name Wellsite Corporation and was renamed Apergy Corporation on February 2, 2018. Apergy Corporation was formed for the purpose of holding entities, assets and liabilities conducting Dover’s upstream oil and gas business within Dover’s Energy segment. In accordance with the separation and distribution agreement, the two companies were separated by Dover distributing to Dover’s stockholders all 77,339,828 shares of common stock of Apergy on May 9, 2018. Each Dover shareholder received one share of Apergy stock for every two shares of Dover stock held at the close of business on the record date of April 30, 2018. In conjunction with the Separation, Dover received a private letter ruling from the Internal Revenue Service to the effect that, based on certain facts, assumptions, representations and undertakings set forth in the ruling, for U.S. federal income tax purposes, the distribution of Apergy common stock was not taxable to Dover or U.S. holders of Dover common stock, except in respect to cash received in lieu of fractional share interests. Following the Separation, Dover retained no ownership interest in Apergy, and each company, as of May 9, 2018, has separate public ownership, boards of directors and management.

In connection with the Separation and as described below, we incurred an aggregate principal amount of $715 million of long-term debt, which consisted of a $415 million term loan facility and $300 million of senior notes. Net proceeds from the notes offering, together with borrowings under the term loan facility, were used to make a cash payment of $700 million to Dover and to pay fees and expenses incurred in connection with the Separation.

APERGY CORPORATION

NOTES TO COMBINED FINANCIAL STATEMENTS

(Amounts in thousands except share data and where otherwise indicated)

Issuances of Debt

Senior Notes

On May 3, 2018, and in connection with the Separation, we completed the private placement of $300 million in aggregate principal amount of 6.375% senior notes due May 2026 (“Senior Notes”). Interest on the Senior Notes is payable semi-annually in arrears on May 1 and November 1 of each year, commencing on November 1, 2018. Net proceeds of $293.8 million from the offering were utilized to partially fund the $700 million cash payment to Dover at the Separation and to pay fees and expenses incurred in connection with the Separation.

In connection with the private placement, we granted the initial purchasers of the Senior Notes certain registration rights under a registration right agreement. We have agreed for the benefit of the holders of the Senior Notes to use our commercially reasonable efforts to file and cause to be effective a registration statement with the SEC relating to a registered offer to exchange the Senior Notes for an issue of SEC-registered notes with terms identical in all material respects to the Senior Notes. Generally, we have one year from the issuance of the Senior Notes to complete the exchange offer. Should Apergy not complete its obligations under the registration rights agreement within a year, the annual interest rate on the Senior Notes will increase at different intervals based on the passage of time after one year.

Senior Secured Credit Facilities

On May 9, 2018, Apergy entered into a credit agreement (“credit agreement”) governing the terms of its new senior secured credit facilities, consisting of (i) a seven-year senior secured term loan B facility (“term loan facility”) and (ii) a five-year senior secured revolving credit facility (“revolving credit facility,” and together with the term loan facility, the “senior secured credit facilities”), with JPMorgan Chase Bank, N.A. as administrative agent. The net proceeds of the senior secured credit facilities were used (i) to pay fees and expenses in connection with the Separation, (ii) partially fund the cash payment to Dover and (iii) provide for working capital and other general corporate purposes. The senior secured credit facilities are jointly and severally guaranteed by Apergy and certain of Apergy’s wholly owned U.S. subsidiaries (“guarantors”), on a senior secured basis, and are secured by substantially all tangible and intangible assets of Apergy and the guarantors, except for certain excluded assets.

19. Quarterly Information (Unaudited)

	2017				2016
(in thousands, except per share data)	4th Qtr.	3rd Qtr.	2nd Qtr.	1st Qtr.	4th Qtr.	3rd Qtr.	2nd Qtr.	1st Qtr.
Revenue	$264,498	$258,654	$256,161	$230,278	$201,176	$185,455	$168,535	$196,171
Gross profit	73,703	84,774	84,630	75,360	61,012	47,254	32,610	54,452
Net income (loss)	60,264	18,685	19,033	13,586	4,167	(2,154)	(10,294)	(2,510)
Net income (loss) attributable to Apergy	60,194	18,421	18,754	13,269	3,769	(2,503)	(10,872)	(3,036)
Basic earnings per share (1)	$0.78	$0.24	$0.24	$0.17	$0.05	$(0.03)	$(0.14)	$(0.04)
Diluted earnings per share (1)	$0.77	$0.24	$0.24	$0.17	$0.05	$(0.03)	$(0.14)	$(0.04)

(1)

On May 9, 2018, 77,339,828 shares of our common stock were distributed to Dover stockholders in conjunction with the Separation. For comparative purposes, we have assumed the shares issued in conjunction with the Separation to be outstanding as of the beginning of each period prior to the Separation. In addition, we have assumed the potential dilutive securities outstanding as of May 8, 2018, were outstanding and fully dilutive in each of the periods prior to the Separation.

APERGY CORPORATION

NOTES TO COMBINED FINANCIAL STATEMENTS

(Amounts in thousands except share data and where otherwise indicated)

20. Condensed Combining Financial Information

On May 3, 2018, and in connection with the Separation, Apergy completed the issuance of $300 million of senior notes, the payment obligations of which are fully and unconditionally guaranteed by certain 100-percent-owned subsidiaries of Apergy on a joint and several basis. The following financial information presents the results of operations, financial position and cash flows for:

•	Apergy Corporation (issuer)

•	100-percent-owned guarantor subsidiaries

•	All other non-guarantor subsidiaries

•	Adjustments necessary to present Apergy results on a combined basis.

This condensed combining financial information should be read in conjunction with the accompanying combined financial statements and notes.

	Year Ended December 31, 2017
(in thousands)	Apergy Corporation	Subsidiary guarantors	Subsidiary non-guarantors	Adjustments and eliminations	Total
Revenue	$—	$881,187	$164,507	$(36,103)	$1,009,591
Cost of goods and services	—	586,519	140,516	(35,911)	691,124

Gross profit	—	294,668	23,991	(192)	318,467
Selling, general and administrative expense	—	200,839	18,678	—	219,517

Operating income (loss)	—	93,829	5,313	(192)	98,950
Other expense, net	—	9,429	237	—	9,666

Income before income taxes and equity in earnings of affiliates	—	84,400	5,076	(192)	89,284
Benefit from income taxes	—	(10,680)	(11,537)	(67)	(22,284)

Income before equity in earnings of affiliates	—	95,080	16,613	(125)	111,568
Equity in earnings of affiliates	110,638	22,110	11,020	(143,768)	—

Net income	110,638	117,190	27,633	(143,893)	111,568
Net income attributable to noncontrolling interest	—	—	930	—	930

Net income attributable to Apergy	$110,638	$117,190	$26,703	$(143,893)	$110,638

Comprehensive income attributable to Apergy	$117,852	$120,042	$31,065	$(151,102)	$117,852

APERGY CORPORATION

NOTES TO COMBINED FINANCIAL STATEMENTS

(Amounts in thousands except share data and where otherwise indicated)

	Year Ended December 31, 2016
(in thousands)	Apergy Corporation	Subsidiary guarantors	Subsidiary non-guarantors	Adjustments and eliminations	Total
Revenue	$—	$644,392	$142,614	$(35,669)	$751,337
Cost of goods and services	—	459,465	132,350	(35,806)	556,009

Gross profit	—	184,927	10,264	137	195,328
Selling, general and administrative expense	—	183,892	21,517	—	205,409

Operating income (loss)	—	1,035	(11,253)	137	(10,081)
Other expense, net	—	8,550	203	0	8,753

Loss before income taxes and equity in earnings of affiliates	—	(7,515)	(11,456)	137	(18,834)
Benefit from income taxes	—	(2,750)	(5,341)	48	(8,043)

Loss before equity in losses of affiliates	—	(4,765)	(6,115)	89	(10,791)
Equity in losses of affiliates	(12,642)	(23,668)	(8,273)	44,583	—

Net loss	(12,642)	(28,433)	(14,388)	44,672	(10,791)
Net income attributable to noncontrolling interest	—	—	1,851	—	1,851

Net loss attributable to Apergy	$(12,642)	$(28,433)	$(16,239)	$44,672	$(12,642)

Comprehensive loss attributable to Apergy	$(11,577)	$(28,402)	$(15,205)	$43,607	$(11,577)

APERGY CORPORATION

NOTES TO COMBINED FINANCIAL STATEMENTS

(Amounts in thousands except share data and where otherwise indicated)

	Year Ended December 31, 2015
(in thousands)	Apergy Corporation	Subsidiary guarantors	Subsidiary non-guarantors	Adjustments and eliminations	Total
Revenue	$—	$923,957	$192,682	$(39,959)	$1,076,680
Cost of goods and services	—	604,715	177,504	(40,178)	742,041

Gross profit	—	319,242	15,178	219	334,639
Selling, general and administrative expense	—	220,897	24,826	—	245,723

Operating income (loss)	—	98,345	(9,648)	219	88,916
Other expense (income), net	—	10,606	(376)	1421	11,651

Income (loss) before income taxes and equity in earnings (losses) of affiliates	—	87,739	(9,272)	(1,202)	77,265
Provision for (benefit from) income taxes	—	29,485	(5,431)	77	24,131

Income (loss) before equity in earnings of affiliates	—	58,254	(3,841)	(1,279)	53,134
Equity in earnings (losses) of affiliates	51,698	(17,980)	2,762	(36,480)	—

Net income (loss)	51,698	40,274	(1,079)	(37,759)	53,134
Net income attributable to noncontrolling interest	—	—	1,436	—	1,436

Net income (loss) attributable to Apergy	$51,698	$40,274	$(2,515)	$(37,759)	$51,698

Comprehensive income (loss) attributable to Apergy	$39,738	$39,594	$(13,795)	$(25,799)	$39,738

APERGY CORPORATION

NOTES TO COMBINED FINANCIAL STATEMENTS

(Amounts in thousands except share data and where otherwise indicated)

	December 31, 2017
(in thousands)	Apergy Corporation	Subsidiary guarantors	Subsidiary non- guarantors	Adjustments and eliminations	Total
Assets
Cash and cash equivalents	$—	$5,763	$17,949	$—	$23,712
Receivables	—	171,363	34,335	(3,674)	202,024
Inventories	—	175,031	27,488	(928)	201,591
Prepaid and other current assets	—	11,990	2,048	—	14,038

Total current assets	—	364,147	81,820	(4,602)	441,365
Property, plant and equipment, net	—	195,579	16,253	—	211,832
Goodwill	—	633,734	276,354	—	910,088
Advances due from affiliates	—	10,299	60,109	(70,408)	—
Investment in subsidiaries	1,640,034	801,235	388,315	(2,829,584)	—
Intangible assets, net	—	234,795	103,715	—	338,510
Other assets and deferred charges	—	2,129	851	—	2,980

Total assets	1,640,034	2,241,918	927,417	(2,904,594)	1,904,775

Liabilities and Equity
Accounts payable	—	83,864	18,636	(3,674)	98,826
Accrued compensation and employee benefits	—	24,875	5,414	—	30,289
Other accrued expenses	—	74,393	18,289	(70,732)	21,950

Total current liabilities	—	183,132	42,339	(74,406)	151,065
Deferred income taxes	—	75,075	21,910	—	96,985
Other liabilities	—	16,657	34	—	16,691
Equity:
Parent Company investment in Apergy	1,640,034	1,971,790	880,064	(2,830,188)	1,661,700
Accumulated other comprehensive loss	—	(4,736)	(21,679)	—	(26,415)

Total Parent Company equity	1,640,034	1,967,054	858,385	(2,830,188)	1,635,285

Noncontrolling interest	—	—	4,749	—	4,749
Total equity	1,640,034	1,967,054	863,134	(2,830,188)	1,640,034

Total liabilities and equity	$1,640,034	$2,241,918	$927,417	$(2,904,594)	$1,904,775

APERGY CORPORATION

NOTES TO COMBINED FINANCIAL STATEMENTS

(Amounts in thousands except share data and where otherwise indicated)

	December 31, 2016
(in thousands)	Apergy Corporation	Subsidiary guarantors	Subsidiary non- guarantors	Adjustments and eliminations	Total
Assets
Cash and cash equivalents	$—	$3,730	$22,297	$—	$26,027
Receivables	—	116,340	29,511	(6,366)	139,485
Inventories	—	161,314	23,979	(735)	184,558
Prepaid and other current assets	—	4,090	2,161	—	6,251

Total current assets	—	285,474	77,948	(7,101)	356,321
Property, plant and equipment, net	—	180,292	21,455	—	201,747
Goodwill	—	633,734	268,845	—	902,579
Advances due from affiliates	—	10,464	64,521	(74,985)	—
Investment in subsidiaries	1,551,353	753,916	348,046	(2,653,315)	—
Intangible assets, net	—	273,127	113,690	—	386,817
Other assets and deferred charges	—	2,499	932	—	3,431

Total assets	1,551,353	2,139,506	895,437	(2,735,401)	1,850,895

Liabilities and Equity
Accounts payable	—	53,195	19,451	(6,366)	66,280
Accrued compensation and employee benefits	—	20,450	4,338	—	24,788
Other accrued expenses	—	81,402	15,466	(75,242)	21,626

Total current liabilities	—	155,047	39,255	(81,608)	112,694
Deferred income taxes	—	125,490	42,075	—	167,565
Other liabilities	—	19,009	274	—	19,283
Equity:
Parent Company investment in Apergy	1,551,353	1,847,548	834,843	(2,653,793)	1,579,951
Accumulated other comprehensive loss	—	(7,588)	(26,041)	—	(33,629)

Total Parent Company equity	1,551,353	1,839,960	808,802	(2,653,793)	1,546,322
Noncontrolling interest	—	—	5,031	—	5,031

Total equity	1,551,353	1,839,960	813,833	(2,653,793)	1,551,353

Total liabilities and equity	$1,551,353	$2,139,506	$895,437	$(2,735,401)	$1,850,895

APERGY CORPORATION

NOTES TO COMBINED FINANCIAL STATEMENTS

(Amounts in thousands except share data and where otherwise indicated)

	Year Ended December 31, 2017
(in thousands)	Apergy Corporation	Subsidiary guarantors	Subsidiary non- guarantors	Adjustments and eliminations	Total
Cash provided (required) by operating activities	$—	$65,289	$11,561	$67	$76,917

Cash provided (required) by investing activities:
Additions to property, plant and equipment	—	(39,565)	(1,646)	—	(41,211)
Proceeds from sale of property, plant, and equipment	—	3,433	114	—	3,547
Acquisition (net of cash and cash equivalents acquired)	—	—	(8,842)	—	(8,842)

Net cash required by investing activities	—	(36,132)	(10,374)	—	(46,506)

Cash provided (required) by financing activities:
Change in borrowings, net	—	—	(599)	—	(599)
Distributions to noncontrolling interest	—	—	(1,212)	—	(1,212)
Net transfers to Parent Company and intercompany distributions	—	(27,124)	(4,001)	(67)	(31,192)

Net cash required by financing activities	—	(27,124)	(5,812)	(67)	(33,003)

Effect of exchange rate changes on cash and cash equivalents	—	—	277	—	277

Net increase (decrease) in cash and cash equivalents	—	2,033	(4,348)	—	(2,315)
Cash and cash equivalents at beginning of period	—	3,730	22,297	—	26,027

Cash and cash equivalents at end of period	$—	$5,763	$17,949	$—	$23,712

APERGY CORPORATION

NOTES TO COMBINED FINANCIAL STATEMENTS

(Amounts in thousands except share data and where otherwise indicated)

	Year Ended December 31, 2016
(in thousands)	Apergy Corporation	Subsidiary guarantors	Subsidiary non- guarantors	Adjustments and eliminations	Total
Cash provided by operating activities	$—	$103,788	$25,979	$(48)	$129,709

Cash provided (required) by investing activities:
Additions to property, plant and equipment	—	(23,080)	(3,774)	—	(26,854)
Proceeds from sale of property, plant, and equipment	—	2,245	281	—	2,526
Additions to intangible assets	—	(3,700)	—	—	(3,700)

Net cash required by investing activities	—	(24,535)	(3,493)	—	(28,028)

Cash provided (required) by financing activities:
Distributions to noncontrolling interest	—	—	(1,727)	—	(1,727)
Net transfers to Parent Company and intercompany distributions	—	(78,232)	(6,070)	48	(84,254)

Net cash required by financing activities	—	(78,232)	(7,797)	48	(85,981)

Effect of exchange rate changes on cash and cash equivalents	—	—	(90)	—	(90)

Net increase in cash and cash equivalents	—	1,011	14,599	—	15,610
Cash and cash equivalents at beginning of period	—	2,719	7,698	—	10,417

Cash and cash equivalents at end of period	$—	$3,730	$22,297	$—	$26,027

APERGY CORPORATION

NOTES TO COMBINED FINANCIAL STATEMENTS

(Amounts in thousands except share data and where otherwise indicated)

	Year Ended December 31, 2015
(in thousands)	Apergy Corporation	Subsidiary guarantors	Subsidiary non- guarantors	Adjustments and eliminations	Total
Cash provided (required) by operating activities	$—	$137,352	$79,817	$(1,498)	$215,671

Cash provided (required) by investing activities:
Additions to property, plant and equipment	—	(30,750)	(1,235)	—	(31,985)
Proceeds from sale of property, plant, and equipment	—	3,814	4,070	—	7,884
Additions to intangible assets	—	(10,000)	—	—	(10,000)

Net cash provided (required) by investing activities	—	(36,936)	2,835	—	(34,101)

Cash provided (required) by financing activities:
Net transfers to Parent Company and intercompany distributions	—	(108,909)	(87,566)	1,498	(194,977)

Net cash provided by (required by) financing activities	—	(108,909)	(87,566)	1,498	(194,977)

Effect of exchange rate changes on cash and cash equivalents	—	—	(531)	—	(531)

Net decrease in cash and cash equivalents	—	(8,493)	(5,445)	—	(13,938)
Cash and cash equivalents at beginning of period	—	11,212	13,143	—	24,355

Cash and cash equivalents at end of period	$—	$2,719	$7,698	$—	$10,417

SCHEDULE II

VALUATION AND QUALIFYING ACCOUNTS

Years Ended December 31, 2017, 2016 and 2015

(In thousands)

Allowance for Doubtful Accounts	Balance at Beginning of Year	Charged to Cost and Expense (A)	Accounts Written Off	Other	Balance at End of Year
Year Ended December 31, 2017	$5,634	954	(1,882)	47	$4,753
Year Ended December 31, 2016	$4,431	2,941	(1,469)	(269)	$5,634
Year Ended December 31, 2015	$3,510	2,154	(1,159)	(74)	$4,431

(A) Net of recoveries on previously reserved or written-off balances.

Deferred Tax Valuation Allowance	Balance at Beginning of Year	Additions	Reductions	Other	Balance at End of Year
Year Ended December 31, 2017	$1,082	198	—	—	$1,280
Year Ended December 31, 2016	$64	1,018	—	—	$1,082
Year Ended December 31, 2015	$50	14	—	—	$64

LIFO Reserve	Balance at Beginning of Year	Charged to Cost and Expense	Reductions	Other	Balance at End of Year
Year Ended December 31, 2017	$9,381	1,175	—	—	$10,556
Year Ended December 31, 2016	$12,933	—	(3,552)	—	$9,381
Year Ended December 31, 2015	$15,214	—	(2,281)	—	$12,933

Offer to Exchange

$300,000,000

6.375% Senior Notes due 2026

Apergy Corporation

PROSPECTUS

                    , 2018

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 20. Indemnification of Directors and Officers.

Delaware Registrants

Delaware Corporations

Delaware General Corporation Law

Under the Section 145 of the Delaware General Corporation Law (the “DGCL”), a corporation may indemnify any person who was or is a party, or is threatened to be made a party, to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he or she is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding (i) if such person acted in good faith and in a manner that person reasonably believed to be in, or not opposed, to the best interests of the corporation and (ii) with respect to any criminal action or proceeding, if he or she had no reasonable cause to believe such conduct was unlawful. In actions brought by or in the right of the corporation, a corporation may indemnify such person against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit if such person acted in good faith and in a manner that person reasonably believed to be in, or not opposed to, the best interests of the corporation, except that no indemnification may be made in respect of any claim, issue or matter as to which that person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery of the State of Delaware or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all circumstances of the case, such person is fairly and reasonably entitled to indemnification for such expenses which the Court of Chancery or other such court shall deem proper. To the extent that such person has been successful on the merits or otherwise in defending any such action, suit or proceeding referred to above or any claim, issue or matter therein, he or she is entitled to indemnification for expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection therewith. Any indemnifications are to be made by a majority vote of disinterested directors, even though less than quorum, by a committee of disinterested directors designated by a majority of such directors, if there are no such directors or if such directors so direct, by independent legal counsel in a written opinion or by the stockholders. The indemnification and advancement of expenses provided for or granted pursuant to Section 145 of the DGCL is not exclusive of any other rights of indemnification or advancement of expenses to which those seeking indemnification or advancement of expenses may be entitled, and a corporation may purchase and maintain insurance against liabilities asserted against any former or current, director, officer, employee or agent of the corporation, or a person who is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, whether or not the power to indemnify is provided by the statute.

Apergy Corporation

Apergy Corporation’s amended and restated certificate of incorporation states that no director shall be personally liable to the company or any of its stockholders for monetary damages for actions taken as a director or officer of the company, or for serving at the company’s request as a director or officer or another position at another corporation or enterprise, as the case may be, to the fullest extent permitted by the DGCL.

Apergy Corporation’s bylaws state that the company must indemnify any current or former director or officer who was, or is threatened to be, made party to any threatened, pending or completed action, suit or proceeding against expenses actually and reasonably incurred by such person, so long as he or she acted in good faith and in a manner reasonably believed to be in, or not opposed to, the best interests of the company. Unless ordered by the court, indemnification of a current director or officer shall be made by either: (i) a majority vote of the directors not party to the proceeding, even though less than quorum; (ii) by a committee of directors designated by a majority vote of directors not party to the proceeding, even though less than quorum; (iii) if there are no such directors, or if directed by such directors, by independent legal counsel; or (iv) by the stockholders. The company shall indemnify and advance reasonable expenses to its directors and officers, subject to its receipt of an undertaking from the indemnified party. The company must indemnify and advance reasonable expenses to its directors and officers, subject to its receipt of an undertaking from the indemnified party. The bylaws expressly authorize each company to carry directors’ and officers’ insurance to protect each company, their directors, officers and certain employees. The indemnifications provided by or granted pursuant to the bylaws are not exclusive to other rights to which a person may be entitled.

Theta Oilfield Services, Inc., Norris Rods, Inc., US Synthetic Corporation and Apergy BMCS Acquisition Corp.

The certificates of incorporation of Theta Oilfield Services, Inc., Norris Rods, Inc., US Synthetic Corporation and Apergy BMCS Acquisition Corp. state that a director shall not be personally liable to their respective company or its stockholders for monetary damages for breach of fiduciary duty as a director to the fullest extent permitted by the DGCL.

The bylaws of Theta Oilfield Services, Inc., Norris Rods, Inc., US Synthetic Corporation and Apergy BMCS Acquisition Corp. state that the companies must indemnify any current or former director or officer who was, or is threatened to be, made party to any “third party proceeding” or “corporate proceeding” against expenses actually and reasonably incurred by such person, so long as he or she acted in good faith and in a manner reasonably believed to be in, or not opposed to, the best interests of the respective company. The companies must indemnify any current or former director or officer who has been successful on the merits or otherwise in defense of any such claim. Entitlement to indemnification shall be made by either: (i) a majority vote of the directors not party to the proceeding, even though less than quorum; (ii) by a committee of directors designated by a majority vote of directors not party to the proceeding; (iii) if there are no such directors, by independent legal counsel; or (iv) by the stockholders. The companies must also indemnify and advance reasonable expenses to their directors and officers, subject to the receipt of an undertaking from the indemnified party. The bylaws expressly authorize each company to carry directors’ and officers’ insurance to protect each company, their directors, officers and certain employees.

Norriseal-Wellmark, Inc. and Wellmark Holdings, Inc.

Norriseal-Wellmark, Inc. and Wellmark Holdings, Inc.’s certificates of incorporation state that the companies must indemnify their directors and officers against any threatened, pending or completed action, suit or proceeding. Such indemnification will be to the full extent permitted by the DGCL, and no director shall be liable to either company or their stockholders for monetary damages for breach of fiduciary duty.

Norriseal-Wellmark, Inc. and Wellmark Holdings, Inc.’s bylaws state that companies must indemnify any current or former director or officer who was, or is threatened to be, made party to any threatened, pending or completed action, suit or proceeding against expenses actually and reasonably incurred by such person, so long as he or she acted in good faith and in a manner reasonably believed to be in, or not opposed to, the best interests of the respective company. The companies must indemnify any current or former director or officer who has been successful on the merits or otherwise in defense of any such claim. Entitlement to indemnification shall be made by either: (i) a majority vote of a quorum consisting of directors not party to the proceeding; (ii) by a committee of disinterested directors designated by a majority vote of a quorum of disinterested directors; (iii) if there are no such directors, or if directed by such disinterested directors, by independent legal counsel; or (iv) by the stockholders. The companies may indemnify and advance reasonable expenses to their directors and officers, subject to the receipt of an undertaking from the indemnified party. The bylaws expressly authorize each company to carry directors’ and officers’ insurance to protect each company, their directors, officers and certain employees. The indemnifications provided by or granted pursuant to the bylaws are not exclusive to other rights to which a person may be entitled.

Quartzdyne, Inc.

Quartzdyne, Inc.’s certificate of incorporation states that the company must indemnify and hold harmless any director or officer against all expense, liability or loss, to the fullest extent authorized by the DGCL. The right to indemnification conferred is a contract right and shall include the right to be paid expenses incurred in defending any such proceeding in advance of its final disposition upon the delivery of an undertaking by such director or officer.

Quartzdyne, Inc.’s bylaws state that the company must indemnify any current or former director or officer who was, or is threatened to be, made party to any threatened, pending or completed action, suit or proceeding against expenses actually and reasonably incurred by such person, so long as he or she acted in good faith and in a manner reasonably believed to be in, or not opposed to, the best interests of the company. The company must indemnify any current or former director or officer who has been successful on the merits or otherwise in defense of any such claim. Entitlement to indemnification shall be made by either: (i) unanimous vote of the directors who are not parties to such action, even though less than quorum; (ii) if there are no such directors, or if such directors direct, by independent legal counsel in a written opinion; or (iii) by the stockholders. The company may indemnify and advance reasonable expenses to its directors and officers, subject to its receipt of an undertaking from the indemnified party. The bylaws expressly authorize the company to carry directors’ and officers’ insurance to protect the company, its directors, officers and certain employees. The indemnifications provided by or granted pursuant to the bylaws are not exclusive to other rights to which a person may be entitled.

Apergy (Delaware) Formation, Inc., Apergy Funding Corporation and Apergy USA, Inc.

Apergy (Delaware) Formation, Inc., Apergy Funding Corporation and Apergy USA, Inc.’s certificates of incorporation state that a director shall not be personally liable to the respective company or its stockholders for monetary damages for breach of fiduciary duty as a director except for liability for (i) breach of duty of loyalty, (ii) acts or omissions not in good faith which involve intentional misconduct or knowing violation of law, (iii) actions pursuant to Section 174 of the DGCL or (iv) for any transaction from which the director received an improper benefit.

Apergy (Delaware) Formation, Inc., Apergy Funding Corporation and Apergy USA, Inc.’s bylaws state that the companies must indemnify any current or former director or officer who was, or is threatened to be, made party to any threatened, pending or completed action, suit or proceeding against expenses actually and reasonably incurred by such person, so long as he or she acted in good faith and in a manner reasonably believed to be in, or not opposed to, the best interests of the respective company. Unless ordered by the court, indemnification of a current director or officer shall be made by either: (i) a majority vote of the directors not party to the proceeding, even though less than quorum; (ii) by a committee of directors designated by a majority vote of the directors not party to the proceeding, even though less than quorum; (iii) if there are no such directors, or if directed by such directors, by independent legal counsel; or (iv) by the stockholders. The companies may indemnify and advance reasonable expenses to their directors and officers, subject to the receipt of an undertaking from the indemnified party. The determination with respect to former directors or officers shall be made by any person having the authority to act on the matter on behalf of the company. Any director or officer may apply to the Court of Chancery of the State of Delaware or any other court of competent jurisdiction in the state for indemnification. The companies must indemnify and advance reasonable expenses to their directors and officers, subject to the receipt of an undertaking from the indemnified party. The bylaws expressly authorize each company to carry directors’ and officers’ insurance to protect the companies, their directors, officers and certain employees. The indemnifications provided by or granted pursuant to the bylaws are not exclusive to other rights to which a person may be entitled.

Spirit Global Energy Solutions, Inc.

Spirit Global Energy Solutions, Inc.’s certificate of incorporation states that a director of the company shall not be personally liable to the company or its stockholders for monetary damages for breach of fiduciary duty as a director except for liability for (i) breach of duty of loyalty, (ii) acts or omissions not in good faith which involve intentional misconduct or knowing violation of law, (iii) conduct pursuant to Section 174 of the DGCL or (iv) for any transaction from which the director received an improper benefit.

Spirit Global Energy Solutions, Inc.’s bylaws state that the company must indemnify any current or former director or officer who was, or is threatened to be, made party to any threatened, pending or completed action, suit or proceeding to the full extent and under the circumstances permitted by the DGCL. The right of indemnifications provided by or granted pursuant to the bylaws are not exclusive to other rights to which a person may be entitled.

PCS Ferguson, Inc.

PCS Ferguson, Inc.’s certificate of incorporation states that a director of the company shall not be personally liable to the company or its stockholders for monetary damages for breach of fiduciary duty as a director except for liability for (i) breach of duty of loyalty, (ii) acts or omissions not in good faith which involve intentional misconduct or knowing violation of law, (iii) conduct pursuant to Section 174 of the DGCL or (iv) any transaction from which the director received an improper benefit.

Harbison-Fischer, Inc.

Neither Harbison-Fischer, Inc.’s certificate of incorporation nor bylaws contain any provision related to indemnification of officers and directors.

Delaware Limited Liability Companies

Delaware Limited Liability Company Act

Section 18-303(a) of the Delaware Limited Liability Company Act (the “DLLCA”) provides that, except as otherwise provided by the DLLCA, the debts, obligations and liabilities of a limited liability company, whether arising in contract, tort or otherwise, shall be solely the debts, obligations and liabilities of the limited liability company, and no member or manager of a limited liability company shall be obligated personally for any such debt, obligation or liability of the limited liability company solely by reason of being a member or acting as a manager of the limited liability company. Section 18-108 of the DLLCA states that subject to such standards and restrictions, if any, as set forth in its limited liability company agreement, a limited liability company may, and shall have the power to, indemnify and hold harmless any member or manager or other person from and against any and all claims and demands whatsoever.

Apergy Artificial Lift, LLC and Apergy Energy Automation, LLC

Apergy Artificial Lift, LLC and Apergy Energy Automation, LLC’s certificates of formation state that, to the fullest extent permitted by applicable law, no member, manager, director or officer of either company shall be personally liable to the respective company or its members for monetary damages for an act or omission in such capacity.

Apergy Artificial Lift, LLC and Apergy Energy Automation, LLC’s limited liability company agreements state that no member, director or officer of either company shall be liable in damages to the member of such company for any act or omission if the person’s actions do not constitute willful misconduct, recklessness, a breach of loyalty, lack of good faith, knowing violation of law or a transaction from which he or she received an improper personal benefit. The companies shall also indemnify the member, director or officer so long as this standard is met. Such indemnification rights are not exclusive to any other right or remedy provided by law.

California Registrant

California General Corporation Law

Section 317 of the California General Corporation Law (the “CAGCL”) authorizes a court to award, or a corporation to grant, indemnity to officers, directors and other agents for reasonable expenses incurred in connection with the defense or settlement of an action by or in the right of the corporation or in a proceeding by reason of the fact that the person is or was an officer, director, or agent of the corporation. Indemnity is available where the person party to a proceeding or action acted in good faith and in a manner reasonably believed to be in the best interests of the corporation and its shareholders and, with respect to criminal actions, had no reasonable cause to believe his conduct was unlawful. To the extent a corporation’s officer, director or agent is successful on the merits in the defense of any proceeding or any claim, issue or related matter, that person shall be indemnified against expenses actually and reasonably incurred. Under Section 317 of the CAGCL, expenses incurred in defending any proceeding may be advanced by the corporation prior to the final disposition of the proceeding upon receipt of any undertaking by or on behalf of the officer, director, employee or agent to repay that amount if it is ultimately determined that the person is not entitled to be indemnified. Indemnifications are to be made by a majority vote of a quorum of disinterested directors, if such quorum is not obtainable, by independent legal counsel in a written opinion, by approval of the stockholders, not including those persons to be indemnified, or by the court in which such proceeding is or was pending upon application made by either the corporation, the agent, the attorney, or other person rendering services in connection with the defense. The indemnification provided by Section 317 is not exclusive of any other rights to which those seeking indemnification may be entitled.

Honetreat Company

Honetreat Company’s bylaws state that the company shall indemnify any person who is or was a director or officer against a threatened or pending suit, action or proceeding so long as such person acted in good faith and reasonably believed (a) that his or her conduct was in the best interests of the corporation and (b) in all other cases, that his or her conduct was not opposed to the best interests of the company. Entitlement to indemnification shall be made by either: (i) a majority vote of a quorum consisting of directors not party to the proceeding; (ii) if no quorum can be obtained, a majority vote of a committee of the Board of Directors, designated to act in the matter by a majority vote of all directors, consisting solely of two or more disinterested directors; or (iii) by special legal counsel. If a person who would otherwise be entitled to indemnity is found liable on the basis that personal benefit was improperly received, then indemnification shall be limited to reasonable expenses actually incurred. If willful or intentional misconduct is found, no indemnification of any kind shall be made. Honetreat Company may indemnify and advance reasonable expenses to its directors and officers, subject to its receipt of an undertaking from the indemnified party. The bylaws expressly authorize the company to carry directors’ and officers’ insurance, and indemnifications provided by or granted pursuant to the bylaws are not exclusive to other rights to which a person may be entitled.

Oklahoma Registrant

Oklahoma General Corporation Act

Section 1031 of the Oklahoma General Corporation Act authorizes a court to award, or a corporation’s board of directors to grant, indemnity under certain circumstances to directors, officers, employees or agents in connection with actions, suits or proceedings, by reason of the fact that the person is or was a director, officer, employee or agent, against expenses and liabilities incurred in such actions, suits or proceedings so long as they acted in good faith and in a manner the person reasonably believed to be in, or not opposed to, the best interests of such corporation, and with respect to any criminal action if they had no reasonable cause to believe their conduct was unlawful. With respect to suits by or in the right of the corporation, however, indemnification is generally limited to attorneys’ fees and other expenses and is not available if such person is adjudged to be liable to such corporation unless the court determines that indemnification is appropriate. Expenses incurred by a director or officer in defending a civil or criminal action, suit or proceeding may be paid by the corporation in advance of the final disposition of the action, suit or proceeding upon receipt of an undertaking by or on behalf of the director or officer to repay the amount if it is ultimately determined that the person is not entitled to be indemnified by the corporation.

UPCO, Inc.

UPCO, Inc.’s restated and amended bylaws state that the company shall indemnify any current or former director or officer who is a party, or may be made party, to any threatened, pending or completed action, suit or proceeding if such director or officer acted in good faith and in a manner reasonably believed to be in, or not opposed to, the best interests of the company. UPCO, Inc. must indemnify any current or former director or officer who has been successful on the merits or otherwise in defense of any such claim. Unless ordered by the court, entitlement to indemnification shall be authorized by either: (i) the board of directors by a majority vote of a quorum consisting of directors not party to the proceeding; (ii) if such quorum is not obtainable, or if a quorum of such directors so directs, by independent legal counsel; or (iii) the shareholders. The company may indemnify and advance reasonable expenses to its directors and officers, subject to its receipt of an undertaking from the indemnified party. The bylaws expressly authorize UPCO, Inc. to carry directors’ and officers’ insurance to protect the company, its directors, officers and certain employees. The indemnifications provided by or granted pursuant to the bylaws are not exclusive to other rights to which he or she may be entitled.

Oklahoma Limited Liability Company Act

Sections 18-2003 and 18-2017 of the Oklahoma Limited Liability Company Act (the “OKLLCA”) provide that an Oklahoma limited liability company may indemnify and hold harmless any member or manager from and against any and all claims and demands whatsoever, except in the case of action or failure to act by the member, agent or employee which constitutes willful misconduct or recklessness, and subject to the standards and restrictions, if any, set forth in the articles of organization or operating agreement. The articles of organization or operating agreement of a Oklahoma limited liability company may eliminate or limit the personal liability of a member or manager for monetary damages for breach of any fiduciary duty and provide for indemnification of a member or manager for judgments, settlements, penalties, fines or expenses incurred in any proceeding because the person is or was a member or manager, except that any such provisions may not limit or eliminate the liability of a manager for: (1) any breach of the manager’s duty of loyalty to the limited liability company or its members; (2) acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; or (3) any transaction from which the manager derived an improper personal benefit.

Apergy ESP Systems, LLC

Apergy ESP Systems, LLC’s articles of organization state that, to the fullest extent permitted by the OKLLCA, the members and managers of the company shall not be liable to the company or its members for monetary damages for breaches of fiduciary duty and shall be indemnified against such.

Apergy ESP Systems, LLC’s amended and restated limited liability company operating agreement states that to the maximum extent permitted by law, no member, officer, director or other covered person will be liable for losses sustained or liabilities incurred as a result of an act or omission, including any breach of duty, until there is a final and non-appealable determination by a court of competent jurisdiction determining that such person (i) breached the duty of loyalty, (ii) committed an act or omission not in good faith or that involved intentional misconduct or knowing violation of law or (iii) derived an improper personal benefit. A party shall not be denied indemnification if the transaction was otherwise permitted by the operating agreement or authorized by the board. The company shall advance funds upon receipt of an unsecured undertaking by the party requesting indemnification.

Tennessee Registrant

Tennessee Business Corporation Act

Section 48-18-502 of the Tennessee Business Corporation Act (“TNBCA”) provides that a corporation may indemnify an individual made a party to a proceeding because he or she is or was a director against liability incurred in the proceeding if: (1) he or she conducted himself or herself in good faith; (2) he or she reasonably believed (i) in the case of conduct in his or her official capacity with the corporation, that his or her conduct was in its best interests and (ii) in all other cases, that his or her conduct was at least not opposed to its best interests; and (3) in the case of any criminal proceeding, he or she had no reasonable cause to believe his or her conduct was unlawful. Under the TNBCA, a corporation may pay for or reimburse the reasonable expenses incurred by a director who is a party to a proceeding in advance of the final disposition of the proceeding if: (1) the director furnishes the corporation a written affirmation of his or her good faith belief that he or she has met the standard of conduct described in the preceding sentence; (2) the director furnishes the corporation an undertaking, executed personally or on his or her behalf, to repay the advance if it is ultimately determined that he or she did not meet the standard of conduct; and (3) a determination is made that the facts then known to those making the determination would not preclude indemnification. Unless a corporation’s articles of incorporation provide otherwise, the corporation may indemnify and advance expenses to an officer, employee or agent of the corporation who is not a director to the same extent as a director. A corporation may not indemnify a director (1) in connection with a proceeding by or in the right of the corporation in which the director was adjudged liable to the corporation or (2) in connection with any other proceeding charging improper personal benefit to him or her, whether or not involving action in his or her official capacity, in which he or she was adjudged liable on the basis that a personal benefit was improperly received by him or her. Unless limited by its articles of incorporation, a corporation must indemnify a director who was wholly successful, on the merits or otherwise, in the defense of any proceeding to which he or she was a party because he or she is or was a director or officer of the corporation against reasonable expenses incurred by him or her in connection with the proceeding. A corporation may also purchase and maintain on behalf of a director or officer insurance against liabilities incurred in such capacities, whether or not the corporation would have the power to indemnify him or her against the same liability under the statute.

Windrock, Inc.

Windrock, Inc.’s bylaws state that every person who is or was a director or officer of the company be indemnified against any and all liability and reasonable expense for actions taken as a director or officer or for serving at the company’s request as a director or officer or another position at another corporation or enterprise, as the case may be. Windrock, Inc.’s by-laws provide that the company shall indemnify directors and officers in a proceeding if such officer or director has not been adjudged to be liable for negligence or misconduct and such person acted in good faith and in a manner reasonably believed to be in the best interests of the company. The indemnification shall be made at the discretion of the company, but only if either (a) the Board of Directors, acting by a quorum of uninterested directors, finds that the person has met the applicable standard of conduct or (b) independent legal counsel by written advice that such person has met the applicable standard. The bylaws also permit Windrock, Inc. to advance reasonable expenses to its directors and officers, subject to its receipt of an undertaking from the indemnified party as may be required under the TNBCA.

Texas Registrant

Texas Business Organization Code

Section 8.102 of the Texas Business Organization Code (“TBOC”) authorizes a Texas enterprise to indemnify a governing person, former governing person or delegate who was, is or is threatened to be made a respondent in a proceeding if it is determined that the person (A) acted in good faith and (B) reasonably believed (i) in the case of conduct in his or her official capacity, that his or her conduct was in the corporation’s best interests, (ii) in any other case, that his or her conduct was not opposed to the enterprise’s best interests and

(iii) in the case of any criminal proceeding, had no reasonable cause to believe his or her conduct was unlawful. A person may be indemnified under Section 8.102 against judgments and expenses that are reasonable and actually incurred by the person. If the person is found liable to the enterprise or is found liable on the basis that personal benefit was improperly received by him or her, the indemnification is limited to reasonable expenses actually incurred, does not include a judgment, penalty or fine, and an excise or similar tax and shall not be made in respect of any proceeding in which the person has been found liable for willful or intentional misconduct in the performance of his or her duty to the enterprise, breach of the his or her duty of loyalty owed to the enterprise or an act or omission not committed in good faith that constitutes a breach of a duty owed to the enterprise. A corporation is obligated under Section 8.051 of the TBOC to indemnify a governing person, former governing person or delegate against reasonable expenses incurred by him or her in connection with a proceeding in which he or she is named defendant or respondent because he or she is or was a governing person if he or she has been wholly successful, on the merits or otherwise, in the defense of the proceeding. Under Section 8.104 of the TBOC, an enterprise may indemnify and advance expenses to a governing person who was, is or is threatened to be made a respondent in a proceeding in advance of the final disposition of the proceeding (1) after the enterprise receives a written affirmation by the person of his or her good faith belief that he or she has met the standard of conduct necessary for indemnification and a written undertaking that he or she will repay the amount if the final determination is that he or she has not met that standard or that indemnification is prohibited or (2) if a provision in the governing documents of the enterprise, resolution of the owners, members or governing authority or if an agreement requires payment after the affirmation and undertaking in (1).

Accelerated Process Systems, Inc.

Neither Accelerated Process Systems, Inc.’s certificate of incorporation nor bylaws contain any provision related to indemnification of officers and directors.

Item 21. Exhibits and Financial Statement Schedules.

(a)	Exhibits:

Incorporated by Reference
Exhibit No.	Exhibit Description	Form	Exhibit No.	Filing Date
2.1	Separation and Distribution Agreement, dated May 9, 2018, by and between Dover Corporation and Apergy Corporation.	8-K	2.1	May 11, 2018

3.1	Amended and Restated Certificate of Incorporation of Apergy Corporation.	8-K	3.1	May 11, 2018

3.2	Amended and Restated By-Laws of Apergy Corporation.	8-K	3.2	May 11, 2018

3.3*	Certificate of Incorporation of Accelerated Process Systems, Inc.

3.4*	Bylaws of Accelerated Process Systems, Inc.

3.5*	Certificate of Incorporation of Apergy (Delaware) Formation, Inc.

3.6*	Bylaws of Apergy (Delaware) Formation, Inc.

3.7*	Certificate of Formation of Apergy Artificial Lift, LLC.

3.8*	Limited Liability Agreement of Apergy Artificial Lift, LLC.

3.9*	Certificate of Incorporation of Apergy BMCS Acquisition Corp.

3.10*	Bylaws of Apergy BMCS Acquisition Corp.

3.11*	Certificate of Formation of Apergy Energy Automation, LLC.

3.12*	Limited Liability Agreement of Apergy Energy Automation, LLC.

3.13*	Certificate of Formation of Apergy ESP Systems, LLC.

3.14*	Limited Liability Agreement of Apergy ESP Systems, LLC.

3.15*	Certificate of Incorporation of Apergy Funding Corporation.

3.16*	Bylaws of Apergy Funding Corporation.

3.17*	Certificate of Incorporation of Apergy USA, Inc.

3.18*	Bylaws of Apergy USA, Inc.

3.19*	Certificate of Incorporation of Harbison-Fischer, Inc.

3.20*	Bylaws of Harbison-Fischer, Inc.

3.21*	Certificate of Incorporation of Honetreat Company

3.22*	Bylaws of Honetreat Company

3.23*	Certificate of Incorporation of Norris Rods, Inc.

3.24*	Bylaws of Norris Rods, Inc.

3.25*	Certificate of Incorporation of Norriseal-Wellmark, Inc.

3.26*	Bylaws of Norriseal-Wellmark, Inc.

3.27*	Certificate of Incorporation of PCS Ferguson, Inc.

3.28*	Bylaws of PCS Ferguson, Inc.

3.29*	Certificate of Incorporation of Quartzdyne, Inc.

3.30*	Bylaws of Quartzdyne, Inc.

3.31*	Certificate of Incorporation of Spirit Global Energy Solutions, Inc.

3.32*	Bylaws of Spirit Global Energy Solutions, Inc.

3.33*	Certificate of Incorporation of Theta Oilfield Services, Inc.

3.34*	Bylaws of Theta Oilfield Services, Inc.

3.35*	Articles of Incorporation of UPCO, Inc.

3.36*	Restated and Amended Bylaws of UPCO, Inc.

3.37*	Certificate of Incorporation of US Synthetic Corporation

3.38*	Bylaws of US Synthetic Corporation

3.39*	Certificate of Incorporation of Wellmark Holdings, Inc.

3.40*	Bylaws of Wellmark Holdings, Inc.

3.41*	Certificate of Incorporation of Windrock, Inc.

3.42*	Bylaws of Windrock, Inc.

4.1	Indenture, dated as of May 3, 2018, between Apergy Corporation, as Issuer, and Wells Fargo Bank, National Association, as Trustee.	8-K	4.1	May 7, 2018

4.2	Form of 6.375% Senior Notes due 2026 (included as Exhibit 1 to the Indenture filed as Exhibit 4.1).	8-K	4.2	May 7, 2018

4.3	Registration Rights Agreement, dated May 3, 2018, by and between Apergy Corporation and J.P. Morgan Securities LLC, for itself and on behalf of the several initial purchasers.	8-K	4.3	May 7, 2018

4.4	Effective Date Supplemental Indenture, dated as of May 9, 2018, among the Guarantors and Wells Fargo Bank, National Association, as Trustee.	8-K	4.1	May 11, 2018

5.1*	Opinion of Baker & McKenzie LLP

10.1	Purchase Agreement, dated April 19, 2018, by and among Apergy Corporation and J.P. Morgan Securities LLC, for itself and on behalf of the several initial purchasers named therein.	8-K	10.1	April 25, 2018

10.2	Escrow Agreement, dated May 3, 2018, by and among Wells Fargo Bank, National Association, Apergy Corporation and JPMorgan Chase Bank, N.A.	8-K	10.1	May 7, 2018

10.3	Employee Matters Agreement, dated May 9, 2018, by and between Dover Corporation and Apergy Corporation.	8-K	10.1	May 11, 2018

10.4	Tax Matters Agreement, dated May 9, 2018, by and between Dover Corporation and Apergy Corporation.	8-K	10.2	May 11, 2018

10.5	Transition Services Agreement, dated May 9, 2018, by and between Dover Corporation and Apergy Corporation.	8-K	10.3	May 11, 2018

10.6	Credit Agreement, dated May 9, 2018, among Apergy Corporation, as borrower, the lenders and issuing banks party thereto and JPMorgan Chase Bank, N.A., as administrative agent.	8-K	10.4	May 11, 2018

10.7+	Apergy Corporation 2018 Equity and Cash Incentive Plan.	8-K	10.5	May 11, 2018

10.8+	Apergy Corporation Executive Officer Annual Incentive Plan.	8-K	10.6	May 11, 2018

10.9+	Apergy USA, Inc. Executive Deferred Compensation Plan.	8-K	10.7	May 11, 2018

10.10+	Apergy Corporation Executive Severance Plan.	8-K	10.8	May 11, 2018

10.11+	Apergy Corporation Senior Executive Change-in-Control Severance Plan.	8-K	10.9	May 11, 2018

10.12+	Form of award grant letter for restricted stock unit awards made under the Apergy Corporation 2018 Equity and Cash Incentive Plan.	8-K	10.10	May 11, 2018

10.13+	Form of award grant letter for performance share awards made under the Apergy Corporation 2018 Equity and Cash Incentive Plan.	8-K	10.11	May 11, 2018

21.1*	List of Subsidiaries.

23.1*	Consent of PricewaterhouseCoopers LLP, an independent registered public accounting firm.

23.2*	Consent of Baker & McKenzie LLP (included in Exhibit 5.1 hereto).

24.1*	Power of Attorney (included on the signature page hereto).

25.1*	Statement of Eligibility on Form T-1 under the Trust Indenture Act of 1939, as amended, of Wells Fargo Bank, National Association.

99.1*	Form of Letter of Transmittal.

99.2*	Form of Letter to DTC Participants.

99.3*	Form of Letter to Beneficial Owners.

101.INS XBRL*	Instance Document.

101.SCH XBRL*	Taxonomy Extension Schema Document.

101.CAL XBRL*	Taxonomy Extension Calculation Linkbase Document.

101.LAB XBRL*	Taxonomy Extension Labels Linkbase Document.

101.PRE XBRL*	Taxonomy Extension Presentation Linkbase Document.

101.DEF XBRL*	Taxonomy Extension Definition Linkbase Document.

*	Filed herewith.
+	Denotes compensatory plan.

(b)

The consolidated financial statement schedules are included in the audited financial statements or the notes thereto, or the unaudited interim financial statement or the notes thereto, included elsewhere herein.

Item 22. Undertakings.

(a) Each of the undersigned registrants hereby undertakes:

(1) to file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) to include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

(ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2) that, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) that, for the purpose of determining liability under the Securities Act of 1933 to any purchaser, if the registrants are subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness; provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5) that, for the purpose of determining liability of the registrants under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:

each of the undersigned registrants undertake that in a primary offering of securities of the undersigned registrants pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrants will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) any preliminary prospectus or prospectus of the undersigned registrants relating to the offering required to be filed pursuant to Rule 424;

(ii) any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrants or used or referred to by the undersigned registrants;

(iii) the portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrants or its securities provided by or on behalf of the undersigned registrant; and

(iv) any other communication that is an offer in the offering made by the undersigned registrants to the purchaser.

(b) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrants pursuant to the foregoing provisions, or otherwise, the registrants have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrants of expenses incurred or paid by a director, officer or controlling person of the registrants in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrants will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

(c) The undersigned registrants hereby undertake to respond to requests for information that is incorporated by reference into the prospectus pursuant to Items 4, 10(b), 11, or 13 of this Form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

(d) The undersigned registrants hereby undertake to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Houston, State of Texas, on November 14, 2018.

APERGY CORPORATION

By:	/s/ Sivasankaran Somasundaram
Name:	Sivasankaran Somasundaram
Title:	President and Chief Executive Officer

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Jay A. Nutt and Julia Wright and each of them, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including pre-and post-effective amendments) to this Registration Statement and any additional registration statement pursuant to Rule 462(b) under the Securities Act of 1933 (and further amendments, including post-effective amendments thereto), and to file the same with all exhibits thereto, and other documents in connection therewith, with the SEC, granting unto said attorneys-in-fact and agents and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that each of said attorneys-in-fact and agents or their substitute or substitutes may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities on November 14, 2018.

Signature	Title

/s/ Sivasankaran Somasundaram Sivasankaran Somasundaram	President, Chief Executive Officer and Director (principal executive officer)

/s/ Jay A. Nutt Jay A. Nutt	Senior Vice President and Chief Financial Officer (principal financial officer and principal accounting officer)

/s/ Daniel W. Rabun Daniel W. Rabun	Director

/s/ Stephen M. Todd Stephen M. Todd	Director

/s/ Stephen K. Wagner Stephen K. Wagner	Director

/s/ Gary P. Luquette Gary P. Luquette	Director

/s/ Kenneth M. Fisher Kenneth M. Fisher	Director

/s/ Mamatha Chamarthi Mamatha Chamarthi	Director

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Houston, State of Texas, on November 14, 2018.

ACCELERATED PROCESS SYSTEMS, INC.

By:	/s/ Paul E. Mahoney
Name:	Paul E. Mahoney
Title:	President

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Jay A. Nutt and Julia Wright and each of them, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including pre-and post-effective amendments) to this Registration Statement and any additional registration statement pursuant to Rule 462(b) under the Securities Act of 1933 (and further amendments, including post-effective amendments thereto), and to file the same with all exhibits thereto, and other documents in connection therewith, with the SEC, granting unto said attorneys-in-fact and agents and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that each of said attorneys-in-fact and agents or their substitute or substitutes may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities on November 14, 2018.

Signature	Title

/s/ Paul E. Mahoney Paul E. Mahoney	President and Director (principal executive officer)

/s/ Carine Baerlocher Carine Baerlocher	Vice President, Treasurer and Assistant Secretary (principal financial officer and principal accounting officer)

/s/ Sivasankaran Somasundaram Sivasankaran Somasundaram	Director

/s/ Julia Wright Julia Wright	Director

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Houston, State of Texas, on November 14, 2018.

APERGY (DELAWARE) FORMATION, INC.

By:	/s/ Julia Wright
Name:	Julia Wright
Title:	President

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Jay A. Nutt and Julia Wright and each of them, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including pre-and post-effective amendments) to this Registration Statement and any additional registration statement pursuant to Rule 462(b) under the Securities Act of 1933 (and further amendments, including post-effective amendments thereto), and to file the same with all exhibits thereto, and other documents in connection therewith, with the SEC, granting unto said attorneys-in-fact and agents and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that each of said attorneys-in-fact and agents or their substitute or substitutes may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities on November 14, 2018.

Signature	Title

/s/ Julia Wright Julia Wright	President and Director (principal executive officer)

/s/ David Skipper David Skipper	Treasurer, Assistant Secretary and Director (principal financial officer and principal accounting officer)

/s/ Jay A. Nutt Jay A. Nutt	Director

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Houston, State of Texas, on November 14, 2018.

APERGY FUNDING CORPORATION

By:	/s/ Julia Wright
Name:	Julia Wright
Title:	President

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Jay A. Nutt and Julia Wright and each of them, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including pre-and post-effective amendments) to this Registration Statement and any additional registration statement pursuant to Rule 462(b) under the Securities Act of 1933 (and further amendments, including post-effective amendments thereto), and to file the same with all exhibits thereto, and other documents in connection therewith, with the SEC, granting unto said attorneys-in-fact and agents and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that each of said attorneys-in-fact and agents or their substitute or substitutes may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities on November 14, 2018.

Signature	Title

/s/ Julia Wright Julia Wright	President and Director (principal executive officer)

/s/ David Skipper David Skipper	Treasurer, Assistant Secretary and Director (principal financial officer and principal accounting officer)

/s/ Jay A. Nutt Jay A. Nutt	Director

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Houston, State of Texas, on November 14, 2018.

APERGY USA, INC.

By:	/s/ Sivasankaran Somasundaram
Name:	Sivasankaran Somasundaram
Title:	President and Chief Executive Officer

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Jay A. Nutt and Julia Wright and each of them, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including pre-and post-effective amendments) to this Registration Statement and any additional registration statement pursuant to Rule 462(b) under the Securities Act of 1933 (and further amendments, including post-effective amendments thereto), and to file the same with all exhibits thereto, and other documents in connection therewith, with the SEC, granting unto said attorneys-in-fact and agents and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that each of said attorneys-in-fact and agents or their substitute or substitutes may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities on November 14, 2018.

Signature	Title

/s/ Sivasankaran Somasundaram Sivasankaran Somasundaram	President and Chief Executive Officer (principal executive officer)

/s/ David Skipper David Skipper	Treasurer, Assistant Secretary and Director (principal financial officer and principal accounting officer)

/s/ Jay A. Nutt Jay A. Nutt	Director

/s/ Julia Wright Julia Wright	Director

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Houston, State of Texas, on November 14, 2018.

APERGY BMCS ACQUISITION CORP.

By:	/s/ Robert K. Galloway
Name:	Robert K. Galloway
Title:	President

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Jay A. Nutt and Julia Wright and each of them, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including pre-and post-effective amendments) to this Registration Statement and any additional registration statement pursuant to Rule 462(b) under the Securities Act of 1933 (and further amendments, including post-effective amendments thereto), and to file the same with all exhibits thereto, and other documents in connection therewith, with the SEC, granting unto said attorneys-in-fact and agents and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that each of said attorneys-in-fact and agents or their substitute or substitutes may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities on November 14, 2018.

Signature	Title

/s/ Robert K. Galloway Robert K. Galloway	President and Director (principal executive officer)

/s/ Curtis Stucki Curtis Stucki	Vice President, Treasurer, Assistant Secretary and Director (principal financial officer and principal accounting officer)

/s/ Julia Wright Julia Wright	Director

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Houston, State of Texas, on November 14, 2018.

APERGY ARTIFICIAL LIFT, LLC

By:	/s/ Paul E. Mahoney
Name:	Paul E. Mahoney
Title:	President

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Jay A. Nutt and Julia Wright and each of them, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including pre-and post-effective amendments) to this Registration Statement and any additional registration statement pursuant to Rule 462(b) under the Securities Act of 1933 (and further amendments, including post-effective amendments thereto), and to file the same with all exhibits thereto, and other documents in connection therewith, with the SEC, granting unto said attorneys-in-fact and agents and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that each of said attorneys-in-fact and agents or their substitute or substitutes may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities on November 14, 2018.

Signature	Title

/s/ Paul E. Mahoney Paul E. Mahoney	President and Director (principal executive officer)

/s/ Carine Baerlocher Carine Baerlocher	Vice President, Treasurer and Assistant Secretary (principal financial officer and principal accounting officer)

/s/ Sivasankaran Somasundaram Sivasankaran Somasundaram	Director

/s/ Julia Wright Julia Wright	Director

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Houston, State of Texas, on November 14, 2018.

APERGY ESP SYSTEMS, LLC

By:	/s/ Paul E. Mahoney
Name:	Paul E. Mahoney
Title:	President

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Jay A. Nutt and Julia Wright and each of them, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including pre-and post-effective amendments) to this Registration Statement and any additional registration statement pursuant to Rule 462(b) under the Securities Act of 1933 (and further amendments, including post-effective amendments thereto), and to file the same with all exhibits thereto, and other documents in connection therewith, with the SEC, granting unto said attorneys-in-fact and agents and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that each of said attorneys-in-fact and agents or their substitute or substitutes may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities on November 14, 2018.

Signature	Title

/s/ Paul E. Mahoney Paul E. Mahoney	President and Manager (principal executive officer)

/s/ Carine Baerlocher Carine Baerlocher	Vice President, Treasurer and Assistant Secretary (principal financial officer and principal accounting officer)

/s/ Sivasankaran Somasundaram Sivasankaran Somasundaram	Manager

/s/ Julia Wright Julia Wright	Manager

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Houston, State of Texas, on November 14, 2018.

APERGY ENERGY AUTOMATION, LLC

By:	/s/ Syed Raza
Name:	Syed Raza
Title:	President

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Jay A. Nutt and Julia Wright and each of them, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including pre-and post-effective amendments) to this Registration Statement and any additional registration statement pursuant to Rule 462(b) under the Securities Act of 1933 (and further amendments, including post-effective amendments thereto), and to file the same with all exhibits thereto, and other documents in connection therewith, with the SEC, granting unto said attorneys-in-fact and agents and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that each of said attorneys-in-fact and agents or their substitute or substitutes may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities on November 14, 2018.

Signature	Title

/s/ Syed Raza Syed Raza	President and Director (principal executive officer)

/s/ Carine Baerlocher Carine Baerlocher	Vice President, Treasurer and Assistant Secretary (principal financial officer and principal accounting officer)

/s/ Sivasankaran Somasundaram Sivasankaran Somasundaram	Director

/s/ Julia Wright Julia Wright	Director

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Houston, State of Texas, on November 14, 2018.

HARBISON-FISCHER, INC.

By:	/s/ Paul E. Mahoney
Name:	Paul E. Mahoney
Title:	President

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Jay A. Nutt and Julia Wright and each of them, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including pre-and post-effective amendments) to this Registration Statement and any additional registration statement pursuant to Rule 462(b) under the Securities Act of 1933 (and further amendments, including post-effective amendments thereto), and to file the same with all exhibits thereto, and other documents in connection therewith, with the SEC, granting unto said attorneys-in-fact and agents and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that each of said attorneys-in-fact and agents or their substitute or substitutes may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities on November 14, 2018.

Signature	Title

/s/ Paul E. Mahoney Paul E. Mahoney	President and Director (principal executive officer)

/s/ Carine Baerlocher Carine Baerlocher	Vice President, Treasurer and Assistant Secretary (principal financial officer and principal accounting officer)

/s/ Sivasankaran Somasundaram Sivasankaran Somasundaram	Director

/s/ Julia Wright Julia Wright	Director

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Houston, State of Texas, on November 14, 2018.

HONETREAT COMPANY

By:	/s/ Paul E. Mahoney
Name:	Paul E. Mahoney
Title:	President

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Jay A. Nutt and Julia Wright and each of them, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including pre-and post-effective amendments) to this Registration Statement and any additional registration statement pursuant to Rule 462(b) under the Securities Act of 1933 (and further amendments, including post-effective amendments thereto), and to file the same with all exhibits thereto, and other documents in connection therewith, with the SEC, granting unto said attorneys-in-fact and agents and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that each of said attorneys-in-fact and agents or their substitute or substitutes may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities on November 14, 2018.

Signature	Title

/s/ Paul E. Mahoney Paul E. Mahoney	President and Director (principal executive officer)

/s/ Carine Baerlocher Carine Baerlocher	Vice President, Treasurer and Assistant Secretary (principal financial officer and principal accounting officer)

/s/ Sivasankaran Somasundaram Sivasankaran Somasundaram	Director

/s/ Julia Wright Julia Wright	Director

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Houston, State of Texas, on November 14, 2018.

NORRIS RODS, INC.

By:	/s/ Paul E. Mahoney
Name:	Paul E. Mahoney
Title:	President

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Jay A. Nutt and Julia Wright and each of them, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including pre-and post-effective amendments) to this Registration Statement and any additional registration statement pursuant to Rule 462(b) under the Securities Act of 1933 (and further amendments, including post-effective amendments thereto), and to file the same with all exhibits thereto, and other documents in connection therewith, with the SEC, granting unto said attorneys-in-fact and agents and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that each of said attorneys-in-fact and agents or their substitute or substitutes may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities on November 14, 2018.

Signature	Title

/s/ Paul E. Mahoney Paul E. Mahoney	President and Director (principal executive officer)

/s/ Carine Baerlocher Carine Baerlocher	Vice President, Treasurer and Assistant Secretary (principal financial officer and principal accounting officer)

/s/ Sivasankaran Somasundaram Sivasankaran Somasundaram	Director

/s/ Julia Wright Julia Wright	Director

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Houston, State of Texas, on November 14, 2018.

NORRISEAL-WELLMARK, INC.

By:	/s/ Syed Raza
Name:	Syed Raza
Title:	President

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Jay A. Nutt and Julia Wright and each of them, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including pre-and post-effective amendments) to this Registration Statement and any additional registration statement pursuant to Rule 462(b) under the Securities Act of 1933 (and further amendments, including post-effective amendments thereto), and to file the same with all exhibits thereto, and other documents in connection therewith, with the SEC, granting unto said attorneys-in-fact and agents and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that each of said attorneys-in-fact and agents or their substitute or substitutes may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities on November 14, 2018.

Signature	Title

/s/ Syed Raza Syed Raza	President and Director (principal executive officer)

/s/ Carine Baerlocher Carine Baerlocher	Vice President, Treasurer and Assistant Secretary (principal financial officer and principal accounting officer)

/s/ Sivasankaran Somasundaram Sivasankaran Somasundaram	Director

/s/ Julia Wright Julia Wright	Director

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Houston, State of Texas, on November 14, 2018.

PCS FERGUSON, INC.

By:	/s/ Paul E. Mahoney
Name:	Paul E. Mahoney
Title:	President

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Jay A. Nutt and Julia Wright and each of them, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including pre-and post-effective amendments) to this Registration Statement and any additional registration statement pursuant to Rule 462(b) under the Securities Act of 1933 (and further amendments, including post-effective amendments thereto), and to file the same with all exhibits thereto, and other documents in connection therewith, with the SEC, granting unto said attorneys-in-fact and agents and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that each of said attorneys-in-fact and agents or their substitute or substitutes may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities on November 14, 2018.

Signature	Title

/s/ Paul E. Mahoney Paul E. Mahoney	President and Director (principal executive officer)

/s/ Carine Baerlocher Carine Baerlocher	Vice President, Treasurer and Assistant Secretary (principal financial officer and principal accounting officer)

/s/ Sivasankaran Somasundaram Sivasankaran Somasundaram	Director

/s/ Julia Wright Julia Wright	Director

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Houston, State of Texas, on November 14, 2018.

QUARTZDYNE, INC.

By:	/s/ Syed Raza
Name:	Syed Raza
Title:	President

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Jay A. Nutt and Julia Wright and each of them, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including pre-and post-effective amendments) to this Registration Statement and any additional registration statement pursuant to Rule 462(b) under the Securities Act of 1933 (and further amendments, including post-effective amendments thereto), and to file the same with all exhibits thereto, and other documents in connection therewith, with the SEC, granting unto said attorneys-in-fact and agents and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that each of said attorneys-in-fact and agents or their substitute or substitutes may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities on November 14, 2018.

Signature	Title

/s/ Syed Raza Syed Raza	President and Director (principal executive officer)

/s/ Carine Baerlocher Carine Baerlocher	Vice President, Treasurer and Assistant Secretary (principal financial officer and principal accounting officer)

/s/ Sivasankaran Somasundaram Sivasankaran Somasundaram	Director

/s/ Julia Wright Julia Wright	Director

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Houston, State of Texas, on November 14, 2018.

SPIRIT GLOBAL ENERGY SOLUTIONS, INC.

By:	/s/ Paul E. Mahoney
Name:	Paul E. Mahoney
Title:	President

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Jay A. Nutt and Julia Wright and each of them, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including pre-and post-effective amendments) to this Registration Statement and any additional registration statement pursuant to Rule 462(b) under the Securities Act of 1933 (and further amendments, including post-effective amendments thereto), and to file the same with all exhibits thereto, and other documents in connection therewith, with the SEC, granting unto said attorneys-in-fact and agents and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that each of said attorneys-in-fact and agents or their substitute or substitutes may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities on November 14, 2018.

Signature	Title

/s/ Paul E. Mahoney Paul E. Mahoney	President and Director (principal executive officer)

/s/ Carine Baerlocher Carine Baerlocher	Vice President, Treasurer and Assistant Secretary (principal financial officer and principal accounting officer)

/s/ Sivasankaran Somasundaram Sivasankaran Somasundaram	Director

/s/ Julia Wright Julia Wright	Director

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Houston, State of Texas, on November 14, 2018.

THETA OILFIELD SERVICES, INC.

By:	/s/ Paul E. Mahoney
Name:	Paul E. Mahoney
Title:	President

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Jay A. Nutt and Julia Wright and each of them, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including pre-and post-effective amendments) to this Registration Statement and any additional registration statement pursuant to Rule 462(b) under the Securities Act of 1933 (and further amendments, including post-effective amendments thereto), and to file the same with all exhibits thereto, and other documents in connection therewith, with the SEC, granting unto said attorneys-in-fact and agents and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that each of said attorneys-in-fact and agents or their substitute or substitutes may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities on November 14, 2018.

Signature	Title

/s/ Paul E. Mahoney Paul E. Mahoney	President and Director (principal executive officer)

/s/ Carine Baerlocher Carine Baerlocher	Vice President, Treasurer and Assistant Secretary (principal financial officer and principal accounting officer)

/s/ Sivasankaran Somasundaram Sivasankaran Somasundaram	Director

/s/ Julia Wright Julia Wright	Director

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Houston, State of Texas, on November 14, 2018.

UPCO, INC.

By:	/s/ Paul E. Mahoney
Name:	Paul E. Mahoney
Title:	President

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Jay A. Nutt and Julia Wright and each of them, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including pre-and post-effective amendments) to this Registration Statement and any additional registration statement pursuant to Rule 462(b) under the Securities Act of 1933 (and further amendments, including post-effective amendments thereto), and to file the same with all exhibits thereto, and other documents in connection therewith, with the SEC, granting unto said attorneys-in-fact and agents and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that each of said attorneys-in-fact and agents or their substitute or substitutes may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities on November 14, 2018.

Signature	Title

/s/ Paul E. Mahoney Paul E. Mahoney	President and Director (principal executive officer)

/s/ Carine Baerlocher Carine Baerlocher	Vice President, Treasurer and Assistant Secretary (principal financial officer and principal accounting officer)

/s/ Sivasankaran Somasundaram Sivasankaran Somasundaram	Director

/s/ Julia Wright Julia Wright	Director

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Houston, State of Texas, on November 14, 2018.

US SYNTHETIC CORPORATION

By:	/s/ Robert K. Galloway
Name:	Robert K. Galloway
Title:	President

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Jay A. Nutt and Julia Wright and each of them, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including pre-and post-effective amendments) to this Registration Statement and any additional registration statement pursuant to Rule 462(b) under the Securities Act of 1933 (and further amendments, including post-effective amendments thereto), and to file the same with all exhibits thereto, and other documents in connection therewith, with the SEC, granting unto said attorneys-in-fact and agents and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that each of said attorneys-in-fact and agents or their substitute or substitutes may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities on November 14, 2018.

Signature	Title

/s/ Robert K. Galloway Robert K. Galloway	President and Director (principal executive officer)

/s/ Curtis Stucki Curtis Stucki	Vice President, Treasurer and Assistant Secretary (principal financial officer and principal accounting officer)

/s/ Sivasankaran Somasundaram Sivasankaran Somasundaram	Director

/s/ Julia Wright Julia Wright	Director

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Houston, State of Texas, on November 14, 2018.

WELLMARK HOLDINGS, INC.

By:	/s/ Syed Raza
Name:	Syed Raza
Title:	President

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Jay A. Nutt and Julia Wright and each of them, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including pre-and post-effective amendments) to this Registration Statement and any additional registration statement pursuant to Rule 462(b) under the Securities Act of 1933 (and further amendments, including post-effective amendments thereto), and to file the same with all exhibits thereto, and other documents in connection therewith, with the SEC, granting unto said attorneys-in-fact and agents and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that each of said attorneys-in-fact and agents or their substitute or substitutes may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities on November 14, 2018.

Signature	Title

/s/ Syed Raza Syed Raza	President and Director (principal executive officer)

/s/ Carine Baerlocher Carine Baerlocher	Vice President, Treasurer and Assistant Secretary (principal financial officer and principal accounting officer)

/s/ Sivasankaran Somasundaram Sivasankaran Somasundaram	Director

/s/ Julia Wright Julia Wright	Director

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Houston, State of Texas, on November 14, 2018.

WINDROCK, INC.

By:	/s/ Syed Raza
Name:	Syed Raza
Title:	President

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Jay A. Nutt and Julia Wright and each of them, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including pre-and post-effective amendments) to this Registration Statement and any additional registration statement pursuant to Rule 462(b) under the Securities Act of 1933 (and further amendments, including post-effective amendments thereto), and to file the same with all exhibits thereto, and other documents in connection therewith, with the SEC, granting unto said attorneys-in-fact and agents and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that each of said attorneys-in-fact and agents or their substitute or substitutes may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities on November 14, 2018.

Signature	Title

/s/ Syed Raza Syed Raza	President and Director (principal executive officer)

/s/ Carine Baerlocher Carine Baerlocher	Vice President, Treasurer and Assistant Secretary (principal financial officer and principal accounting officer)

/s/ Sivasankaran Somasundaram Sivasankaran Somasundaram	Director

/s/ Julia Wright Julia Wright	Director